Filed Pursuant to Rule 424(b)(2)

Registration No. 333- 273681

PROSPECTUS SUPPLEMENT

(To prospectus dated August 4, 2023)

Mitsubishi UFJ Financial Group, Inc.

$1,000,000,000 Senior Callable Floating Rate Notes due September 12, 2031

$1,000,000,000   4.527% Senior Callable Fixed-to-Fixed Reset Rate Notes due September 12, 2031

$1,000,000,000   5.188% Senior Callable Fixed-to-Fixed Reset Rate Notes due September 12, 2036

Mitsubishi UFJ Financial Group, Inc., or MUFG, expects to issue the above-listed senior notes, or, collectively, the Notes, pursuant to a senior indenture, dated March 1, 2016, or the Indenture.

The senior callable floating rate notes due September 12, 2031, or the floating rate notes, will bear interest from (and including) September 12, 2025 to (but excluding) September 12, 2031 at a floating rate, payable quarterly in arrears on March 12, June 12, September 12 and December 12 of each year, with the first interest payment to be made on December 12, 2025, each subject to adjustments. The interest rate on the floating rate notes for each interest period will be a per annum rate equal to Compounded Daily SOFR (as defined below), plus 1.13%, to be determined as described under “Description of the Notes—Floating Rate Notes.”

The senior callable fixed-to-fixed reset rate notes due September 12, 2031, or the 6-year notes, and the senior callable fixed-to-fixed reset rate notes due September 12, 2036, or the 11-year notes, will bear interest from (and including) September 12, 2025 to (but excluding) the applicable Reset Date, which is September 12 of the year immediately preceding the applicable maturity date, at the fixed per annum rate listed above, payable semi-annually in arrears on March 12 and September 12 of each year, with the first interest payment to be made on March 12, 2026.

Each series of the fixed-to-fixed reset rate notes will bear interest from (and including) the applicable Reset Date to (but excluding) the applicable maturity date at a fixed per annum rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the calculation agent on the applicable Reset Determination Date (as defined below), plus 0.80% on the 6-year notes and 0.93% on the 11-year notes, respectively, payable semi-annually in arrears on March 12 and September 12 immediately following the applicable Reset Date.

We may at our option and in our sole discretion redeem a series of Notes in whole, but not in part, on the date that is one year prior to the maturity date of such series of Notes at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption, subject to certain conditions. See “Description of the Notes—Optional Redemption” in this prospectus supplement. In addition, we may at our option redeem a series of Notes in whole, but not in part, at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption upon the occurrence of certain tax events, subject to certain conditions. See “Description of Senior Debt Securities—Optional Redemption and Repurchases—Optional Tax Redemption” in the accompanying prospectus.

The Notes are intended to qualify as external total loss-absorbing capacity, or External TLAC, debt under the Japanese TLAC Standard (as defined in the accompanying prospectus). The Notes will be our senior unsecured obligations but will be structurally subordinated to the liabilities of MUFG’s subsidiaries. See “Risk Factors—Risks Related to the Debt Securities” and “Description of Senior Debt Securities” in the accompanying prospectus.

We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for the Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The Luxembourg Stock Exchange’s Euro MTF Market is not a regulated market for the purposes of Directive 2014/65/EU. This prospectus supplement with the accompanying prospectus constitutes the listing prospectus for purposes of Part IV of the Luxembourg law on prospectuses for securities dated July 16, 2019. This prospectus supplement and the accompanying prospectus do not constitute a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”) or the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”).

MUFG Securities Americas Inc. and other broker-dealers may use this prospectus supplement and the accompanying prospectus in connection with market-making transactions in the Notes after their initial sale.

Investing in the Notes involves risks. See “Risk Factors” beginning on page SP-1 of this prospectus supplement and page 7 of the accompanying prospectus and as incorporated by reference herein from our most recent annual report on Form 20-F.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities regulators has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts. These securities are not insured by the U.S. Federal Deposit Insurance Corporation, or the FDIC, the Deposit Insurance Corporation of Japan, or the Deposit Insurance Corporation, or any other governmental agency or instrumentality in the United States, Japan or any other jurisdiction.

	Price to Public(1)	Underwriting Discounts and Commissions(2)	Proceeds to us (before expenses)(1)
Per Floating Rate Note due 2031	100.000%	0.350%	99.650%
Total Floating rate Notes due 2031	$1,000,000,000	$3,500,000	$996,500,000
Per 6-year Note due 2031	100.000%	0.350%	99.650%
Total 6-year Notes due 2031	$1,000,000,000	$3,500,000	$996,500,000
Per 11-year Note due 2036	100.000%	0.450%	99.550%
Total 11-year Notes due 2036	$1,000,000,000	$4,500,000	$995,500,000

(1)	Plus accrued interest, if any, after September 12, 2025.
(2)	For additional underwriting compensation information, see “Underwriting (Conflicts of Interest).”

The Notes are expected to be delivered to purchasers in book-entry form only through the facilities of The Depository Trust Company, or DTC, for the accounts of its participants, including Euroclear Bank SA/NV, or Euroclear, and Clearstream Banking S.A., or Clearstream, Luxembourg, on or about September 12, 2025.

Joint Lead Managers and Joint Bookrunners

MORGAN STANLEY	MUFG

Barclays (6-year floating rate notes)	J.P. Morgan (6-year fixed-to-fixed reset rate notes)	BofA Securities (11-year notes)

Senior Co-Managers

Barclays (6-year fixed-to-fixed reset rate notes and 11-year notes)	J.P. Morgan (6-year floating rate notes and 11-year notes)	BofA Securities (6-year floating rate notes and 6-year fixed-to-fixed reset rate notes)	Citigroup

Co-Managers

BNP PARIBAS Wells Fargo Securities	Crédit Agricole CIB HSBC	Société Générale Corporate & Investment Banking Natixis

Nomura	TD Securities

The date of this prospectus supplement is September 2, 2025

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ABOUT THIS PROSPECTUS SUPPLEMENT

In making an investment decision, you should rely only on the information provided or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any related free-writing prospectus that we prepare or authorize or in any document incorporated by reference herein or therein is accurate as of any date after its date.

The distribution of this prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we prepare or authorize and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we prepare or authorize do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Notes may not be a suitable investment for all investors and you must determine on your own or with the assistance of a financial adviser the suitability of an investment in the Notes in light of your own circumstances. You should not invest in the Notes unless you have the knowledge and expertise, either on your own or with the assistance of a financial adviser, to evaluate how the Notes will perform under changing conditions, the effect on the value of the Notes of the uncertainty relating to whether and how the Notes will be qualified or treated under the Japanese TLAC Standard and applicable resolution measures in Japan, the impact this investment will have on your overall investment portfolio, and the use of proceeds from the sale of the Notes. Prior to making an investment decision, you should consider carefully, in light of your own financial circumstances and investment objectives, all the information contained in this prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we prepare or authorize and in any document incorporated by reference herein and therein and in any applicable supplement to this prospectus supplement.

As used in this prospectus supplement, the terms “MUFG,” “we,” the “Company” and the “Group” generally refer to Mitsubishi UFJ Financial Group, Inc. and its consolidated subsidiaries but, from time to time as the context requires, may refer to Mitsubishi UFJ Financial Group, Inc. as an individual legal entity, except that on the cover page of this prospectus supplement under the heading “Joint Lead Managers and Joint Bookrunners” and on the back cover page of this prospectus supplement under “Prospectus Supplement,” the reference to “MUFG” is to MUFG Securities Americas Inc.

In this prospectus supplement, references to “yen” or “¥” are to Japanese yen, references to “U.S. dollars,” “dollars,” “U.S.$” or “$” are to United States dollars, references to “AU$” are to Australian dollars, references to “euro” or “€” refer to the currency of those member states of the European Union which are participating in the European Economic and Monetary Union pursuant to the Treaty of the European Union, and references to “HK$” are to Hong Kong dollars.

Unless otherwise specified, the financial information presented in this prospectus supplement and our consolidated financial statements, which are incorporated by reference in this prospectus supplement, are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Our fiscal year ends on March 31 of each year.

Some of our financial information contained or incorporated by reference herein, where specified, is prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP. We report our financial results in accordance with Japanese GAAP on a quarterly basis for purposes of Japanese banking regulatory reporting requirements, including our regulatory capital reporting requirements, as well as for purposes of Tokyo Stock Exchange and Nagoya Stock Exchange reporting requirements. For purposes of Japanese securities regulatory reporting requirements, we report our financial results in accordance with Japanese GAAP on a semi-annual basis. Any first or third quarter consolidated financial information incorporated by reference in this prospectus supplement has been prepared in accordance with Article 4, Paragraph 1 of the Standards for the Preparation of Quarterly Financial Statements of the Tokyo Stock Exchange and the Nagoya Stock Exchange, or the Standards, and Japanese GAAP, applying the provisions for reduced disclosures as set forth in Article 4, Paragraph 2 of the Standards. Accordingly, such quarterly consolidated financial information is not a complete set of quarterly consolidated financial statements prepared in accordance with Japanese GAAP. The basis of our financial information prepared in accordance with U.S. GAAP may be significantly different in certain respects from the basis of our financial information prepared in accordance with Japanese GAAP. For information on certain differences between U.S. GAAP and Japanese GAAP, see Exhibit 99(b) “Unaudited Reverse Reconciliation of Selected Financial Information” attached to our most recent annual report on Form 20-F, which is incorporated by reference herein. You should consult your own professional advisers, as necessary, for a more complete understanding of the differences among U.S. GAAP, Japanese GAAP, International Financial Reporting Standards and any other generally accepted accounting principles applicable in your jurisdiction and how such differences affect the financial information contained or incorporated by reference herein.

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, all figures are rounded to the figures shown except for our Japanese GAAP financial information and regulatory ratios, which are truncated to the figures shown. In some cases, figures presented in tables are adjusted to match the sum of such figures with the total amount.

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “Financial Instruments and Exchange Act”) and are subject to the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”). The Notes may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used in this sentence means any person resident of Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan. The Notes are not, as part of the distribution by the underwriters pursuant to the underwriting agreement dated the date of this prospectus supplement at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the Company as described in Article 6, Paragraph 4 of the Special Taxation Measures Act (a “specially-related person of the Company”) or (ii) a Japanese financial institution, designated in Article 6, Paragraph 11 of the Special Taxation Measures Act, except as specifically permitted under the Special Taxation Measures Act. BY SUBSCRIBING FOR THE NOTES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) ABOVE.

Interest payments on the Notes will generally be subject to Japanese withholding tax unless it is established that such Notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Company, (ii) a Japanese designated financial institution described in Article 6, Paragraph 11 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, a Japanese financial institution or a Japanese financial instruments business operator described in Article 3-3, Paragraph 6 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the Notes to an individual resident of Japan, to a Japanese corporation not described in the preceding paragraph, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Company will be subject to deduction in respect of Japanese income tax at a current rate of 15.315% (15% on or after January 1, 2038) of the amount of such interest.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area, or the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97, or the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended, or the PRIIPs Regulation, for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO U.K. RETAIL INVESTORS—The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom, or the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, or the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended, or the FSMA, and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA, or the U.K. PRIIPs Regulation, for offering or selling the Notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and include statements regarding our current intent, business plan, targets, belief or expectations or the current belief or current expectations of our management with respect to our results of operations and financial condition, including, among other matters, our problem loans and loan losses contained in our most recent annual report on Form 20-F and other documents incorporated by reference in this prospectus supplement.

In many, but not all, cases, we use words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “probability,” “risk,” “should,” “will,” “would” and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are aimed anticipated, believed, estimated, expected, intended or planned, or otherwise stated.

Our forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those in the forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include those which are discussed in this prospectus supplement, the accompanying prospectus and our most recent annual report on Form 20-F and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their respective dates. We are under no obligation, and disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or developments, or otherwise, unless required by law.

WHERE YOU CAN OBTAIN MORE INFORMATION

We file reports and other information with the SEC. Documents filed with the SEC are available to the public on the SEC’s internet website at http://www.sec.gov.

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities that may be offered from time to time.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus some or all of the documents we file with the SEC. This means:

•	the information in a document that is incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with the SEC will automatically update and modify or supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference herein or therein have been modified or superseded. The accompanying prospectus describes documents that are incorporated by reference into the accompanying prospectus and this prospectus supplement. See “Incorporation of Documents by Reference” in the accompanying prospectus.

The documents incorporated by reference into this prospectus supplement and the accompanying prospectus include:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on July 7, 2025,

•

our current reports on Form 6-K relating to our unaudited financial information under Japanese GAAP as of and for the three months ended June 30, 2025, furnished to the SEC on August 7, 2025, except for the forward-looking statements which were made as of the date hereof and any reference therein to information on our website, and

•	our current report on Form 6-K relating to our regulatory capital ratios as of June 30, 2025, furnished to the SEC on August 14, 2025.

In addition, we incorporate by reference in this prospectus supplement all subsequent annual reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, or the U.S. Exchange Act, and certain reports on Form 6-K, which we furnish to the SEC, if they state that they are incorporated by reference in this prospectus supplement, after the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

Our annual report on Form 20-F for the fiscal year ended March 31, 2025 contains:

•	Report of Independent Registered Public Accounting Firm on page F-3,

•	Consolidated Balance Sheets as of March 31, 2024 and 2025, starting on page F-6,

•	Consolidated Statements of Income for the Fiscal Years ended March 31, 2023, 2024 and 2025, starting on page F-8,

•	Consolidated Statements of Comprehensive Income for the Fiscal Years ended March 31, 2023, 2024 and 2025 on page F-10,

•	Consolidated Statements of Equity for the Fiscal Years ended March 31, 2023, 2024 and 2025, starting on page F-11,

•	Consolidated Statements of Cash Flows for the Fiscal Years ended March 31, 2023, 2024 and 2025, starting on page F-13,

•	Notes to Consolidated Financial Statements, starting on page F-15, and

•	Unaudited Reverse Reconciliation of Selected Financial Information as of and for the fiscal year ended March 31, 2025, filed as Exhibit 99(b).

We will provide you without charge upon written or oral request a copy of any of the documents that are incorporated by reference in this prospectus supplement. If you would like us to provide you with any of these documents, please contact us at the following address or telephone number: 4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-8330, Japan, Attention: Public Relations Office (telephone: +81-3-3240-8111).

Copies of this prospectus supplement as well as copies of documents incorporated by reference in this prospectus supplement that have been published may be inspected, free of charge, at the website of the Luxembourg Stock Exchange at www.luxse.com.

Except as described above, no other information is incorporated by reference in this prospectus supplement (including, without limitation, information on our website at https://www.mufg.jp/).

Selected Financial Data

For certain selected financial data relating to us, see “Item 5. Operating and Financial Review and Prospects—Summary of Financial Data” in our most recent annual report on Form 20-F on file with the SEC incorporated by reference herein.

SUMMARY

This summary highlights some of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the section entitled “Risk Factors” and our financial statements and related notes to those statements included in our most recent annual report on Form 20-F and the sections entitled “Risk Factors,” “Use of Proceeds” and “Description of the Notes” in this prospectus supplement, and the sections entitled “Risk Factors,” “Description of Senior Debt Securities” and “Taxation” in the accompanying prospectus, and other information included elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, prior to making an investment decision.

Mitsubishi UFJ Financial Group, Inc.

We are a bank holding company incorporated on October 1, 2005 as a joint stock company (kabushiki kaisha) under the Companies Law of Japan (Law No. 86 of 2005, as amended), or the Company Law. We are one of the world’s largest and most diversified financial groups with total assets of ¥405.9 trillion and total deposits of ¥249.4 trillion as of March 31, 2025. We are the holding company for MUFG Bank, Ltd., or the Bank, Mitsubishi UFJ Trust and Banking Corporation, or the Trust Bank, Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., or MUMSS (through Mitsubishi UFJ Securities Holdings Co., Ltd., or the Securities HD, an intermediate holding company), Mitsubishi UFJ NICOS Co., Ltd., Mitsubishi UFJ Asset Management Co., Ltd., and other subsidiaries. We have the largest overseas network among Japanese banks, including Bank of Ayudhya Public Company Limited and PT Bank Danamon Indonesia, Tbk., in over 40 countries. Through our subsidiaries and affiliated companies, we engage in a broad range of financial businesses and services, including commercial banking, investment banking, trust banking and asset management services, securities businesses, and credit card businesses, and provide related services to individuals and corporate customers in Japan and abroad. For a more detailed description of our history and business, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F incorporated by reference herein.

As of June 30, 2025, our external TLAC ratios were 24.71% on a risk-weighted assets basis and 9.47% on a total exposure basis. We are required to maintain external TLAC ratios of 18% on a risk-weighted assets basis and 7.10% on a total exposure basis as of the same date. Deposits with the Bank of Japan continue to be excluded from the total exposure for the purpose of the calculation of the external TLAC ratio on a total exposure basis, in light of exceptional macroeconomic conditions and other circumstances. See “Item 4.B. Information on the Company—Business Overview—Supervision and Regulation—Japan—Total loss-absorbing capacity” in our most recent annual report on Form 20-F incorporated by reference herein.

Concurrent Offering of Perpetual Subordinated Debt Securities

From time to time, we issue debt securities at various seniority levels and in various currencies and maturities. On the same date as the date of this preliminary prospectus supplement, we announced our intention to issue a series of perpetual subordinated debt securities, or the Concurrent Perpetual Subordinated Debt Securities, separately from our intention to issue the Notes as described herein. The Concurrent Perpetual Subordinated Debt Securities, when issued, are intended to qualify as our Additional Tier 1 Capital (as defined in the accompanying prospectus) and as our External TLAC debt under the Japanese TLAC standard. We intend to use the net proceeds from the sale of the Concurrent Perpetual Subordinated Debt Securities to fund the operations of the Bank through a perpetual subordinated loan that is intended to qualify as the Bank’s Additional Tier 1 Capital and as the Bank’s Internal TLAC debt (as defined below). The Concurrent Perpetual Subordinated Debt Securities are expected to be priced and delivered at a timing similar to the expected timing of pricing and delivery of the Notes. No Concurrent Perpetual Subordinated Debt Securities are being offered hereby. The closing of the offering of the Concurrent Perpetual Subordinated Debt Securities is not conditional upon the closing of the offering of the Notes, and vice versa.

S-1

The Offering

Senior Callable Floating Rate Notes due September 12, 2031

Notes offered	$1,000,000,000 aggregate principal amount of senior callable floating rate notes due September 12, 2031.

Issue price	100% of the principal amount plus accrued interest, if any, from September 12, 2025.

Maturity	September 12, 2031.

In the event that the maturity date or a redemption date of the floating rate notes falls on a day that is not a Business Day, the payment of interest and principal in respect of the floating rate notes may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or the relevant redemption date.

Optional Redemption	We may at our option and in our sole discretion redeem the floating rate notes in whole, but not in part, on September 12, 2030, subject to the prior confirmation of the Financial Services Agency of Japan, or the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect), at a redemption price equal to the sum of 100% of the principal amount of the floating rate notes plus any accrued and unpaid interest thereon to, but excluding, the redemption date. If we elect to redeem the floating rate notes, we will provide notice at least 30 days and not more than 60 days before the date of redemption. See “Description of the Notes—Optional Redemption” in this prospectus supplement and “Risk Factors—Risks Related to the Senior Debt Securities—We may redeem the senior debt securities in our sole discretion or at any time for tax reasons, subject to certain conditions.” and “Description of Senior Debt Securities—Optional Redemption and Repurchases—Optional Redemption” in the accompanying prospectus.

See also “—General Terms of the Notes—Redemption for tax reasons” below.

Interest	The floating rate notes will bear interest from (and including) September 12, 2025 to (but excluding) September 12, 2031 at a floating rate, payable quarterly in arrears on March 12, June 12, September 12 and December 12 of each year, with the first interest payment to be made on December 12, 2025, each subject to adjustments. The interest rate on the floating rate notes for each interest period is a per annum rate equal to Compounded Daily SOFR, plus 1.13%, as determined in accordance with the terms of the floating rate notes.

For purposes of the first interest payment on December 12, 2025, the interest period will begin on (and include) September 12, 2025. For

S-6YRFL-1

purposes of the interest payment on the maturity date or any redemption date, the interest period will end on (and exclude) the maturity date or any such redemption date.

See “Description of the Notes—Floating Rate Notes” and “Risk Factors—Risks Related to the Floating Rate Notes” in this prospectus supplement.

Interest on the floating rate notes will be computed on the basis of the actual number of days and a 360-day year.

Floating Rate Determination Date	The date that is five U.S. Government Securities Business Days before the related interest payment date (or (i) in the final interest period, before the maturity date, or (ii) in the case of any redemption of the floating rate notes, before the redemption date).

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Business Day	A day which is not a day on which banking institutions in New York City and Tokyo are authorized by law or regulation to close.

Other terms	For more information on the terms of the floating rate notes, including the definition and determination of Compounded Daily SOFR, Benchmark Replacement, redemption, covenants and events of default, see “—General Terms of the Notes” and “Description of the Notes—Floating Rate Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Calculation Agent	The Bank of New York Mellon or its successor appointed by us pursuant to a calculation agent agreement to be entered into on September 12, 2025.

Security codes	CUSIP: 606822 DM3

ISIN: US606822DM35

Common Code: 316807771

S-6YRFL-2

4.527% Senior Callable Fixed-to-Fixed Reset Rate Notes due September 12, 2031

Notes offered	$1,000,000,000 aggregate principal amount of 4.527% senior callable fixed-to-fixed reset rate notes due September 12, 2031.

Issue price	100% of the principal amount plus accrued interest, if any, from September 12, 2025.

Maturity	September 12, 2031.

In the event that the maturity date or a redemption date of the 6-year notes is not a Business Day (as defined below), the payment of interest and principal in respect of the 6-year notes may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or the relevant redemption date.

Optional Redemption	We may at our option and in our sole discretion redeem the 6-year notes in whole, but not in part, on September 12, 2030, subject to the prior confirmation of the Financial Services Agency of Japan, or the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect), at a redemption price equal to the sum of 100% of the principal amount of the 6-year notes plus any accrued and unpaid interest thereon to, but excluding, the redemption date. If we elect to redeem the 6-year notes, we will provide notice at least 30 days and not more than 60 days before the date of redemption. See “Description of the Notes—Optional Redemption” in this prospectus supplement, and “Risk Factors—Risks Related to the Senior Debt Securities—We may redeem the senior debt securities in our sole discretion or at any time for tax reasons, subject to certain conditions.” and “Description of Senior Debt Securities—Optional Redemption and Repurchases—Optional Redemption” in the accompanying prospectus.

See also “—General Terms of the Notes—Redemption for tax reasons” below.

Interest	From (and including) September 12, 2025 to (but excluding) the 6-year notes Reset Date (as defined below), the 6-year notes will bear interest at the fixed rate of 4.527% per annum payable semi-annually in arrears on March 12 and September 12 of each year, with the first interest payment to be made on March 12, 2026.

From (and including) the 6-year notes Reset Date to (but excluding) September 12, 2031, the 6-year notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the calculation agent on the 6-year notes Reset Determination Date, plus 0.80%, payable semi-annually in arrears on March 12, 2031 and September 12, 2031.

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See “Description of the Notes—Fixed-to-Fixed Reset Rate Notes” and “Risk Factors—Risks Related to the Notes” in this prospectus supplement.

Interest on the 6-year notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

6-year notes Reset Date	September 12, 2030.

6-year notes Reset Determination Date	The second Business Day immediately preceding the 6-year notes Reset Date.

Business Day	A day which is not a day on which banking institutions in New York City and Tokyo are authorized by law or regulation to close.

Other terms	For more information on the terms of the 6-year notes, including the definition and determination of the U.S. Treasury Rate, redemption, covenants and events of default, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Calculation Agent	The Bank of New York Mellon or its successor appointed by us pursuant to a calculation agent agreement to be entered into on September 12, 2025.

Security codes	CUSIP: 606822 DN1

ISIN: US606822DN18

Common Code: 316807950

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5.188% Senior Callable Fixed-to-Fixed Reset Rate Notes due September 12, 2036

Notes offered	$1,000,000,000 aggregate principal amount of 5.188% senior callable fixed-to-fixed reset rate notes due September 12, 2036.

Issue price	100% of the principal amount plus accrued interest, if any, from September 12, 2025.

Maturity	September 12, 2036.

In the event that the maturity date or a redemption date of the 11-year notes is not a Business Day, the payment of interest and principal in respect of the 11-year notes may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or the relevant redemption date.

Optional Redemption	We may at our option and in our sole discretion redeem the 11-year notes in whole, but not in part, on September 12, 2035, subject to the prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect), at a redemption price equal to the sum of 100% of the principal amount of the 11-year notes plus any accrued and unpaid interest thereon to, but excluding, the redemption date. If we elect to redeem the 11-year notes, we will provide notice at least 30 days and not more than 60 days before the date of redemption. See “Description of the Notes—Optional Redemption” in this prospectus supplement, and “Risk Factors—Risks Related to the Senior Debt Securities—We may redeem the senior debt securities in our sole discretion or at any time for tax reasons, subject to certain conditions.” and “Description of Senior Debt Securities—Optional Redemption and Repurchases—Optional Redemption” in the accompanying prospectus.

See also “—General Terms of the Notes—Redemption for tax reasons” below.

Interest	From (and including) September 12, 2025 to (but excluding) the 11-year notes Reset Date (as defined below), the 11-year notes will bear interest at the fixed rate of 5.188% per annum payable semi-annually in arrears on March 12 and September 12 of each year, with the first interest payment to be made on March 12, 2026.

From (and including) the 11-year notes Reset Date to (but excluding) September 12, 2036, the 11-year notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the calculation agent on the 11-year notes Reset Determination Date, plus 0.93%, payable semi-annually in arrears on March 12, 2036 and September 12, 2036.

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See “Description of the Notes—Fixed-to-Fixed Reset Rate Notes” and “Risk Factors—Risks Related to the Notes” in this prospectus supplement.

Interest on the 11-year notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

11-year notes Reset Date	September 12, 2035.

11-year notes Reset Determination Date	The second Business Day immediately preceding the 11-year notes Reset Date.

Business Day	A day which is not a day on which banking institutions in New York City and Tokyo are authorized by law or regulation to close.

Other terms	For more information on the terms of the 11-year notes, including the definition and determination of the U.S. Treasury Rate, redemption, covenants and events of default, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Calculation Agent	The Bank of New York Mellon or its successor appointed by us pursuant to a calculation agent agreement to be entered into on September 12, 2025.

Security codes	CUSIP: 606822 DQ4

ISIN: US606822DQ49

Common Code: 317233604

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General Terms of the Notes

Issuer	Mitsubishi UFJ Financial Group, Inc.

Notes offered	The Company will offer each series of Notes set forth on the cover page of this prospectus supplement and in accordance with the applicable terms set forth elsewhere in this prospectus supplement and the accompanying prospectus.

Issue date	September 12, 2025.

Ranking of the Notes	Each series of Notes, when issued, will constitute direct, unconditional, unsubordinated and unsecured obligations of the Company and rank senior to all of the existing and future subordinated debt of the Company and equally in right of payment with all of the existing and future unsecured and unsubordinated debt of the Company (except for statutorily preferred exceptions). Each series of Notes will be effectively subordinated to any secured indebtedness incurred by the Company to the extent of the value of the assets securing the same. See also “Risk Factors—Risks Related to the Debt Securities—The debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank, the Trust Bank, the Securities HD and MUMSS.” and “Risk Factors—Risks Related to the Debt Securities—The debt securities are intended to qualify as our External TLAC debt as well as our Tier 2 capital or Additional Tier 1 capital, as applicable, and as a result, the value of the debt securities could be materially adversely affected, and you may lose all or a portion of your investments.” in the accompanying prospectus.

Minimum denomination	Each series of Notes will be in denominations of $200,000 or integral multiples of $1,000 in excess thereof. No Notes will be sold in the offering to any purchaser unless the purchaser purchases at least $200,000 in principal amount of a series of Notes.

Additional amounts	All payments of principal and interest in respect of the Notes will be made without withholding or deduction for or on account of withholding taxes imposed by or within Japan, unless such withholding or deduction is required by law. Interest payments on the Notes will generally be subject to Japanese withholding tax with certain exceptions. See “Taxation—Japanese Taxation” in the accompanying prospectus. If the payments are subject to Japanese withholding tax, the Company will pay such additional amounts (subject to certain exceptions) in respect of Japanese taxes as will result in the payment of amounts otherwise receivable absent any deduction or withholding on account of such Japanese taxes. See “Description of Senior Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

References to principal or interest in respect of the Notes shall be deemed to include any additional amounts which may be payable as set forth in the Indenture.

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Redemption for tax reasons	A series of Notes may, subject to prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect), be redeemed at any time, at the option of the Company, in whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the relevant series of Notes then outstanding plus accrued and unpaid interest to (but excluding) the redemption date, if the Company determines that it is, or on the next interest payment date would be, required to pay additional amounts as described under “Description of Senior Debt Securities—Payment of Additional Amounts” in the accompanying prospectus as a result of any change in, or amendment to, the laws, regulations or rulings of Japan (or of any political subdivision or taxing authority thereof or therein) affecting taxation, or any change in the official application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of this prospectus supplement, and the requirement cannot be avoided by the Company taking reasonable measures available to it.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay the additional amounts if a payment in respect of such series of Notes were then due. See “Description of Senior Debt Securities—Optional Redemption and Repurchases—Optional Tax Redemption” in the accompanying prospectus.

Use of proceeds	We intend to use the net proceeds from the sale of the Notes to fund the operations of the Bank through loans that are intended to qualify as internal total loss-absorbing and recapitalization capacity, or Internal TLAC, debt. See “Use of Proceeds.”

Limitations on the right to obtain attachment under specified circumstances	Each holder of the Notes will be deemed to have acknowledged, accepted, consented and agreed that, for a period of 30 days from the time the Prime Minister confirms that any measures (tokutei dai nigo sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended), or the Deposit Insurance Act, (or any successor provision thereto) need to be applied to the Company, the ability of holders of the Notes and the trustee to enforce the rights under the Indenture and the Notes shall be subject to the limitations on the right to obtain attachment against the Company’s assets set forth in Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

Agreement with respect to certain transfers of business under specified circumstances	Each holder of the Notes will be deemed to have acknowledged, accepted, consented and agreed that the Indenture will not limit any sales, assignments, transfers or conveyances of business made with

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the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such sales, assignments, transfers or conveyances made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of the Company’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto) with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), which permission may be granted by a Japanese court in accordance therewith if (i) the Company is under special supervision by, or under special control of, the Deposit Insurance Corporation pursuant to the Deposit Insurance Act, and (ii) the Company’s liabilities exceed, or are likely to exceed, its assets, or the Company has suspended, or is likely to suspend, payment of its obligations.

Limited right of set-off	Each holder of the Notes will agree, by the acceptance of any interest in a debt security, that, if (a) the Company shall institute proceedings seeking adjudication of its bankruptcy or seeking reorganization under the Bankruptcy Law, the Civil Rehabilitation Law, the Corporate Reorganization Law, the Company Law or any other similar applicable law of Japan, and so long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging the Company bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Company’s liabilities exceed, or may exceed, its assets, or the Company suspends, or may suspend, repayment of its obligations, the holders of the Notes shall not be entitled to exercise any right to set off any of the Company’s liabilities under the Notes against any liabilities of the relevant holder owed to the Company.

No restrictions on incurrence of future indebtedness	The Indenture contains no restrictions on our ability to incur future indebtedness. We may offer and issue any amount of debt securities, including debt securities that are senior or subordinate to, or pari passu with, the Notes, at any time and in any currency and maturity as we deem appropriate. See “Risk Factors—Risks Related to the Senior Debt Securities—The Senior Indenture contains no restrictions on our ability to incur future indebtedness, pledge or dispose of our assets, or make dividend or other payments and provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the senior debt securities.” in the accompanying prospectus.

Settlement

The Notes will initially be issued to investors only in book-entry form, and will be cleared and settled through DTC (and its participants, including Euroclear and Clearstream, Luxembourg). Fully-registered global notes, or the Global Notes, without coupons, representing the

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total aggregate principal amount of Notes of each series will be issued and registered in the name of a nominee for DTC, securities depositary for the Notes. Beneficial interests in the Global Notes may be held only through DTC (or any successor clearing system that holds the Global Notes) and its participants, including Euroclear and Clearstream, Luxembourg. Unless and until the Notes in definitive certificated form, or definitive Notes, are issued, the only holder of the Notes will be the nominee of DTC, or the nominee of a successor depositary. Except as described in the accompanying prospectus, a beneficial owner of any interest in a Global Note will not be entitled to receive physical delivery of definitive Notes. Accordingly, each beneficial owner of any interest in a Global Note must rely on the procedures of DTC to exercise any rights under the Notes.

Governing law	The Notes will be, and the Indenture related thereto is, governed by, and construed in accordance with, the laws of the State of New York.

Listing and trading	We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for the Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Trustee, paying agent and registrar	The Bank of New York Mellon.

Delivery of the Notes	Delivery of the Notes is expected on or about September 12, 2025.

Conflicts of interest	As a result of our beneficially owning more than 10% of the common equity of MUFG Securities Americas Inc. and Morgan Stanley, the parent company of Morgan Stanley & Co. LLC, each an underwriter, a “conflict of interest” exists within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, or FINRA Rule 5121, between us and these underwriters. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the Notes to be offered will be rated investment grade, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. See “Underwriting (Conflicts of Interest).”

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RISK FACTORS

You should carefully consider the risks described below as well as all the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus prior to making an investment in our securities.

Risks Related to the Floating Rate Notes

SOFR has a limited history and may be more volatile than other benchmark or market rates, and the future performance of SOFR cannot be predicted based on historical performance.

The interest rate on the floating rate notes is linked to the Secured Overnight Financing Rate, or SOFR, published by the Federal Reserve Bank of New York, or the NY Federal Reserve, as described under “Description of the Notes—Floating Rate Notes.” The publication of SOFR began on April 3, 2018 and, therefore, it has a limited history. Since the publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or other market rates. The future performance of SOFR cannot be predicted based on its limited historical performance. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data have been released by the NY Federal Reserve, such historical data inherently involve assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and, therefore, no future performance of SOFR or the floating rate notes may be inferred from any of the historical data or historical performance. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or the floating rate notes. Changes in the levels of SOFR will affect the interest rate on the floating rate notes, and, therefore, the return on the floating rate notes and the trading price of the floating rate notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that SOFR or Compounded Daily SOFR (as defined below), on which the interest rate on the floating rate notes is based, will be positive.

Any failure of SOFR to maintain market acceptance could adversely affect the floating rate notes.

SOFR may fail to maintain market acceptance. According to the NY Federal Reserve’s Alternative Reference Rates Committee, or the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the London interbank offered rate for U.S. dollar obligations, or U.S. dollar LIBOR, in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement, or repo, market. However, as a rate based on transactions secured by U.S. Treasury securities, SOFR does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants will not consider SOFR a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically was used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the return on, value of and market for the floating rate notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

The composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR. Because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, SOFR is not the economic equivalent of, and is fundamentally different from, U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR was an unsecured rate. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR was a forward-looking rate that represented interbank funding over different maturities. Because of these and other differences, there can be no assurance that SOFR will perform in the same way that U.S. dollar LIBOR would have performed at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility, or global or regional economic, financial, political, geopolitical, regulatory, judicial or other events, or that SOFR is a comparable substitute for U.S. dollar LIBOR.

The secondary trading market for the floating rate notes may be limited.

Since SOFR is a relatively new market index, the floating rate notes are expected to have no established trading market when issued, and an established trading market for the floating rate notes may never develop or may not be liquid. If SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the floating rate notes, pricing volatility and market risk related to the floating rate notes may increase. The trading prices of the floating rate notes may be lower than those of securities that are linked to rates that are more widely used. In addition, market terms of securities that are linked to SOFR may evolve over time and, as a result, the trading prices of the floating rate notes may be lower than those of SOFR-linked securities that are issued at a later time. You may not be able to sell the floating rate notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market or may not be able to sell the floating rate notes at all.

The manner of adoption or application of reference rates based on SOFR in the bond market may differ materially compared with the adoption and application of SOFR in other markets, such as the derivatives and loan markets, including the manner of adoption or application by us. You should carefully consider how any potential inconsistencies between the adoption and application of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the floating rate notes.

The administrator of SOFR may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider your interests in doing so.

Because SOFR is published by the NY Federal Reserve based on data received from other sources, we have no control over its determination, calculation or publication. The NY Federal Reserve (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the floating rate notes, which may adversely affect the trading price of the floating rate notes. In addition, the NY Federal Reserve may adjust, alter, suspend or discontinue calculation or dissemination of SOFR in its sole discretion and without notice, in which case a fallback method of determining the interest rate on the floating rate notes may apply as described under “Description of the Notes—Floating Rate Notes—Benchmark Transition.” The NY Federal Reserve has no obligation to consider your interests in calculating, adjusting, altering, suspending, discontinuing or making other changes to SOFR.

If SOFR is modified or discontinued, the floating rate notes may bear interest by reference to a rate other than Compound Daily SOFR, and such replacement rate may not be a comparable substitute for Compounded Daily SOFR and could adversely affect the value of the floating rate notes.

If we or our designee determines that a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have occurred in respect of SOFR, then the interest rate on the floating rate notes will no longer be determined by reference to SOFR but instead will be determined by reference to a different rate, subject to certain adjustments. Such rate is referred to as a “Benchmark Replacement” and is further described under “Description of the Notes—Floating Rate Notes—Benchmark Transition.” If a particular Benchmark Replacement (as defined below) or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined below) such as the ARRC, (ii) the International Swaps and Derivatives Association, Inc., or ISDA, or (iii) in certain circumstances, us or our designee. In addition, the terms of the floating rate notes expressly authorize us or our designee to make certain changes, which are referred to as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the definition and interpretation of “Floating Rate Interest Period” (as defined below), the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters. The selection and determination of a Benchmark Replacement, the calculation of the interest rate on the floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the floating rate notes in connection with a Benchmark Transition Event could adversely affect the applicable interest rate on, the return on, value of and market for the floating rate notes.

In addition, the Benchmark Replacement may have a limited history, and the future performance of the Benchmark Replacement may not be predicted based on historical performance. Any failure of the Benchmark Replacement to gain market acceptance could adversely affect the return on, value of and market for the floating rate notes. The composition and characteristics of the Benchmark Replacement will not be the same as those of SOFR, and the Benchmark Replacement may not be the economic equivalent of SOFR. The Benchmark Replacement may not perform in the same way that SOFR or any other benchmark or market rates would have performed at any time and may not be a comparable substitute for SOFR or any other benchmark or market rates. The Benchmark Replacement may be more volatile than SOFR or other benchmark or market rates. The secondary trading market for securities linked to the Benchmark Replacement may be limited. The administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so. Due to these and other reasons, a Benchmark Transition Event may adversely affect the return on, value of and market for the floating rate notes.

We or our designee may make determinations, decisions and elections that may affect the return on, value of and market for the floating rate notes.

Under the terms of the floating rate notes, we or our designee may make certain determinations, decisions and elections with respect to the floating rate notes, as described under “Description of the Notes—Floating Rate Notes,” which may adversely affect the return on, value of and market for the floating rate notes. Such determinations, decisions and elections will be made in our sole discretion or by our designee after consultation with us without your consent. For example, if we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, then we or our designee will determine, among other things, the Benchmark Replacement, the Benchmark Replacement Adjustment and the Benchmark Replacement Conforming Changes. Certain determinations, decisions and elections may require the exercise of discretion and subjective judgments, such as with respect to the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement, Benchmark Replacement Adjustment and Benchmark Replacement Conforming Changes. In addition, a Benchmark Replacement may involve more discretion in respect of the calculation of the interest rate on the floating rate notes compared to the calculation of the interest rate based on Compounded Daily SOFR. We may designate as our designee an entity that is our affiliate to make any such determination, decision or election. Any exercise of discretion or subjective judgment by us or our designee under the terms of the floating rate notes may present a conflict of interest. Our or our designee’s interests in making the determinations, decisions and elections described above may be adverse to your interests as a holder of the floating rate notes. All determinations, decisions and elections by us or our designee, as well as those made by the calculation agent, will be final, conclusive and binding on you absent manifest error.

The interest rate on the floating rate notes is based on Compounded Daily SOFR, which is relatively new in the marketplace.

For each Floating Rate Interest Period, the interest rate on the floating rate notes is based on Compounded Daily SOFR, a rate calculated using the specific formula described under “Description of the Notes—Floating Rate Notes—Compounded Daily SOFR,” which is relatively new in the market, and is not based on SOFR published on or in respect of a particular date during such Floating Rate Interest Period or an average of SOFR during such period. For this and other reasons, the interest rate on the floating rate notes during any Floating Rate Interest Period will differ from the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. In addition, if SOFR in respect of a particular date during the SOFR Observation Period (as defined below) for a Floating Rate Interest Period is negative, the inclusion of such daily rate in the calculation of Compounded Daily SOFR will reduce the interest payable on the floating rate notes for such Floating Rate Interest Period. However, in no event will the interest payable on the floating rate notes for any Floating Rate Interest Period be less than zero, nor will it be higher than the maximum rate permitted by applicable laws and regulations.

Limited market precedents exist for securities that use SOFR as the interest rate, and the method for calculating an interest rate based on SOFR in those precedents varies. Accordingly, the specific formula for Compounded Daily SOFR used for determining the interest payable on the floating rate notes may not be widely adopted by other market participants. If the market adopts, or if we adopt in any subsequently issued notes, a calculation method that differs from that for the floating rate notes, the return on, value of and market for the floating rate notes may be adversely affected.

The amount of interest payable with respect to each Floating Rate Interest Period will be determined near the end of such Floating Rate Interest Period.

The level of Compounded Daily SOFR applicable to each Floating Rate Interest Period and, therefore, the amount of interest payable with respect to such Floating Rate Interest Period will be determined on the relevant Floating Rate Determination Date (as defined below), which is five U.S. Government Securities Business Days (as defined below) prior to the relevant Floating Rate Interest Payment Date (as defined below) (or (i) in the final Floating Rate Interest Period, before the Floating Rate Notes Maturity Date (as defined below), or (ii) in the case of any redemption of the floating rate notes, before the redemption date). Because each such date is near the end of the relevant Floating Rate Interest Period, you will not know the amount of interest payable with respect to the relevant Floating Rate Interest Period until shortly before the relevant Floating Rate Interest Payment Date, and you may not be able to reliably estimate the amount of interest that will be payable on each Floating Rate Interest Payment Date.

For the final Floating Rate Interest Period, the level of SOFR for any day from, and including, the fifth U.S. Government Securities Business Day prior to the redemption date of the floating rate notes to, but excluding, such redemption date will not be included in the calculation of Compounded Daily SOFR. As a result, you will not receive the benefit of any increase in the level of SOFR beyond the level for such U.S. Government Securities Business Day in connection with the determination of the interest payable with respect to the final Floating Rate Interest Period.

In addition, the foregoing terms of the floating rate notes relating to interest determination and any discouraging effect such terms may have on the willingness or ability of investors to purchase or trade in the floating rate notes may adversely affect the liquidity and the trading price of the floating interest notes.

We or our affiliates may participate in press activities or publish research that may affect the market value of the floating rate notes.

We or one or more of our affiliates may participate in press activities or publish research reports with respect to movements in interest rates generally or specifically with respect to SOFR or certain other benchmark rates. Such press activities or research reports may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing, holding or selling the floating rate notes. Any of these activities and reports may affect the market value of the floating rate notes.

Risks Related to the Fixed-to-Fixed Reset Rate Notes

The interest rate on the fixed-to-fixed reset rate notes of each series will reset on the applicable Reset Date.

The interest rate on the fixed-to-fixed reset rate notes of each series will initially be the fixed per annum rate set forth on the cover page of this prospectus supplement from (and including) the issue date to (but excluding)

the applicable Reset Date (as defined below). From (and including) the applicable Reset Date to (but excluding) the applicable maturity date, the interest rate on the fixed-to-fixed reset rate notes of each series will be reset to a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the calculation agent on the applicable Reset Determination Date (as defined below), plus the spread set forth on the cover page of this prospectus supplement. As a result, the interest rate on the fixed-to-fixed reset rate notes of each series following the applicable Reset Date may be less than the applicable initial interest rate, which would affect the amount of any interest payments under the fixed-to-fixed reset rate notes of each series and, by extension, could affect their market value.

The historical U.S. Treasury Rates are not an indication of future U.S. Treasury Rates.

The interest rate on the fixed-to-fixed reset rate notes of each series from (and including) the applicable Reset Date to (but excluding) the applicable maturity date will be reset to a fixed per annum rate to be determined based on the applicable U.S. Treasury Rate on the applicable Reset Determination Date. In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time, and you should not take the historical U.S. Treasury Rates as an indication of future rates. You bear the financial risks of fluctuations in the U.S. Treasury Rates and their effect on the interest on, and the market value of, the fixed-to-fixed reset rate notes.

USE OF PROCEEDS

The net proceeds from the sale of the Notes are estimated to be approximately $2,987 million after deduction of the underwriting compensation and the estimated expenses payable by us in connection with the offer and sale of the Notes. We intend to use the net proceeds from the sale of the Notes to fund the operations of the Bank through loans that are intended to qualify as Internal TLAC debt. See “Risk Factors—Risks Related to the Debt Securities—The debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank, the Trust Bank, the Securities HD and MUMSS.” and “Risk Factors—Risks Related to the Debt Securities—The debt securities are intended to qualify as our External TLAC debt as well as our Tier 2 capital or Additional Tier 1 capital, as applicable, and as a result, the value of the debt securities could be materially adversely affected, and you may lose all or a portion of your investments.” in the accompanying prospectus.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of March 31, 2025:

•	on an actual basis, and

•	on an as adjusted basis to give effect to the offering of the Notes but without any adjustment for the offering of any Concurrent Perpetual Subordinated Debt Securities.

	At March 31, 2025(9)
	Actual	As Adjusted
	(in millions)
Total short-term borrowings(1)	¥77,798,555	¥77,798,555

Long-term debt:
Obligations under finance leases	21,460	21,460
Unsubordinated debt(2)	15,622,797	15,622,797
Subordinated debt(3)	5,100,771	5,100,771
Obligations under loan securitization transactions	291,023	291,023
Notes offered hereby	—	448,560
Debt issuance costs	(13,644)	(15,592	)(10)

Total long-term debt	21,022,407	21,469,019

Shareholders’ equity:
Capital stock, with no stated value (common stock authorized: 33,000,000,000 shares; common stock issued: 12,067,710,920 shares)(4)(5)	2,090,270	2,090,270
Capital surplus	4,300,021	4,300,021
Retained earnings:(6)
Appropriated for legal reserve	239,571	239,571
Unappropriated retained earnings	9,821,359	9,821,359
Accumulated other comprehensive income, net of taxes	2,561,190	2,561,190
Treasury stock, at cost: 561,241,249 common shares(5)(7)(8)	(726,925)	(726,925)

Total shareholders’ equity	18,285,486	18,285,486

Noncontrolling interests	964,252	964,252

Total equity	19,249,738	19,249,738

Total capitalization and indebtedness	¥40,272,145	¥40,718,757

Notes:
(1)	Total short-term borrowings consist of call money and funds purchased, payables under repurchase agreements, payables under securities lending transactions, due to trust account and other short-term borrowings.
(2)	MUFG and the Securities HD issued ¥786.5 billion aggregate principal amount of unsubordinated bonds between April 1, 2025 and July 31, 2025. During the same period, MUFG and the Securities HD redeemed ¥546.3 billion aggregate principal amount of unsubordinated bonds.
(3)

MUFG issued ¥442.0 billion aggregate principal amount of subordinated bonds between April 1, 2025 and July 31, 2025. During the same period, MUFG redeemed ¥58.0 billion aggregate principal amount of subordinated bonds.

(4)	All of the issued common shares are fully paid.
(5)

MUFG repurchased 126,363,300 shares of its common stock for ¥250.0 billion from May 2025 through July 2025 under a share repurchase program that was adopted by MUFG’s board of directors on May 15, 2025. Under the share repurchase program, MUFG was authorized to repurchase up to the lesser of 175,000,000 shares of its common stock and ¥250.0 billion between May 16, 2025 and July 31, 2025.

(6)	In June 2025, MUFG paid cash dividends of ¥39.0 per share of its common stock, totaling ¥449.7 billion, to the shareholders of record as of March 31, 2025.
(7)	Between April 1, 2025 and July 31, 2025, MUFG repurchased 7,995 shares of its common stock upon request of holders of less than one unit of shares, and MUFG delivered 248 shares of its common stock upon request of any holder of less than one unit of shares to make such holder’s holding one full unit of shares.
(8)	Between April 1, 2025 and July 31, 2025, 1,444,779 shares of MUFG common stock previously held in the board incentive plan trusts established for our performance-based stock compensation plans in Japan and the employee stock ownership plan trust established for our employee share-based compensation plan in Japan were delivered to the qualified plan grantees or sold on the open market. The shares held in the trusts are treated as treasury shares.

(9)	The following foreign currency exchange rates as of March 31, 2025 are used in the table and the notes to the table: ¥149.52 = U.S.$1.00; ¥93.97 = AU$1.00; ¥162.08 = €1.00; ¥19.22 = HK$1.00.
(10)	Includes ¥1,948 million of estimated debt issuance cost relating to the Notes based on the underwriting compensation and the estimated expenses payable by MUFG in connection with the offer and sale of the Notes.

Except as described in the notes above and for the effect of net income earned since April 1, 2025, there has been no material change in our capitalization and indebtedness since March 31, 2025.

DESCRIPTION OF THE NOTES

The following description of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our senior debt securities set forth in the accompanying prospectus under the heading “Description of Senior Debt Securities.” It is important for you to consider the information contained in this prospectus supplement and in the accompanying prospectus and any applicable free writing prospectus, including any pricing term sheet, in making your investment decision with respect to the Notes. Whenever a defined term is used but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Indenture referred to herein or therein.

General

The floating rate notes will be initially issued in an aggregate principal amount of $1,000,000,000 and, unless previously redeemed or otherwise cancelled, will mature on September 12, 2031 (the “Floating Rate Notes Maturity Date”). The floating rate notes will bear interest at a rate per annum equal to Compounded Daily SOFR (as defined under “—Floating Rate Notes—Compounded Daily SOFR” below) plus 1.13% (the “Margin”), payable quarterly in arrears on March 12, June 12, September 12 and December 12 of each year, commencing December 12, 2025, subject to adjustments as described below (each, a “Floating Rate Interest Payment Date”), and ending on the Floating Rate Notes Maturity Date or, if redeemed early, the date of such redemption. For more information on the calculation of Compounded Daily SOFR, see “—Floating Rate Notes—Compounded Daily SOFR” below.

The 6-year notes will be initially issued in an aggregate principal amount of $1,000,000,000 and, unless previously redeemed or otherwise cancelled, will mature on September 12, 2031. During the 6-year notes initial fixed rate period (as defined below), the 6-year notes will bear interest at the fixed rate of 4.527% per annum, payable semi-annually in arrears on March 12 and September 12 of each year, commencing on March 12, 2026. During the 6-year notes reset fixed rate period (as defined below), the 6-year notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the calculation agent on the 6-year notes Reset Determination Date, plus 0.80% (the “6-year notes Reset Fixed Rate”), payable semi-annually in arrears on March 12, 2031 and September 12, 2031 (each such interest payment date, a “6-year notes reset rate interest payment date”). The “6-year notes initial fixed rate period” is from, and including, September 12, 2025 to, but excluding, September 12, 2030 (the “6-year notes Reset Date”), and the “6-year notes reset fixed rate period” is from, and including, the 6-year notes Reset Date to, but excluding, September 12, 2031. For more information on the calculation of interest during the 6-year notes reset fixed rate period, see “—Fixed-to-Fixed Reset Rate Notes—Reset Fixed Rate Period” below.

The 11-year notes will be initially issued in an aggregate principal amount of $1,000,000,000 and, unless previously redeemed or otherwise cancelled, will mature on September 12, 2036. During the 11-year notes initial fixed rate period (as defined below), the 11-year notes will bear interest at the fixed rate of 5.188% per annum, payable semi-annually in arrears on March 12 and September 12 of each year, commencing on March 12, 2026. During the 11-year notes reset fixed rate period (as defined below), the 11-year notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the calculation agent on the 11-year notes Reset Determination Date, plus 0.93% (the “11-year notes Reset Fixed Rate”), payable semi-annually in arrears on March 12, 2036 and September 12, 2036 (each such interest payment date, a “11-year notes reset rate interest payment date”). The “11-year notes initial fixed rate period” is from, and including, September 12, 2025 to, but excluding, September 12, 2035 (the “11-year notes Reset Date”), and the “11-year notes reset fixed rate period” is from, and including, the 11-year notes Reset Date to, but excluding, September 12, 2036. For more information on the calculation of interest during the 11-year notes reset fixed rate period, see “—Fixed-to-Fixed Reset Rate Notes—Reset Fixed Rate Period” below.

The Notes will be repaid at maturity at a price of 100% of the principal amount thereof. The Notes of each series may be redeemed at the option and in the sole discretion of the Company on the date that is one year prior to the maturity date of such series of Notes as described under “—Optional Redemption” below. In addition, the Notes of each series may be redeemed at any time prior to maturity in the circumstances described under

“Description of Senior Debt Securities—Optional Redemption and Repurchases—Optional Tax Redemption” in the accompanying prospectus.

The Company will pay the principal of and interest on the Notes in U.S. dollars or in such other coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

Floating Rate Notes

Interest on the floating rate notes will accrue from (and including) the issue date described under “Summary—General Terms of the Notes” to (but excluding) the Floating Rate Notes Maturity Date or, if redeemed early, the date of such redemption. Interest will be paid on each Floating Rate Interest Payment Date to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such Floating Rate Interest Payment Date. If any Floating Rate Interest Payment Date (which, as defined and used in this prospectus supplement, does not include the Floating Rate Notes Maturity Date or any redemption date) falls on a day that is not a Business Day, such Floating Rate Interest Payment Date will be adjusted in accordance with the Modified Following Business Day Convention.

“Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day (and interest will continue to accrue to, but excluding, such succeeding Business Day), unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day (and interest will accrue to, but excluding, such preceding Business Day).

If the Floating Rate Notes Maturity Date or any redemption date would fall on a day that is not a Business Day, then any interest, principal or additional amounts, if any, as the case may be, may be paid on the next succeeding Business Day with the same force and effect as if made on the Floating Rate Notes Maturity Date or such redemption date, and no interest shall accrue from and after the Floating Rate Notes Maturity Date or such redemption date due to such postponement. Postponement of this kind will not result in a default under the floating rate notes.

“Business Day” as used under “—Floating Rate Notes” means a day which is not a day on which banking institutions in New York City and Tokyo are authorized by law or regulation to close.

As further described herein, as of each Floating Rate Determination Date (as defined below), the calculation agent will calculate the interest rate for the relevant Floating Rate Interest Period (as defined under “—Floating Rate Notes—Compounded Daily SOFR” below) and the amount of accrued interest payable on the floating rate notes on the related Floating Rate Interest Payment Date by multiplying (i) the outstanding principal amount of the floating rate notes by (ii) the product of (a) the interest rate for the relevant Floating Rate Interest Period multiplied by (b) the number of days in the relevant Floating Rate Interest Period divided by 360 and rounding the resulting figure to the nearest cent (with one-half cent being rounded upwards).

Secured Overnight Financing Rate

SOFR is published by the NY Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The NY Federal Reserve notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the NY Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Compounded Daily SOFR

“Compounded Daily SOFR” means, in respect of each Floating Rate Interest Period, the rate of return on a daily compounded interest investment during the relevant SOFR Observation Period (with daily SOFR used as the reference rate for the calculation of interest) and will be determined by the calculation agent as of the relevant Floating Rate Determination Date in accordance with the following formula:

with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 per cent. being rounded upwards (e.g., 9.876541 per cent. (or 0.09876541) being rounded down to 9.87654 per cent. (or 0.0987654) and 9.876545 per cent. (or 0.09876545) being rounded up to 9.87655 per cent. (or 0.0987655)), and where:

“SOFRi” for any U.S. Government Securities Business Day (as defined below) “i” in the relevant SOFR Observation Period, is equal to the SOFR reference rate for that U.S. Government Securities Business Day “i”;

“d” means the number of calendar days in the relevant SOFR Observation Period;

“do” means the number of U.S. Government Securities Business Days in the relevant SOFR Observation Period;

“i” means a series of whole numbers ascending from one to do, representing each U.S. Government Securities Business Day in chronological order from (and including) the first U.S. Government Securities Business Day in the relevant SOFR Observation Period (each, a “U.S. Government Securities Business Day “i””);

“ni”, for any U.S. Government Securities Business Day “i”, means the number of calendar days from (and including) such U.S. Government Securities Business Day “i” up to (but excluding) the following U.S. Government Securities Business Day;

“Floating Rate Determination Date” means the date that is five U.S. Government Securities Business Days before the related Floating Rate Interest Payment Date (or (i) in the final Floating Rate Interest Period, before the Floating Rate Notes Maturity Date, or (ii) in the case of any redemption of the floating rate notes, before the redemption date);

“Floating Rate Interest Period” means each period beginning from (and including) the issue date described under “Summary—General Terms of the Notes” to (but excluding) the first Floating Rate Interest Payment Date, from (and including) any Floating Rate Interest Payment Date to (but excluding) the next Floating Rate Interest Payment Date, and from (and including) any Floating Rate Interest Payment Date immediately preceding the Floating Rate Notes Maturity Date or any redemption date to (but excluding) the Floating Rate Notes Maturity Date or such redemption date;

“SOFR” means, in respect of a U.S. Government Securities Business Day, the reference rate determined by the calculation agent in accordance with the following provision:

(i)	the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day at the SOFR Determination Time on the SOFR Administrator’s Website; or

(ii)	if the reference rate specified in (i) above does not appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred, the

Secured Overnight Financing Rate published on the SOFR Administrator’s Website for the most recent preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source;

“SOFR Determination Time” means 3:00 p.m. (New York City time) on the immediately following U.S. Government Securities Business Day;

“SOFR Observation Period” means (i) in respect of each Floating Rate Interest Period (except as provided in clause (ii) below), the period from, and including, the date that is five U.S. Government Securities Business Days preceding the first date in such Floating Rate Interest Period to, but excluding, the date that is five U.S. Government Securities Business Days preceding the Floating Rate Interest Payment Date for such Floating Rate Interest Period, and (ii) in respect of any Floating Rate Interest Period for which any interest is payable on the Floating Rate Notes Maturity Date or the date of any redemption of the floating rate notes, the period from, and including, the date that is five U.S. Government Securities Business Days preceding the first date in such Floating Rate Interest Period to, but excluding, the date that is five U.S. Government Securities Business Days before the Floating Rate Notes Maturity Date or such redemption date; and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if the Company or its designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded Daily SOFR or the then-current Benchmark (as defined below), then the provisions set forth below under “—Benchmark Transition” (the “Benchmark Transition provisions”) will thereafter apply to all determinations of the rate of interest payable on the floating rate notes.

For the avoidance of doubt, in accordance with the Benchmark Transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the rate of interest payable for each Floating Rate Interest Period on the floating rate notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the Margin.

The Bank of New York Mellon will initially serve as calculation agent for the floating rate notes. The calculation agent will, as of the Floating Rate Determination Date, calculate Compounded Daily SOFR or the then-current Benchmark and the Benchmark Replacement Adjustment, and the applicable interest rate and the amount of interest payable for each Floating Rate Interest Period with respect to the floating rate notes.

All determinations and calculations made in connection with Compounded Daily SOFR or the then-current Benchmark and the Benchmark Replacement Adjustment and Benchmark Replacement Conforming Changes, and the applicable interest rate and amount for each Floating Rate Interest Period, whether by the Company, its designee or the calculation agent, in the absence of manifest error, will be final and conclusive for all purposes and binding on the Company, the trustee, the calculation agent, the paying agent and the holders of the floating rate notes.

The rate of interest for the floating rate notes will in no event be higher than the maximum rate permitted by applicable laws and regulations or lower than 0% per annum.

The calculation agent will cause the interest rates, the number of days and the interest amounts for current and preceding Floating Rate Interest Periods and the relevant record dates and Floating Rate Interest Payment Dates to be notified to the Company, the trustee, the paying agent and DTC, and such information will be notified or published to the holders of the floating rate notes through DTC or through another reasonable manner as soon as possible after the calculation with respect to the current Floating Rate Interest Period is completed.

Benchmark Transition

Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of all determinations on the date to which such relevant Reference Time belongs and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time without consent from the holders of the floating rate notes or any other party.

Any determination, decision or election that may be made by the Company or its designee pursuant to these Benchmark Transition provisions, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection (i) will be final and conclusive for all purposes and binding on the Company, its designee, the trustee, the paying agent, the calculation agent and any other agents and the holders of the floating rate notes in the absence of manifest error, (ii) if made by the Company, will be made in its sole discretion, (iii) if made by the Company’s designee, will be made after consultation with the Company, and the designee will not make any such determination, decision or election to which the Company objects and (iv) notwithstanding anything to the contrary in the documentation relating to the floating rate notes, shall become effective without consent from the holders of the floating rate notes or any other party.

Any determination, decision or election pursuant to these Benchmark Transition provisions not made by the Company’s designee will be made by the Company on the basis as described above. In addition, notwithstanding anything to the contrary in the documentation relating to the floating rate notes, the Company may designate as its designee an entity (which may be the Company’s affiliate) to make any determination, decision or election that the Company has the right to make in connection with these Benchmark Transition provisions.

The Company or its designee will promptly cause the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to be notified to the trustee, the paying agent, the calculation agent and the holders of the floating rate notes; provided that failure to give such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

For purposes of these Benchmark Transition provisions:

“Benchmark” means, initially, Compounded Daily SOFR; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded Daily SOFR (including any daily published component used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(i)	the sum of:

(a)

the alternate reference rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for the Corresponding Tenor; and

(b)	the Benchmark Replacement Adjustment;

(ii)	the sum of:

(a)	the ISDA Fallback Rate; and

(b)	the Benchmark Replacement Adjustment; or

(iii)	the sum of:

(a)

the alternate reference rate that has been selected by the Company or its designee as the replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for the applicable Corresponding Tenor giving due consideration to any industry-accepted reference rate as a replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for U.S. dollar-denominated floating rate securities at such time; and

(b)	the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(i)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(ii)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(iii)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark (including any daily published component used in the calculation thereof) with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, but not limited to, changes to the definitions or interpretations of “Floating Rate Interest Period,” changes to the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) which the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably practicable);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i)	in the case of sub-paragraph (i) or (ii) of the definition of “Benchmark Transition Event”, the later of:

(a)	the date of the public statement or publication of information referenced therein; and

(b)	the date on which the administrator of the Benchmark (or such component) permanently or indefinitely ceases to provide the Benchmark (or such component); or

(ii)	in the case of sub-paragraph (iii) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(ii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(iii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component) announcing that the Benchmark (or such component) is no longer representative;

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark;

“designee” means a designee as selected and appointed by the Company for the floating rate notes;

“ISDA Definitions” means the 2021 ISDA Interest Rate Derivatives Definitions published by ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark (including any daily published component used in the calculation thereof) for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark (including any daily published component used in the calculation thereof) for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded Daily SOFR, the SOFR Determination Time, or (2) if the Benchmark is not Compounded Daily SOFR, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve Board and/or the NY Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NY Federal Reserve or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

See “Risk Factors—Risks Related to the Floating Rate Notes.”

Fixed-to-Fixed Reset Rate Notes

In this prospectus supplement, references to the “Reset Date” are to the Reset Date for each applicable series of fixed-to-fixed reset rate notes. References to the “Reset Fixed Rate” are to the Reset Fixed Rate on each applicable series of fixed-to-fixed reset rate notes. References to the “initial fixed rate period” are to the initial fixed rate period for each applicable series of fixed-to-fixed reset rate notes. References to the “reset fixed rate period” are to the reset fixed rate period for each applicable series of fixed-to-fixed reset rate notes. References to the “reset rate interest payment date” are to the reset rate interest payment date for each applicable series of fixed-to-fixed reset rate notes.

In any case where the date of payment of interest, redemption or stated maturity of the fixed-to-fixed reset rate notes is not a Business Day, the payment of principal and interest may be made on the next succeeding Business Day with the same force and effect as if made on such date of payment of interest, redemption or stated maturity, and no interest shall accrue for the period from and after such date of payment of interest, redemption or stated maturity due to such postponement. Postponement of this kind will not result in a default under the fixed-to-fixed reset rate notes. Interest will be paid on each interest payment date for the fixed-to-fixed reset rate notes to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date.

“Business Day” as used under “—Fixed-to-Fixed Reset Rate Notes” means a day which is not a day on which banking institutions in New York City and Tokyo are authorized by law or regulation to close.

Interest on the fixed-to-fixed reset rate notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upward).

Initial Fixed Rate Period

Each series of fixed-to-fixed reset rate notes will bear interest at the fixed rate set forth above during the initial fixed rate period with respect to such series.

Reset Fixed Rate Period

The interest rate for the fixed-to-fixed reset rate notes of each series will be reset to the applicable Reset Fixed Rate on the applicable Reset Date, and the fixed-to-fixed reset rate notes of each series will bear the applicable Reset Fixed Rate during the applicable reset fixed rate period.

Determination of the U.S. Treasury Rate

The U.S. Treasury Rate shall be determined by The Bank of New York Mellon as calculation agent.

“U.S. Treasury Rate” means, with respect to the applicable reset fixed rate period, the rate per annum equal to:

(1)

the arithmetic average, as determined by the calculation agent, of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of one year (“Yields”) for the five consecutive New York Business Days (as defined below) immediately prior to the applicable Reset Determination Date based on information appearing in the statistical release designated “H.15” (or any successor publication that reports Yields) most recently published by the Board of Governors of the U.S. Federal Reserve System as of 5:00 p.m. (New York City time) on the applicable Reset Determination Date; provided that if the Yield is not available through such release (or any successor publication) for any relevant New York Business Day, then the arithmetic average will be determined based on the Yields for the remaining New York Business Days during the five New York Business Day period described above (provided further that if the Yield is available for only a single New York Business Day during such five New York Business Day period, then “U.S. Treasury Rate” will mean the single-day Yield for such day); or

(2)

if no information is available to determine the U.S. Treasury Rate in accordance with the method set forth in (1) above by using the Yield for at least a single New York Business Day during the five New York Business Day period described above, then the annualized yield to maturity of the Comparable Treasury Issue (as defined below) calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) as of the applicable Reset Determination Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate per annum equal to the last reported Yield, as determined by the calculation agent, based on information appearing in the statistical release designated “H.15” (or any successor publication that reports Yields) last published by the Board of Governors of the U.S. Federal Reserve System as of 5:00 p.m. (New York City time) on the applicable Reset Determination Date.

“Comparable Treasury Issue” means, with respect to any applicable reset fixed rate period, the U.S. Treasury security selected by the Company (and notified to the calculation agent) with a maturity date on or about (but not more than 30 calendar days before or after) the maturity date for the applicable series of fixed-to-fixed reset rate notes and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year; provided, however, that the selection of the Comparable Treasury Issue shall be at the sole discretion and judgement of the Company, and that such determination shall be final and conclusive for all purposes and binding on the calculation agent, the trustee, the paying agent and the holders of the applicable series of fixed-to-fixed reset rate notes.

“Comparable Treasury Price” means, with respect to the applicable Reset Determination Date, (i) the arithmetic average, as determined by the calculation agent, of the Reference Treasury Dealer Quotations (as defined below) for the Comparable Treasury Issue as of the applicable Reset Determination Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average, as determined by the calculation agent, of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then the Reference Treasury Dealer Quotation as quoted by a Reference Treasury Dealer.

“New York Business Day” means a day which is not a day on which banking institutions in New York City are authorized by law or regulation to close, regardless of whether the over-the-counter market for actively traded U.S. Treasury securities is open or closed.

“Reference Treasury Dealer” means each of up to five banks selected by the Company (and notified to the calculation agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars; provided, however, that the selection of the Reference Treasury Dealers shall be at the sole discretion and judgement of the Company, and that such determination shall be final and conclusive for all purposes and binding on the calculation agent, the trustee, the paying agent and the holders of the applicable series of fixed-to-fixed reset rate notes.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer, the arithmetic average, as determined by the calculation agent, of the bid and asked prices quoted to the Company (and notified to the calculation agent) by such Reference Treasury Dealer for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, approximately at 11:00 a.m. (New York City time), on the applicable Reset Determination Date.

“Reset Determination Date” means the second Business Day immediately preceding the Reset Date with respect to a series of fixed-to-fixed reset rate notes.

The calculation agent will, as soon as practicable after the determination of the Reset Fixed Rate on the applicable series of Notes, calculate the amount of interest (the “Interest Amount”) payable for the reset fixed rate period with respect to such series of fixed-to-fixed reset rate notes.

All determinations, calculations and quotations made or obtained for the purposes of calculating the Reset Fixed Rate on the applicable series of fixed-to-fixed reset rate notes and the Interest Amount, whether by the Company, its designee, the calculation agent or any Reference Treasury Dealer, in the absence of manifest error, will be final and conclusive for all purposes and binding on the Company, the trustee, the calculation agent, the paying agent and the holders of the applicable series of fixed-to-fixed reset rate notes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one thousandth of a percentage point, with five ten-thousands of a percentage point rounded upwards (e.g., 9.8765% (or 0.098765) being rounded to 9.877% (or 0.09877)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The Reset Fixed Rate on each series of fixed-to-fixed reset rate notes during the applicable reset fixed rate period will in no event be higher than the maximum rate permitted by applicable laws and regulations or lower than 0% per annum.

The calculation agent will cause the Reset Fixed Rate, the Interest Amount payable for the reset fixed rate period and the reset rate interest payment date with respect to the applicable series of fixed-to-fixed reset rate notes to be notified to the Company, the trustee, the paying agent and DTC, and such information will be notified or published to the holders of such series of fixed-to-fixed reset rate notes through DTC or through another reasonable manner as soon as possible after their determination.

See “Risk Factors—Risks Related to the Fixed-to-Fixed Reset Rate Notes.”

Calculation Agent

The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability with its office at 240 Greenwich Street, New York, New York 10286, U.S.A., will initially act as calculation agent for purposes of calculating Compounded Daily SOFR, the then-current Benchmark, the Benchmark Replacement Adjustment, the applicable interest rate and the amount of accrued interest payable on the floating rate notes and for purposes of determining the U.S. Treasury Rate and calculating the Reset Fixed Rate and the Interest Amount payable on each reset rate interest payment date with respect to a series of fixed-to-fixed reset rate notes. The Company may change the calculation agent without prior notice to the holders of the Notes (but with prior notice to the calculation agent), and the Company or any of its subsidiaries may act as the calculation agent.

Optional Redemption

The Company may at its option and in its sole discretion redeem the Notes of each series in whole, but not in part, on the date that is one year prior to the maturity date of the Notes of such series, subject to the prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect), at a redemption price equal to the sum of 100% of the principal amount of the Notes of such series plus any accrued and unpaid interest thereon to, but excluding, the applicable redemption date.

If the Company elects to redeem any series of Notes, it will provide notice at least 30 days and not more than 60 days before the date of redemption. The notice of redemption will state:

•	such election of the Company to redeem the applicable series of Notes;

•	the redemption date;

•	the redemption price;

•	the principal amount and CUSIP or ISIN number and/or common code of the applicable series of Notes;

•	that on the redemption date the redemption price will become due and payable upon the applicable series of Notes;

•	the place or places of payment of the redemption price;

•

that (in the event the applicable series of Notes are in certificated form) applicable series of Notes are required to be presented or surrendered on or after such redemption date at the designated place or places of payment;

•	that any interest accrued thereon to, but excluding, the redemption date will be paid as specified in the notice; and

•	that interest thereon will cease to accrue on and after the redemption date.

Notwithstanding the foregoing, if the applicable series of Notes are held in book-entry form through DTC, the Company may give such notice in any manner permitted or required by DTC. See “Clearance and Settlement—Book-Entry; Delivery and Form—DTC’s Procedures for Notices, Voting and Payments” in the accompanying prospectus.

In any case where the date of redemption of a series of Notes that is one year prior to the maturity date of the Notes of such series is not a Business Day, the payment of principal and interest may be made on the next succeeding Business Day with the same force and effect as if made on such date of redemption, and no interest shall accrue for the period from and after such date of redemption due to such postponement. Postponement of this kind will not result in a default under the Notes.

See “Risk Factors—Risks Related to the Senior Debt Securities—We may redeem the senior debt securities in our sole discretion or at any time for tax reasons, subject to certain conditions.” in the accompanying prospectus.

UNDERWRITING (CONFLICTS OF INTEREST)

We intend to offer the Notes through the underwriters listed below. Morgan Stanley & Co. LLC and MUFG Securities Americas Inc. are acting as representatives of the underwriters. Subject to the terms and conditions contained in an underwriting agreement dated September 2, 2025 among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the principal amount of each series of Notes listed opposite their names below:

Underwriter:	Floating Rate Notes due 2031	6-Year Notes due 2031	11-Year Notes due 2036
Morgan Stanley & Co. LLC	$425,000,000	$425,000,000	$425,000,000
MUFG Securities Americas Inc.	425,000,000	425,000,000	425,000,000
Barclays Capital Inc.	45,000,000	21,000,000	21,000,000
J.P. Morgan Securities LLC	21,000,000	45,000,000	21,000,000
BofA Securities, Inc.	21,000,000	21,000,000	45,000,000
Citigroup Global Markets Inc.	21,000,000	21,000,000	21,000,000
BNP PARIBAS	10,000,000	10,000,000	10,000,000
Crédit Agricole Corporate and Investment Bank	6,000,000	6,000,000	6,000,000
Société Générale	6,000,000	6,000,000	6,000,000
Wells Fargo Securities, LLC	6,000,000	6,000,000	6,000,000
HSBC Securities (USA) Inc.	5,000,000	5,000,000	5,000,000
Natixis Securities Americas LLC	3,000,000	3,000,000	3,000,000
Nomura Securities International, Inc.	3,000,000	3,000,000	3,000,000
TD Securities (USA) LLC	3,000,000	3,000,000	3,000,000

Total	$1,000,000,000	$1,000,000,000	$1,000,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the Notes from us, are several and not joint and are subject to, among other things, the approval of certain legal matters by counsel, including the validity of the Notes, and certain other conditions contained in the underwriting agreement such as the receipt of officer’s certificate and other conditions. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

The underwriting agreement states that no sale of Notes may be less than $200,000 in principal amount and that no Note will be issued in a smaller principal amount. One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters, in compliance with applicable U.S. laws and regulations, including the rules of FINRA. The underwriters may offer and sell the Notes through certain of their affiliates.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.

In the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Commissions and Discounts

The representatives of the underwriters have advised us that the underwriters propose initially to offer each series of Notes to the public at their respective public offering prices set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following are the estimated expenses to be incurred in connection with the offer and sale of the Notes and payable by us:

Securities and Exchange Commission registration fee	$459,300
Printing expenses	34,586
Legal fees and expenses	778,250
Accounting fees and expenses	197,967
Trustee, registrar, paying agent and calculation agent fees and expenses	35,500
Securities exchange listing fees	20,325
Miscellaneous	100

Total	$1,526,028

We have agreed to pay for certain legal expenses of the underwriters in connection with this offering.

Restriction on Sale of Securities

During a period beginning the date hereof and ending the closing date of this offering, we will not, without the prior written consent of the representatives of the underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other U.S. dollar-denominated senior debt securities of ours with a maturity greater than one year or any securities that are convertible into, or exchangeable for, the Notes or such other U.S. dollar-denominated senior debt securities.

Settlement

We expect that delivery of the Notes will be made to investors against payment therefor on or about September 12, 2025, which will be the eighth business day following the date of pricing of the Notes (such settlement being referred to as “T+8”). Under Rule 15c6-1 under the U.S. Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on any date prior to one business day before the date of delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+8, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

Distribution Restrictions

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act and will be subject to the Special Taxation Measures Act. Accordingly, each of the underwriters severally and not jointly, has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used in this item (i) means any person that is a resident of Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution pursuant to the underwriting agreement dated the date of this prospectus supplement at any time, directly or indirectly offer or sell any Notes to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Company or (b) a Japanese financial institution, designated in Article 6, Paragraph 11 of the Special Taxation Measures Act. Notwithstanding the restriction set forth in (ii) above, pursuant to the Special Taxation Measures Act, MUFG Securities Americas Inc., a specially-related person of the Company and acting in its capacity as an underwriter, will be permitted to acquire or purchase, as part of the distribution pursuant to the underwriting agreement dated the date of this prospectus supplement, the remainder of the Notes from any of the other underwriters, where such other underwriter has failed to sell to subsequent purchasers all of the Notes that it acquired or purchased from MUFG in its capacity as an underwriter.

By subscribing for the Notes, an investor will be deemed to have represented it is a person who falls into the category of (a) or (b) above.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(b)	a customer within the meaning of the Insurance Distribution Directive where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

United Kingdom

The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the U.K. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(b)	a customer within the meaning of the provisions of the FSMA and any rules and regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Switzerland

The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”), except under an exemption from the prospectus requirements under the FinSA, and no application has or will be made to admit the Notes to trading on any trading venue (i.e., exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Notes may be distributed or otherwise made available in Switzerland in a manner which would require the publication of a prospectus pursuant to the FinSA.

Hong Kong

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

Each underwriter has represented, warranted and agreed that (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance of Hong Kong (Cap. 571), or the SFO, and any rules made under the SFO, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or which do not constitute an offer or invitation to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purpose of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes may not be offered or sold, nor may the Notes be the subject of an invitation for subscription or purchase, nor may this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Short Positions

In connection with this offering, the underwriters may purchase and sell the Notes in the open market, subject to applicable laws and regulations. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Syndicate covering transactions involve purchases of the Notes in the open market after the initial distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, the underwriters have no obligation to engage in these transactions, and these transactions, once commenced, may be discontinued at any time.

New Issues

The Notes are new issues of securities with no established trading market. Although we have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for the Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, we may be entitled to, and may decide to, delist the Notes from the Luxembourg Stock Exchange and seek an alternate listing for the Notes on another securities exchange. Additionally, the underwriters have advised us that they presently intend to make a market in the Notes after completion of this offering. MUFG Securities Americas Inc. and other broker-dealers may use this prospectus supplement and the accompanying prospectus in connection with such market-making activity. Such market making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Broker-dealers subject to prospectus delivery requirements may be unable to engage in market-making transactions during certain periods of the year. A liquid or active public trading market for any of the Notes may not develop, whether on the Luxembourg Stock Exchange’s Euro MTF Market or otherwise. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If such Notes are traded, they may trade at a discount from their initial offering prices, depending on the market for similar securities, our performance and other factors. See “Risk Factors—Risks Related to the Debt Securities—There is no established trading market for the debt securities and one may not develop.” in the accompanying prospectus.

Other Relationships; Conflicts of Interest

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates may routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Our affiliate, MUFG Securities Americas Inc., will participate in the offering as an underwriter. On the cover page of this prospectus supplement, under the heading “Joint Lead Managers and Joint Bookrunners,” on the back cover page of this prospectus supplement under “Prospectus Supplement,” and under “About This Prospectus Supplement” herein, the reference to “MUFG” is to MUFG Securities Americas Inc. Elsewhere in this prospectus supplement, references to “MUFG” are to Mitsubishi UFJ Financial Group, Inc., or Mitsubishi UFJ Financial Group, Inc. and its consolidated subsidiaries, as the context requires.

Morgan Stanley & Co. LLC, a subsidiary of Morgan Stanley, will participate in the offering as an underwriter. We held approximately 23.6% of the voting rights in Morgan Stanley based on the number of shares of common stock of Morgan Stanley outstanding as of June 30, 2025 as well as Series C Preferred Stock with a face value of approximately $521.4 million and 10% dividend. In addition, we currently have two representatives on Morgan Stanley’s board of directors. We have adopted the equity method of accounting for our investment in Morgan Stanley. In April 2018, we entered into a sales plan with Morgan Stanley and Morgan Stanley & Co. LLC, pursuant to which we will sell portions of the shares of Morgan Stanley common stock that we hold to Morgan Stanley through Morgan Stanley & Co. LLC acting as agent for Morgan Stanley to the extent necessary to ensure that our beneficial ownership will remain below 24.9%. In December 2020, this sales plan was suspended upon notice by Morgan Stanley to us in accordance with the terms of the plan.

As part of our strategic alliance with Morgan Stanley, in May 2010, we and Morgan Stanley integrated our respective Japanese securities companies by forming two joint venture companies. We contributed the wholesale and retail securities businesses conducted in Japan by Mitsubishi UFJ Securities Co., Ltd. into one of the joint venture entities called MUMSS. Morgan Stanley contributed the investment banking operations conducted in Japan by its formerly wholly owned subsidiary, Morgan Stanley Japan Securities Co., Ltd., or Morgan Stanley Japan, into MUMSS and contributed the sales and trading and capital markets businesses conducted in Japan by Morgan Stanley Japan into a second joint venture entity called Morgan Stanley MUFG Securities Co., Ltd., or MSMS. We hold a 60% economic interest in each of the joint venture companies and Morgan Stanley holds a 40% economic interest in each of the joint venture companies. We hold a 60% voting interest and Morgan Stanley holds a 40% voting interest in MUMSS, and we hold a 49% voting interest and Morgan Stanley holds a 51% voting interest in MSMS. Our and Morgan Stanley’s economic and voting interests in the joint venture companies are held through intermediary holding companies.

As a result of our beneficially owning more than 10% of the common equity of MUFG Securities Americas Inc. and Morgan Stanley, the parent company of Morgan Stanley & Co. LLC, each an underwriter, a “conflict of interest” exists within the meaning of FINRA Rule 5121, between us and these underwriters. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the Notes to be offered will be rated investment grade, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. Morgan Stanley & Co. LLC and MUFG Securities Americas Inc. will not confirm sales of the Notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

LISTING AND GENERAL INFORMATION

Listing Application

We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for such Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Documents Available

So long as any series of Notes are listed on the Luxembourg Stock Exchange and admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, copies of the following documents will, when published, be available during usual business hours on any weekday (Saturdays, Sundays and public holidays excepted), without charge, at our registered office at 4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-8330, Japan:

(i)	Our Articles of Incorporation and our Board of Directors Regulations;

(ii)	Our latest audited consolidated annual financial statements, including the audit report in respect thereof, prepared in accordance with U.S. GAAP, included in our annual report on Form 20-F filed with the SEC;

(iii)	Our latest unaudited condensed consolidated semi-annual financial statements prepared in accordance with U.S. GAAP, included in our current report on Form 6-K furnished to the SEC;

(iv)	English translations of our latest annual and semi-annual consolidated financial information prepared in accordance with Japanese GAAP, included in our current reports on Form 6-K furnished to the SEC;

(v)	The Indenture; and

(vi)	This prospectus supplement and the accompanying prospectus dated August 4, 2023.

Authorization

We have obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the Notes. The issue of the Notes was duly authorized by a resolution of our board of directors dated June 25, 2015 and a decision by the President and Group Chief Executive Officer dated March 21, 2025.

No Material Change

Except as disclosed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, there has been no material change in the prospects or financial position of us and our subsidiaries taken as a whole since March 31, 2025.

Prescription

Under New York’s statute of limitations, any legal action to enforce MUFG’s payment obligations evidenced by the Notes must be commenced within six years after payment is due. Thereafter, MUFG’s payment obligations will generally become unenforceable.

Notices

So long as any series of Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices to holders of the applicable series of Notes will also be published either on the website of the Luxembourg Stock Exchange (www.luxse.com) or in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort).

Legal Entity Identifier

The Legal Entity Identifier (LEI) code of MUFG is 353800V2V8PUY9TK3E06.

Responsibility

We accept responsibility for the information contained in this document and declare that the information contained in this document is, to the best of our knowledge, in accordance with the facts and makes no omission likely to affect its import.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. counsel, will pass for us upon certain matters under U.S. federal law and New York law. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain matters under Japanese laws. Simpson Thacher & Bartlett LLP will pass upon certain matters under U.S. federal law and New York law for the underwriters.

EXPERTS

The financial statements of MUFG as of March 31, 2024 and 2025, and for each of the three years in the period ended March 31, 2025, incorporated by reference in this prospectus supplement by reference to MUFG’s annual report on Form 20-F for the year ended March 31, 2025, and the effectiveness of MUFG’s internal control over financial reporting as of March 31, 2025 have been audited by Deloitte Touche Tohmatsu LLC, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte Touche Tohmatsu LLC is Marunouchi Nijubashi Building, 3-2-3 Marunouchi, Chiyoda-ku, Tokyo 100-8360, Japan.

The financial statements of Morgan Stanley as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to MUFG’s annual report on Form 20-F for the year ended March 31, 2025, and the effectiveness of Morgan Stanley’s internal control over financial reporting as of December 31, 2024 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte & Touche LLP is 30 Rockefeller Plaza, New York, New York, 10112-0015, United States of America.

PROSPECTUS

Mitsubishi UFJ Financial Group, Inc.

Debt Securities

Mitsubishi UFJ Financial Group, Inc., or MUFG, may offer, from time to time, senior debt securities or fixed-term or perpetual subordinated debt securities, which we collectively refer to herein as “securities” or “debt securities.”

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. In a supplement to this prospectus, we will provide the specific terms of the securities we offer and the manner in which they are offered. Any supplement may also add to, update or change information contained, or incorporated by reference, into this prospectus. You should read this prospectus and any prospectus supplement carefully before you make a decision to invest.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Investing in the securities involves risks. See the “Risk Factors” section in this prospectus (beginning on page 7) and in any applicable prospectus supplement as well as the risk factor disclosure in our annual report on Form 20-F and other reports incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities regulators has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts. These securities are not insured by the U.S. Federal Deposit Insurance Corporation, or the FDIC, the Deposit Insurance Corporation of Japan, or any other governmental agency or instrumentality in the United States, Japan or any other jurisdiction.

This prospectus and the applicable prospectus supplement may be used in the initial sale of the securities. In addition, MUFG Securities Americas Inc. and other broker-dealer affiliates of MUFG may use this prospectus and the applicable prospectus supplement in market-making transactions involving the securities after the initial sale. See “Plan of Distribution (Conflicts of Interest).” Unless you are informed otherwise in the confirmation of sale, this prospectus and the applicable prospectus supplement are being used in a market-making transaction.

The date of this prospectus is August 4, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under the shelf registration process, we may sell any combination of, or multiple tranches of, the securities described in this prospectus from time to time in the future in one or more offerings.

This prospectus provides you with a general description of the securities that can be offered. Each time securities are offered under this prospectus, we will provide prospective investors with a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus authorized by us together with the additional information described under the headings “Where You Can Obtain More Information” and “Incorporation of Documents by Reference” in this prospectus and any applicable prospectus supplement.

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement or any related free writing prospectus authorized by us. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus authorized by us, or in any document incorporated by reference herein or therein, is accurate as of any date after its respective date.

As used in this prospectus and any prospectus supplement, the terms “MUFG,” “we,” the “Company” and the “Group” generally refer to Mitsubishi UFJ Financial Group, Inc. and its consolidated subsidiaries but, from time to time as the context requires, may refer to Mitsubishi UFJ Financial Group, Inc. as an individual legal entity.

References to the “Bank” and the “Trust Bank” are to MUFG Bank, Ltd. and Mitsubishi UFJ Trust and Banking Corporation, as single entities, respectively, as well as to MUFG Bank and Mitsubishi UFJ Trust and Banking and their respective consolidated subsidiaries, as the context requires. References to the “Securities HD” and “MUMSS” are to Mitsubishi UFJ Securities Holdings Co., Ltd. and Mitsubishi UFJ Morgan Stanley Securities Co. Ltd., as single entities, respectively, as well as to Mitsubishi UFJ Securities Holdings and Mitsubishi UFJ Morgan Stanley Securities and their respective consolidated subsidiaries, as the context requires.

In this prospectus and any prospectus supplement, references to “yen” or “¥” are to Japanese yen, and references to “U.S. dollars,” “U.S. dollar,” “dollars,” “U.S.$” or “$” are to United States dollars.

Unless otherwise specified, the financial information presented in this prospectus or any prospectus supplement, and our consolidated financial statements, which are incorporated by reference in this prospectus or any prospectus supplement, are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Our fiscal year ends on March 31 of each year.

Some of our financial information contained or incorporated by reference in this prospectus or any applicable prospectus supplement, where specified, is prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP. We currently report our financial results in accordance with Japanese GAAP on a quarterly basis for purposes of Japanese banking regulatory reporting requirements, including our regulatory capital reporting requirements, as well as for purposes of Japanese securities regulatory and Tokyo Stock Exchange reporting requirements. The basis of our financial information prepared in accordance with U.S. GAAP may be significantly different in certain respects from the basis of our financial information prepared in accordance with Japanese GAAP. For information on certain differences between U.S. GAAP and Japanese GAAP, see Exhibit 99(b) “Unaudited Reverse Reconciliation of Selected Financial Information” attached to our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus or any applicable prospectus supplement. You should consult your own professional advisers, as necessary, for a more complete understanding of the differences among U.S. GAAP, Japanese GAAP, International Financial Reporting Standards and any other generally accepted accounting principles applicable in your jurisdiction and how such differences affect the financial information contained or incorporated by reference in this prospectus or any applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our current intent, business plan, targets, belief or expectations or the current belief or current expectations of our management with respect to our results of operations and financial condition, including, among other matters, our problem loans and loan losses. In many, but not all cases, we use words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may” “plan,” “predict,” “probability,” “risk,” “should,” “will,” “would” and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are aimed, anticipated, believed, estimated, expected, intended or planned, or otherwise stated.

Our forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those in the forward-looking statements as a result of various factors. Important factors that could cause such differences include, without limitation,

•

the interpretation and application of banking and other regulations, including whether and how the debt securities will be qualified or treated under the Japanese total loss-absorbing capacity, or TLAC, requirements, the Japanese capital adequacy regulations and applicable resolution measures in Japan,

•	deterioration in economic conditions in Japan and around the world,

•	external events, such as natural disasters and other health pandemics or epidemics, terrorism, and geopolitical and social conflicts,

•	reforms of London Interbank Offered Rate and other interest rate benchmarks,

•	climate change and resulting physical damages and changes in the business environment,

•	competitive pressures resulting from regulatory and market changes,

•

failure to implement our business expansion strategy as planned and to manage new or expanded risks that entail such strategy, as well as incurrence of impairment or valuation losses on our acquired assets,

•	negative developments relating to our strategic alliance with Morgan Stanley,

•	failure to maintain our capital ratios and other regulatory ratios above minimum required levels,

•	significant unexpected increases in credit costs,

•	financial difficulties of other financial institutions that affect the overall banking environment and their borrowers,

•	fluctuations in interest rates, foreign currency exchange rates and stock prices,

•	reduction in our ability to access or maintain liquidity,

•	failure to address regulatory or public concerns or to meet market or industry rules or standards, customer protection requirements, or corporate behavior expectations,

•	cyber-attacks and other information security threats,

•	problems with the proper functioning and development of information, communications and transaction management systems,

•	transactions with counterparties in countries designated by the U.S. Department of State as state sponsors of terrorism,

•	changes in laws, regulations, rules, policies, accounting standards or methods, voluntary codes of practices, and interpretations,

•	changes in the business and regulatory environment for consumer finance companies,

•

damage to our reputation resulting from our failure to prevent or properly address negative perceptions held by customers, investors, regulators and the general public regarding us and our operations, and

•

other risks and uncertainties discussed in the “Risk Factors” section in this prospectus or in our most recent annual report on Form 20-F or in or incorporated by reference in an applicable prospectus supplement.

Given these and other risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the prospectus. We are under no obligation, and disclaim any obligation, to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

RISK FACTORS

You should carefully consider the risks described below and in “Item 3.D. Risk Factors” in our most recent annual report on Form 20-F and similar disclosure in subsequent reports as well as all the other information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement prior to making an investment in our securities.

Our business, operating results and financial condition could be materially and adversely affected by any of the factors discussed below and elsewhere in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein. Any of these factors may adversely affect the trading price and liquidity, and the rights of holders, of our securities. As part of making an investment decision, you should make sure to thoroughly understand the terms of our securities, including, but not limited to, (1) with respect to the senior debt securities, your agreement to limit your right to obtain attachment and your acknowledgement and consent that the Senior Indenture (defined below) imposes no limitation on certain transfer of business after certain orderly resolution measures are applied by Japanese governmental authorities, (2) with respect to the fixed-term subordinated debt securities, or the Tier 2 Securities, and the perpetual subordinated debt securities, or the AT1 Securities, your consent that the principal amount may be written down to nil, and (3) with respect to the AT1 Securities, your consent that interest payment may be cancelled at our sole discretion and that there is no scheduled principal repayment.

This prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein or therein also contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below and elsewhere in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein. See “Forward-Looking Statements.”

We have described the risks and uncertainties that our management believes are material, but these risks and uncertainties may not be the only ones we face. Additional risks and uncertainties, including those that we currently are not aware of or do not currently appear to be material, may also result in decreased revenues or increased expenses or have other consequences that could adversely affect our financial condition and results of operations as well as the price and liquidity, and the rights of holders of, our securities, in which case your investment in our securities may be negatively impacted.

Summary of Risk Factors

Below is a summary of the principal factors that make an investment in the debt securities speculative or risky. As this summary does not address all of the risks that we face, in addition to the summary, you should consider carefully all of the information set forth in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, including the section entitled “Risk Factors” starting on page 7 of this prospectus, before you decide to invest in the debt securities.

Risks relating to the debt securities being loss absorbing instruments, generally

•

The debt securities are loss absorbing instruments, and as a result, if MUFG’s financial health or regulatory capital ratios deteriorate, various loss absorption features of the debt securities may be triggered, and you may lose all or a portion of your investments.

•

The debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries and, if any subsidiary of MUFG becomes subject to insolvency or liquidation proceedings, you will have no right to proceed against the subsidiaries’ assets.

Risks relating to principal write-down on the fixed-term subordinated debt securities and the perpetual subordinated debt securities

•

The fixed-term subordinated debt securities and the perpetual subordinated debt securities will be written down when the Prime Minister of Japan confirms that specified measures under the Deposit Insurance Act of Japan need to be applied to MUFG under circumstances where its liabilities exceed or are likely to exceed its assets, or where it has suspended or is likely to suspend payment on its obligations, in which case you will lose all of your investments.

•

The perpetual subordinated debt securities will be written down when bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or special liquidation proceedings (tokubetsu seisan) are commenced against MUFG in Japan, in which case you will lose all of your investments.

•

The perpetual subordinated debt securities will be written down in full or in part when MUFG’s consolidated Common Equity Tier 1 ratio declines below 5.125%, in which case you will lose part or all of your investments.

•	Because of the write-down features in the fixed-term subordinated debt securities and the perpetual subordinated debt securities, you may recover less than holders of our common shares.

Risks relating to the perpetual subordinated debt securities having no maturity and being subject to discretionary cancellation of interest payments

•

The perpetual subordinated debt securities have no fixed maturity and no fixed redemption date and you do not have the right to request or accelerate the repayment of the principal amount of the perpetual debt securities.

•	We have absolute discretion at all time and for any reason to cancel interest payments on the perpetual subordinated debt securities, and you will have no rights with respect to cancelled interest.

Risks relating to the fixed-term subordinated debt securities being MUFG’s subordinated obligations and being subject only to limited remedies available to investors

•

The fixed-term subordinated debt securities will be subordinated to all of the existing and future obligations of MUFG other than unsecured fixed-term or perpetual subordinated obligations of MUFG in the event of MUFG’s bankruptcy, corporate rehabilitation or civil rehabilitation.

•

There is no right of acceleration in the case of non-payment of principal of or interest on the fixed-term subordinated debt securities or any failure to perform any of our obligations under the fixed-term subordinated debt securities, subject to limited exceptions.

Risks relating to the perpetual subordinated debt securities being senior only to common shares in MUFG’s liquidation and being subject only to limited remedies available to investors

•	Your right of payment as a holder of the perpetual subordinated debt securities will rank senior in priority only to the right of holders of our common shares in a liquidation of MUFG.

•

There is no right of acceleration in the case of non-payment of principal of or interest on the perpetual subordinated debt securities or any failure to perform any of our obligations under the perpetual subordinated debt securities.

Risks Related to the Debt Securities

The debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank, the Trust Bank, the Securities HD and MUMSS.

Your claim as a holder of debt securities issued by MUFG is structurally subordinated to the liabilities of MUFG’s banking and other subsidiaries, including the subsidiaries’ liabilities for deposits, borrowed money, derivative transactions and trade payables. As a holder of the debt securities, you will only be entitled to assert a claim as a creditor of MUFG and to be paid out of MUFG’s assets. If any subsidiary of MUFG becomes subject to insolvency or liquidation proceedings, you will have no right to proceed against the subsidiary’s assets.

MUFG is a holding company that currently has no significant assets other than its investments in, or loans to, its subsidiaries, and MUFG’s ability to service its debt obligations, including its obligations under the debt securities, depends on the dividends, loan payments and other funds MUFG receives from its subsidiaries and affiliates. MUFG may not be able to receive such funds from subsidiaries or affiliates due to adverse changes in their financial performance or material deterioration in its financial condition, restrictions imposed as a result of such deterioration by relevant laws and regulations, including general corporate law limitations as well as banking and other regulations, or any contractual obligations, including loss absorption requirements, applicable to the subsidiary or affiliate. Furthermore, if a subsidiary becomes subject to insolvency or liquidation proceedings, MUFG’s right to participate in the subsidiary’s assets will be subject to the prior claims of the creditors and any preference shareholders of the subsidiary, except where MUFG is a creditor or preference shareholder with claims that are recognized to be ranked ahead of, or pari passu with, such claims. As a result, you may not recover in full your investment in the debt securities even though other investors in or creditors of our subsidiaries may recover their investments in full.

MUFG’s loans to, or investments in capital instruments issued by, its subsidiaries to be made with the net proceeds from the sale of the debt securities may contain contractual mechanisms that, upon the occurrence of a trigger event relating to prudential or financial condition or other events applicable to MUFG or its subsidiaries under regulatory requirements, will result in a write-down, write-off or conversion into equity of such loans or investments, or other changes in the legal or regulatory form or the ranking of the claims MUFG has against the subsidiaries. For example, to ensure that each of its material subsidiaries in Japan deemed systemically important by the FSA maintains the minimum level of Internal TLAC (as defined below) required pursuant to the Internal TLAC requirements in Japan, or to comply with the capital adequacy regulations applicable to its material subsidiaries, MUFG has extended, and plans to extend, to its material subsidiaries, which are currently the Bank, the Trust Bank and MUMSS, using the net proceeds from the sale of the debt securities and other debt instruments, subordinated loans that are intended to qualify as Internal TLAC instruments pursuant to the Internal TLAC requirements, their Tier 2 capital instruments or Additional Tier 1 capital instruments or other regulatory capital instruments pursuant to the applicable capital adequacy regulations, as applicable, in Japan, including those relating to contractual loss absorption provisions, or Contractual Loss Absorption Provisions, that will discharge or extinguish the loans or convert them into ordinary shares of the subsidiaries if the FSA determines that the relevant subsidiaries are non-viable due to material deterioration in their financial condition. Any such contractual mechanism, if triggered, could adversely affect MUFG’s ability to obtain repayment of such loans and investments and to meet its obligations under the debt securities as well as the value of the debt securities.

The debt securities are intended to qualify as our External TLAC debt as well as our Tier 2 capital or Additional Tier 1 capital, as applicable, and as a result, the value of the debt securities could be materially adversely affected, and you may lose all or a portion of your investments.

All of the debt securities are intended to qualify as our external total loss-absorbing capacity, or External TLAC, debt under the Japanese TLAC Standard (as defined below). The senior debt securities may be subject to loss absorption in a Japanese insolvency proceeding if MUFG becomes subject to orderly resolution measures under the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended; the “Deposit Insurance Act”) and

Japanese insolvency laws as described below. The Tier 2 Securities are intended to qualify also as our Tier 2 capital, and the AT1 Securities are intended to qualify also as our Additional Tier 1 capital under the applicable Japanese laws and regulations. As such, the Tier 2 Securities and the AT1 Securities will be fully and permanently written down under their respective contractual terms, if MUFG becomes subject to orderly resolution measures under the Deposit Insurance Act. See also “—Risks Related to the Tier 2 Securities” and “—Risks Related to the AT1 Securities” as well as “Item 4.B. Information on the Company—Business Overview—Supervision and Regulation—Japan” in our most recent annual report on Form 20-F or any subsequent update thereto.

The total loss-absorbing capacity, or TLAC, standard in Japan, or the Japanese TLAC Standard, which is applicable to globally systematically important banks, or G-SIBs, in Japan, including us, requires entities designated as Domestic Resolution Entities for Covered SIBs (as defined below) to meet certain minimum External TLAC requirements and to cause any of their material subsidiaries in Japan deemed systemically important by the FSA or their foreign subsidiaries subject to TLAC or similar requirements in the relevant jurisdictions to maintain certain minimum level of capital and debt having internal total loss-absorbing and recapitalization capacity, or Internal TLAC.

The FSA has designated as Domestic Resolution Entities the ultimate holding companies in Japan for Japanese G-SIBs or for a domestic systemically important bank, or D-SIB, deemed to be in particular need for a cross-border resolution arrangement and of particular systemic significance to the Japanese financial system if it fails (such G-SIBs and D-SIB, collectively, “Covered SIBs”). In the Japanese TLAC Standard, the FSA has designated MUFG as the Domestic Resolution Entity for our Group, making MUFG subject to the External TLAC requirements in Japan, and also designated the Bank, the Trust Bank and MUMSS as our material subsidiaries in Japan, which are subject to the Internal TLAC requirements in Japan.

The Japanese TLAC Standard does not require that, in order for unsecured senior debt issued by the Domestic Resolution Entity for a G-SIB in Japan to qualify as External TLAC debt, such senior debt be subject to any contractual write-down, write-off or conversion provisions or to any subordination provisions so long as its creditors are recognized as structurally subordinated to the creditors of its subsidiaries and affiliates by the FSA on the ground that the amount of excluded liabilities of such Domestic Resolution Entity ranking pari passu with, or junior to, its unsecured senior liabilities does not exceed, in principle, 5% of the aggregate amount of its External TLAC. In contrast, under the Japanese TLAC Standard, Internal TLAC debt incurred by a material subsidiary of a G-SIB in Japan is required to be subject to Contractual Loss Absorption Provisions and to be subordinated to such subsidiary’s excluded liabilities. The senior debt securities are intended to qualify as External TLAC debt under the Japanese TLAC Standard due in part to their structural subordination. See “—The debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank, the Trust Bank, the Securities HD and MUMSS.”

The resolution framework for financial institutions under the current Japanese laws and regulations includes (i) measures applied to financial institutions that are solvent on a balance sheet basis to prevent their failure and (ii) orderly resolution measures for financial institutions that have failed or are deemed likely to fail. The framework applies to banks and certain other financial institutions as well as financial holding companies, such as MUFG. In the Japanese TLAC Standard and an explanatory paper outlining its approach for the introduction of the TLAC framework in Japan published by FSA, the FSA expressed its view that single point of entry, or SPE, resolution, in which a single national resolution authority applies its resolution tools to the ultimate holding company in Japan of a financial group, would be the preferred strategy for resolution of Covered SIBs in Japan. However, it is uncertain which measure is to be taken in a given case, including whether or not the SPE resolution strategy will actually be elected and implemented in a given case, and orderly resolution measures may be applied without implementing the measures described in (i) above. Under a possible model of resolution of a Japanese G-SIB based on the SPE resolution strategy as described in the Japanese TLAC Standard, if the FSA determines that a material subsidiary in Japan of a financial institution that is a Japanese G-SIB is non-viable due to material deterioration in its financial condition and issues an order concerning restoration of financial soundness, including recapitalization and restoration of liquidity of such material subsidiary, to the Domestic Resolution Entity for the financial institution under Article 52-33, Paragraph 1 of the Banking Act of Japan (Act No. 59 of 1981), the material subsidiary’s Internal TLAC instruments will be written off or, if applicable, converted into equity in accordance with the applicable Contractual Loss Absorption Provisions of such Internal TLAC instruments. Following the write-off or conversion of Internal TLAC instruments, if the Prime Minister recognizes that the financial institution’s liabilities exceed, or are likely to exceed, its assets, or that it has suspended, or is likely to suspend, payments on its obligations, as a result of the financial institution’s loans to, or other investment in, the material subsidiary becoming subject to loss absorption or otherwise, and further recognizes that the failure of such financial institution is likely to cause a significant disruption to the Japanese financial market or system, the Prime Minister may, following deliberation by the Financial Crisis Response Council, confirm that measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act, generally referred to as Specified Item 2 Measures (tokutei dai nigo sochi), need to be applied to the financial institution for its orderly resolution.

Under the capital adequacy regulations in Japan, any confirmation (nintei) by the Prime Minister that Specified Item 2 Measures (tokutei dai nigo sochi) need to be applied to a bank holding company will trigger the point of non-viability clauses of tier 2 and additional tier 1 instruments issued by such bank holding company, causing such instruments to be written off or, if applicable, converted into equity. Any such confirmation that Specified Item 2 Measures (tokutei dai nigo sochi) need to be applied to MUFG constitutes a Non-Viability Event under the terms of the Tier 2 Securities and the AT1 Securities, causing them to be fully and permanently written down. See “—Risks Related to the Tier 2 Securities” and “—Risks Related to the AT1 Securities.”

Under current Japanese laws and regulations, upon the application of Specified Item 2 Measures, a financial institution will be placed under the special supervision by, or if the Prime Minister so orders, under the special control of, the Deposit Insurance Corporation of Japan, or the Deposit Insurance Corporation. In an orderly resolution, the Deposit Insurance Corporation would control the operation and management of the financial institution’s business, assets and liabilities, including the potential transfer to a bridge financial institution established by the Deposit Insurance Corporation as its subsidiary, or such other financial institution as the Deposit Insurance Corporation may determine, of the financial institution’s systemically important assets and liabilities, which we expect in the case of MUFG would include the shares of our material subsidiaries based on the Japanese TLAC Standard. The Prime Minister may prohibit creditors of the financial institution from attaching any of our assets and claims which are to be transferred to a bridge financial institution or another financial institution pursuant to Article 126-16 of the Deposit Insurance Act. In a similar manner, the senior debt securities will limit the ability of holders of the senior debt securities to obtain attachment against our assets set forth in Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) for a period of 30 days following the date upon which the Prime Minister confirms that Specified Item 2 Measures need to be applied to MUFG. The Deposit Insurance Corporation would also control the repayment of liabilities of the financial institution, and, ultimately, facilitate the orderly resolution of the financial institution through court-administrated insolvency proceedings. The Deposit Insurance Corporation has broad discretion in its application of these measures in accordance with the Deposit Insurance Act, Japanese insolvency laws and other relevant laws.

Under current Japanese laws and regulations, the senior debt securities are expected to become subject to loss absorption in a Japanese insolvency proceeding if MUFG becomes subject to Specified Item 2 Measures under the Deposit Insurance Act and Japanese insolvency laws. The application of the Specified Item 2 Measures or other measures by, or any decision of, the Prime Minister, the Deposit Insurance Corporation or a Japanese court may result in your rights as a holder of senior debt securities or the value of your investment in the senior debt securities being adversely affected. Based on the Japanese TLAC Standard, it is currently expected that the senior debt securities will not be transferred to a bridge financial institution or other transferee in the orderly resolution process but will remain as MUFG’s liabilities subject to court-administered insolvency proceedings. On the other hand, in an orderly resolution process, the shares of MUFG’s subsidiaries may be transferred to a bridge financial institution or other transferee, and MUFG would only be entitled to receive consideration representing the fair value of such shares, which could be significantly less than the book value of such shares.

With respect to such transfer, holders of the senior debt securities will be deemed to have acknowledged, accepted, consented and agreed that the senior indenture, dated March 1, 2016, as amended from time to time, under which the senior debt securities will be issued, or the Senior Indenture, will not limit any sales, assignments, transfers or conveyances of business made with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such sales, assignments, transfers or conveyances made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of the Company’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto) with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto). Following such business transfer, the recoverable value of MUFG’s residual assets in court-administered insolvency proceedings may not be sufficient to fully satisfy any payment obligations that MUFG may have under its liabilities, including the senior debt securities. Moreover, the senior debt securities will not be insured or guaranteed by the FDIC, the Deposit Insurance Corporation or any other government agency or insurer. Accordingly, the holders of the senior debt securities may lose all or a portion of their investments in the senior debt securities in court-administered insolvency proceedings.

Our foreign subsidiaries may also be subject to TLAC, the capital adequacy regulations or similar requirements under the applicable local resolution or prudential regime. A foreign subsidiary may be required to maintain a minimum amount of eligible debt issued to a parent entity that, at or near the point of resolution, or even at a point of sounder financial condition, could be cancelled or converted to equity in order for such entity to absorb losses of and recapitalize its local operations. Such cancellation or conversion, if executed, can affect our ability to repay our debt obligations, including the debt securities.

The circumstances surrounding or triggering orderly resolution are unpredictable, and the Japanese TLAC Standard is subject to change.

The application of orderly resolution under the Deposit Insurance Act is inherently unpredictable and depends on a number of factors that may be beyond our control. The commencement of the orderly resolution process depends on, among other things, a determination by the Prime Minister, following deliberation by the Financial Crisis Response Council, regarding MUFG’s viability, or the viability of one or more of MUFG’s subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan, pursuant to the Deposit Insurance Act. Under the Japanese TLAC Standard and the Japanese capital adequacy regulations, it is possible that Specified Item 2 Measures may be applied to MUFG as a result of, among other things, absorption of losses by MUFG on its loans to or investments in, or any other Internal TLAC or other regulatory capital instruments of, any of its material subsidiaries in Japan that are designated as systemically important by the FSA (which, in our case, are the Bank, the Trust Bank and MUMSS) or any of its foreign subsidiaries that are subject to TLAC, the capital adequacy regulations or similar requirements in the relevant jurisdiction pursuant to the terms of such loans, investments or other Internal TLAC or other regulatory capital instruments or in accordance with applicable Japanese or foreign laws or regulations then in effect. However, under the Japanese TLAC Standard and the Japanese capital adequacy regulations, the actual measures to be taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it is difficult to predict when, if at all, MUFG may become subject to an orderly resolution process. Accordingly, the market value of the debt securities may not necessarily be evaluated in a manner similar to other types of debt securities issued by non-financial institutions or by financial institutions subject to different regulatory regimes. Any indication or perception that MUFG is approaching circumstances that could result in MUFG becoming subject to an orderly resolution process could also have an adverse effect on the market price and liquidity of the debt securities.

In addition, there has been no implementation of the orderly resolution measures in Japan under the Deposit Insurance Act described in this prospectus to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities in Japan would determine that MUFG’s liabilities exceed, or are deemed likely to exceed, its assets, or that MUFG has suspended, or is deemed likely to suspend, payment on its obligations in determining whether to commence an orderly resolution process, and it is possible that particular circumstances which seem similar may lead to different results. In addition, the sequence and specific actions that will be taken in connection with orderly resolutions measures and their impact on each series of senior debt securities are uncertain. It is also uncertain whether a sufficient amount of assets will ultimately be available to the holders of the senior debt securities. MUFG’s creditors, including the holders of the debt securities, may encounter difficulty in challenging the application of orderly resolution measures to MUFG.

Although MUFG expects the debt securities to qualify as External TLAC, there is no assurance that the debt securities will qualify as such, and we may have difficulty meeting the TLAC requirements and may become subject to adverse regulatory action. The Japanese TLAC Standard currently requires each Japanese G-SIB to issue and maintain External TLAC debt in an amount not less than 18% of its consolidated risk-weighted assets and 6.75% of total exposure. Deposits with the Bank of Japan are temporarily excluded from the calculation of External TLAC ratio on a total exposure basis from June 30, 2020 until March 31, 2024. On November 11, 2022, the FSA announced that the applicable external TLAC ratio on a total exposure basis will be raised from 6.75% to 7.10% on and after April 1, 2024, while deposits with the Bank of Japan continue to be excluded from the total exposure for the purpose of the calculation of External TLAC ratio in light of exceptional macroeconomic conditions and other circumstances. The Japanese TLAC Standard is subject to further change, and any such change may require us to modify the terms of debt securities MUFG issues in the future, which in turn could adversely affect the value of the debt securities.

Changes in applicable laws and regulations may adversely affect the rights of holders of the debt securities.

Changes in applicable laws and regulations after the date of issuance of the debt securities may adversely affect the rights of holders, and the market value, of the debt securities. Such changes in laws and regulations may include changes in bank regulatory capital, liquidity and leverage requirements and loss-absorption and tax regimes as well as additional restrictions on our business operations, which may have an adverse effect on an investment in the debt securities.

In addition, we have the option to redeem the debt securities in whole, but not in part, at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption upon the occurrence of certain tax events as described under “Description of Senior Debt Securities—Optional Redemption and Repurchases—Optional Tax Redemption,” “Description of Fixed-Term Subordinated Debt Securities—Optional Redemption and Repurchases—Optional Tax Redemption” and “Description of Perpetual Subordinated Debt Securities—Optional Redemption and Repurchases—Optional Tax Redemption.” Furthermore, certain regulatory events triggered under Japanese banking regulations would entitle us to redeem the Tier 2 Securities or the AT1 Securities as described under “Description of Fixed-Term Subordinated Debt Securities—Optional Redemption and Repurchases—Optional Regulatory Redemption” and “Description of Perpetual Subordinated Debt Securities—Optional Redemption and Repurchases—Optional Regulatory Redemption.” See also “—Risks Related to the Senior Debt Securities—We may redeem the senior debt securities in our sole discretion or at any time for tax reasons, subject to certain conditions,” “—Risks Related to the Tier 2 Securities—We may redeem the Tier 2 Securities in our sole discretion on or after the fifth anniversary of their issuance or at any time for regulatory or tax reasons, subject to certain conditions” and “—Risks Related to the AT1 Securities—We may redeem the AT1 Securities in our sole discretion on or after the fifth year anniversary of their issuance or at any time for regulatory or tax reasons, subject to certain conditions.”

Any such and similar legislative and regulatory uncertainty may also negatively affect an investor’s ability to accurately value the debt securities and, therefore, negatively affect the trading price of the debt securities given the impact on the debt securities that one or more legislative or regulatory changes or interpretations, including those described above, could have on the debt securities.

The debt securities are complex financial instruments that involve a high degree of risk and may not be a suitable investment for all investors.

The debt securities are complex financial instruments and, as a result, an investment in the debt securities involves increased risks in comparison to a typical debt investment. Each potential investor of the debt securities should determine, either alone or with the assistance of a financial or other adviser, the suitability of such investment in light of its own circumstances. In particular, each potential investor should:

•

have sufficient knowledge and experience to make a meaningful evaluation of the debt securities, the merits and risks of investing in the debt securities and the information contained in this prospectus and the accompanying prospectus supplement;

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the debt securities and the impact the debt securities will have on its overall investment portfolio;

•	have sufficient financial resources and liquidity to bear all of the risks of an investment in the debt securities;

•

understand thoroughly the characteristics of the debt securities, such as the structural subordination and loss absorption mechanism and redemption options as well as, with respect to the Tier 2 Securities, principal write-down features and applicable subordination provisions and, with respect to the AT1 Securities, principal write-down and interest cancellation features and applicable subordination provisions;

•	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the corresponding risks; and

•	understand the accounting, legal, regulatory and tax implications of a purchase, and the holding and disposal of an interest in the debt securities.

Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus and any accompanying prospectus supplement.

There is no established trading market for the debt securities and one may not develop.

The debt securities will have no established trading market when issued, and although we expect to list the debt securities on the Luxembourg Stock Exchange’s Euro MTF Market or another securities exchange which, where applicable, will be specified in the applicable prospectus supplement, a trading market may never develop. Even if a market does develop, it may not be liquid and may not continue for the term of the debt securities. Although underwriters may make a market in the debt securities after the relevant offering is completed, the underwriters are under no obligation to do so and may discontinue any market-making activities at any time without notice. Given that the debt securities are complex financial instruments with increased investment risks, the debt securities may have a more limited secondary market compared to conventional debt securities. If the secondary market for the debt securities is limited, there may be few or no buyers if you choose to sell your senior debt securities and this may reduce the price you receive or your ability to sell the debt securities at all. See also “—Risks Related to the AT1 Securities—The AT1 Securities have no fixed maturity and no fixed redemption date and you do not have the right to accelerate the repayment of the principal amount of the AT1 Securities.”

FATCA withholding may become applicable to certain payments on the debt securities.

Certain payments made on the debt securities to a foreign financial institution or non-financial foreign entity, including such an institution or entity acting as an intermediary, may become subject to a U.S.

withholding tax of 30% under provisions of the U.S. Internal Revenue Code of 1986, as amended, and U.S. Treasury Department regulations thereunder, commonly referred to as FATCA. This U.S. withholding tax may apply in the future to certain payments on the debt securities, unless the foreign financial institution or non-financial foreign entity complies with certain information reporting, withholding, identification, certification and related requirements imposed by FATCA or any applicable intergovernmental agreement or pursuant to an agreement with the U.S. Treasury Department. Depending upon the status of a holder and the status of an intermediary through which any debt securities are held, the holder could be subject to this 30% U.S. withholding tax in respect of any “foreign passthru payments.” The term “foreign passthru payment” is not currently defined in U.S. Treasury Regulations. Under currently proposed regulations, withholding on foreign passthru payments will not be required with respect to payments made before the date that is two years after the date of publication of final U.S. Treasury Regulations defining the term “foreign passthru payments.” In any event, no such withholding will apply to any payments made on debt securities that are treated as indebtedness for U.S. federal income tax purposes and issued before (and not materially modified after) the date that is six months after the date on which final U.S. Treasury Regulations defining the term “foreign passthru payments” are published. If any amount of withholding is required from payments on the debt securities under FATCA or any applicable intergovernmental agreement, no additional amounts will be payable by us and withheld amounts will be treated as paid for all purposes under the debt securities. Prospective investors should refer to the section “Taxation—U.S. Taxation—Potential FATCA Withholding in the Future” and consult their tax advisors regarding the consequences of FATCA, or any applicable intergovernmental agreement or relevant local legislation implementing FATCA, to their investments in the debt securities. See also “Description of Senior Debt Securities—Payment of Additional Amounts,” “Description of Fixed-Term Subordinated Debt Securities—Payment of Additional Amounts” and “Description of Perpetual Subordinated Debt Securities—Payment of Additional Amounts.”

A downgrade of any credit rating assigned to the debt securities may adversely affect the market value of the debt securities.

We intend to seek ratings on the debt securities. Credit ratings may also be assigned to the debt securities by rating agencies without solicitation from, or provision of information by, us. A rating is based on information furnished by us or obtained by the rating agency from its own sources and is subject to revisions, suspension or withdrawal by the rating agency at any time. A credit rating may not reflect the potential impact of all risks relating to the debt securities and is not a recommendation to buy, sell or hold any securities.

Any rating assigned to us or the debt securities may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors which can change over time, including the credit rating agency’s assessment of us or the economic, political or regulatory environment in which we operate. For example, changes in credit rating agencies’ views of the level of implicit sovereign support for Japanese banks and their groups are likely to lead to rating downgrades. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting an issuer’s credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to an issuer and/or its securities. Revisions to ratings methodologies and actions on our ratings or ratings of our subsidiaries, including but not limited to the Bank and the Trust Bank, by the credit rating agencies may occur in the future, which may result in downgrading of our credit ratings.

If we determine to no longer maintain one or more credit ratings, or if any credit rating agency withdraws, suspends or downgrades the credit ratings of us or the debt securities, or if such a withdrawal, suspension or downgrade is anticipated, or any credit rating agency places the credit ratings of us or the debt securities on “credit watch” status in contemplation of a downgrade, suspension or withdrawal, whether as a result of the factors described above or otherwise, such event could adversely affect the liquidity or market value of the debt securities, whether or not the debt securities had an assigned rating prior to such event.

Risks Related to the Senior Debt Securities

We may redeem the senior debt securities in our sole discretion or at any time for tax reasons, subject to certain conditions.

We may in our sole discretion redeem the senior debt securities, as described under “Description of Senior Debt Securities—Optional Redemption and Repurchases—Optional Redemption.” In addition, we have the option at any time to redeem the senior debt securities upon the occurrence of certain tax events, as described under “Description of Senior Debt Securities—Optional Redemption and Repurchases—Optional Tax Redemption,” regardless of whether such redemption would be favorable or unfavorable to you. See “—Risks Related to the Debt Securities—Changes in applicable laws and regulations may adversely affect the rights of holders of the debt securities.” Any such redemption is subject to certain conditions, including our obtaining prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect).

Any decision by us as to whether we will exercise our option to redeem the senior debt securities will be made at our absolute discretion, subject to certain conditions. Our decision may be influenced by factors such as, but not limited to, the economic impact of exercising such option to redeem the senior debt securities, any tax consequences, the applicable TLAC and other regulatory requirements and the prevailing market conditions. We may, for example, decide to redeem the senior debt securities prior to their maturity date if the interest payable on the senior debt securities is greater than the interest that would be payable on our other financial instruments of a comparable maturity, of comparable terms and of a comparable credit rating.

You will not have the right to request the redemption of the senior debt securities. As a result, you may be required to bear the financial risks of an investment in the senior debt securities until maturity. You should not invest in the senior debt securities with the expectation that we will exercise our option to redeem the senior debt securities. On the other hand, if we redeem the senior debt securities, you may not be able to reinvest the redemption proceeds in financial instruments offering a yield comparable to that on the senior debt securities. Furthermore, the redemption feature of the senior debt securities (and, in particular, any market perception that a call right may be exercised) may limit their market value, which is unlikely to rise substantially above the price at which the senior debt securities can be redeemed.

The Senior Indenture contains no restrictions on our ability to incur future indebtedness, pledge or dispose of our assets, or make dividend or other payments and provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the senior debt securities.

The Senior Indenture contains no restrictions on the amount of securities or other liabilities which we may issue, incur or guarantee, including secured obligations and unsecured obligations ranking pari passu with the senior debt securities. In the future, we may also incur indebtedness that ranks pari passu with or junior to the senior debt securities. An increase in the outstanding amount of such securities or other liabilities may limit our ability to meet the obligations under the senior debt securities, and may also reduce the amount recoverable by you.

Except as required by applicable capital, liquidity and other regulatory requirements, the Senior Indenture also contains no restrictions on our ability to pledge or dispose of our assets, make investments, or repurchase shares or pay dividends or make other payments in respect of our common stock or other securities, any of which could adversely affect our ability to pay our obligations under the senior debt securities.

In addition, except as required by applicable capital, liquidity and other regulatory requirements, the Senior Indenture contains no financial covenants, including those requiring us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity. You are not protected under the Senior Indenture in a merger or other change of control event, except to the extent described under “Description of Senior Debt Securities—Covenants.”

Risks Related to the Fixed-Term Subordinated Debt Securities (Tier 2 Securities)

The Tier 2 Securities will be subject to a Non-Viability Write-Down upon the occurrence of a Non-Viability Event, in which case you will lose the entire value of your investment.

The Tier 2 Securities are intended to qualify as our Tier 2 capital under the Japanese banking regulations and contain non-viability write-down provisions. Under such provisions, if a Non-Viability Event occurs, the Tier 2 Securities will be subject to a Non-Viability Write-Down on a Write-Down Date, which means that the full principal amount of the Tier 2 Securities will be permanently written down to nil, that the Tier 2 Securities will be cancelled, and that you will be deemed to have irrevocably waived your right to claim or receive any payment of principal of or interest on the Tier 2 Securities (including any additional amounts with respect thereto) unless such payments had become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid, as further described in “Description of Fixed-Term Subordinated Debt Securities—Write-Down and Cancellation upon a Non-Viability Event.”

A Non-Viability Event will be deemed to have occurred for purposes of the Tier 2 Securities at the time when the Prime Minister of Japan confirms (nintei) that Specified Item 2 measures (tokutei dai nigo sochi) need to be applied to MUFG under circumstances where its liabilities exceed or are likely to exceed its assets, or where it has suspended or is likely to suspend payment on its obligations, as described in “—Risks Related to the Debt Securities—The debt securities are intended to qualify as our External TLAC debt as well as our Tier 2 capital or Additional Tier 1 capital, as applicable, and as a result, the value of the debt securities could be materially adversely affected, and you may lose all or a portion of your investments.” By your purchase or acquisition of Tier 2 Securities, you will be deemed to have agreed to be bound by any Non-Viability Write-Down triggered by any such confirmation made by the Prime Minister of Japan.

If a Non-Viability Event occurs, it is expected that a Non-Viability Write-Down would take place before the determination on the treatment of the Company’s remaining liabilities, shares or other securities without similar write-down features. Upon the occurrence of a Non-Viability Event, a Non-Viability Write-Down of the Tier 2 Securities will occur even if we have, or are restructured solely by such Non-Viability Write-Down to have, sufficient assets available to fulfill our obligations under, or settle the claims of holders of, the Tier 2 Securities or other liabilities that rank pari passu with or junior to the Tier 2 Securities, or any classes of common shares or preferred shares, in each case which do not contain similar write-down provisions, and even if such other liabilities or shares remain outstanding after the occurrence of a Non-Viability Event. Under current Japanese laws and regulations, none of such liabilities or shares which do not contain similar write-down provisions will be generally subject to any write-down or conversion to common shares, unless we become subject to court-administered insolvency proceedings, and even if a Non-Viability Event occurs, we may not become subject to court-administered insolvency proceedings. As a result, the holders of the Tier 2 Securities may also recover less ratably, if at all, than the holders of liabilities that rank pari passu with or junior to the Tier 2 Securities, or any classes of common shares or preferred shares, in each case which do not contain similar write-down provisions, or may not recover at all.

Furthermore, except for claims for payments under the Tier 2 Securities that have become due and payable prior to the occurrence of a Non-Viability Event, upon the occurrence of a Non-Viability Event, you will have no rights whatsoever under the Tier 2 Securities or the Fixed-Term Subordinated Indenture under which the Tier 2 Securities will be issued, or the Tier 2 Indenture, to take any action or enforce any rights or to instruct the trustee to take any action or enforce any rights whatsoever, may not exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to you by us under, or in connection with, the Tier 2 Securities, and will not be entitled to make any claim in any bankruptcy, insolvency, liquidation or similar proceedings involving us or have any ability to initiate or participate in any such proceedings. Upon the occurrence of a Non-Viability Event, you will not receive any shares or other participation rights in the Company or be entitled to any other participation in the upside potential of any equity or debt securities of the Company, or be entitled to any compensation in the event of any change in the Company’s potential recovery.

In addition, you will have no right to receive any compensation whatsoever for any loss resulting from a delay between the occurrence of a Non-Viability Event and your receipt of any notice of the ensuing principal write-down or between the occurrence of a Non-Viability Event and DTC’s processing of any relevant write-down notice. See “—Following a Non-Viability Event, clearance and settlement of Tier 2 Securities will be suspended and may not be completed as expected or at all.”

By your purchase or acquisition of the Tier 2 Securities, you will be deemed to have agreed to the foregoing.

The circumstances surrounding or triggering a Non-Viability Event, including future regulatory changes, are unpredictable.

The occurrence of a Non-Viability Event, and therefore a Non-Viability Write-Down, is inherently unpredictable and depends on a number of factors that may be beyond our control. The occurrence of a Non-Viability Event is dependent upon, among other things, a determination by the Prime Minister, following deliberation by the Financial Crisis Response Council, regarding MUFG’s viability or the viability of one or more of MUFG’s subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan, pursuant to the Deposit Insurance Act. Under the Japanese TLAC Standard and the Japanese capital adequacy regulations, it is possible that Specified Item 2 Measures may be applied to MUFG as a result of, among other things, absorption of losses by MUFG on its loans to or investments in, or any other Internal TLAC or other regulatory capital instruments of, any of its material subsidiaries in Japan that are designated as systemically important by the FSA (which, in our case, are the Bank, the Trust Bank and MUMSS) or any of its foreign subsidiaries that are subject to TLAC, the capital adequacy regulations or similar requirements in the relevant jurisdiction pursuant to the terms of such loans, investments or other Internal TLAC or other regulatory capital instruments or in accordance with applicable Japanese or foreign laws or regulations then in effect. However, under the Japanese TLAC Standard and the Japanese capital adequacy regulations, what measures to be actually taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it is difficult to predict when, if at all, the Prime Minister may confirm that Specified Item 2 Measures need to be applied to us, which triggers the occurrence of a Non-Viability Event. See “Item 4.B. Business Overview—Supervision and Regulation” in our most recent annual report on Form 20-F or any subsequent update thereto.

In addition, there has been no implementation of Specified Item 2 Measures under the Deposit Insurance Act described in this prospectus to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities in Japan would determine that MUFG’s liabilities exceed, or are deemed likely to exceed, its assets, or that MUFG has suspended, or is deemed likely to suspend, payment on its obligations in determining whether to apply Specified Item 2 Measures, which determination would trigger a Non-Viability Event under the Tier 2 Securities, and it is possible that particular circumstances which seem similar may lead to different results. For example, it is possible that the FSA determines that one of our material subsidiaries is non-viable due to material deterioration in its financial condition, even if its regulatory capital ratios are sufficiently higher than the minimum requirements, and requires the material subsidiary’s Internal TLAC instruments or other regulatory capital instruments to be written off, and following the write-off of such Internal TLAC instruments or other regulatory capital instruments, the Prime Minister of Japan confirms that Specified Item 2 Measures need to be applied to us based on its determination that MUFG’s liabilities exceed, or are deemed likely to exceed, its assets. MUFG’s creditors, including the holders of the Tier 2 Securities, may encounter difficulty in challenging the application of Specified Item 2 Measures or other orderly resolution measures to MUFG.

Accordingly, the market value of the Tier 2 Securities may not necessarily be evaluated in a manner similar to other types of debt securities issued by non-financial institutions or by financial institutions subject to different regulatory regimes. In addition, the trading behavior of the Tier 2 Securities may not necessarily follow the trading behavior of other types of securities. Any indication or perception that we are approaching circumstances that could result in a Non-Viability Event occurring may also have an adverse effect on the market price and liquidity of the Tier 2 Securities.

In addition, the liquidity of the market for, and market prices of, the Tier 2 Securities could be adversely affected, for example, if securities similar to the Tier 2 Securities issued by other banks are not redeemed when the market expects redemption or are written down. As a result, you may not find buyers for your Tier 2 Securities at prices close to their principal amount or at any price, and you may lose all or part of the value of your investment in the Tier 2 Securities.

Furthermore, future regulatory or legislative developments, including relating to the Japanese capital adequacy regulations, or other factors (including changes in the official positions regarding application or interpretation of applicable laws and regulations) could lead to our issuing any subordinated debt securities in the future that have a write-down (or equity conversion) provision with procedures different from the Non-Viability Write-Down provisions of the Tier 2 Securities and that may have terms more favorable to holders of such securities compared to the Tier 2 Securities. Such developments or other factors could also lead to our exercising the option to redeem the Tier 2 Securities prior to maturity if the Tier 2 Securities should no longer be treated as our Tier 2 capital under the Japanese banking regulations. As a consequence, the value of the Tier 2 Securities could be adversely affected.

The Tier 2 Securities constitute subordinated obligations.

The Tier 2 Securities will constitute fixed-term, direct and unsecured obligations of MUFG and, in the event of our bankruptcy, corporate reorganization, civil rehabilitation, or a “Subordination Event,” will be subordinated to all of the existing and future obligations of MUFG other than liabilities under the Tier 2 Securities and any liabilities of MUFG which rank, or are expressed to rank, effectively either pari passu with, or junior to, the liabilities under the Tier 2 Securities, and will rank pari passu with other unsecured fixed-term subordinated obligations of MUFG, subject to a principal write-down, as further described in “Description of Fixed-Term Subordinated Debt Securities—Subordination.”

Upon the occurrence of a Subordination Event, your right of payment as a holder of Tier 2 Securities will rank senior in priority only to any payments to creditors of our unsecured and perpetual subordinated obligations and holders of our preferred and common shares, and our assets will be applied to satisfy all claims of creditors that are senior to the claims of holders of Tier 2 Securities before being applied to satisfy your claims. If we do not have sufficient assets to settle claims of such senior creditors in full, your claims will not be settled and, as a result, you will lose the entire amount of your investment in the Tier 2 Securities. In case of a Subordination Event, the Tier 2 Securities will share equally in payment with claims in respect of liabilities ranking pari passu with the Tier 2 Securities, including any other series of tier 2 debt securities issued under the Tier 2 Indenture, if we do not have sufficient funds to make full payments on all of them, as applicable. In such a situation, you may lose all or part of your investment. As a practical matter, if a Non-Viability Event occurs, the principal amount of the Tier 2 Securities will be written down, and as a result, you will lose all of your investment while the holders of liabilities or shares that otherwise rank pari passu with or junior to the Tier 2 Securities may be able to recover some or all of their investments.

Subject to compliance with applicable regulatory requirements, we expect from time to time to incur additional indebtedness or other obligations that will constitute senior or subordinated indebtedness, and the Tier 2 Securities or the Tier 2 Indenture do not contain any provisions restricting the ability of us or our subsidiaries to incur senior or subordinated indebtedness. Although the Tier 2 Securities may pay a higher rate of interest than comparable securities which are not so subordinated, you may lose all or some of your investment in the Tier 2 Securities upon the occurrence of a Subordination Event since our assets will be available for any payment to you only after all of our senior creditors have been paid in full. In the future, we may also incur indebtedness that ranks pari passu with or junior to the Tier 2 Securities but are not subject to write-down provisions similar to those of the Tier 2 Securities, which may provide for a higher recovery than the Tier 2 Securities as a result of the effects of any write-down of the principal amount of the Tier 2 Securities.

Furthermore, if a competent court in Japan shall have adjudicated the Company to be subject to bankruptcy proceedings under the Bankruptcy Law of Japan (Law No. 75 of 2004, as amended; the “Bankruptcy Law”), the claims of the holders of the Tier 2 Securities will rank junior to the claims of all statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as set forth in the Bankruptcy Law in more detail, in distribution in such bankruptcy proceedings. As of the date of this prospectus, statutory subordinated bankruptcy claims include: (i) any claim for interest, damages, penalty, taxes or certain other amounts arising after the commencement of bankruptcy proceedings, (ii) such portion of a claim with a fixed due date that is to become due after the commencement of bankruptcy proceedings and bears no interest, as corresponds to the amount of statutory interest for the claim to be accrued according to the number of years during the period from the time of commencement of bankruptcy proceedings until the due date, (iii) such portion of a claim with an uncertain due date that is to become due after the commencement of bankruptcy proceedings and bears no interest, as corresponds to the difference between the amount of the claim and the amount of the claim estimated as of the time of commencement of bankruptcy proceedings, or (iv) such portion of a claim for periodic payments the amount and duration of which are fixed, as corresponds to the total of the amounts calculated with regard to the respective periodic payments in accordance with the provisions of (ii) above of this paragraph.

Pursuant to the provisions of the Bankruptcy Law, the Corporate Reorganization Law of Japan (Law No. 154 of 2002, as amended; the “Corporate Reorganization Law”) or the Civil Rehabilitation Law of Japan (Law No. 225 of 1999, as amended; the “Civil Rehabilitation Law”), the holders of our liabilities (both subordinated and unsubordinated) will be required to file a notice of claim in Japan upon the occurrence of a Subordination Event (other than a Foreign Event). Upon the expiration of the period for filing such notices, based on the notices filed and our records, an official list of liabilities based on which distributions are to be made in a bankruptcy proceeding, corporate reorganization proceeding or civil rehabilitation proceeding will be determined pursuant to the provisions of the Bankruptcy Law, the Corporate Reorganization Law or the Civil Rehabilitation Law. We will have no liability to you for any loss resulting from your failure to receive any distribution, or from any delay in the receipt thereof, in each case as a result of your (or your custodian, nominee, broker or other representative) failing to duly submit a notice of claim in Japan in a timely manner or at all.

The Tier 2 Indenture does not contain any limitations on our incurrence or assumption of indebtedness or other liabilities that are senior to or rank pari passu with the Tier 2 Securities.

In addition, the Tier 2 Securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries. See “—Risks Related to the Debt Securities—The debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank, the Trust Bank, the Securities HD and MUMSS.”

We may redeem the Tier 2 Securities in our sole discretion on or after the fifth anniversary of their issuance or at any time for regulatory or tax reasons, subject to certain conditions.

We may in our sole discretion redeem the Tier 2 Securities in whole, but not in part, on such day falling on or after the fifth year anniversary of their issuance as may be determined by us at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption, as described under “Description of Fixed-Term Subordinated Debt Securities—Optional Redemption and Repurchases—Optional Redemption.” In addition, we have the option at any time to redeem the Tier 2 Securities in whole, but not in part, at 100% of their principal amount outstanding at the time plus any accrued and unpaid interest to (but excluding) the date of redemption, upon our determination that there is more than an insubstantial risk that the Tier 2 Securities may no longer be included in our Tier 2 capital, as described under “Description of Fixed-Term Subordinated Debt Securities—Optional Redemption and Repurchases—Optional Regulatory Redemption,” or upon the occurrence of certain tax events as described under “Description of Fixed-Term Subordinated Debt Securities—Optional Redemption and Repurchases—Optional Tax Redemption,” regardless of whether such redemption would be favorable or unfavorable to you. See “—Risks Related to the Debt Securities—Changes in applicable laws and regulations may adversely affect the rights of holders of the debt securities.” Any such redemption is subject to certain conditions, including our obtaining prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect).

Any decision by us as to whether we will exercise our option to redeem the Tier 2 Securities will be made at our absolute discretion, subject to certain conditions. Our decision may be influenced by factors such as, but not limited to, the economic impact of exercising such option to redeem the Tier 2 Securities, the applicable capital, TLAC, and other regulatory requirements, any tax consequences, and the prevailing market conditions. We may, for example, decide to redeem the Tier 2 Securities prior to their maturity if the interest payable on the Tier 2 Securities is greater than the interest that would be payable on our other financial instruments of a comparable maturity, of comparable terms and of a comparable credit rating.

You will not have the right to request the redemption of the Tier 2 Securities. As a result, you may be required to bear the financial risks of an investment in the Tier 2 Securities until maturity. You should not invest in the Tier 2 Securities with the expectation that we will exercise our option to redeem them. On the other hand, if we redeem the Tier 2 Securities, you may not be able to reinvest the redemption proceeds in financial instruments offering a yield comparable to that on the Tier 2 Securities. Furthermore, the redemption feature of the Tier 2 Securities (and, in particular, any market perception that a call right may be exercised) may limit their market value, which is unlikely to rise substantially above the price at which the Tier 2 Securities can be redeemed.

The remedies available to you as holders of the Tier 2 Securities are limited.

There is no right of acceleration in the case of non-payment of principal of or interest on the Tier 2 Securities or of a failure to perform any of our obligations under or in respect of the Tier 2 Securities, subject only to the exception that payment of the principal amount of the Tier 2 Securities may be accelerated upon the occurrence of a Subordination Event, in which case you will have a subordinated claim for an amount equal to the amount of principal plus any accrued and unpaid interest. Otherwise, you may not demand repayment or redemption of the principal amount of the Tier 2 Securities prior to maturity. Moreover, by your purchase or acquisition of the Tier 2 Securities, you will be deemed to have agreed to have no rights to take any action or enforce any rights or to instruct the trustee to take any action or enforce any rights whatsoever in connection with the Tier 2 Securities upon the occurrence of a Non-Viability Event.

Upon the occurrence of a Subordination Event, the sole remedy against us practically available for recovery of amounts owing under the Tier 2 Securities is that, subject to certain conditions, the trustee, on behalf of the holders of the Tier 2 Securities may, at its discretion, or will at the direction of the holders of 25% of the aggregate principal amount of the outstanding Tier 2 Securities, subject to applicable laws, prove in our bankruptcy, corporate reorganization, civil rehabilitation or other insolvency proceedings.

The remedies under the Tier 2 Securities are more limited than those typically available to our other creditors. For further detail regarding the limited remedies of the trustee (acting on your behalf) and you as a holder of Tier 2 Securities, see “Description of Fixed-Term Subordinated Debt Securities—Acceleration Event; Limited Rights of Acceleration.”

Following a Non-Viability Event, clearance and settlement of Tier 2 Securities will be suspended and may not be completed as expected or at all.

Upon the occurrence of a Non-Viability Event, we will endeavor to deliver a notice of principal write-down to the holders of the Tier 2 Securities through DTC as described in “Description of Fixed-Term Subordinated Debt Securities—Write-Down and Cancellation upon a Non-Viability Event.” Following the receipt of such write-down notice, DTC is expected to suspend all clearance and settlement of transfers of Tier 2 Securities. Due to such suspension, you will not be able to settle any transfer of Tier 2 Securities even if the transfer is initiated prior to such suspension.

DTC’s processing of such write-down notice may only be completed after the date on which the relevant principal write-down is scheduled. No assurance can be given as to the period of time required by DTC to complete the update of its records or the availability of procedures to effect any principal write-down in a timely manner or at all. Due to such delay or unavailability, a transfer that is initiated prior to a Non-Viability Event may fail to settle and the transferor may be unable to receive any settlement amount through DTC. On the other hand, a transfer may be settled though initiated after a Non-Viability Event if processed before DTC’s suspension, in which case the transferee may be required to pay the settlement amount through DTC. However, no right to recover or receive compensation for any loss resulting from any such settlement or failed settlement will be available to you once a Non-Viability has occurred, regardless of whether you have received actual or constructive notice of such fact or otherwise. See “—The Tier 2 Securities will be subject to a Non-Viability Write-Down upon the occurrence of a Non-Viability Event, in which case you will lose the entire value of your investment.”

As a result, notwithstanding such delay or unavailability, holders of Tier 2 Securities may lose the entire value of their investment in Tier 2 Securities on the date on which the relevant principal write-down occurs. Furthermore, the conveyance of a write-down notice and settlement with respect to Tier 2 Securities following a Non-Viability Event will be subject to such procedures of DTC and the relevant participants as may be in effect from time to time.

The Tier 2 Indenture contains no restrictions on our ability to incur future indebtedness, pledge or dispose of our assets, or make dividend or other payments and provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the Tier 2 Securities.

The Tier 2 Indenture contains no restrictions on the amount of securities or other liabilities which we may issue, incur or guarantee, including secured obligations and unsecured obligations that rank senior to the Tier 2 Securities or that rank pari passu with the Tier 2 Securities. In the future, we may also incur indebtedness that ranks pari passu with or junior to the Tier 2 Securities but is not subject to write-down provisions similar to the Tier 2 Securities. An increase in the outstanding amount of such securities or other liabilities may limit our ability to meet the obligations under the Tier 2 Securities, and may also reduce the amount recoverable by you.

Except as required by applicable capital, liquidity and other regulatory requirements, the Tier 2 Indenture also contains no restrictions on our ability to pledge or dispose of our assets, make investments, or repurchase shares or pay dividends or make other payments in respect of our common stock or other securities, any of which could adversely affect our ability to pay our obligations under the Tier 2 Securities.

In addition, except as required by applicable capital, liquidity and other regulatory standards, the Tier 2 Indenture contains no financial covenants, including those requiring us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity. You are not protected under the Tier 2 Indenture in a merger or other change of control event, except to the extent described under “Description of Fixed-Term Subordinated Debt Securities—Covenants.”

The Tier 2 Securities may be assigned a credit rating below investment grade, in which case the Tier 2 Securities will be subject to the risks associated with non-investment grade securities.

The Tier 2 Securities may be assigned a credit rating below investment grade upon issuance or downgraded from investment grade to below investment grade after issuance. See “—Risks Related to the Debt Securities—A downgrade of any credit rating assigned to the debt securities may adversely affect the market value of the debt securities.” In such case, the Tier 2 Securities will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, decreases in our capital ratios, negative changes in our liquidity conditions, increases in our leverage or deteriorating outlooks for us, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities.

The treatment of the Tier 2 Securities for U.S. federal income tax purposes is uncertain.

The treatment of the Tier 2 Securities for U.S. federal income tax purposes is uncertain. The determination of whether an obligation represents debt, equity, or some other instrument or interest for U.S. federal income tax purposes is based on all the relevant facts and circumstances at the time the obligation is issued. There is no direct legal authority as to the proper U.S. federal income tax treatment of instruments such as the Tier 2 Securities that are denominated as debt instruments and have certain significant debt features, but that provide for a possible write-down under which investors could lose all of their investment in the instruments and any associated creditor rights upon the occurrence of an event that triggers such write-down.

Although the matter is not free from doubt, except to the extent otherwise discussed in any applicable prospectus supplement, we intend to take the position (to the extent that we are required to take a position) that the Tier 2 Securities will be treated as indebtedness for U.S. federal income tax purposes. However, we will not request any ruling from the U.S. Internal Revenue Service, or the IRS, regarding the treatment of the Tier 2 Securities for U.S. federal income tax purposes and the IRS or a court may conclude that the Tier 2 Securities should be treated as equity for U.S. federal income tax purposes (or assert some other alternative tax treatment). Prospective investors should consult their tax advisors as to the proper characterization of the Tier 2 Securities for U.S. federal income tax purposes. See “Taxation—U.S. Taxation—Taxation of Debt Securities.”

Risks Related to the Perpetual Subordinated Debt Securities (AT1 Securities)

The AT1 Securities have no fixed maturity and no fixed redemption date and you do not have the right to accelerate the repayment of the principal amount of the AT1 Securities.

The AT1 Securities are perpetual securities and have no fixed maturity date or fixed redemption date. Moreover, you do not have the right to cause the AT1 Securities to be redeemed or otherwise accelerate the repayment of the principal amount of the AT1 Securities. As described under “Description of Perpetual Subordinated Debt Securities—Subordination,” if a Liquidation Event occurs and is continuing, you will only have a Liquidation Claim and any payments with respect to such Liquidation Claim will be subject to various conditions and may not be paid. Accordingly, we are under no obligation to repay or redeem (in whole or in part) the principal amount of the AT1 Securities at any time prior to such Liquidation Event and, even upon a Liquidation Event, no payment may be made in respect of a Liquidation Claim unless the specific conditions set forth in “Description of Perpetual Subordinated Debt Securities—Subordination” have been satisfied. As a result, you may not receive any repayment of principal of the AT1 Securities.

Given that the AT1 Securities are perpetual securities, a sale of your AT1 Securities in the secondary market may be the only means to recover your investment in the AT1 Securities. In addition to the customary risks of illiquidity in the market for a new issue of securities, the AT1 Securities may be especially susceptible to illiquid secondary markets and significant fluctuations in secondary trading prices. For example, if securities similar to the AT1 Securities issued by other banks are not redeemed when the market expects redemption or are written down, or if interest payments are cancelled, the liquidity of the market for, and market prices of, the AT1 Securities could be adversely affected. As a result, you may not find buyers for your AT1 Securities at prices close to their principal amount or at any price, and you may lose all or part of the value of your investment in the AT1 Securities.

The AT1 Securities will be subject to a Write-Down and Cancellation upon the occurrence of a Non-Viability Event, in which case you will lose the entire value of your investment.

The AT1 Securities are intended to qualify as our Additional Tier 1 capital under the Japanese banking regulations and contain non-viability write-down provisions. Under such provisions, if a Non-Viability Event occurs, the AT1 Securities will be subject to a Write-Down and Cancellation on a Write-Down and Cancellation Date, which means that the full principal amount of the AT1 Securities will be permanently written down to nil, that the AT1 Securities will be cancelled, and that you will be deemed to have irrevocably waived your right to claim or receive any payment of principal of or interest on the AT1 Securities (including any additional amounts with respect thereto) unless such payments have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid, as further described in “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups—Write-Down and Cancellation upon a Non-Viability Event or Bankruptcy Event.”

A Non-Viability Event will be deemed to have occurred for purposes of the AT1 Securities at the time when the Prime Minister of Japan confirms (nintei) that Specified Item 2 measures (tokutei dai nigo sochi) need to be applied to MUFG under circumstances where its liabilities exceed or are likely to exceed its assets, or where it has suspended or is likely to suspend payment on its obligations, as described in “—Risks Related to the Debt Securities—The debt securities are intended to qualify as our External TLAC debt as well as our Tier 2 capital or Additional Tier 1 capital, as applicable, and as a result, the value of the debt securities could be materially adversely affected, and you may lose all or a portion of your investments.” By your purchase or acquisition of AT1 Securities, you will be deemed to have agreed to be bound by any Write-Down and Cancellation triggered by any such confirmation made by the Prime Minister of Japan.

If a Non-Viability Event occurs, it is expected that a Write-Down and Cancellation would take place before the determination on the treatment of the Company’s remaining liabilities, shares or other securities without similar write-down features. Upon the occurrence of a Non-Viability Event, a Write-Down and Cancellation of the AT1 Securities will occur even if we have, or are restructured solely by such Write-Down and Cancellation to have, sufficient assets available to fulfill our obligations under, or settle the claims of holders of, the AT1 Securities or other liabilities that rank pari passu with or junior to the AT1 Securities, or any classes of common shares or preferred shares, in each case which do not contain similar write-down provisions, and even if such other liabilities or shares remain outstanding after the occurrence of a Non-Viability Event. Under current Japanese laws and regulations, none of such liabilities or shares which do not contain similar write-down provisions will be generally subject to any write-down or conversion to common shares, unless we become subject to court-administered insolvency proceedings, and even if a Non-Viability Event occurs, we may not become subject to a court-administered insolvency proceedings. As a result, the holders of the AT1 Securities may also recover less ratably, if at all, than the holders of liabilities that rank pari passu with or junior to the AT1 Securities, or any classes of common shares or preferred shares, in each case which do not contain similar write-down provisions.

Furthermore, except for claims for payments under the AT1 Securities that have become due and payable prior to the occurrence of a Non-Viability Event, upon the occurrence of a Non-Viability Event, you will have no rights whatsoever under the AT1 Securities or the Perpetual Subordinated Indenture under which the AT1 Securities will be issued, or the AT1 Indenture, to take any action or enforce any rights or to instruct the trustee to take any action or enforce any rights whatsoever, may not exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to you by us under, or in connection with, the AT1 Securities, and will not be entitled to make any claim in any bankruptcy, insolvency, liquidation or similar proceedings involving us or have any ability to initiate or participate in any such proceedings. Upon the occurrence of a Non-Viability Event, you will not receive any shares or other participation rights in the Company or be entitled to any other participation in the upside potential of any equity or debt securities of the Company, or be entitled to any compensation in the event of any change in the Company’s potential recovery.

In addition, you will have no right to receive any compensation whatsoever for any loss resulting from a delay between the occurrence of a Non-Viability Event and your receipt of any notice of the ensuing principal write-down or between the occurrence of a Non-Viability Event and DTC’s processing of any relevant write-down notice. See “—Following a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, clearance and settlement of AT1 Securities will be suspended and may not be completed as expected or at all.”

By your purchase or acquisition of the AT1 Securities, you will be deemed to have agreed to the foregoing.

The circumstances surrounding or triggering a Non-Viability Event, including future regulatory changes, are unpredictable.

The occurrence of a Non-Viability Event, and therefore a Write-Down and Cancellation, is inherently unpredictable and depends on a number of factors that may be beyond our control. The occurrence of a Non-Viability Event is dependent upon, among other things, a determination by the Prime Minister, following deliberation by the Financial Crisis Response Council, regarding MUFG’s viability or the viability of one or more of MUFG’s subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan, pursuant to the Deposit Insurance Act. Under the Japanese TLAC Standard and the Japanese capital adequacy regulations, it is possible that Specified Item 2 Measures may be applied to MUFG as a result of, among other things, absorption of losses by MUFG on its loans to or investments in, or any other Internal TLAC or other regulatory capital instruments of, any of its material subsidiaries in Japan that are designated as systemically important by the FSA (which, in our case, are the Bank, the Trust Bank and MUMSS) or any of its foreign subsidiaries that are subject to TLAC, the capital adequacy regulations or similar requirements in the relevant jurisdiction pursuant to the terms of such loans, investments or other Internal TLAC or other regulatory capital instruments or in accordance with applicable Japanese or foreign laws or regulations then in effect. However, under the Japanese TLAC Standard and the Japanese capital adequacy regulations, what measures to be actually taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it is difficult to predict when, if at all, the Prime Minister may confirm that Specified Item 2 Measures need to be applied to us, which triggers the occurrence of a Non-Viability Event. See “Item 4.B. Business Overview—Supervision and Regulation” in our most recent annual report on Form 20-F or any subsequent update thereto.

In addition, there has been no implementation of Specified Item 2 Measures under the Deposit Insurance Act described in this prospectus to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities in Japan would determine that MUFG’s liabilities exceed, or are deemed likely to exceed, its assets, or that MUFG has suspended, or is deemed likely to suspend, payment on its obligations in determining whether to apply Specified Item 2 Measures, which determination would trigger a Non-Viability Event under the AT1 Securities, and it is possible that particular circumstances which seem similar may lead to different results. For example, it is possible that the FSA determines that one of our material subsidiaries is non-viable due to material deterioration in its financial condition, even if its regulatory capital ratios are sufficiently higher than the minimum requirements, and requires the material subsidiary’s Internal TLAC instruments or other regulatory capital instruments to be written off, and following the write-off of such Internal TLAC instruments or other regulatory capital instruments, the Prime Minister of Japan confirms that Specified Item 2 Measures need to be applied to us based on its determination that MUFG’s liabilities exceed, or are deemed likely to exceed, its assets. MUFG’s creditors, including the holders of the AT1 Securities, may encounter difficulty in challenging the application of Specified Item 2 Measures or other orderly resolution measures to MUFG.

Accordingly, the market value of the AT1 Securities may not necessarily be evaluated in a manner similar to other types of debt securities issued by non-financial institutions or by financial institutions subject to different regulatory regimes. In addition, the trading behavior of the AT1 Securities may not necessarily follow the trading behavior of other types of securities. Any indication or perception that we are approaching circumstances that could result in a Non-Viability Event occurring may also have an adverse effect on the market price and liquidity of the AT1 Securities.

Furthermore, future regulatory or legislative developments, including relating to the Japanese capital adequacy regulations, or other factors (including changes in the official positions regarding application or interpretation of applicable laws and regulations) could lead to our issuing any subordinated debt securities in the future that have a write-down (or equity conversion) provision with procedures different from the Write-Down and Cancellation provisions of the AT1 Securities and that may have terms more favorable to holders of such securities compared to the AT1 Securities. Such developments or other factors could also lead to our exercising the option to redeem the AT1 Securities if the AT1 Securities should no longer be treated as our Additional Tier 1 capital under the Japanese banking regulations. As a consequence, the value of the AT1 Securities could be adversely affected.

The AT1 Securities will be subject to a Write-Down and Cancellation upon the occurrence of a Bankruptcy Event, in which case you will lose the entire value of your investment.

The AT1 Securities are intended to qualify as our Additional Tier 1 capital under the Japanese banking regulations and contain bankruptcy write-down provisions. Under such provisions, if a Bankruptcy Event occurs, the AT1 Securities will be subject to a Write-Down and Cancellation immediately upon the occurrence of a Bankruptcy Event, which means that the full principal amount of the AT1 Securities will be permanently written down to nil, that the AT1 Securities will be cancelled, and that you will be deemed to have irrevocably waived your right to claim or receive any payment of principal of or interest on the AT1 Securities (including any additional amounts with respect thereto) unless such payments have become due and payable prior to the occurrence of the Bankruptcy Event and remain unpaid, as further described in “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups—Write-Down and Cancellation upon a Non-Viability Event or Bankruptcy Event.”

A Bankruptcy Event will be deemed to have occurred for purposes of the AT1 Securities when bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or special liquidation proceedings (tokubetsu seisan) are commenced against MUFG in Japan.

Upon the occurrence of a Bankruptcy Event, a Write-Down and Cancellation of the AT1 Securities will occur even if we have, or are restructured solely by such Write-Down and Cancellation to have, sufficient assets available to fulfill our obligations under, or settle the claims of holders of, the AT1 Securities or other liabilities that rank pari passu with or junior to the AT1 Securities, or any classes of common shares or preferred shares, in each case which do not contain similar write-down provisions, and even if such other liabilities or shares remain outstanding after the occurrence of a Bankruptcy Event. Under current Japanese insolvency laws, such liabilities or shares which do not contain similar write-down provisions may not become subject to a full write-down in an insolvency proceeding, including due to the amount of MUFG’s residual assets. As a result, the holders of the AT1 Securities may also recover less ratably, if at all, than the holders of liabilities that rank pari passu with or junior to the AT1 Securities, or any classes of common shares or preferred shares, in each case which do not contain similar write-down provisions.

Furthermore, except for claims for payments under the AT1 Securities that have become due and payable prior to the occurrence of a Bankruptcy Event, upon the occurrence of a Bankruptcy Event, you will have no rights whatsoever under the AT1 Securities or the AT1 Indenture to take any action or enforce any rights or to instruct the trustee to take any action or enforce any rights whatsoever, may not exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to you by us under, or in connection with, the AT1 Securities, and will not be entitled to make any claim in any bankruptcy, insolvency, liquidation or similar proceedings involving us or have any ability to initiate or participate in any such proceedings. Upon the occurrence of a Bankruptcy Event, you will not receive any shares or other participation rights in the Company or be entitled to any other participation in the upside potential of any equity or debt securities of the Company, or be entitled to any compensation in the event of any change in the Company’s potential recovery.

In addition, you will have no right to receive any compensation whatsoever for any loss resulting from a delay between the occurrence of a Bankruptcy Event and your receipt of any notice of the ensuing principal write-down or between the occurrence of a Bankruptcy Event and DTC’s processing of any relevant write-down notice. See “—Following a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, clearance and settlement of AT1 Securities will be suspended and may not be completed as expected or at all.”

By your purchase or acquisition of the AT1 Securities, you will be deemed to have agreed to the foregoing.

The AT1 Securities will be subject to a Going Concern Write-Down upon the occurrence of a Capital Ratio Event, in which case you will lose all or part of the value of your investment.

The AT1 Securities are intended to qualify as our Additional Tier 1 capital under the Japanese banking regulations and contain capital inadequacy write-down provisions. Under such provisions, a Capital Ratio Event will be deemed to have occurred for purposes of the AT1 Securities when our consolidated Common Equity Tier 1 ratio declines below 5.125% as described under “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups—Write-Down upon a Capital Ratio Event.” If a Capital Ratio Event occurs, the AT1 Securities will be subject to a Going Concern Write-Down on the Going Concern Write-Down Date as described under “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups—Write-Down upon a Capital Ratio Event”), which means that the principal amount of the AT1 Securities will be written down to such extent determined necessary by us in consultation with the FSA that such Going Concern Write-Down and a write-down of the principal amount of (or conversion into equity, if applicable, of) all other outstanding debt securities that are intended to qualify as our Additional Tier 1 capital, which is triggered by the same Capital Ratio Event, will result in an increase in our consolidated Common Equity Tier 1 ratio to a sufficient level exceeding 5.125%. If this capital inadequacy write-down mechanism, when implemented to the full extent, is expected to result in an increase in our consolidated Common Equity Tier 1 ratio to a level short of 5.125%, the principal amount of the AT1 Securities per $1,000 in original principal amount will be reduced to one cent per $1,000 of the original principal amount, and no interest will accrue on the AT1 Securities thereafter. You will be deemed to have irrevocably waived your right to claim or receive payments of principal of or interest on the AT1 Securities (including any additional amounts with respect thereto) to the extent of such Going Concern Write-Down unless such payments have become due and payable prior to the occurrence of the Capital Ratio Event and remain unpaid or unless and to the extent any portion of the principal amount that has previously been so written down is reinstated in accordance with write-up provisions under the AT1 Securities and the AT1 Indenture.

There has been no implementation to date under Japanese banking regulations of a going concern write-down of additional tier 1 debt securities. The amount that would be sufficient to restore our consolidated Common Equity Tier 1 ratio above 5.125% is not necessarily the exact amount by which it exceeds 5.125%, and will be determined by us in consultation with the FSA and taking all other relevant considerations applicable at the relevant time. It is uncertain as to what level above 5.125% would be considered sufficient to restore our Common Equity Tier 1 ratio at any time, and it is possible that similar circumstances may lead to different results. As a result, it is difficult to predict the level of any Going Concern Write Down that may be determined upon occurrence of a Capital Ratio Event.

Upon the occurrence of a Capital Ratio Event, a Going Concern Write-Down of the AT1 Securities will occur even if we have, or are restructured solely by such Going Concern Write-Down to have, sufficient assets available to fulfill our obligations under, or settle the claims of holders of, the AT1 Securities or other liabilities that rank pari passu with or junior to the AT1 Securities, or any classes of common shares or preferred shares, in each case which do not contain similar write-down provisions, and even if such other liabilities or shares remain outstanding after the occurrence of the Capital Ratio Event. Under current Japanese laws and regulations, none of such liabilities or shares which do not contain similar write-down provisions will be generally subject to any write-down or conversion to common shares, unless we become subject to court-administered insolvency proceedings, and even if a Capital Ratio Event occurs, we may not be subject to court-administered insolvency proceedings. As a result, the holders of the AT1 Securities may also recover less ratably, if at all, than the holders of liabilities that rank pari passu with or junior to the AT1 Securities, or any classes of common shares or preferred shares, in each case which do not contain similar write-down provisions.

Furthermore, except for claims for payments under the AT1 Securities that have become due and payable prior to the occurrence of a Capital Ratio Event or to the extent of any remaining principal amount of the AT1 Securities, upon the occurrence of a Capital Ratio Event, you will have no rights whatsoever under the AT1 Securities or AT1 Indenture to take any action or enforce any rights or to instruct the trustee to take any action or enforce any rights whatsoever, may not exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to you by us under, or in connection with, the AT1 Securities, and will not be entitled to make any claim in any bankruptcy, insolvency, liquidation or similar proceedings involving us or have any ability to initiate or participate in any such proceedings, in each case, to the extent such right, instruction, exercise, claim and pleading, pertains to principal of the AT1 Securities that have been or will be subject to a

Going Concern Write-Down as a result of Capital Ratio Event having occurred, or interest thereon. Upon the occurrence of a Capital Ratio Event, you will not receive any shares or other participation rights in the Company or be entitled to any other participation in the upside potential of any equity or debt securities of the Company, or be entitled to any compensation in the event of any change in the Company’s potential recovery, except for any optional write-up.

Moreover, although the AT1 Securities have an optional write-up feature as described in “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups—Write-Up upon a Return to Financial Health,” such write-up option is not only subject to our sole discretion but also unlikely to be exercised in practice following any Going Concern Write-Down. You should not invest in the AT1 Securities with the expectation that we will exercise this option.

In addition, you will have no right to receive any compensation whatsoever for any loss resulting from a delay between the occurrence of a Capital Ratio Event and your receipt of any notice of the ensuing principal write-down or between the occurrence of a Capital Ratio Event and DTC’s processing of any relevant write-down notice. See “—Following a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, clearance and settlement of AT1 Securities will be suspended and may not be completed as expected or at all.”

If the AT1 Securities have been subject to one or more Going Concern Write-Downs, unless such written down amount has been reinstated in full, we do not have the option to redeem the AT1 Securities after the fifth year anniversary of their issuance, except upon the occurrence of certain tax events or our determination that there is more than an insubstantial risk that the AT1 Securities may no longer be included in our Additional Tier 1 capital. On the other hand, we will continue to have the option to redeem at any time the AT1 Securities in whole, but not in part, upon the occurrence of certain tax events or our determination that there is more than an insubstantial risk that the AT1 Securities may no longer be included in our Additional Tier 1 capital. See “Description of Perpetual Subordinated Debt Securities—Optional Redemption and Repurchases,” and “—We may redeem the AT1 Securities in our sole discretion on or after the fifth year anniversary of their issuance or at any time for regulatory or tax reasons, subject to certain conditions.”

By your purchase or acquisition of the AT1 Securities, you will be deemed to have agreed to the foregoing.

The circumstances surrounding or triggering a Capital Ratio Event, including future regulatory changes, are unpredictable.

The occurrence of a Capital Ratio Event is inherently unpredictable and depends on a number of factors, any of which may be outside our control.

A Capital Ratio Event may occur on any date on which we report or publicly announce that our consolidated Common Equity Tier 1 ratio has fallen below 5.125% as determined in accordance with applicable Japanese banking regulations. Although we currently publicly report our consolidated Common Equity Tier 1 ratio only on a quarterly basis about 45 days after the end of each of our financial quarters, the FSA, as part of its supervisory activity, may require us to calculate and report such ratio as of any date followed by an inspection by the FSA.

Changes in our consolidated Common Equity Tier 1 ratio may be caused by changes in the amount of our Common Equity Tier 1 Capital and/or risk-weighted assets. Accordingly, our consolidated Common Equity Tier 1 ratio could be affected by one or more factors, including changes in, or our decision relating to, our business and our future earnings, dividend payments and share buybacks, regulatory changes (including changes to definitions, interpretations and calculations of regulatory capital ratios and their components, including Common Equity Tier 1 Capital and risk-weighted assets), revisions to models used by us to calculate our capital requirements (or revocation of, or amendments to, the regulatory permissions for using such models), actions that we are required to take at the discretion of the FSA or other relevant Japanese supervisory authorities, accounting rule changes, tax law changes, our decision or ability to manage risk-weighted assets in both our ongoing businesses and those we may seek to exit, our decision or ability to refinance regulatory capital instruments under terms and conditions similar or more favorable compared to prior financing, securities market fluctuations, and foreign currency movements. See “Item 3.D. Key Information—Risk Factors—Risks Related to Our Ability to Meet Regulatory Capital Requirements” and “Item 4.B. Information on the Company—Business Overview—Supervision and Regulation” in our most recent annual report on Form 20-F or any subsequent update thereto.

Any of the foregoing and other changes and variables may individually or in the aggregate negatively affect our consolidated Common Equity Tier 1 ratio and thus increase the risk of a Capital Ratio Event at any time, the occurrence of which would lead to a Going Concern Write-Down, as a result of which you could lose all or part of the value of your investment in the AT1 Securities. The market price of the AT1 Securities is expected to be affected by changes in our consolidated Common Equity Tier 1 ratio. We may decide not to take any measures, including raising capital at a time when it is feasible to do so, even if our failure to take such an action would result in the occurrence of a Capital Ratio Event. Our decisions could cause you to lose all or part of the value of your investment in the AT1 Securities due to their effect on our Common Equity Tier 1 ratio, but you will not have any claim against us relating to such decisions, even if they result in the occurrence of a Capital Ratio Event. We will have no obligation to consider the interests of the holders of the AT1 Securities when making decisions relating to our businesses and operations, including in respect of our capital management. As a result, in making such decisions, our interests may not be aligned with those of the holders of the AT1 Securities.

Because of the inherent uncertainty regarding whether a Capital Ratio Event will occur, it will be difficult to predict when, if at all, a Going Concern Write-Down may occur. Accordingly, the market value of the AT1 Securities may not necessarily be evaluated in a manner similar to other types of debt securities issued by non-financial institutions or by financial institutions subject to different regulatory regimes. In addition, the trading behavior of the AT1 Securities may not necessarily follow the trading behavior of other types of securities. Any indication or perception that we are approaching circumstances that could result in a Capital Ratio Event occurring may also have an adverse effect on the market price and liquidity of the AT1 Securities.

Furthermore, future regulatory or legislative developments, including relating to the Japanese capital adequacy regulations, or other factors (including changes in the official positions regarding application or interpretation of applicable laws and regulations) could lead to our issuing any subordinated debt securities in the future that have a write-down (or equity conversion) provision with procedures different from the Going Concern Write-Down provisions of the AT1 Securities and that may have terms more favorable to holders of such securities compared to the AT1 Securities. Such developments or other factors could also lead to our exercising the option to redeem the AT1 Securities if the AT1 Securities should no longer be treated as our Additional Tier 1 capital under the Japanese banking regulations. As a consequence, the value of the AT1 Securities could be adversely affected.

We may cancel interest payments on the AT1 Securities, in whole or in part, at any time. Cancelled interest will not be due and will not accumulate or be payable at any time thereafter, and you will have no rights with respect to cancelled interest.

Interest payments on the AT1 Securities will be cancelled at our sole discretion, and we will have absolute discretion at all times and for any reason to cancel any interest payment, in whole or in part, that would otherwise be payable on any interest payment date, as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Optional Cancellation of Interest Payments.” Interest will only be due and payable on an interest payment date to the extent it is not cancelled in accordance with the terms of the AT1 Securities. If we determine not to make an interest payment on any interest payment date (or if we determine to make a payment of a portion, but not all, of such interest payment), such determination will be sufficient to effect the cancellation of such interest payment (or the portion of such interest payment) without any further action being taken or any other condition being satisfied and the non-payment will evidence the exercise of our determination to cancel such interest payment (or the portion of such interest payment not paid). If we cancel any scheduled interest payment, such interest payment will not be or become due and will not accumulate or be payable at any time thereafter, and in no event will you have any right to or claim against us with respect to such interest amount or be able to accelerate the principal of the AT1 Securities as a result of such interest cancellation. Furthermore, no cancellation of interest in accordance with the terms of the AT1 Securities will constitute a default in payment or otherwise under the terms of the AT1 Securities and the AT1 Indenture. There can, therefore, be no assurances that you will receive interest payments in respect of the AT1 Securities.

Since the AT1 Securities are intended to qualify as our Additional Tier 1 capital, we may cancel any interest payment, in whole or in part, on the AT1 Securities at our sole discretion, in which case such interest payment will not become due and will not accumulate or be payable at any time thereafter, and, notwithstanding such cancellation or that the AT1 Securities rank senior to our common shares, we may use funds that could have been applied to make such cancelled interest payments to pay dividends on our common shares or preferred shares, if any, or to meet our other obligations as they become due, including on any junior or parity liabilities (such as any other series of additional tier 1 debt securities we may issue under the AT1 Indenture), subject to certain limited restrictions (described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments”). As a result, the holders of the AT1 Securities may also recover, if at all, less ratably than the holders of liabilities that otherwise rank pari passu with or junior to the AT1 Securities, or any classes of common shares or preferred shares.

If practicable, we will endeavor to provide notice of any cancellation of interest (in whole or in part) to you through DTC and to the trustee at least ten business days prior to the relevant interest payment date, and if delayed, we will endeavor to provide such notice as soon as possible. However, failure or delay to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give you any rights as a result of such failure.

The secondary market for the AT1 Securities may have certain expectations with respect to our making interest payments in the future on the basis of past practice, and these expectations may be reflected in the secondary trading prices of the AT1 Securities. Any cancellation of interest payments in whole or in part will likely result in a material adverse effect on the market value and liquidity of the AT1 Securities.

In addition to our right to cancel (in whole or in part) interest payments at any time, the terms of the AT1 Securities also restrict us from making interest payments on the AT1 Securities if we have insufficient distributable funds, in which case such interest will be deemed to have been cancelled. Interest that is deemed cancelled will not be due and shall not accumulate or be payable at any time thereafter and you will have no rights thereto.

We will not make an interest payment on the AT1 Securities on any interest payment date if and to the extent that the amount of funds available for payment of interest on the AT1 Securities falls short of the amount of interest payable on the AT1 Securities, as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation.” The amount of such available funds in respect of any interest payment date will be an amount equal to (1) our distributable amount as defined in the Company Law of Japan (Law No. 86 of 2005, as amended; the “Company Law”) on such date (after deducting the sum of any dividends or interest that has been paid on the AT1 Securities and any liabilities of the Company that are subject to substantially the same terms in respect of interest payments as those of the AT1 Securities, and any securities effectively ranking junior in right of interest payments to the AT1 Securities in respect of either of the terms, as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Optional Cancellation of Interest Payments” or “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation,” from the beginning of the fiscal year in which such date falls until the day immediately prior to such date), multiplied by (2) the quotient of (i) the amount of interest payable on the AT1 Securities on the interest payment date divided by (ii) the sum of interest payable on the AT1 Securities and dividends or interest payable on most senior ranking class of preferred shares in our capital, if any, and any other securities that are subject to substantially the same terms in respect of rights of interest payments as those of the AT1 Securities as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Optional Cancellation of Interest Payments” or “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation,” on the same interest payment date. Our distributable amount is the amount of surplus of our net assets over our capital and statutory reserves with adjustments calculated on a non-consolidated basis under the accounting principles generally accepted in Japan in accordance with the Company Act of Japan. Any adverse change in our financial position or profitability, or our distributable amount, as calculated on an unconsolidated basis, may have a material adverse effect on our ability to make interest payments on the AT1 Securities.

Any interest cancelled in respect of the AT1 Securities on any relevant interest payment date will not be due and will not accumulate or be payable at any time thereafter, and you will have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. Furthermore, no cancellation of interest in accordance with the terms of the AT1 Securities will constitute a default in payment or otherwise under the terms of the AT1 Securities and the AT1 Indenture.

If practicable, we will endeavor to provide notice of any cancellation of interest (in whole or in part) to you through DTC and to the trustee at least ten business days prior to the relevant interest payment date. However, failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give you any rights as a result of such failure.

We have outstanding parity securities and liabilities, and we may issue new parity securities or liabilities that may reduce amounts available to pay interest on the AT1 Securities and may also issue other securities effectively having priority over the AT1 Securities with respect to interest or dividend payments.

Under the terms of the AT1 Securities, as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation,” the amount of funds available for any interest payment on the AT1 Securities on any interest payment date will be prorated with all parity securities, which are subject to effectively the same terms in respect of rights of interest payments as those of the AT1 Securities as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Optional Cancellation of Interest Payments” or “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation.”

In addition, any amount that may be allocated to an interest payment on the AT1 Securities on an interest payment date may be reduced or depleted if we elect to pay dividends on the shares of our common stock or preferred shares, if any, from our distributable funds prior to such interest payment date on the AT1 Securities. We usually pay year-end dividends in June to the holders of record of our common stock as of March 31 and semi-annual dividends in December to the holders of record of our common stock as of September 30, if we elect to pay any dividend.

Furthermore, in making any determination with respect to the payment or cancellation of any interest payments on the AT1 Securities, we may take into consideration our contractual obligations under the AT1 Securities as well as factors beyond any contractual limitations or obligations. In particular, even when we have the financial ability to make interest payments on the AT1 Securities, we may determine to cancel interest payments on the AT1 Securities in consideration of such contractual obligations related to, as well as fairness to holders of, other parity securities and liabilities, preferred shares or common shares to whom we may not be able to pay dividends or interest.

We currently have outstanding parity securities and liabilities, and we are authorized to issue additional shares of common stock and several classes of preferred shares under our articles of incorporation. The AT1 Indenture contains no restrictions on further issuances of such shares, AT1 Securities or such parity securities and liabilities or other securities effectively having priority over the AT1 Securities with respect to interest or dividend payments in the future, although we currently have no outstanding preferred shares. As a result, your pro rata share in any amount that may be allocated from our distributable funds to interest or dividend payments, or our ability to make interest payments on the AT1 Securities, could be reduced or negatively affected.

Regulatory capital and other requirements may result in restrictions on our ability to make distributions in certain circumstances, in which case we may reduce or cancel interest payments on, or may be unable to redeem or repurchase, the AT1 Securities.

The bank capital and other regulatory frameworks to which we are subject require us to hold certain levels of capital, including Common Equity Tier 1 capital and additional loss absorbing capacity. A failure to hold sufficient levels of capital as required by these frameworks (as may be amended from time to time) may result in restrictions on distributions being applied pursuant to which we will make a determination to cancel, in whole or in part, interest payments in respect of the AT1 Securities. Cancellation, in whole or in part, of interest payments in respect of the AT1 Securities may affect the value of your investment in the AT1 Securities.

Under the regulatory capital standards adopted by the FSA, we are currently required, on a consolidated basis, to hold a minimum amount of total regulatory capital of 8.0% of risk weighted assets, a minimum amount of Tier 1 capital of 6.0% of risk weighted assets and a minimum amount of Common Equity Tier 1 capital of 4.5% of risk weighted assets. In addition to these minimum requirements, we are required to maintain several regulatory capital buffers, on a consolidated basis, with Common Equity Tier 1 capital. Such regulatory capital buffers, as currently applied to us, consist of a capital conservation buffer of 2.5%, a G-SIB surcharge of 1.5% and a countercyclical buffer ranging from 0% to 2.5% to be calculated as the weighted average of the buffers deployed across all of the jurisdictions to which we have credit exposures. Furthermore, under the leverage ratio regulations adopted by the FSA, we are currently required to maintain a minimum leverage ratio of 3.00% plus a G-SIB leverage ratio buffer equal to 50% of the applicable G-SIB surcharge, which is currently 0.75%. The minimum leverage ratio requirement applicable to us will be raised on and after April 1, 2024, to 3.15% plus a G-SIB leverage ratio buffer set at 50% of a G-SIB surcharge plus 0.05%. In addition, under the Japanese TLAC Standard, a Japanese G-SIB, including us, is also currently required to maintain certain minimum levels of capital and liabilities that are deemed to have loss-absorbing and recapitalization capacity, or External TLAC, in an amount not less than 18% of its consolidated risk-weighted assets and 6.75% of the applicable Basel III leverage ratio denominator. The applicable external TLAC ratio on a total exposure basis will be raised from 6.75% to 7.10% on and after April 1, 2024. See “Item 4.B. Information on the Company—Business Overview—Supervision and Regulation—Japan” in our most recent annual report on Form 20-F or any subsequent update thereto.

As a G-SIB, we may be subject to stricter capital ratio requirements in the future. In addition, there may be future developments or changes in laws, regulations or rules regarding bank regulatory capital which may require us to reserve greater regulatory capital or buffer capital.

If we fail to meet the regulatory capital buffer requirements, including if the capital buffers are used and reduced below the required level to make up for our required External TLAC ratio on a risk-weighted assets basis, under the Japanese capital distribution constraints system, the FSA may order us to submit and carry out a capital distribution constraints plan. A capital distribution constraints plan must be reasonably designed to restore the required regulatory capital buffers by restricting capital distributions, such as dividends, interest payments on the AT1 Securities, share buybacks, redemption and repurchases of the AT1 Securities, and bonus payments, up to a certain amount depending on the level of the deficit in our regulatory capital buffers. As a consequence, in the event that our consolidated Common Equity Tier 1 capital is insufficient to meet the regulatory capital buffer requirements applicable to us, we will make a determination to cancel interest payments, in whole or in part, in respect of the AT1 Securities. Furthermore, if we make a determination to cancel interest payments in respect of the AT1 Securities pursuant to a capital distribution constraints plan, we are not restricted from making any dividend or interest payments on our common shares or other liabilities. By your purchase or acquisition of the AT1 Securities, you will be deemed to have agreed to be bound by such interest cancellation provisions in respect of the AT1 Securities.

The AT1 Securities may be traded with accrued interest, but under certain circumstances described above, such interest may be cancelled and not paid on the relevant interest payment date.

The AT1 Securities may trade, and/or the prices for the AT1 Securities may appear, on the trading systems with accrued interest. If this occurs, purchasers of AT1 Securities in the secondary market may pay a price that includes such accrued interest upon purchase of the AT1 Securities. Moreover, the secondary market for the AT1 Securities may have certain expectations with respect to our making interest payments in the future on the basis of past practice, and these expectations may be reflected in the secondary trading prices of the AT1 Securities. However, if a payment of interest on any interest payment date is cancelled (in each case, in whole or in part) as described herein and thus is not due and payable, purchasers of the AT1 Securities will not be entitled to that interest payment (or if we elect to make a payment of a portion, but not all, of such interest payment, the portion of such interest payment not paid) on the relevant interest payment date.

Any cancellation of interest payments in whole or in part may, in turn, adversely affect your ability to sell your AT1 Securities in the secondary market and, as a result, the value and liquidity of your investment in AT1 Securities.

The AT1 Securities constitute subordinated obligations.

The AT1 Securities will constitute direct and unsecured obligations of MUFG that are conditional and perpetual and, in the event of our liquidation, subordinated to all of the existing and future obligations (including fixed-term subordinated obligations) of MUFG other than liabilities under the AT1 Securities and MUFG’s liabilities that rank effectively pari passu with or subordinate to the AT1 Securities as to liquidation distributions, and will rank pari passu with MUFG’s liabilities that rank effectively pari passu with the AT1 Securities as to liquidation distributions, subject to a principal write-down, as further described in “Description of Perpetual Subordinated Debt Securities—Subordination.”

Upon the occurrence of a Liquidation Event, your right of payment as a holder of AT1 Securities will rank senior in priority only to any payments to holders of our common shares, and our assets will be applied to satisfy all claims of creditors that are senior to the claims of holders of AT1 Securities before being applied to satisfy your claims. If we do not have sufficient assets to settle claims of such senior creditors in full, your claims will not be settled and, as a result, you will lose the entire amount of your investment in the AT1 Securities. In case of a Liquidation Event, the AT1 Securities will share equally in payment with claims in respect of liabilities ranking pari passu as to liquidation distributions with the AT1 Securities, including any other series of AT1 Securities issued under the AT1 Indenture and the most senior ranking class of preference shares in priority of payment as to liquidation distributions in our capital from time to time, if we do not have sufficient funds to make full payments on all of them, as applicable. In such a situation, you may lose all or part of your investment. As a practical matter, if a Non-Viability Event, Bankruptcy Event or Capital Ratio Event occurs, the principal amount of the AT1 Securities will be written down in whole or in part, and as a result, you may recover, if at all, less ratably than the holders of liabilities or shares that otherwise rank pari passu with or junior to the AT1 Securities, but that do not contain similar write-down provisions.

Subject to compliance with applicable regulatory requirements, we expect from time to time to incur additional indebtedness or other obligations that will constitute senior or subordinated indebtedness, and neither the AT1 Securities nor the AT1 Indenture contains any provisions restricting the ability of us or our subsidiaries to incur senior or subordinated indebtedness. Although the AT1 Securities may pay a higher rate of interest than comparable securities which are not so subordinated, you may lose all or some of your investment in the AT1 Securities upon the occurrence of a Liquidation Event since our assets will be available for any payment to you only after all of our senior and more senior subordinated creditors have been paid in full. In the future, we may also incur indebtedness that ranks pari passu with or junior to the AT1 Securities but are not subject to write-down provisions similar to those of the AT1 Securities, which may provide for a higher recovery than the AT1 Securities as a result of the effects of any write-down of the principal amount of the AT1 Securities.

Pursuant to the provisions of the Company Law, the holders of our liabilities (both subordinated and unsubordinated) will be required to file their claims in Japan in a liquidation proceeding (seisan) upon the occurrence of a Liquidation Event. Upon the expiration of the period for filing such claims, our liabilities under the claims filed will be performed or settled in a liquidation proceeding pursuant to the provisions of the Company Law and other applicable laws. We will have no liability to you for any loss resulting from your failure to receive any distribution, or from any delay in the receipt thereof, in each case as a result of your (or your custodian, nominee, broker or other representative) failing to duly file their claims in Japan in a timely manner or at all.

The AT1 Indenture does not contain any limitations on our incurrence or assumption of indebtedness or other liabilities that are senior to the AT1 Securities.

In addition, the Additional Tier 1 Debt Securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries. See “—Risks Related to the Debt Securities—The debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank, the Trust Bank, the Securities HD and MUMSS.”

We may redeem the AT1 Securities in our sole discretion on or after the fifth year anniversary of their issuance or at any time for regulatory or tax reasons, subject to certain conditions.

We may in our sole discretion redeem the AT1 Securities in whole, but not in part, on such day falling on or after the fifth year anniversary of their issuance as may be determined by us at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption, except to the extent of any interest cancelled in accordance with the terms of the AT1 Securities, unless the AT1 Securities has been subject to one or more Going Concern Write-Downs and such written down amount has not be reinstated in full on the date fixed for redemption, as described under “Description of Perpetual Subordinated Debt Securities—Optional Redemption and Repurchases—Optional Redemption.” In addition, we have the option at any time to redeem the AT1 Securities in whole, but not in part, at 100% of their principal amount outstanding at the time plus any accrued and unpaid interest to (but excluding) the date of redemption, except to the extent of any interest cancelled in accordance with the terms of the AT1 Securities, upon our determination that there is more than an insubstantial risk that the AT1 Securities may no longer be included in our Additional Tier 1 capital, as described under “Description of Perpetual Subordinated Debt Securities—Optional Redemption and Repurchases—Optional Regulatory Redemption,” or upon the occurrence of certain tax events, as described under “Description of Perpetual Subordinated Debt Securities—Optional Redemption and Repurchases—Optional Tax Redemption,” regardless of whether such redemption would be favorable or unfavorable to you. See “—Risks Related to the Debt Securities—Changes in applicable laws and regulations may adversely affect the rights of holders of the debt securities.” Any such redemption is subject to certain conditions, including our obtaining prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect).

Any decision by us as to whether we will exercise our option to redeem the AT1 Securities will be made in our absolute discretion, subject to certain conditions. Our decision may be influenced by factors such as, but not limited to, the economic impact of exercising such option to redeem the AT1 Securities, the applicable capital, TLAC, and other regulatory requirements, any tax consequences, and the prevailing market conditions. We may, for example, decide to redeem the AT1 Securities if the interest payable on the AT1 Securities is greater than the interest that would be payable on our other financial instruments of comparable terms and of a comparable credit rating.

You will not have the right to request the redemption of the AT1 Securities. As a result, you may be required to bear the financial risks of an investment in the AT1 Securities permanently. You should not invest in the AT1 Securities with the expectation that we will exercise our option to redeem them. On the other hand, if we redeem the AT1 Securities, you may not be able to reinvest the redemption proceeds in financial instruments offering a yield comparable to that on the AT1 Securities. Furthermore, the redemption feature of the AT1 Securities (and, in particular, any market perception that a call right may be exercised) may limit their market value, which is unlikely to rise substantially above the price at which the AT1 Securities can be redeemed.

The remedies available to you as holders of the AT1 Securities are limited.

There is no right of acceleration in the case of non-payment of principal of or interest on the AT1 Securities or of a failure to perform any of our obligations under or in respect of the AT1 Securities. You may not at any time demand repayment or redemption of the principal amount of the AT1 Securities. Moreover, by your purchase or acquisition of the AT1 Securities, you will be deemed to have agreed to have no rights to take any action or enforce any rights or to instruct the trustee to take any action or enforce any rights whatsoever in connection with the AT1 Securities upon the occurrence of a Non-Viability Event, Bankruptcy Event or Capital Ratio Event.

Upon the occurrence of a Liquidation Event, the sole remedy against us practically available for recovery of amounts owing under the AT1 Securities is that, subject to certain conditions, the trustee, on behalf of the holders of the AT1 Securities may, at its discretion, or will at the direction of the holders of 25% of the aggregate principal amount of the outstanding AT1 Securities, subject to applicable laws, file liquidation claims in our liquidation proceedings.

The remedies under the AT1 Securities are more limited than those typically available to our other creditors. For further detail regarding the limited remedies of the trustee (acting on your behalf) and you as a holder of AT1 Securities, see “Description of Perpetual Subordinated Debt Securities—No Events of Default or Rights of Acceleration.”

Following a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, clearance and settlement of AT1 Securities will be suspended and may not be completed as expected or at all.

Upon the occurrence of a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, we will endeavor to deliver a notice of principal write-down to the holders of the AT1 Securities as described in “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups.” In the case of a full write-down, following the receipt of such write-down notice, DTC is expected to suspend all clearance and settlement of transfers through DTC of AT1 Securities. Due to such suspension, you may not be able to settle any transfer of AT1 Securities even if the transfer is initiated prior to such suspension.

DTC’s processing of such write-down notice may only be completed after the date on which the relevant principal write-down is scheduled. No assurance can be given as to the period of time required by DTC to complete the update of its records or the availability of procedures to effect any principal write-down in a timely manner or at all. Due to such delay or unavailability, a transfer that is initiated prior to a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, as the case may be, may fail to settle and the transferor may be unable to receive any settlement amount through DTC. On the other hand, a transfer may be settled though initiated after a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, as the case may be, if processed before DTC’s suspension, in which case the transferee may be required to pay the settlement amount through DTC. However, no right to recover or receive compensation for any loss resulting from any such settlement or failed settlement will be available to you once a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, has occurred, regardless of whether you have received actual or constructive notice of such fact or otherwise. See “—The AT1 Securities will be subject to a Write-Down and Cancellation upon the occurrence of a Non-Viability Event, in which case you will lose the entire value of your investment,” “—The AT1 Securities will be subject to a Write-Down and Cancellation upon the occurrence of a Bankruptcy Event, in which case you will lose the entire value of your investment” and “—The AT1 Securities will be subject to a Going Concern Write-Down upon the occurrence of a Capital Ratio Event, in which case you will lose all or part of the value of your investment.”

As a result, notwithstanding such delay or unavailability, holders of AT1 Securities may lose the entire or the relevant partial value of their investment in AT1 Securities on the date on which the relevant full or partial principal write-down occurs. Furthermore, the conveyance of a write-down notice and settlement with respect to AT1 Securities following a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event will be subject to such procedures of DTC and the relevant participants as may be in effect from time to time.

The AT1 Indenture contains no restrictions on our ability to incur future indebtedness, pledge or dispose of our assets, or make dividend or other payments and provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the AT1 Securities.

The AT1 Indenture contains no restrictions on the amount of securities or other liabilities which we may issue, incur or guarantee, including secured obligations and unsecured obligations that rank senior to the AT1 Securities or that rank pari passu with the AT1 Securities. In the future, we may also incur indebtedness that ranks pari passu with or junior to the AT1 Securities but is not subject to write-down provisions similar to the AT1 Securities. An increase in the outstanding amount of such securities or other liabilities may limit our ability to meet the obligations under the AT1 Securities, thereby increasing the likelihood of cancellation of interest payments, and may also reduce the amount recoverable by you upon liquidation of MUFG.

Except as required by applicable capital, liquidity and other regulatory requirements, and except in cases where we are restricted from making dividend or interest payments as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments,” the AT1 Indenture also contains no restrictions on our ability to pledge or dispose of our assets, make investments, or repurchase shares or pay dividends or make other payments in respect of our common stock or other securities, any of which could adversely affect our ability to pay our obligations under the AT1 Securities.

In addition, except as required by applicable capital, liquidity and other regulatory standards, the AT1 Indenture contains no financial covenants, including those requiring us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity. You are not protected under the AT1 Indenture in a merger or other change of control event, except to the extent described under “Description of Perpetual Subordinated Debt Securities—Covenants.”

The amount of any interest cancellation, principal write-down or write-up, or recovery in proceedings in Japan on the AT1 Securities may be calculated and determined in Japanese yen, and you will not be compensated for any currency exchange loss resulting from any conversion of such amount into U.S. dollars or other currencies.

If any interest payment in respect of the AT1 Securities is cancelled, in whole or in part, or if any portion of the principal amount of the AT1 Securities is written down or written up, we expect the amount of such interest cancellation or principal write-down or write-up to be calculated and determined based on our financial, regulatory capital ratio and other information prepared in Japanese yen in accordance with applicable Japanese laws and regulations, the accounting principles generally accepted in Japan and the terms of the AT1 Securities.

We expect to determine and apply to the AT1 Securities the value of any such amount converted into the currency in which the AT1 Securities are denominated in a manner we deem appropriate. In addition, if any recovery is obtained on the AT1 Securities in liquidation or other proceedings in Japan, the amount of such recovery may be denominated only in Japanese yen. As a result, the value of any such amount when and as converted into U.S. dollars or any other currency will change, depending on the currency exchange rate applied at any given time, and fluctuations in the applicable foreign exchange rate may increase your risk of loss on your investment in the AT1 Securities if and to the extent you are managing your investment in U.S. dollars or any currency other than the Japanese yen. Furthermore, any period of delay between the time when any such amount is determined in Japanese yen and the time when such amount is converted into U.S. dollars or another currency may further increase your risk of loss as the applicable foreign exchange rate may fluctuate during such period. No interest or other compensation is payable on or for any loss incurred due to the impact of foreign exchange rate fluctuations on your investment in the AT1 Securities.

The AT1 Securities may be assigned a credit rating below investment grade, in which case the AT1 Securities will be subject to the risks associated with non-investment grade securities.

The AT1 Securities may be assigned a credit rating below investment grade upon issuance or downgraded from investment grade to below investment grade after issuance. See “—Risks Related to the Debt Securities—A downgrade of any credit rating assigned to the debt securities may adversely affect the market value of the debt securities.” In such case, the AT1 Securities will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, decreases in our capital ratios, negative changes in our liquidity conditions, increases in our leverage or deteriorating outlooks for us, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities.

The U.S. federal income tax treatment and Japanese tax treatment of a write-down or reinstatement of principal of the AT1 Securities is uncertain.

The U.S. federal income tax treatment of a full or partial write-down or reinstatement of principal of the AT1 Securities is uncertain. For example, you likely would not be entitled to a deduction for loss at the time of a partial write-down and it is unclear whether you would be entitled to a deduction for loss at the time of a full write-down. You may, for example, be required to wait to take a deduction for a full write-down until it is certain that no reinstatement can occur, or until there is an actual or deemed sale, exchange, retirement or other taxable disposition of the AT1 Securities. It is also possible that, if you take a deduction at the time of a full write-down, you may be required to recognize income or gain at the time of a future principal reinstatement. See “Taxation—U.S. Taxation—Taxation of AT1 Securities.” We urge you to consult your tax advisors to determine the U.S. federal income tax consequences of a write-down or reinstatement of principal of the AT1 Securities.

In addition, the Japanese tax treatment of the AT1 Securities in respect of the write-down of the principal and the future reinstatement of the principal is not clear, due to lack of court or tribunal precedents or official interpretation of the relevant tax authority on this point. Accordingly, different considerations may apply with respect to the treatment of the redemption loss, meaning any negative difference between the acquisition price of the interest-bearing debt securities of the holder and the amount which the holder receives upon redemption of such interest-bearing debt securities, set forth in “Taxation—Japanese Taxation—Interest and Redemption Gain or Redemption Loss on Debt Securities—1. Non-resident Investors—1.2. Redemption Gain or Redemption Loss,” in relation to the AT1 Securities, including whether the redemption loss that would otherwise be recognized can be recognized at the time of the write-down of the principal or whether any income or gains, withholdable or otherwise, arise as a result of the future reinstatement of the principal. The holders of the AT1 Securities should consult their own legal, tax, accountancy or other professional advisors in relation to the foregoing.

MITSUBISHI UFJ FINANCIAL GROUP, INC.

We are a bank holding company incorporated on October 1, 2005 as a joint stock company (kabushiki kaisha) under the Company Law of Japan. Through our subsidiaries and affiliated companies, we engage in a broad range of financial businesses and services, including commercial banking, investment banking, trust assets and asset management services, securities businesses, and credit card businesses, and provide related services to individuals and corporate customers in Japan, Thailand and Indonesia and to corporate customers around the world. For a more detailed description of our history and business, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus or any applicable prospectus supplement.

Recent Developments

In August 2023, the Bank acquired 24,000,000 shares of the common stock of U.S. Bancorp (“USB”), which constitutes an additional investment in USB, for a purchase price of approximately $936 million, or $39.00 per share (the “Investment”). Following this Investment, the Bank’s total shareholding in USB increased to 4.39%.

The proceeds received by USB for the Investment are to be paid to MUFG’s subsidiary, MUFG Americas Holdings Corporation, to reduce USB’s $3.5 billion outstanding obligation due within five years of the closing date, December 1, 2022, of the sale of MUFG Union Bank, N.A. (“Union Bank”) under the Share Purchase Agreement, dated September 21, 2021, with respect to the sale of Union Bank.

In addition, for purposes of strengthening sustainable non-Japanese yen funding capacity, the Bank has entered into an agreement, which is contractually available for complementary U.S. dollar liquidity support, with U.S. Bank National Association, a bank subsidiary of USB.

USE OF PROCEEDS

The net proceeds from our sale of the debt securities and the use of such proceeds will be described in an applicable prospectus supplement or any related free writing prospectus authorized by us.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following description of the terms of the senior debt securities contains certain general terms that may apply to the senior debt securities. The specific terms of any series of senior debt securities will be described in the applicable prospectus supplement relating to such series of senior debt securities. The Company may also prepare free writing prospectuses that describe particular series of senior debt securities. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to an applicable free writing prospectus, unless the context otherwise requires.

The following description summarizes only those terms of the senior debt securities that the Company believes will be most important to your decision to invest in any senior debt securities and may not discuss other terms that are also important to you. If you invest in any senior debt securities, your rights as a securityholder will be determined by the senior debt securities, the Senior Indenture, and the U.S. Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, under which the Senior Indenture is qualified. The terms of the senior debt securities will include those expressly set forth in the Senior Indenture and those made part of the Senior Indenture by reference to the Trust Indenture Act.

The following description is subject to, and is qualified in its entirety by reference to, the Senior Indenture, including the definitions contained in the Senior Indenture of certain terms of the senior debt securities, forms of which have been filed as exhibits to the registration statement of which this prospectus is part, or will be filed, or may be further modified by any form that may be filed, as exhibits to a current report on Form 6-K in connection with an offering of the relevant series of senior debt securities.

General

The applicable prospectus supplement will set forth the aggregate principal amount, maturity dates, interest payment dates and other terms of each series of senior debt securities on its cover page and in the description of the senior debt securities contained therein.

Each series of senior debt securities, when issued, will constitute direct, unconditional, unsubordinated and unsecured obligations of the Company and will rank senior to all of the existing and future subordinated debt of the Company and equally in right of payment with all of the existing and future unsecured and unsubordinated debt of the Company (except for statutorily preferred exceptions). Each series of senior debt securities will be effectively subordinated to any secured indebtedness incurred by the Company to the extent of the value of the assets securing the same. The senior debt securities are intended to qualify as the Company’s External TLAC debt under the Japanese TLAC Standard. As such, notwithstanding the senior debt securities being the Company’s senior unsecured obligations, the senior debt securities are structurally subordinated to the liabilities of MUFG’s subsidiaries. See also “Risk Factors—Risks Related to the Debt Securities—The debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank, the Trust Bank, the Securities HD and MUMSS,” and “Risk Factors—Risks Related to the Debt Securities—The debt securities are intended to qualify as our External TLAC debt as well as our Tier 2 capital or Additional Tier 1 capital, as applicable, and as a result, the value of the debt securities could be materially adversely affected, and you may lose all or a portion of your investments.”

The senior debt securities will be repaid at maturity at a price of 100% of the principal amount thereof. The Senior Indenture provides that a series of senior debt securities may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption and Repurchases—Optional Redemption” or “—Optional Redemption and Repurchases—Optional Tax Redemption.”

The senior debt securities may be denominated and payable in U.S. dollars or other foreign currencies. The senior debt securities do not provide for any sinking fund. Temporary documents of title will not be issued.

Payments on the senior debt securities will be made in accordance with any laws, regulations or administrative practices applicable to the Company and its agents in respect thereof, including the requirements under Japanese tax law.

“Business Day” means a day which is not a day on which banking institutions in New York and Tokyo are authorized by law or regulation to close.

Interest

Floating Rate Interest

Any series of senior debt securities with floating rate interest that may be issued will bear interest at the relevant floating interest rate as described in the applicable prospectus supplement or free writing prospectus with respect to the relevant series of floating rate senior debt securities.

Fixed Rate Interest

Any series of senior debt securities with fixed rate interest that may be issued will bear interest at the relevant fixed interest rate as described in the applicable prospectus supplement or free writing prospectus with respect to the relevant series of fixed rate senior debt securities.

Optional Redemption and Repurchases

Optional Redemption

A series of senior debt securities may, subject to prior confirmation of the FSA (as defined below) (if such confirmation is required under the Applicable Banking Regulations (as defined below)), be redeemed at the option of the Company as described in the applicable prospectus supplement or free writing prospectus with respect to the relevant series of senior debt securities.

“FSA” means the Financial Services Agency of Japan or its successor regulatory authority.

“Applicable Banking Regulations” means the Banking Act of Japan (Act No. 59 of 1981, as amended), and any orders, rules, regulations, ordinances, public ministerial announcements, guidelines and policies thereunder applicable at any time as the context may require under the Senior Indenture, including, without limitation, the Public Ministerial Announcement (kokuji (No. 9 of the FSA Public Ministerial Announcement of 2019, as amended)) prescribing the capital adequacy regulations applicable to bank holding companies.

Optional Tax Redemption

A series of senior debt securities may, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), be redeemed at the option of the Company, in whole but not in part, at any time, on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the relevant series of senior debt securities then outstanding (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and “additional amounts” (as described below), if any), if the Company determines and certifies to the trustee prior to giving notice of redemption that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of the applicable prospectus supplement, the Company is, or on the next interest payment date would be, required to pay any additional amounts in respect of Japanese taxes which cannot be avoided by measures reasonably available to the Company; provided that, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment of additional amounts if a payment in respect of the relevant series of senior debt securities were then due. Additional amounts are payable by the Company under the circumstances described below under “—Payment of Additional Amounts.”

Prior to the mailing of any notice of redemption of a series of senior debt securities pursuant to the foregoing, the Senior Indenture requires that the Company deliver to the trustee a certificate signed by a responsible officer of the Company stating that the conditions precedent to such redemption have been fulfilled and an opinion of an independent tax counsel or tax consultant of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant securityholders.

Repurchases

The Company, or any of its subsidiaries, may, at any time, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), purchase any or all of the senior debt securities in the open market or otherwise at any price in accordance with any applicable law or regulation. Subject to applicable law, neither the Company nor any of its subsidiaries shall have any obligation to offer to purchase any senior debt securities held by any holder as result of the Company’s or such subsidiary’s purchase or offer to purchase senior debt securities held by any other holder in the open market or otherwise. Senior debt securities so purchased by the Company or its subsidiaries may, at the discretion of the Company or its subsidiaries, as the case may be, be held or resold or surrendered to the relevant trustee for cancellation.

Payment of Additional Amounts

All payments of principal and interest in respect of the senior debt securities by the Company shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political sub-division of, or any authority in, or of, Japan having power to tax (“Japanese taxes”), unless such withholding or deduction is required by law. In that event, the Company shall pay to the holder of each senior debt security such additional amounts (all such amounts being referred to herein as “additional amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such senior debt security in the absence of such withholding or deduction.

However, no such additional amounts shall be payable in relation to any such withholding or deduction in respect of any senior debt security:

(i)	to or on behalf of a securityholder or beneficial owner of a senior debt security who is liable for such Japanese taxes in respect of such senior debt security by reason of its having some connection with Japan other than the mere holding of such senior debt security and the receipt of any payments in respect thereof or enforcement of rights in respect thereof; or

(ii)	to or on behalf of a securityholder or beneficial owner of a senior debt security (a) who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the Company, the trustee or a paying agent, as appropriate, or (b) whose Interest Recipient Information is not duly communicated through the Participant (as defined below) and the relevant international clearing organization to the trustee or a paying agent, as appropriate; or

(iii)	to or on behalf of a securityholder or beneficial owner of a senior debt security who is for Japanese tax purposes treated as a resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) who complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) a resident of Japan or a Japanese corporation who duly notifies (directly or through the Participant or otherwise) the trustee or a paying agent, as appropriate, of its status as not being subject to Japanese taxes to be withheld or deducted by the Company, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant senior debt security through a payment handling agent in Japan appointed by it); or

(iv)	to or on behalf of a securityholder or beneficial owner of a senior debt security who is a non-resident of Japan or a non-Japanese corporation that is a specially related person of the Company as described in Article 6, Paragraph 4 of the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”); or

(v)	to or on behalf of a securityholder or beneficial owner of a senior debt security who presents a senior debt security for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that such securityholder or beneficial owner of a senior debt security would have been entitled to such additional amounts on presenting the same on any date during such 30-day period; or

(vi)	to or on behalf of a securityholder who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any senior debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such senior debt security; or

(vii)	in any case that is a combination of any of (i) through (vi) above.

In addition, no additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code of 1986 (or any amended or successor version of such Sections), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any agreement (including any intergovernmental agreement) entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

Where a senior debt security is held through a participant of a clearing organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese taxes, if the relevant beneficial owner of a senior debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of the Company or (ii) a Japanese financial institution (a “Designated Financial Institution”) falling under certain categories prescribed by Article 6, Paragraph 11 of the Special Taxation Measures Act and the cabinet order thereunder (Cabinet Order No. 43 of 1957, as amended) (together with the ministerial ordinance and other regulations thereunder, the “Act”), all in accordance with the Act, such beneficial owner of a senior debt security must, at the time of entrusting a Participant with the custody of the relevant senior debt security, provide certain information prescribed by the Act to enable the Participant to establish that such beneficial owner of a senior debt security is exempted from the requirement for Japanese taxes to be withheld or deducted (the “Interest Recipient Information”) and advise the Participant if such beneficial owner of a senior debt security ceases to be so exempted, including the case where the relevant beneficial owner of the senior debt security who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Company.

Where a senior debt security is not held by a Participant, in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese taxes, if the relevant beneficial owner of a senior debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of the Company or (ii) a Designated Financial Institution, all in accordance with the Act, such beneficial owner of a senior debt security must, prior to each date on which it receives interest, submit to the Company, the trustee or a paying agent, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Written Application for Tax Exemption”) in the form obtainable from the Company, the trustee or any paying agent, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner of a senior debt security, the title of the senior debt securities, the relevant interest payment date, the amount of interest payable and the fact that such beneficial owner of a senior debt security is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.

By subscribing for the senior debt securities, a securityholder will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially related person of the Company or (ii) a Designated Financial Institution.

If (i) subsequent to making a payment on the senior debt securities without withholding or deduction of Japanese taxes, the Company is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the senior debt securities) shall be required to reimburse the Company, in Japanese yen, for the amount remitted by the Company to the Japanese taxing authority.

As used in this section, the “Relevant Date” means the date on which any payment in respect of a senior debt security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the securityholders in accordance with the Senior Indenture.

The obligation to pay additional amounts shall not apply to (i) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal or interest on the senior debt securities; provided that, except as otherwise set forth in the senior debt securities and the Senior Indenture, the Company shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any respective political subdivision or any taxing authority thereof or therein, with respect to the Senior Indenture or as a consequence of the issuance of the senior debt securities.

References to principal or interest in respect of the senior debt securities shall be deemed to include any additional amounts due in respect of Japanese taxes which may be payable as set forth in the senior debt securities and the Senior Indenture.

Events of Default

An event of default is defined under the Senior Indenture as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus and the applicable prospectus supplement as an event of default with respect to any series of senior debt securities, having occurred and be continuing:

(i)	default by the Company in the payment when due of the interest or principal in respect of any such series of senior debt securities and the continuance of any such default for a period of 30 days after the date when due, unless the Company shall have cured such default by payment within such period; or

(ii)	the Company shall fail duly to perform or observe any other term, covenant or agreement contained in any such series of senior debt securities or in the Senior Indenture in respect of such series of senior debt securities for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given first to the Company (and to the trustee in the case of notice by the holders referred to below) by the trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series (such notification must specify the Event of Default, demand that it be remedied and state that the notification is a “Notice of Default” under the Senior Indenture); or

(iii)	a decree or order by any court having jurisdiction shall have been issued adjudging the Company bankrupt or insolvent or approving a petition seeking reorganization under the Bankruptcy Law of

Japan (Law No. 75 of 2004, as amended; the “Bankruptcy Law”), the Civil Rehabilitation Law of Japan (Law No. 225 of 1999, as amended; the “Civil Rehabilitation Law”), the Corporate Reorganization Law of Japan (Law No. 154 of 2002, as amended; the “Reorganization Law”), the Company Law of Japan (Law No. 86 of 2005, as amended; the “Company Law”) or any other similar applicable law of Japan, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of all or substantially all of its property or for the winding-up or liquidation of its affairs, shall have been issued, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or

(iv)	the Company shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Law, the Civil Rehabilitation Law, the Reorganization Law, the Company Law or any other similar applicable law of Japan, or shall consent to the institution of any such proceedings or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of itself or of all or substantially all of its property, or an effective resolution shall have been passed by the Company for the winding up or dissolution of its affairs, other than for the purpose of an amalgamation or merger, provided that the continuing or successor corporation has effectively assumed the obligations of the Company under such series of senior debt securities of such series and the Senior Indenture.

Acceleration upon an Event of Default

The Senior Indenture provides that, unless otherwise set forth in a supplemental indenture, if any event of default occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of a series, by notice in writing to the Company (and to the trustee if given by the securityholders), may declare the entire principal of and interest accrued thereon to be due and payable immediately.

Pursuant to the Senior Indenture, the trustee shall give notice by mail to the holders of the senior debt securities of an event of default known to the trustee that has occurred with respect to the senior debt securities, provided that the trustee may, in certain limited circumstances, withhold such notice. The trustee shall transmit the notice within 90 days of such occurrence, unless the event of default has been cured before transmission of such notice.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any or all of the events leading to acceleration under the Senior Indenture, other than the non-payment of the principal of the senior debt securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the securityholders of a majority in aggregate principal amount of a series of senior debt securities may (if certain conditions are satisfied) annul past events of default or waive past defaults of such series of senior debt securities.

Application of Proceeds

Any money collected from the Company by a trustee under the Senior Indenture shall be applied in the order described below:

(i)	first, to the payment of costs and expenses (including indemnity payments) applicable to the series of senior debt securities for which money was collected, including reasonable compensation to the applicable trustee and any paying agent;

(ii)	second, if payment is not due on the principal of the series of senior debt securities for which money was collected, to the payment of interest on the series in default;

(iii)	third, if payment is due on the principal of the series of senior debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the series of senior debt securities for principal and interest, with interest on the overdue principal; and in case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the series of senior debt securities, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

(iv)	finally, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Indemnification of Trustee for Actions Taken on Your Behalf

The Senior Indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the securityholders relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the Senior Indenture contains a provision entitling the trustee to be indemnified and/or secured to its satisfaction by the securityholders under the Senior Indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of the senior debt securities of the relevant series outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Suits by You as an Individual Securityholder

The Senior Indenture provides that no individual securityholder may institute any action against the Company under the Senior Indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

(i)	the holder must have previously given written notice to the trustee of the continuing default;

(ii)	the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each affected series, with each such series treated as a single class, must have:

(a)	made written request to the trustee to institute that action; and

(b)	offered the trustee indemnity and/or security to its satisfaction;

(iii)	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

(iv)	the holders of a majority in principal amount of the outstanding senior debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

In addition, each securityholder will be deemed to have acknowledged, accepted, consented and agreed that, for a period of 30 days from the time the Prime Minister confirms that any measures (tokutei dai nigo sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1972, as amended; the “Deposit Insurance Act”) (or any successor provision thereto) need to be applied to the Company, the ability of securityholders and the trustee to enforce the rights under the Senior Indenture and the senior debt securities shall be subject to the limitations on the right to obtain attachment against the Company’s assets set forth in Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

Limited Right of Set-Off

Each holder of the senior debt securities will agree, by the acceptance of any interest in a senior debt security, that, if (a) the Company shall institute proceedings seeking adjudication of its bankruptcy or seeking reorganization under the Bankruptcy Law, the Civil Rehabilitation Law, the Corporate Reorganization Law, the Company Law or any other similar applicable law of Japan, and so long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging the Company bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Company’s liabilities exceed, or may exceed, its assets, or the Company suspends, or may suspend, repayment of its obligations, the holders of the senior debt securities shall not be entitled to exercise any right to set off any of the Company’s liabilities under the senior debt securities against any liabilities of the relevant holder owed to the Company.

Covenants

Consolidation, Merger, Sale or Conveyance. The Senior Indenture contains provisions permitting the Company, without the consent of the holders of the senior debt securities, to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons, provided that the successor corporation or corporations, if an entity other than the Company is a joint stock company organized and existing under the laws of Japan, assumes the Company’s obligations on the senior debt securities and under the Senior Indenture and certain other conditions are met, including that, immediately after giving effect to such transaction, no event of default under the Senior Indenture has occurred and is continuing. As an exception to the foregoing, each securityholder will be deemed to have acknowledged, accepted, consented and agreed that the Senior Indenture does not limit any sales, assignments, transfers or conveyances of business made with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such sales, assignments, transfers or conveyances made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of the Company’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto) with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), which permission may be granted by such court in accordance therewith if (i) the Company is under special supervision by, or under special control of, the Deposit Insurance Corporation pursuant to the Deposit Insurance Act, and (ii) the Company’s liabilities exceed, or are likely to exceed, its assets, or the Company has suspended, or are likely to suspend, payment of its obligations.

Evidence of the Company’s Compliance. There are provisions in the Senior Indenture requiring the Company to furnish to the trustee each year a brief certificate from the Company’s principal executive, financial or accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Senior Indenture.

Discharge

Unless otherwise set forth in a supplemental indenture and disclosed in the applicable prospectus supplement, the Company may discharge all of its obligations, other than as to transfers and exchanges, under the Senior Indenture after it has:

(i)	paid or caused to be paid the principal of and interest on all of the outstanding senior debt securities in accordance with their terms; or

(ii)	delivered to the trustee for cancellation all of the outstanding senior debt securities.

Modification of the Senior Indenture

Modification without Consent of Holders. The Company and the trustee may enter into supplemental indentures without the consent of the holders of senior debt securities issued under the Senior Indenture to:

(i)	evidence the assumption by a successor corporation of the Company’s obligations;

(ii)	add covenants for the protection of the holders of senior debt securities;

(iii)	cure any ambiguity or correct any inconsistency;

(iv)	add to, change or eliminate any of the provisions of the Senior Indenture (provided that such addition, change or elimination shall not adversely affect the interests of the holders of any outstanding series of senior debt securities in any material respect);

(v)	establish the forms or terms of any series of senior debt securities; or

(vi)	evidence the acceptance of appointment by a successor trustee.

Modification with Consent of Holders. Each of the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding senior debt securities, with each such series voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the Senior Indenture or modify in any manner the rights of the holders of the senior debt securities issued pursuant to the Senior Indenture. However, the Company and the trustee may not make any of the following changes to any outstanding senior debt security without the consent of each holder that would be affected by the change:

(i)	extend the final maturity of the security or of any installment of principal of any such security;

(ii)	reduce the principal amount;

(iii)	reduce the rate or extend the time of payment of interest;

(iv)	reduce any amount payable on redemption;

(v)	change the currency or other terms in or under which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

(vi)	change any of the Company’s obligations to pay any additional amounts on senior debt securities for any tax, assessment or governmental charge withheld or deducted (if any);

(vii)	impair the right of any holder to institute suit for any payment on any senior debt security when due; or

(viii)	reduce the percentage of senior debt securities the consent of whose holders is required for modification of the Senior Indenture.

Further Issuances

The Company reserves the right, from time to time, without the consent of the holders of the senior debt securities, to issue additional senior debt securities on terms and conditions identical to those of the senior debt securities of a series offered by this prospectus and the applicable prospectus supplement, which additional senior debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the relevant series of the senior debt securities. The Company may also issue other securities under the relevant indenture as part of a separate series that have different terms from the senior debt securities.

Concerning the Trustee

Any trustee appointed pursuant to the Senior Indenture will have and will be subject to all of the duties and responsibilities under the Senior Indenture and those with respect to an indenture trustee under the Trust Indenture Act.

The Senior Indenture provides that upon the occurrence of an event of default, the trustee will exercise the rights and powers vested in it by the Senior Indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. In the absence of such event of default, the trustee need only perform those duties that are specifically set forth in the applicable indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the Senior Indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the Senior Indenture or the senior debt securities for the benefit of the holders of the senior debt securities, unless the holders have offered to the trustee indemnity and/or security satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The Senior Indenture and the Trust Indenture Act contain limitations on the rights of the trustee thereunder, should it become a creditor of the Company or any of its subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee under the Senior Indenture and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

The Company and its subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

Neither the trustee nor any agent will be responsible in any way whatsoever for any investment decision made by a holder.

Successor Trustee

The Senior Indenture provides that the trustee with respect to a series of senior debt securities may resign or be removed by the Company, effective upon acceptance by a successor trustee of its appointment. The Senior Indenture requires that any successor trustee shall be a corporation with a combined capital and surplus of not less than U.S.$50,000,000. The Senior Indenture and the Trust Indenture Act require that any successor trustee shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee unless at the time of such acceptance such successor trustee is qualified and eligible under the Senior Indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The Senior Indenture provides that all monies paid by the Company to the trustee or paying agent for a particular series of senior debt securities for payment of principal or interest on any senior debt security which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to the Company and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such senior debt security shall thereafter look only to the Company for any payment which such holder may be entitled to collect.

New York Law to Govern

The Senior Indenture is, and the senior debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the Senior Indenture, the Company irrevocably designates Mitsubishi UFJ Financial Group, Inc., Attention: General Manager, with offices currently at 1251 Avenue of the Americas, 43rd Floor, New York, NY 10020 as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the Senior Indenture or the senior debt securities brought in any federal or state court in the County of New York, and the Company irrevocably submits to the jurisdiction of those courts.

Senior Debt Securities Denominated in Foreign Currencies

Whenever the Senior Indenture provides for an action by, or the determination of, any of the rights of, or any distribution to, holders of senior debt securities, in the absence of any provision to the contrary, any amount in respect of any senior debt security denominated in a currency or currency unit other than U.S. dollars may be treated for purposes of taking any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non-U.S. dollar amount. This amount will be calculated as of a date that the Company specifies to the paying agent or, if the Company fails to specify a date, on a date that the paying agent may determine.

Registration, Transfer and Exchange of Senior Debt Securities

The trustee will maintain at its corporate trust office a register with respect to the senior debt securities. The name of the registered holder of each senior debt security will be recorded in the register. The Company, the trustee, the registrar and the paying agent may treat the person in whose name any senior debt security is registered as the absolute owner of the senior debt security for all purposes and none of them shall be affected by any notice to the contrary.

At the option of the securityholder, subject to the restrictions contained in the senior debt security and in the Senior Indenture, the senior debt security may be transferred or exchanged for a like aggregate principal amount of senior debt securities of different authorized denominations, upon surrender for exchange or registration of transfer, at the corporate trust office of the trustee. Any senior debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer or other documentation in a form identified in the Senior Indenture. Senior debt securities issued upon exchange or transfer shall be registered in the name of the securityholder requesting the exchange or, as the case may be, the designated transferee or transferees and delivered at the trustee’s office, or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees. No service charge, other than any cost of delivery not made by regular mail, shall be imposed for any transfer or exchange of senior debt securities, but the Company or the trustee may require payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in connection with any transfer or exchange of senior debt securities.

Upon the transfer, exchange or replacement of certificated senior debt securities bearing the legend, the trustee will deliver only certificated senior debt securities bearing such legend unless the Company otherwise consents.

Trustee, Paying Agent, Registrar and Calculation Agent

The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, will initially act as trustee, paying agent and registrar for the senior debt securities, and as calculation agent with respect to the floating rate senior debt securities. The Company may change the paying agent, registrar or calculation agent without prior notice to the holders of the senior debt securities, and the Company or any of its subsidiaries may act as paying agent, registrar or calculation agent. The applicable prospectus supplement will name any such successor trustee, paying agent, registrar and, if applicable, calculation agent with respect to the series of senior debt securities being offered by such prospectus supplement.

The trustee is located at 240 Greenwich Street, New York, NY 10286.

Authenticating Agent

The Senior Indenture permits the trustee to appoint an authenticating agent or agents with respect to the senior debt securities issued under such indenture. Such authenticating agent will be authorized to act on behalf of the trustee to authenticate the senior debt securities, and senior debt securities authenticated by such authenticating agent will be entitled to the benefits of the Senior Indenture and valid and obligatory for all purposes as if authenticated by the trustee. The trustee may change the authenticating agent at any time, as more fully described in the Senior Indenture.

DESCRIPTION OF FIXED-TERM SUBORDINATED DEBT SECURITIES

The following description of the terms of the fixed-term subordinated debt securities contains certain general terms that may apply to the fixed-term subordinated debt securities. The specific terms of any series of fixed-term subordinated debt securities will be described in the applicable prospectus supplement relating to such series fixed-term subordinated debt securities. The Company may also prepare free writing prospectuses that describe particular series of fixed-term subordinated debt securities. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to an applicable free writing prospectus, unless the context otherwise requires.

The following description summarizes only those terms of the fixed-term subordinated debt securities that the Company believes will be most important to your decision to invest in any fixed-term subordinated debt securities and may not discuss other terms that are also important to you. If you invest in any fixed-term subordinated debt securities, your rights as a holder of fixed-term subordinated debt securities will be determined by the fixed-term subordinated debt securities, the Fixed-Term Subordinated Indenture, and the U.S. Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, under which the Fixed-Term Subordinated Indenture is qualified. The terms of the fixed-term subordinated debt securities will include those expressly set forth in the Fixed-Term Subordinated Indenture and those made part of the Fixed-Term Subordinated Indenture by reference to the Trust Indenture Act.

The following description is subject to, and is qualified in its entirety by reference to, the Fixed-Term Subordinated Indenture, including the definitions contained in the Fixed-Term Subordinated Indenture of certain terms of the fixed-term subordinated debt securities, forms of which have been filed as exhibits to the registration statement of which this prospectus is part, or will be filed, or may be further modified by any form that may be filed, as exhibits to a current report on Form 6-K in connection with an offering of the relevant series of fixed-term subordinated debt securities.

General

The applicable prospectus supplement will set forth the aggregate principal amount, maturity dates, interest payment dates and other terms of each series of fixed-term subordinated debt securities on its cover page and in the description of the fixed-term subordinated debt securities contained therein.

Each series of fixed-term subordinated debt securities, when issued, will constitute direct, unconditional, subordinated and unsecured obligations of the Company and will at all times rank pari passu without any preference among themselves, and equally in right of payment with all of the existing and future unsecured, unconditional and fixed-term subordinated debt of the Company, and senior to all of the existing and future unsecured, conditional and perpetual subordinated debt of the Company and all classes of shares (including preferred shares, if any) of the Company. Notwithstanding such ranking of the fixed-term subordinated debt securities, because the fixed-term subordinated debt securities are subject to a Non-Viability Write-Down (as defined below), as described under “—Write-Down and Cancellation upon a Non-Viability Event,” the fixed-term subordinated debt securities may effectively recover less than any liabilities or shares that are not subject to similar write-down provisions. See also “Risk Factors—Risks Related to the Debt Securities—The debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank, the Trust Bank, the Securities HD and MUMSS.”

The fixed-term subordinated debt securities are intended to qualify as the Company’s Tier 2 Capital (as defined below). To the extent that the fixed-term subordinated debt securities have not been subject to a Non-Viability Write-Down, as described under “—Write-Down and Cancellation upon a Non-Viability Event,” the fixed-term subordinated debt securities will be repaid at maturity at a price of 100% of the principal amount thereof. In addition, to the extent that the fixed-term subordinated debt securities have not been subject to a Non-Viability Write-Down, as described under “—Write-Down and Cancellation upon a Non-Viability Event,” a series of fixed-term subordinated debt securities may be redeemed prior to maturity in the circumstances described under “—Optional Redemption and Repurchases—Optional Redemption,” “—Optional Redemption and Repurchases—Optional Tax Redemption” or “—Optional Redemption and Repurchases—Optional Regulatory Redemption.”

The fixed-term subordinated debt securities will be subject to a full write-down upon the occurrence of a Non-Viability Event (as defined below). See “—Write-Down and Cancellation upon a Non-Viability Event.” By purchasing the fixed-term subordinated debt securities, you consent to such write-down and such write-down not constituting a default in payment, an event of default or an event of acceleration. As a result, you may lose all of your investment in the fixed-term subordinated debt securities. As a consequence of a Non-Viability Write-Down, as a holder of the fixed-term subordinated debt securities, you may also recover less ratably than the holders of liabilities or shares that otherwise rank, or are expressed to rank, pari passu with or junior to the fixed-term subordinated debt securities especially if such securities do not contain similar write-down provisions, or may not recover at all. You should carefully consider these features and their potential effects before making an investment decision in the fixed-term subordinated debt securities, and read the risk factors appearing in this document, including those under the heading “Risk Factors—Risks Related to the Fixed-Term Subordinated Debt Securities (Tier 2 Securities).”

The fixed-term subordinated debt securities may be denominated and payable in U.S. dollars or other foreign currencies. The fixed-term subordinated debt securities do not provide for any sinking fund. Temporary documents of title will not be issued.

Payments on the fixed-term subordinated debt securities will be made in accordance with any laws, regulations or administrative practices applicable to the Company and its agents in respect thereof, including the requirements under Japanese tax law.

“Business Day” means a day which is not a day on which banking institutions in New York City and Tokyo are authorized by law or regulation to close.

Subordination

The rights of the holders of the fixed-term subordinated debt securities will be subordinated in right of payment to all Senior Indebtedness (as defined below) upon the occurrence of a Subordination Event (as defined below). If a Subordination Event has occurred, and so long as any such Subordination Event shall continue (and in the case of a Civil Rehabilitation Event (as defined below), so long as neither a Summary Rehabilitation Order (as defined below) nor a Consent Rehabilitation Order (as defined below) shall have been issued), any amounts (other than any amounts which shall have become due and payable before such Subordination Event shall have occurred and remain unpaid) due under the fixed-term subordinated debt securities, including any amount due under the Company’s indemnification obligations as described under “—Indemnification of Judgment Currency,” will become payable only upon one of the following conditions being fulfilled:

(i)	in the case of a Bankruptcy Event (as defined below), the total amount of any and all Senior Indebtedness which is listed on the final distribution list of the Company submitted to the court in such bankruptcy proceedings shall have been assured to be paid in full out of the amounts available for distribution in such bankruptcy proceedings (including by way of distributions by deposit of funds in escrow with the competent authority);

(ii)	in the case of a Corporate Reorganization Event (as defined below), the total amount of any and all Senior Indebtedness which is listed on the corporate reorganization plan of the Company at the time when the court’s approval of such plan becomes final and conclusive shall have been paid in full in such proceedings to the extent that such liabilities shall have been fixed;

(iii)	in the case of a Civil Rehabilitation Event, the total amount of any and all Senior Indebtedness which is listed on the civil rehabilitation plan of the Company at the time when the court’s approval of such plan becomes final and conclusive shall have been paid in full in such proceedings to the extent that such liabilities shall have been fixed; or

(iv)	in the case of a Foreign Event (as defined below), conditions equivalent to those set out in (i), (ii) or (iii) above have been fulfilled; provided, however, that notwithstanding any provision herein to the contrary, if the imposition of any such condition is not allowed under such proceedings, any amount which becomes due under the fixed-term subordinated debt securities shall become payable in accordance with the conditions for payment set forth in the Fixed-Term Subordinated Indenture and not subject to such impermissible condition but subject to any condition imposed during such proceedings.

Notwithstanding that the fixed-term subordinated debt securities are stated to rank equally with certain unsecured, unconditional and fixed-term subordinated debt of the Company and ahead of certain unsecured, conditional and perpetual subordinated debt and all classes of shares (including preferred shares, if any) of the Company as described above, the fixed-term subordinated debt securities are subject to a Non-Viability Write-Down, as described under “—Write-Down and Cancellation upon a Non-Viability Event.”

If a Non-Viability Event occurs, it is expected that a Non-Viability Write-Down would take place before the treatment of the Company’s remaining indebtedness or other securities without similar write-down features is determined.

The Company shall make no amendment or modification to the subordination provisions contained in the Fixed-Term Subordinated Indenture that is prejudicial to any present or future creditor in respect of any Senior Indebtedness. No such amendment or modification shall in any event be effective against any such creditor.

Each holder of fixed-term subordinated debt securities by its acceptance thereof shall thereby agree that if any payment of principal or interest in respect of the fixed-term subordinated debt securities is made to such holder after the occurrence of a Subordination Event and the amount of such payment exceeds the amount, if any, that should have been paid to such holder upon the proper application of the subordination provisions of such fixed-term subordinated debt securities, the payment of such excess amount shall be deemed null and void, and such holder or the trustee or paying agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of the excess payment within ten days after receiving notice of the excess payment, and shall also thereby agree that, upon the occurrence of a Subordination Event and for so long as such Subordination Event shall continue, any liabilities of the Company to such holder which would otherwise become so payable on or after the date on which such Subordination Event occurs shall not be set off against any liabilities of such holder owed to the Company unless, until and only in such amount as the liabilities of the Company under the fixed-term subordinated debt securities become payable pursuant to the proper application of the subordination provisions of such fixed-term subordinated debt securities.

“Consent Rehabilitation Order” means a decision of a court of competent jurisdiction under Article 217, Paragraph 1 of the Civil Rehabilitation Law (or any successor provision thereto) to the effect that the procedures for the investigation and confirmation of civil rehabilitation claims as defined in Article 84 of the Civil Rehabilitation Law (or any successor provision thereto), and the resolution of a civil rehabilitation plan shall be omitted.

“Summary Rehabilitation Order” means a decision of a court of competent jurisdiction under Article 211, Paragraph 1 of the Civil Rehabilitation Law (or any successor provision thereto) to the effect that the procedures for the investigation and confirmation of civil rehabilitation claims as defined in Article 84 of the Civil Rehabilitation Law (or any successor provision thereto) shall be omitted.

“Senior Indebtedness” means all liabilities (including, for the avoidance of doubt, statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as defined under the Bankruptcy Law) of the Company other than (i) liabilities under the fixed-term subordinated debt securities (except for liabilities which have been due and payable prior to the occurrence of the Subordination Event and remain unpaid) and (ii) any liabilities of the Company which rank, or are expressed to rank, effectively either pari passu with, or junior to, the liabilities under the fixed-term subordinated debt securities (except for liabilities which have been due and payable prior to the occurrence of the Subordination Event and remain unpaid).

“Subordination Event” means either a Bankruptcy Event, a Corporate Reorganization Event, a Civil Rehabilitation Event or a Foreign Event.

“Bankruptcy Event” means a competent court in Japan having commenced bankruptcy proceedings with respect to the Company pursuant to the provisions of the Bankruptcy Law.

“Bankruptcy Law” means the Bankruptcy Law of Japan (Law No. 75 of 2004, as amended) or any successor legislation thereto.

“Corporate Reorganization Event” means a competent court in Japan having commenced corporate reorganization proceedings with respect to the Company pursuant to the provisions of the Corporate Reorganization Law.

“Corporate Reorganization Law” means the Corporate Reorganization Law of Japan (Law No. 154 of 2002, as amended) or any successor legislation thereto.

“Civil Rehabilitation Event” means a competent court in Japan having commenced civil rehabilitation proceedings with respect to the Company pursuant to the provisions of the Civil Rehabilitation Law.

“Civil Rehabilitation Law” means the Civil Rehabilitation Law of Japan (Law No. 225 of 1999, as amended) or any successor legislation thereto.

“Foreign Event” means the Company becoming subject to bankruptcy, corporate reorganization or civil rehabilitation proceedings or other equivalent proceedings pursuant to any applicable law of any jurisdiction other than Japan.

For the avoidance of doubt, if a competent court in Japan shall have commenced bankruptcy proceedings with respect to the Company pursuant to the provisions of the Bankruptcy Law, the claims of the holders of the fixed-term subordinated debt securities shall rank junior to the claims of all statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as set forth in the Bankruptcy Law, in distribution in such bankruptcy proceedings.

As at the date of this prospectus, statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as set forth in the Bankruptcy Law in more detail, include: (i) any claim for interest, damages, penalty, taxes or certain other amounts arising after the commencement of bankruptcy proceedings; (ii) such portion of a claim with a fixed due date that is to become due after the commencement of bankruptcy proceedings and bears no interest, as corresponds to the amount of statutory interest for the claim to be accrued according to the number of years during the period from the time of commencement of bankruptcy proceedings until the due date; (iii) such portion of a claim with an uncertain due date that is to become due after the commencement of bankruptcy proceedings and bears no interest, as corresponds to the difference between the amount of the claim and the amount of the claim estimated as of the time of commencement of bankruptcy proceedings; or (iv) such portion of a claim for periodic payments the amount and duration of which are fixed, as corresponds to the total of the amounts calculated with regard to the respective periodic payments in accordance with the provisions of (ii) above of this paragraph.

To the extent that holders of the fixed-term subordinated debt securities are entitled to any recovery with respect to the fixed-term subordinated debt securities in any Japanese action or proceeding, such holders might not be entitled in such an action or proceeding to a recovery in U.S. dollars and might be entitled in such an action or proceeding only to a recovery in Japanese yen. The Company has agreed pursuant to the terms of the

Fixed-Term Subordinated Indenture to indemnify against certain losses incurred as a result of any judgment or order being given or made for any amount due and payable under the fixed-term subordinated debt securities and such judgment or order being expressed and paid in a currency other than U.S. dollars and converted into U.S. dollars at varying currency exchange rates. See “—Indemnification of Judgment Currency.” The Company’s obligation to pay any such amounts due under the indemnification to the holders of the fixed-term subordinated debt securities, however, will be subordinated in right of payment to all Senior Indebtedness upon the occurrence and continuation of a Subordination Event and will also be subject to a Non-Viability Write-Down as provided in “—Write-Down and Cancellation upon a Non-Viability Event.” Accordingly, this indemnification may provide for little or no recovery to holders of the fixed-term subordinated debt securities in the case of a Subordination Event or a Non-Viability Event.

Interest

Notwithstanding anything to the contrary contained in the terms of the fixed-term subordinated debt securities, any interest payments under the fixed-term subordinated debt securities shall be subject to the non-viability write-down provisions and the subordination provisions, each described herein.

Floating Rate Interest

Any series of fixed-term subordinated debt securities with floating rate interest that may be issued will bear interest at the relevant floating interest rate as described in the applicable prospectus supplement or free writing prospectus with respect to the relevant series of floating rate fixed-term subordinated debt securities.

Fixed Rate Interest

Any series of fixed-term subordinated debt securities with fixed rate interest that may be issued will bear interest at the relevant fixed interest rate as described in the applicable prospectus supplement or free writing prospectus with respect to the relevant series of fixed rate fixed-term subordinated debt securities.

Optional Redemption and Repurchases

Notwithstanding anything to the contrary contained in the terms of the fixed-term subordinated debt securities, any redemption under the fixed-term subordinated debt securities shall be subject to the non-viability write-down provisions and the subordination provisions, each described herein.

Optional Redemption

A series of fixed-term subordinated debt securities may, subject to prior confirmation of the FSA (as defined below) (if such confirmation is required under the Applicable Banking Regulations (as defined below)), be redeemed at the option of the Company, in whole, but not in part, on the interest rate reset date occurring on or after the fifth year anniversary of the issuance of the fixed-term subordinated debt securities or on the interest rate reset dates occurring on each five-year anniversary thereafter unless as otherwise described in the applicable prospectus supplement for a particular series of fixed-term subordinated debt securities, on not less than 25 days nor more than 60 days’ prior notice to the holder of fixed-term subordinated debt securities and the trustee, at a redemption price equal to 100% of the principal amount of the relevant series of fixed-term subordinated debt securities (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and “additional amounts” (as described below), if any).

“FSA” means the Financial Services Agency of Japan or its successor regulatory authority.

“Applicable Banking Regulations” means the Banking Act of Japan (Act No. 59 of 1981, as amended) (the “Banking Act”), and any orders, rules, regulations, ordinances, public ministerial announcements, guidelines and policies thereunder applicable at any time as the context may require under the Fixed-Term Subordinated

Indenture, including, without limitation, the Public Ministerial Announcement (kokuji (No. 20 of the FSA Public Ministerial Announcement of 2006, as amended)) prescribing the capital adequacy regulations applicable to bank holding companies.

Optional Tax Redemption

A series of fixed-term subordinated debt securities may, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), be redeemed at the option of the Company, in whole, but not in part, at any time, on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the relevant series of fixed-term subordinated debt securities on the day fixed for redemption (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if any), if the Company determines prior to giving notice of redemption that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of the applicable prospectus supplement, (i) the Company is, or on the next interest payment date would be, required to pay any additional amounts in respect of Japanese taxes, or (ii) any interest on the fixed-term subordinated debt securities ceases to be treated as being a deductible expense for the purpose of the Company’s corporate tax, and, in each case of (i) or (ii) above, such event cannot be avoided by measures reasonably available to the Company; provided that, in the case of (i) above, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment of additional amounts if a payment in respect of the relevant series of fixed-term subordinated debt securities were then due. Additional amounts are payable by the Company under the circumstances described below under “—Payment of Additional Amounts.”

Prior to making any notice of redemption of a series of fixed-term subordinated debt securities pursuant to the foregoing, the Fixed-Term Subordinated Indenture requires that the Company deliver to the trustee a certificate signed by a responsible officer of the Company stating that the conditions precedent to such redemption have been fulfilled and an opinion of an independent tax counsel or tax consultant of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant holders of fixed-term subordinated debt securities.

Optional Regulatory Redemption

A series of fixed-term subordinated debt securities may, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), be redeemed at the option of the Company, in whole, but not in part, at any time, on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the relevant series of fixed-term subordinated debt securities on the day fixed for redemption (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if any), if the Company determines after consultation with the FSA that there is more than an insubstantial risk that the fixed-term subordinated debt securities may not be included in the Company’s Tier 2 Capital under the applicable standards set forth in the Applicable Banking Regulations (other than for the reason that the amount of the fixed-term subordinated debt securities exceeds any limitations under such applicable standard with respect to the amount of the fixed-term subordinated debt securities that qualifies as Tier 2 Capital).

Prior to making any notice of redemption of a series of fixed-term subordinated debt securities pursuant to the foregoing, the Fixed-Term Subordinated Indenture requires that the Company deliver to the trustee a certificate signed by a responsible officer of the Company stating that the conditions precedent to such redemption have been fulfilled. The trustee shall accept such certificate as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant holders of fixed-term subordinated debt securities.

“Tier 2 Capital” means any and all items constituting Tier 2 capital (for the avoidance of doubt, which exclude then applicable regulatory adjustments) under the applicable standards set forth in the Applicable Banking Regulations and shall also include any successor or substitute term applicable pursuant to the Applicable Banking Regulations.

Notices of Redemption

Any notice of redemption of the fixed-term subordinated debt securities shall conform to the requirements with respect to such notice set forth in the Fixed-Term Subordinated Indenture and shall be irrevocable except in limited circumstances as described in the immediately following sentence. A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, (i) if a Non-Viability Event occurs prior to the applicable redemption date, in which case the fixed-term subordinated debt securities will be subject to a Non-Viability Write-Down as described under “—Write-Down and Cancellation upon a Non-Viability Event,” or (ii) if a Subordination Event occurs prior to the applicable redemption date, in which case the fixed-term subordinated debt securities will be subject to the subordination provisions as described under “—Subordination.” If a redemption notice is rescinded for any of the reasons described in the previous sentence, the Company will endeavor to promptly deliver written notice to the holders of the fixed-term subordinated debt securities and the trustee, specifying the occurrence of the Non-Viability Event.

Repurchases

The Company, or any of its subsidiaries, may, at any time, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), purchase any or all of the fixed-term subordinated debt securities in the open market or otherwise at any price in accordance with any applicable law or regulation. Subject to applicable law, neither the Company nor any of its subsidiaries shall have any obligation to offer to purchase any fixed-term subordinated debt securities held by any holder as a result of the Company’s or its subsidiaries’ purchase or offer to purchase fixed-term subordinated debt securities held by any other holder in the open market or otherwise. Fixed-term subordinated debt securities so purchased by the Company or its subsidiaries may, at the discretion of the Company or its subsidiaries, as the case may be, be held or resold or surrendered to the trustee for cancellation.

Write-Down and Cancellation upon a Non-Viability Event

Notwithstanding anything to the contrary contained in the terms of the fixed-term subordinated debt securities, upon the occurrence of a Non-Viability Event, no principal of, interest on, or other amount under, the fixed-term subordinated debt securities (including additional amounts with respect thereto and any other amount due under the Company’s indemnification obligation as described under “—Indemnification of Judgment Currency,” if any) (other than with respect to principal, interest, any additional amounts and any other amount due under the Company’s indemnification obligation as described under “—Indemnification of Judgment Currency” that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid) shall thereafter become due, and the Company’s obligations with respect to the payment of any such amounts and any claims therefor (other than with respect to principal, interest, any additional amounts and any other amount due under the Company’s indemnification obligation as described under “—Indemnification of Judgment Currency” that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid) will be suspended from the occurrence of the Non-Viability Event until the Write-Down Date (as defined below).

On the Write-Down Date:

(i)	the full principal amount of, or interest on, or any other amount under, the fixed-term subordinated debt securities (including additional amounts with respect thereto and any other amount due under the Company’s indemnification obligation as described under “—Indemnification of Judgment Currency,” if any) will be permanently written down to zero, the Company shall be discharged and released from any and all of its obligations to pay the full principal amount of, interest on and any other amount under the fixed-term subordinated debt securities (including additional amounts with respect thereto, if any), and the fixed-term subordinated debt securities will be cancelled, in each case other than principal amount, interest, any additional amounts and any other amount due under the Company’s indemnification obligation as described under “—Indemnification of Judgment Currency” that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid;

(ii)	the Company’s obligations shall remain with respect to (A) any accrued and unpaid interest on or principal of the fixed-term subordinated debt securities and (B) any additional amounts and any other amount due under the Company’s indemnification obligation as described under “—Indemnification of Judgment Currency,” in each case, if and only to the extent that such interest, principal, additional amounts or other amount, as applicable, has become due and payable to the holders of such fixed-term subordinated debt securities prior to the occurrence of the Non-Viability Event and remain unpaid; and

(iii)	the holders of the fixed-term subordinated debt securities will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against the Company, with respect to, and cannot instruct the trustee to enforce, payment of principal of, or interest on, or any other amount under, the fixed-term subordinated debt securities (including additional amounts with respect thereto and any other amount due under the Company’s indemnification obligation as described under “—Indemnification of Judgment Currency,” if any), except as described in paragraph (ii) above.

The events described in paragraphs (i) through (iii) are referred to as a “Non-Viability Write-Down.”

Except for claims with respect to payments of principal of or interest on the fixed-term subordinated debt securities (including additional amounts with respect thereto and other amount due under the Company’s indemnification obligation as described under “—Indemnification of Judgment Currency,” if any) that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid, as described above, upon the occurrence of a Non-Viability Event, (a) the holders of the fixed-term subordinated debt securities shall have no rights whatsoever under the Fixed-Term Subordinated Indenture or the fixed-term subordinated debt securities to take any action or enforce any rights or to instruct the trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity and/or security provided by any holder in such instruction or related to such instruction, any instruction previously given to the trustee by any holders shall cease automatically and shall be deemed null and void and of no further effect, (c) no holder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the fixed-term subordinated debt securities and each holder of fixed-term subordinated debt securities shall, by virtue of its holding of any fixed-term subordinated debt securities, be deemed to have irrevocably waived all such rights of set-off, compensation or retention and (d) no holder will be entitled to make any claim in any bankruptcy, insolvency, civil rehabilitation, corporate reorganization or liquidation proceedings involving the Company or have any ability to initiate or participate in any such proceedings or do so through a representative.

A “Non-Viability Event” will be deemed to have occurred at the time that the Prime Minister of Japan confirms (nintei) that any measures (tokutei dai nigo sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto) need to be applied to the Company.

“Write-Down Date” means the date that shall be determined by the Company after consultation with the FSA or any other relevant Japanese supervisory authority and shall be no later than ten Business Days following the date of the Write-Down and Cancellation Notice (as defined below).

The Company shall endeavor, as soon as practicable after the occurrence of a Non-Viability Event, to deliver a written notice (a “Write-Down and Cancellation Notice”) to the holders of the fixed-term subordinated debt securities, the trustee and the paying agent in accordance with the Fixed-Term Subordinated Indenture, confirming, among other things, the occurrence of such Non-Viability Event and the Write-Down Date. Any failure or delay by the Company to provide a Write-Down and Cancellation Notice upon the occurrence of a Non-Viability Event shall not change or delay the effect of the occurrence of such Non-Viability Event on the Non-Viability Write-Down taking place on the Write-Down Date under the fixed-term subordinated debt securities, nor give holders of the fixed-term subordinated debt securities any rights as a result of such failure or delay.

Following the receipt of a Write-Down and Cancellation Notice by DTC, DTC will suspend all clearance and settlement of the fixed-term subordinated debt securities through DTC. After such suspension has commenced, holders of beneficial interests in the fixed-term subordinated debt securities will not be able to settle the transfer of any fixed-term subordinated debt securities through DTC, and any sale or other transfer of the fixed-term subordinated debt securities that a holder may have initiated prior to such suspension that is scheduled to settle after such suspension may be rejected by, and may not be settled within, DTC. Notwithstanding any delay in, or unavailability of procedures of, DTC reflecting the Non-Viability Write-Down on its systems, the Non-Viability Write-Down shall take place on the relevant Write-Down Date. See “Risk Factors—Risks Related to the Fixed-Term Subordinated Debt Securities (Tier 2 Securities)—Following a Non-Viability Event, clearance and settlement of Tier 2 Securities will be suspended and may not be completed as expected or at all.”

Each holder of fixed-term subordinated debt securities by its acceptance thereof shall thereby agree that if any payment is made on its fixed-term subordinated debt securities with respect to a payment obligation that did not become due and payable prior to the occurrence of a Non-Viability Event, then the payment of such amount shall be deemed null and void and such holder or the trustee or paying agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of such payment within ten days after receiving notice of such null and void payment, and shall also thereby agree that any liabilities of the Company to such holder in respect of the fixed-term subordinated debt securities which was subject to the Non-Viability Write-Down as described above shall not be set off against any liabilities of such holder owed to the Company.

Agreement to Write-Down and Cancellation

By subscribing for, purchasing or otherwise acquiring the fixed-term subordinated debt securities, holders of the fixed-term subordinated debt securities consent to:

(a)	upon the occurrence of a Non-Viability Event and a Non-Viability Write-Down of the fixed-term subordinated debt securities, such holders being deemed to have irrevocably waived their right to claim or receive, and not to have any rights against the Company with respect to, and cannot instruct the trustee to enforce, the payment of principal of or interest on the fixed-term subordinated debt securities (including additional amounts with respect thereto and other amount due under the Company’s indemnification obligation as described under “—Indemnification of Judgment Currency,” if any) (except for any payments of principal or interest or any other amount that have become due and payable prior to the occurrence of such Non-Viability Event and remain unpaid), as described under “—Write-Down and Cancellation upon a Non-Viability Event” and being bound by the write-down provisions;

(b)

upon the occurrence of a Non-Viability Event or a Subordination Event after the issuance of a redemption notice, (1) the automatic rescission of any redemption notice, (2) no redemption amount becoming due and payable, and (3) the fixed-term subordinated debt securities becoming subject to a

Non-Viability Write-Down or the subordination provisions, as the case may be, as described under “—Optional Redemption and Repurchases—Notices of Redemption”;

(c)	no such Non-Viability Write-Down, cancellation or rescission in accordance with the terms of the Fixed-Term Subordinated Indenture constituting a default in payment or otherwise under the terms of the fixed-term subordinated debt securities; and

(d)	such holder being deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the fixed-term subordinated debt securities, the trustee and the registrar to take any and all necessary action, if required, to implement a Non-Viability Write-Down of the fixed-term subordinated debt securities without any further action or direction on the part of such holder.

Payment of Additional Amounts

All payments of principal and interest in respect of the fixed-term subordinated debt securities by the Company shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political sub-division of, or any authority in, or of, Japan having power to tax (“Japanese taxes”), unless such withholding or deduction is required by law. In that event, the Company shall pay to the holder of each fixed-term subordinated debt security such additional amounts (all such amounts being referred to herein as “additional amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such fixed-term subordinated debt security in the absence of such withholding or deduction.

However, no such additional amounts shall be payable in relation to any such withholding or deduction in respect of any fixed-term subordinated debt security:

(i)	to or on behalf of a holder or beneficial owner of a fixed-term subordinated debt security who is liable for such Japanese taxes in respect of such fixed-term subordinated debt security by reason of its having some connection with Japan other than the mere holding of such fixed-term subordinated debt security and the receipt of any payments in respect thereof or enforcement of rights in respect thereof; or

(ii)	to or on behalf of a holder or beneficial owner of a fixed-term subordinated debt security (a) who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the Company, the trustee or a paying agent, as appropriate, or (b) whose Interest Recipient Information is not duly communicated through the Participant (as defined below) and the relevant international clearing organization to the trustee or a paying agent, as appropriate; or

(iii)	to or on behalf of a holder or beneficial owner of a fixed-term subordinated debt security who is for Japanese tax purposes treated as a resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) who complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) a resident of Japan or a Japanese corporation who duly notifies (directly or through the Participant or otherwise) the trustee or a paying agent, as appropriate, of its status as not being subject to Japanese taxes to be withheld or deducted by the Company, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant fixed-term subordinated debt security through a payment handling agent in Japan appointed by it); or

(iv)	to or on behalf of a holder or beneficial owner of a fixed-term subordinated debt security who is a non-resident of Japan or a non-Japanese corporation that is a specially related person of the Company as described in Article 6, Paragraph 4 of the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”); or

(v)	to or on behalf of a holder or beneficial owner of a fixed-term subordinated debt security who presents a fixed-term subordinated debt security for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that such holder or beneficial owner of a fixed-term subordinated debt security would have been entitled to such additional amounts on presenting the same on any date during such 30-day period; or

(vi)	to or on behalf of a holder of a fixed-term subordinated debt security who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any fixed-term subordinated debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such fixed-term subordinated debt security; or

(vii)	in any case that is a combination of any of (i) through (vi) above.

In addition, no additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code of 1986 (or any amended or successor version of such Sections), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any agreement (including any intergovernmental agreement) entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

Where a fixed-term subordinated debt security is held through a participant of a clearing organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese taxes, if the relevant beneficial owner of a fixed-term subordinated debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of the Company or (ii) a Japanese financial institution (a “Designated Financial Institution”) falling under certain categories prescribed by Article 6, Paragraph 11 of the Special Taxation Measures Act and the cabinet order thereunder (Cabinet Order No. 43 of 1957, as amended) (together with the ministerial ordinance and other regulations thereunder, the “Act”), all in accordance with the Act, such beneficial owner of a fixed-term subordinated debt security must, at the time of entrusting a Participant with the custody of the relevant fixed-term subordinated debt security, provide certain information prescribed by the Act to enable the Participant to establish that such beneficial owner of a fixed-term subordinated debt security is exempted from the requirement for Japanese taxes to be withheld or deducted (the “Interest Recipient Information”) and advise the Participant if such beneficial owner of a fixed-term subordinated debt security ceases to be so exempted, including the case where the relevant beneficial owner of the fixed-term subordinated debt security who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Company.

Where a fixed-term subordinated debt security is not held by a Participant, in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese taxes, if the relevant beneficial owner of a fixed-term subordinated debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of the Company or (ii) a Designated Financial Institution, all in accordance with the Act, such beneficial owner of a fixed-term subordinated debt security must, prior to each date on which it receives interest, submit to the Company, the trustee or a paying agent, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Written Application for Tax Exemption”) in the form obtainable from the Company, the trustee or any paying agent, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number)

of such beneficial owner of a fixed-term subordinated debt security, the title of the fixed-term subordinated debt securities, the relevant interest payment date, the amount of interest payable and the fact that such beneficial owner of a fixed-term subordinated debt security is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.

By subscribing for the fixed-term subordinated debt securities, a holder of fixed-term subordinated debt securities will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially related person of the Company or (ii) a Designated Financial Institution.

If (i) subsequent to making a payment on the fixed-term subordinated debt securities without withholding or deduction of Japanese taxes, the Company is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the fixed-term subordinated debt securities) shall be required to reimburse the Company, in Japanese yen, for the amount remitted by the Company to the Japanese taxing authority.

As used in this section, the “Relevant Date” means the date on which any payment in respect of a fixed-term subordinated debt security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the holders of fixed-term subordinated debt securities in accordance with the Fixed-Term Subordinated Indenture.

The obligation to pay additional amounts shall not apply to (i) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal or interest on the fixed-term subordinated debt securities; provided that, except as otherwise set forth in the fixed-term subordinated debt securities and the Fixed-Term Subordinated Indenture, the Company shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any respective political subdivision or any taxing authority thereof or therein, with respect to the Fixed-Term Subordinated Indenture or as a consequence of the issuance of the fixed-term subordinated debt securities.

References to principal or interest in respect of the fixed-term subordinated debt securities shall be deemed to include any additional amounts due in respect of Japanese taxes which may be payable as set forth in the fixed-term subordinated debt securities and the Fixed-Term Subordinated Indenture.

Acceleration Event; Limited Rights of Acceleration

If an Acceleration Event occurs and is continuing, and provided that no Non-Viability Event has occurred, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding fixed-term subordinated debt securities of a series, by notice in writing to the Company (and to the trustee if given by the holders of the fixed-term subordinated debt securities), may declare the entire principal of and interest accrued thereon to be due and payable immediately. Except as provided above, neither the trustee nor the holders of the fixed-term subordinated debt securities will have any right to accelerate any payment of principal or interest in respect of the fixed-term subordinated debt securities, and no other event shall constitute an event of default. See “Risk Factors—Risks Related to the Fixed-Term Subordinated Debt Securities (Tier 2 Securities)—The remedies available to you as holders of the Tier 2 Securities are limited.”

An “Acceleration Event” means the occurrence and continuation of a Subordination Event.

The only action the trustee (acting on behalf of the holders) or the holders may practically take against the Company regarding the acceleration of the fixed-term subordinated debt securities might be to file their claims in the bankruptcy or other insolvency proceeding of the Company pursuant to the laws of Japan subject to the subordination provisions described under “—Subordination.”

If a court of competent jurisdiction shall (i) rescind or terminate a bankruptcy action with respect to the Company without a distribution of assets pursuant to the Bankruptcy Law, (ii) rescind or terminate a corporate reorganization proceeding with respect to the Company without approving the corporate reorganization plan pursuant to the Corporate Reorganization Law or (iii) rescind or terminate a civil rehabilitation proceeding with respect to the Company without approving the civil rehabilitation plan, or a Summary Rehabilitation Order or Consent Rehabilitation Order is issued, pursuant to the Civil Rehabilitation Law, and in each case of (i), (ii) or (iii), any other Subordination Event has not occurred or is not continuing at the time of the relevant determination by the court, then such Acceleration Event shall have the same effect as if it had not occurred.

Pursuant to the Fixed-Term Subordinated Indenture, the trustee shall give notice by mail to the holders of the fixed-term subordinated debt securities of an Acceleration Event or all events which could lead to a breach known to the trustee that has occurred with respect to the fixed-term subordinated debt securities, provided that the trustee may, in certain limited circumstances, withhold such notice. The trustee shall transmit the notice within 90 days of such occurrence, unless the Acceleration Event or all events which could lead to a breach have been cured before transmission of such notice.

Indemnification of Judgment Currency

Subject to the subordination provisions described under “—Subordination” and the write-down provisions described under “—Write-Down and Cancellation upon a Non-Viability Event,” the Company will indemnify to the full extent permitted by applicable law against any loss incurred as a result of any judgment or order being given or made for any amount due under the Fixed-Term Subordinated Indenture and such judgment or order being expressed and paid in a judgment currency other than U.S. dollars and as a result of any variation between the rate of exchange at which the U.S. dollar is converted into the judgment currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which the trustee on the day following the date on which final unappealable judgment is entered could purchase U.S. dollars with the amount of the judgment currency. Any indemnification pursuant to the foregoing sentence shall be due and payable upon the loss calculation date set forth in the foregoing sentence. This indemnification will constitute a separate and independent obligation and will continue notwithstanding any such judgment, subject to the subordination and write-down provisions of the fixed-term subordinated debt securities.

Application of Proceeds

Any money collected from the Company by a trustee under the Fixed-Term Subordinated Indenture, subject to the subordination provisions and write-down provisions described above, shall be applied in the order described below:

(i)	first, to the payment of costs and expenses (including indemnity payments) applicable to the series of fixed-term subordinated debt securities for which money was collected, including reasonable compensation to the applicable trustee and any paying agent;

(ii)	second, if payment is not due on the principal of the series of fixed-term subordinated debt securities for which money was collected, to the payment of interest on such series of fixed-term subordinated debt securities;

(iii)	third, if payment is due on the principal of the series of fixed-term subordinated debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the series of fixed-term subordinated debt securities for principal and interest, with interest on the overdue principal; and in case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the series of fixed-term subordinated debt securities, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

(iv)	finally, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Indemnification of Trustee for Actions Taken on Your Behalf

The Fixed-Term Subordinated Indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of fixed-term subordinated debt securities (including, but not limited to, instructions given to it by any holders that are deemed null and void and of no further effect following a Non-Viability Event) relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the Fixed-Term Subordinated Indenture contains a provision entitling the trustee to be indemnified and/or secured to its satisfaction by the holders of fixed-term subordinated debt securities under the Fixed-Term Subordinated Indenture before proceeding to exercise any right or power at the request of holders.

Limitation on Suits by You as an Individual Holder of Fixed-Term Subordinated Debt Securities

The Fixed-Term Subordinated Indenture provides that no individual holder of fixed-term subordinated debt securities may institute any action against the Company under the Fixed-Term Subordinated Indenture, unless the following actions have occurred:

(i)	the holder must have previously given written notice to the trustee of the continuing breach;

(ii)

the holders of not less than 25% in aggregate principal amount of the outstanding fixed-term subordinated debt securities of each affected series, with each such series treated as a single class, must have:

(a)	made written request to the trustee to institute that action; and

(b)	offered the trustee indemnity and/or security to its satisfaction;

(iii)	the trustee must have failed to institute that action within 60 days after receipt of the request referred to in (ii) above; and

(iv)

the holders of a majority in principal amount of the outstanding fixed-term subordinated debt securities of each affected series, voting as one class, must not have given written directions to the trustee inconsistent with those of the holders referred to above.

Notwithstanding any other provision in the Fixed-Term Subordinated Indenture and any provision of the fixed-term subordinated debt securities, the right of any holder of any subordinated debt security to receive payment of the principal of and interest on such fixed-term subordinated debt securities on or after the respective due dates expressed in such fixed-term subordinated debt securities, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Notwithstanding the foregoing, by purchasing or acquiring the fixed-term subordinated debt securities, you agree to the limitations, suspension and waiver of rights triggered by an event triggering any Non-Viability Write-Down and subordination. For the avoidance of doubt, nothing shall be construed to impair the effectiveness of the provisions of subordination and Non-Viability Write-Down set forth in the Fixed-Term Subordinated Indenture or related provisions of the fixed-term subordinated debt securities.

Covenants

Consolidation, Merger, Sale or Conveyance. The Fixed-Term Subordinated Indenture contains provisions permitting the Company, without the consent of the holders of the fixed-term subordinated debt securities, to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons, provided that the successor corporation or corporations, if an entity other than the Company is a joint stock company organized and existing under the laws of Japan, assumes the Company’s obligations on the fixed-term subordinated debt securities and under the Fixed-Term Subordinated Indenture and certain other conditions are met, including that, immediately after giving effect to such transaction, no Acceleration Event under the Fixed-Term Subordinated Indenture has occurred and is continuing.

Evidence of the Company’s Compliance. There are provisions in the Fixed-Term Subordinated Indenture requiring the Company to furnish to the trustee each year a brief certificate from the Company’s principal executive, financial or accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Fixed-Term Subordinated Indenture.

Under the Fixed-Term Subordinated Indenture, subject to the acceleration provisions as described under “—Acceleration Event; Limited Rights of Acceleration,” unless otherwise set forth in the applicable prospectus supplement, a “breach” with respect to the fixed-term subordinated debt securities of any series means each one of the following events which shall have occurred and be continuing:

(i)	the Company’s failure to pay when due interest or principal in respect of any of the fixed-term subordinated debt securities and the continuance of any such failure for a period of 30 days after the date when due, unless the Company shall have cured such failure by payment within such period,

(ii)	the Company’s failure to duly perform or observe any other term, covenant or agreement contained in any of the fixed-term subordinated debt securities of such series or in the Fixed-Term Subordinated Indenture in respect of the fixed-term subordinated debt securities of such series for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given first to the Company (and to the trustee in the case of notice by the holders) by the trustee or holders of at least 25% in principal amount of the then outstanding fixed-term subordinated debt securities of such series (such notification must specify the breach, demand that it be remedied and state that the notification is a “Notice of Breach” under the Fixed-Term Subordinated Indenture), or

(iii)	any other breach provided in any applicable supplemental indenture or in the fixed-term subordinated debt securities of such series.

Discharge

Unless otherwise set forth in a supplemental indenture and disclosed in the applicable prospectus supplement, the Company may discharge all of its obligations, other than as to transfers and exchanges, under the Fixed-Term Subordinated Indenture after it has:

(i)	paid or caused to be paid the principal of and interest on all of the outstanding fixed-term subordinated debt securities in accordance with their terms;

(ii)	delivered to the trustee, the paying agent or registrar, as applicable, for cancellation all of the outstanding fixed-term subordinated debt securities; or

(iii)

all securities of a series outstanding under the Fixed-Term Subordinated Indenture shall have been cancelled in connection with a write-down pursuant to write-down provisions set forth in the Fixed-Term Subordinated Indenture.

Modification of the Fixed-Term Subordinated Indenture

Modification without Consent of Holders. The Company and the trustee may enter into supplemental indentures without the consent of the holders of fixed-term subordinated debt securities issued under the Fixed-Term Subordinated Indenture to:

(i)	evidence the assumption by a successor corporation of the Company’s obligations;

(ii)	add covenants for the protection of the holders of fixed-term subordinated debt securities;

(iii)	cure any ambiguity or correct any inconsistency or manifest error;

(iv)

add to, change or eliminate any of the provisions of the Fixed-Term Subordinated Indenture (provided that such addition, change or elimination shall not adversely affect the interests of the holders of any outstanding series of fixed-term subordinated debt securities in any material respect);

(v)	establish the forms or terms of any series of fixed-term subordinated debt securities;

(vi)	evidence the acceptance of appointment by a successor trustee;

(vii)

remove, amend or modify the non-viability write down provisions; provided that such removal, amendment or modification does not adversely affect the interests of the holders of the fixed-term subordinated debt securities in any material respect or the treatment of the fixed-term subordinated debt securities as the Company’s Tier 2 Capital; or

(viii)	effect any changes to the Fixed-Term Subordinated Indenture in a manner necessary to comply with the procedures of DTC, Euroclear or Clearstream or any applicable clearing system.

Modification with Consent of Holders. Each of the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding fixed-term subordinated debt securities, with each such series voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the Fixed-Term Subordinated Indenture or modify in any manner the rights of the holders of the fixed-term subordinated debt securities issued pursuant to the Fixed-Term Subordinated Indenture. However, the Company and the trustee may not make any of the following changes to any outstanding fixed-term subordinated debt security without the consent of each holder that would be affected by the change:

(i)	extend the final maturity of the security or of any installment of principal of any such security;

(ii)	reduce the principal amount thereof (other than upon the occurrence of a Non-Viability Event or a Subordination Event, as provided in the Fixed-Term Subordinated Indenture);

(iii)	reduce the rate or extend the time of payment of interest (other than upon the occurrence of a Non-Viability Event or a Subordination Event as provided in the Fixed-Term Subordinated Indenture);

(iv)	reduce any amount payable on redemption (other than upon the occurrence of a Non-Viability Event or a Subordination Event as provided in the Fixed-Term Subordinated Indenture);

(v)	change the currency or other terms in or under which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

(vi)	change any of the Company’s obligations to pay any additional amounts on fixed-term subordinated debt securities for any tax, assessment or governmental charge withheld or deducted (if any);

(vii)

modify or amend any provisions relating to the agreement to subordinate and the terms of subordination of the fixed-term subordinated debt securities of any particular series pursuant to the Fixed-Term Subordinated Indenture;

(viii)	remove, amend or modify the non-viability write down provisions in a manner not permitted to be accomplished without obtaining consent of holders;

(ix)	impair the right of any holder to institute suit for any payment on any fixed-term subordinated debt security when due; or

(x)	reduce the percentage of fixed-term subordinated debt securities the consent of whose holders is required for modification of the Fixed-Term Subordinated Indenture.

Further Issuances

The Company reserves the right, from time to time, without the consent of the holders of the fixed-term subordinated debt securities, to issue additional fixed-term subordinated debt securities on terms and conditions identical to those of the fixed-term subordinated debt securities of a series offered by this prospectus and the applicable prospectus supplement, which additional fixed-term subordinated debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the relevant series of the fixed-term subordinated debt securities.

The Company may also issue other securities under the relevant indenture as part of a separate series that have different terms from the fixed-term subordinated debt securities.

Concerning the Trustee

Any trustee appointed pursuant to the Fixed-Term Subordinated Indenture will have and will be subject to all of the duties and responsibilities under the Fixed-Term Subordinated Indenture and those with respect to an indenture trustee under the Trust Indenture Act.

The Fixed-Term Subordinated Indenture provides that upon the occurrence of an Acceleration Event or a breach, the trustee will exercise the rights and powers vested in it by the Fixed-Term Subordinated Indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. In the absence of such Acceleration Event or a breach, the trustee need only perform those duties that are specifically set forth in the applicable indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the Fixed-Term Subordinated Indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the Fixed-Term Subordinated Indenture or the fixed-term subordinated debt securities for the benefit of the holders of the fixed-term subordinated debt securities, unless the holders have offered to the trustee indemnity and/or security satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The Fixed-Term Subordinated Indenture and the Trust Indenture Act contain limitations on the rights of the trustee thereunder, should it become a creditor of the Company or any of its subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee under the Fixed-Term Subordinated Indenture and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

The Company and its subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

The trustee shall not be under any duty to determine, calculate or verify any amount payable to holders under the Fixed-Term Subordinated Indenture (including any write-down amounts) and with regards to the fixed-term subordinated debt securities and the trustee will not be responsible to the holders or any other person for any loss or liability arising from any failure by it to do so.

Neither the trustee nor any agent will be responsible in any way whatsoever for any investment decision made by a holder.

Successor Trustee

The Fixed-Term Subordinated Indenture provides that the trustee with respect to a series of fixed-term subordinated debt securities may resign or be removed by the Company, effective upon acceptance by a successor trustee of its appointment. The Fixed-Term Subordinated Indenture requires that any successor trustee shall be a corporation with a combined capital and surplus of not less than U.S.$50,000,000. The Fixed-Term Subordinated Indenture and the Trust Indenture Act require that any successor trustee shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee unless at the time of such acceptance such successor trustee is qualified and eligible under the Fixed-Term Subordinated Indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The Fixed-Term Subordinated Indenture provides that all monies paid by the Company to the trustee or paying agent for a particular series of fixed-term subordinated debt securities for payment of principal or interest on any fixed-term subordinated debt security which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to the Company and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such fixed-term subordinated debt securities shall thereafter look only to the Company for any payment which such holder may be entitled to collect.

New York Law to Govern

The Fixed-Term Subordinated Indenture is, and the fixed-term subordinated debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the Fixed-Term Subordinated Indenture, the Company irrevocably designates Mitsubishi UFJ Financial Group, Inc., Attention: General Manager, with offices currently at 1251 Avenue of the Americas, 43rd Floor, New York, NY 10020 as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the Fixed-Term Subordinated Indenture or the fixed-term subordinated debt securities brought in any federal or state court in the County of New York, and the Company irrevocably submits to the jurisdiction of those courts. However, upon the occurrence of a Subordination Event, holders of the fixed-term subordinated debt securities may be required as a practical matter to pursue their claims with respect to the fixed-term subordinated debt securities in Japan in accordance with the subordination provisions of the fixed-term subordinated debt securities.

Fixed-Term Subordinated Debt Securities Denominated in Foreign Currencies

Whenever the Fixed-Term Subordinated Indenture provides for an action by, or the determination of, any of the rights of, or any distribution to, holders of fixed-term subordinated debt securities, in the absence of any provision to the contrary, any amount in respect of any fixed-term subordinated debt security denominated in a currency or currency unit other than U.S. dollars may be treated for purposes of taking any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non-U.S. dollar amount. This amount will be calculated as of a date that the Company specifies to the paying agent or, if the Company fails to specify a date, on a date that the paying agent may determine.

Registration, Transfer and Exchange of Fixed-Term Subordinated Debt Securities

The registrar will maintain at its corporate trust office a register with respect to the fixed-term subordinated debt securities. The name of the registered holder of each subordinated debt security will be recorded in the register. The Company, the trustee, the registrar and the paying agent may treat the person in whose name any subordinated debt security is registered as the absolute owner of the subordinated debt security for all purposes and none of them shall be affected by any notice to the contrary.

At the option of the holder of fixed-term subordinated debt securities, subject to the restrictions contained in the subordinated debt security and in the Fixed-Term Subordinated Indenture, the subordinated debt security may be transferred or exchanged for a like aggregate principal amount of fixed-term subordinated debt securities of different authorized denominations, upon surrender for exchange or registration of transfer, at the corporate trust office of the trustee. Any subordinated debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer or other documentation in a form identified in the Fixed-Term Subordinated Indenture. Fixed-term subordinated debt securities issued upon exchange or transfer shall be registered in the name of the holder of fixed-term subordinated debt securities requesting the exchange or, as the case may be, the designated transferee or transferees and delivered at the trustee’s office, or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees. No service charge, other than any cost of delivery not made by regular mail, shall be imposed for any transfer or exchange of fixed-term subordinated debt securities, but the Company or the trustee may require payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in connection with any transfer or exchange of fixed-term subordinated debt securities.

Upon the transfer, exchange or replacement of certificated fixed-term subordinated debt securities bearing the legend, the trustee will deliver only certificated fixed-term subordinated debt securities bearing such legend unless the Company otherwise consents.

Trustee, Paying Agent and Registrar

The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, will initially act as trustee, paying agent and registrar for the fixed-term subordinated debt securities. The Company may change the paying agent or registrar without prior notice to the holders of the fixed-term subordinated debt securities, and the Company or any of its subsidiaries may act as paying agent or registrar. The applicable prospectus supplement will name any such successor trustee, paying agent, registrar and, if applicable, calculation agent with respect to the series of fixed-term subordinated debt securities being offered by such prospectus supplement.

The trustee is located at 240 Greenwich Street, New York, NY 10286.

Authenticating Agent

The Fixed-Term Subordinated Indenture permits the trustee to appoint an authenticating agent or agents with respect to the fixed-term subordinated debt securities issued under such indenture. Such authenticating agent will be authorized to act on behalf of the trustee to authenticate the fixed-term subordinated debt securities, and fixed-term subordinated debt securities authenticated by such authenticating agent will be entitled to the benefits of the Fixed-Term Subordinated Indenture and valid and obligatory for all purposes as if authenticated by the trustee. The trustee may change the authenticating agent at any time, as more fully described in the Fixed-Term Subordinated Indenture.

DESCRIPTION OF PERPETUAL SUBORDINATED DEBT SECURITIES

The following description of the terms of the perpetual subordinated debt securities contains certain general terms that may apply to the perpetual subordinated debt securities. The specific terms of any series of perpetual subordinated debt securities will be described in the applicable prospectus supplement relating to such series of perpetual subordinated debt securities. The Company may also prepare free writing prospectuses that describe particular series of perpetual subordinated debt securities. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to an applicable free writing prospectus, unless the context otherwise requires.

The following description summarizes only those terms of the perpetual subordinated debt securities that the Company believes will be most important to your decision to invest in any perpetual subordinated debt securities and may not discuss other terms that are also important to you. If you invest in any perpetual subordinated debt securities, your rights as a holder of perpetual subordinated debt securities will be determined by the perpetual subordinated debt securities, the Perpetual Subordinated Indenture, and the U.S. Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, under which the Perpetual Subordinated Indenture is qualified. The terms of the perpetual subordinated debt securities will include those expressly set forth in the Perpetual Subordinated Indenture and those made part of the Perpetual Subordinated Indenture by reference to the Trust Indenture Act.

The following description is subject to, and is qualified in its entirety by reference to, the Perpetual Subordinated Indenture, including the definitions contained in the Perpetual Subordinated Indenture of certain terms of the perpetual subordinated debt securities, forms of which have been filed as exhibits to the registration statement of which this prospectus is part, or will be filed, or may be further modified by any form that may be filed, as exhibits to a current report on Form 6-K in connection with an offering of the relevant series of perpetual subordinated debt securities.

General

The applicable prospectus supplement will set forth the aggregate principal amount, interest payment dates and other terms of each series of perpetual subordinated debt securities on its cover page and in the description of the perpetual subordinated debt securities contained therein.

Each series of perpetual subordinated debt securities, when issued, will constitute direct and unsecured obligations of the Company that are conditional and subordinated, as described under “Subordination,” and will rank pari passu without any preference among themselves. As described under “Subordination,” upon the occurrence of a Liquidation Event (as defined below) of the Company, the perpetual subordinated debt securities will be subordinated to all of the existing and future Senior Indebtedness (as defined below) (which includes fixed-term subordinated debt of the Company), and the perpetual subordinated debt securities will rank at least pari passu with all of the existing and future Liquidation Parity Liabilities (as defined below) of the Company. Notwithstanding such ranking of the perpetual subordinated debt securities, because the perpetual subordinated debt securities are subject to a Going Concern Write-Down (as defined below) and the Write-Down and Cancellation (as defined below), as described under “—Write-Downs and Write-Ups,” the perpetual subordinated debt securities may effectively recover less than any liabilities or shares that are not subject to similar write-down provisions. See also “Risk Factors—Risks Related to the Debt Securities—The debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank, the Trust Bank, the Securities HD and MUMSS.”

The perpetual subordinated debt securities are intended to qualify as the Company’s Additional Tier 1 Capital (as defined below). As such, the perpetual subordinated debt securities are perpetual obligations of the Company in respect of which there is no fixed maturity or redemption date. To the extent the perpetual subordinated debt securities have not been subject to the Write-Down and Cancellation, as described under “—Write-Downs and Write-Ups,” a series of perpetual subordinated debt securities may be redeemed in the circumstances described under “—Optional Redemption and Repurchases—Optional Redemption,” “—Optional Redemption and Repurchases—Optional Tax Redemption” or “—Optional Redemption and Repurchases—Optional Regulatory Redemption.”

Further, the perpetual subordinated debt securities will be subject to a full or partial write-down upon the occurrence of certain events. See “—Write-Downs and Write-Ups.” In addition, under the terms of the perpetual subordinated debt securities, the Company is permitted in its sole discretion to, and in certain circumstances will be required to, cancel payments of interest the perpetual subordinated debt securities. See “—Cancellation of Interest Payments.” By purchasing the perpetual subordinated debt securities, you consent to such write-down and cancellation of payments of interests, and such events not constituting a default in payment, an event of default or an event of acceleration. As a result, you may lose all or part of your investment in the perpetual subordinated debt securities or receive reduced or no interest payments. As a consequence of a Going Concern Write-Down, the Write-Down and Cancellation or cancellation of payments of interest, as a holder of the perpetual subordinated debt securities, you may also recover less ratably than the holders of liabilities or shares that otherwise rank, or are expressed to rank, pari passu with or junior to the perpetual subordinated debt securities especially if such securities do not contain similar write-down or interest cancellation provisions, or may not recover at all. You should carefully consider these features and their potential effects before making an investment decision in the perpetual subordinated debt securities, and read the risk factors appearing in this document, including those under the heading “Risk Factors—Risks Related to the Perpetual Subordinated Debt Securities (AT1 Securities).”

The perpetual subordinated debt securities may be denominated and payable in U.S. dollars or other foreign currencies. The perpetual subordinated debt securities do not provide for any sinking fund. Temporary documents of title will not be issued.

Payments on the perpetual subordinated debt securities will be made in accordance with any laws, regulations or administrative practices applicable to the Company and its agents in respect thereof, including the requirements under Japanese tax law.

“Business Day” means a day which is not a day on which banking institutions in New York City and Tokyo are authorized by law or regulation to close.

Subordination

The rights of the holders of the perpetual subordinated debt securities will be subordinated in right of payment to all Senior Indebtedness upon the occurrence of a Liquidation Event. If a Liquidation Event has occurred, and so long as any such Liquidation Event shall continue, each holder of the perpetual subordinated debt securities will only have a Liquidation Claim (as defined below). For so long as such Liquidation Event continues, no payments in respect of a Liquidation Claim shall be made unless and until a Condition for Liquidation Payment (as defined below) shall have occurred. Payments made in respect of a Liquidation Claim shall not exceed the applicable Liquidation Distributable Amount (as defined below). At any time prior to the payment of a Liquidation Claim in accordance with the subordination provisions of the perpetual subordinated debt securities, a Liquidation Claim shall be subject to a Going Concern Write-Down or the Write-Down and Cancellation upon the occurrence of a Capital Ratio Event (as defined below), Non-Viability Event (as defined below) or Bankruptcy Event (as defined below), as the case may be.

“Senior Indebtedness” means all liabilities (including liabilities under fixed-term subordinated debt) of the Company other than (i) liabilities under the perpetual subordinated debt securities (except for liabilities which have become due and payable prior to the occurrence of a Liquidation Event and remain unpaid), (ii) Liquidation Parity Liabilities and (iii) Liquidation Junior Liabilities (as defined below).

“Liquidation Event” means the commencement of a liquidation proceeding (seisan) (excluding a special liquidation proceeding (tokubetsu seisan) under the Company Law) by or with respect to the Company under the Company Law.

“Company Law” means the Company Law of Japan (Law No. 86 of 2005, as amended) or any successor legislation thereto.

“Liquidation Parity Liabilities” mean any liabilities of the Company that rank, or are expressed to rank, effectively pari passu as to liquidation distributions with liabilities under the perpetual subordinated debt securities (except for liabilities which have become due and payable prior to the occurrence of a Liquidation Event and remain unpaid).

“Liquidation Junior Liabilities” mean any liabilities of the Company that rank, or are expressed to rank, effectively subordinate in priority of payment as to liquidation distributions to liabilities under the perpetual subordinated debt securities (except for liabilities which have become due and payable prior to the occurrence of a Liquidation Event and remain unpaid).

“Liquidation Claim” means the claim of each holder of the perpetual subordinated debt securities then outstanding in a liquidation proceeding (seisan) with respect to the Company (excluding a special liquidation proceeding (tokubetsu seisan)), in an amount equal to the Current Principal Amount of the perpetual subordinated debt securities held by such holder on the date on which such claim becomes due and payable pursuant to the subordination provisions as described herein, plus any accrued and unpaid interest thereon to, but excluding, the date on which the Liquidation Event occurs (unless cancelled in accordance with the terms set forth in “—Cancellation of Interest Payments”) and any “additional amounts” (as described below), if any, excluding any amounts that have become due and payable prior to the occurrence of a Liquidation Event and remain unpaid.

“Condition for Liquidation Payment” means, upon the occurrence and continuation of a Liquidation Event, all Senior Indebtedness held by creditors of the Company entitled to payment or satisfaction prior to commencement of distribution of residual assets to shareholders of the Company is paid in full or otherwise satisfied in full in the liquidation proceeding (seisan) pursuant to the Company Law.

“Liquidation Distributable Amount” means the amount of liquidation distributions that would have been paid from the assets of the Company in respect of a Liquidation Claim, assuming that (i) all Liquidation Claims and all Liquidation Parity Liabilities had been the Senior Liquidation Preferred Shares (as defined below), and (ii) all Liquidation Junior Liabilities had been preferred shares of the Company other than the Senior Liquidation Preferred Shares.

For the purposes of the calculation of the Liquidation Distributable Amount, the amount of Liquidation Claims and the amount of principal amount, accrued and unpaid interest and additional amounts in respect of any Liquidation Parity Liabilities and Liquidation Junior Liabilities that are not denominated in Japanese yen shall be calculated in Japanese yen, and the Liquidation Distributable Amount payable in respect of a Liquidation Claim upon an occurrence of a Condition for Liquidation Payment (if any) shall be initially calculated in Japanese yen and converted into U.S. dollars, each in a manner that the Company deems appropriate pursuant to applicable Japanese law.

“Senior Liquidation Preferred Shares” means the preferred shares of the Company ranking most senior in priority of payment as to liquidation distributions.

The relative rankings and payment of the Liquidation Claims and other claims against the Company in any liquidation proceeding (seisan) in respect of the Company are in all events subject to the provisions of the Company Law, which prohibit distribution of residual assets to shareholders prior to payment or satisfaction of all of the then outstanding debts of the Company, including the Liquidation Claims to the extent not written down or cancelled pursuant to the going concern, non-viability and bankruptcy write-down provisions and the interest cancellation provisions, subject to the subordination provisions, each described herein.

Notwithstanding the perpetual subordinated debt securities being stated to rank ahead of certain preferred shares and common shares of the Company as described above, the perpetual subordinated debt securities are subject to a Going Concern Write-Down and the Write-Down and Cancellation, as described under “—Write-Downs and Write-Ups.”

If a Non-Viability Event or Bankruptcy Event occurs, it is expected that a Write-Down and Cancellation would take place before the treatment of the Company’s remaining indebtedness or other securities without similar write-down features is determined.

The Company shall make no amendment or modification to the subordination provisions contained in the Perpetual Subordinated Indenture that is prejudicial to any present or future creditor in respect of any Senior Indebtedness. No such amendment or modification shall in any event be effective against any such creditor.

Each holder of perpetual subordinated debt securities by its acceptance thereof shall thereby agree that if any payment of principal or interest in respect of the perpetual subordinated debt securities is made to such holder after the occurrence of a Liquidation Event and the amount of such payment exceeds the amount, if any, that should have been paid to such holder upon the proper application of the subordination provisions of such perpetual subordinated debt securities, the payment of such excess amount shall be deemed null and void, and such holder or the trustee or paying agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of the excess payment within ten days after receiving notice of the excess payment, and shall also thereby agree that, upon the occurrence of a Liquidation Event and for so long as such Liquidation Event shall continue, any liabilities of the Company to such holder which would otherwise become so payable on or after the date on which such Liquidation Event occurs shall not be set off against any liabilities of such holder owed to the Company unless, until and only in such amount as the liabilities of the Company under the perpetual subordinated debt securities become payable pursuant to the proper application of the subordination provisions of such perpetual subordinated debt securities.

Interest

Notwithstanding anything to the contrary contained in the terms of the perpetual subordinated debt securities, any interest payments under the perpetual subordinated debt securities shall be subject to the going concern, non-viability and bankruptcy write-down provisions, the write-up provisions, the interest cancellation provisions, and the subordination provisions, each described herein.

Floating Rate Interest

Any series of perpetual subordinated debt securities with floating rate interest that may be issued will bear interest at the relevant floating interest rate as described in the applicable prospectus supplement or free writing prospectus with respect to the relevant series of floating rate perpetual subordinated debt securities.

Fixed Rate Interest

Any series of perpetual subordinated debt securities with fixed rate interest that may be issued will bear interest at the relevant fixed interest rate as described in the applicable prospectus supplement or free writing prospectus with respect to the relevant series of fixed rate perpetual subordinated debt securities.

Cessation of Accrual of Interest

Notwithstanding anything to the contrary contained in the terms of the perpetual subordinated debt securities, no interest shall accrue on the perpetual subordinated debt securities (i) during the period when the Current Principal Amount (as defined below) of the perpetual subordinated debt securities is one cent per $1,000 in Original Principal Amount (as defined below), (ii) after the date fixed for redemption, or (iii) during any period where a Liquidation Event occurs and continues.

“Current Principal Amount” means at any time:

(i)

with respect to the perpetual subordinated debt securities outstanding, the then outstanding principal amount of such perpetual subordinated debt securities, being the Original Principal Amount of such perpetual subordinated debt securities at issuance, as such amount may be reduced on one or more occasions pursuant to a Going Concern Write-Down and/or reinstated on one or more occasions following a Write-Up, as the case may be, in accordance with the terms of the perpetual subordinated debt securities and the Perpetual Subordinated Indenture; or

(ii)

with respect to any other liabilities or obligations, the then outstanding principal amount of such liability or obligation, as calculated in accordance with its terms and conditions, including the application of write-down or write-up provisions, if any.

The term “principal” of the perpetual subordinated debt securities means, as the context requires, the Current Principal Amount of the perpetual subordinated debt securities at any relevant time and, where such term is used in relation to any payment, the principal if, when and to the extent due and payable under the Perpetual Subordinated Indenture and the Securities of any applicable series.

“Original Principal Amount” means, with respect to the perpetual subordinated debt securities and any other liabilities or obligations, the principal amount of such perpetual subordinated debt securities or other liability or obligation on the date such perpetual subordinated debt securities or other liability or obligation was issued or created.

Cancellation of Interest Payments

Optional Cancellation of Interest Payments

If the Company determines that it is necessary to cancel payment of the interest on the perpetual subordinated debt securities at any time and in its sole discretion, the Company may cancel payment of all or part of the interest accrued on the perpetual subordinated debt securities on an interest payment date. The Company may cancel any payment of all or part of interest pursuant to the foregoing, even if no cancellation of interest is required or the amount so cancelled exceeds the amount the Company is required to cancel due to the Interest Payable Amount Limitation, as described under “—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation.”

If the Company determines not to make an interest payment (or if the Company determines to make a payment of a portion, but not all, of such interest payment) on any interest payment date, such non-payment will be deemed to be an effective cancellation of such interest payment (or the portion of such interest payment not paid) without any further action being taken or any other condition being satisfied. See “Risk Factors—Risks Related to the Perpetual Subordinated Debt Securities (AT1 Securities)—We may cancel interest payments on the AT1 Securities, in whole or in part, at any time. Cancelled interest will not be due and will not accumulate or be payable at any time thereafter, and you will have no rights with respect to cancelled interest.”

If the Company determines to cancel an interest payment on the perpetual subordinated debt securities (in whole or in part) in its sole discretion (and not pursuant to applicable laws or orders or administrative actions of the FSA (as defined below) or any other relevant Japanese supervisory authority, including an order of the FSA to submit and carry out a capital distribution constraints plan, as described under “—Cancellation of Interest Payments under the Japanese Capital Distribution Constraints System”) on an interest payment date under the terms set forth in “—Optional Cancellation of Interest Payments,” (i) the Company shall procure that its board of directors shall not resolve, or present its own proposal at a general meeting of shareholders, to make a payment of a cash dividend on the Company’s shares (in case of the Senior Dividend Preferred Shares, such cash dividend in excess of the product of one-half of the amount of the preferred cash dividend and a ratio, the numerator of which is the amount of interest to be paid on the perpetual subordinated debt securities on such interest payment date, and the denominator of which is the full amount of interest which should have been paid on the perpetual subordinated debt securities on such interest payment date (for the purposes of the calculation of the full amount of interest which should have been paid on the perpetual subordinated debt securities, the amount of interest shall be calculated without application of the mandatory interest cancellation provisions, as described under “—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation,” even in the case where such provisions are applied)) to shareholders as of the immediately preceding record date of dividend payment, and (ii) the Company shall procure that the proportion of the amount that the Company cancels in respect of interest or dividends on or in respect of any Additional Tier 1 Liabilities (as defined below) that are due and payable on the same date as such interest payment date to the full amount of such interest or dividends which should have been paid before cancellation on such date be at least equal to the proportion of the amount that the Company cancels in respect of the interest on the perpetual subordinated debt securities on such interest payment date to the full amount of such interest on the perpetual subordinated debt securities which should have been paid before cancellation on such interest payment date.

For the purposes of the determination of the proportion of the cancellation of interest or dividends on any Additional Tier 1 Liabilities, interest or dividends on or in respect of any Additional Tier 1 Liabilities shall be deemed to be due and payable on the same date as the applicable interest payment date in relation to the perpetual subordinated debt securities, notwithstanding the effect of any adjustments resulting from the methods of determining the Business Days in relation to the perpetual subordinated debt securities and the business days in relation to such Additional Tier 1 Liabilities.

“FSA” means the Financial Services Agency of Japan or its successor regulatory authority.

“Additional Tier 1 Liabilities” means at any time instruments qualifying as the Company’s Additional Tier 1 Capital (other than the perpetual subordinated debt securities) that are issued directly by the Company and are treated as liabilities under the Applicable Banking Regulations (as defined below) (excluding any instruments issued or created by the Company through any consolidated subsidiary of the Company incorporated solely for the purposes of raising the Company’s regulatory capital (a “Special Purpose Company”) and qualifying as the Company’s Additional Tier 1 Capital).

“Additional Tier 1 Capital” means any and all items constituting Additional Tier 1 capital (for the avoidance of doubt, which exclude then applicable regulatory adjustments) under the applicable standards set forth in the Applicable Banking Regulations and shall also include any successor or substitute term applicable pursuant to the Applicable Banking Regulations.

“Applicable Banking Regulations” means the Banking Act of Japan (Act No. 59 of 1981, as amended) (the “Banking Act”), and any orders, rules, regulations, ordinances, public ministerial announcements, guidelines and policies thereunder applicable at any time as the context may require under the Perpetual Subordinated Indenture, including, without limitation, the Public Ministerial Announcement (kokuji (No. 20 of the FSA Public Ministerial Announcement of 2006, as amended)) prescribing the capital adequacy regulations applicable to bank holding companies.

Cancellation of Interest Payments under the Japanese Capital Distribution Constraints System

We will make a determination to cancel interest payments if and to the extent we fail to meet the applicable regulatory capital buffer requirements and are so ordered by the FSA under the Japanese capital distribution constraints system. Under this system, if we fail to meet the applicable regulatory capital buffer requirements, the FSA has the authority to order us to submit and carry out a capital distribution constraints plan. A capital distribution constraints plan must be reasonably designed to restore the required regulatory capital buffers by restricting capital distributions, such as dividends on shares, dividends and interest on instruments qualifying as additional tier 1 capital, share buybacks, repurchase and redemption of instruments qualifying as additional tier 1 capital, and bonus payments, up to a certain amount depending on the level of the deficit in our regulatory capital buffers. As a consequence, in the event that our consolidated common equity tier 1 capital is insufficient to meet the regulatory capital buffer requirements applicable to us, based on a capital distribution constraints plan submitted to the FSA, we will make a determination to cancel interest payments, in whole or in part, in respect of the perpetual subordinated debt securities under the terms set forth in this section captioned “—Optional Cancellation of Interest Payments.” See “Risk Factors—Risks Related to the Perpetual Subordinated Debt Securities (AT1 Securities)—Regulatory capital and other requirements may result in restrictions on our ability to make distributions in certain circumstances, in which case we may reduce or cancel interest payments on, or may be unable to redeem or repurchase, the AT1 Securities.”

Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation

In addition to the Company’s ability to cancel interest payments in its sole discretion, as described in “—Optional Cancellation of Interest Payments,” interest payments on the perpetual subordinated debt securities will be subject to a limitation based on the Interest Payable Amount (as defined below) (such limitation being referred to as the “Interest Payable Amount Limitation”) and, as a result, the Company will be prohibited from paying, and shall cancel, all or part of the interest on the perpetual subordinated debt securities on an interest payment date (including additional amounts with respect thereto, if any), if, and to the extent that, the interest payable on the perpetual subordinated debt securities on such interest payment date (including additional amounts with respect thereto, if any) exceeds the Interest Payable Amount. See “Risk Factors—Risks Related to the Perpetual Subordinated Debt Securities (AT1 Securities)—In addition to our right to cancel (in whole or in part) interest payments at any time, the terms of the AT1 Securities also restrict us from making interest payments on the AT1 Securities if we have insufficient distributable funds, in which case such interest will be deemed to have been cancelled. Interest that is deemed cancelled will not be due and shall not accumulate or be payable at any time thereafter and you will have no rights thereto.”

“Interest Payable Amount” means, in respect of any interest payment date, the product of the Adjusted Distributable Amounts (as defined below) on such interest payment date and a ratio, the numerator of which is the amount of interest (including additional amounts with respect thereto, if any) that should have been paid on the perpetual subordinated debt securities on such interest payment date, and the denominator of which is the aggregate amount of interest (including additional amounts with respect thereto, if any) that should have been paid on the perpetual subordinated debt securities on such interest payment date and dividends or interest (including any amounts with respect thereto substantially similar to additional amounts, if any) that should have been paid in respect of any Senior Dividend Preferred Shares (as defined below) and any Parity Securities (as defined below) on the same date as such interest payment date (rounding any amount less than a whole cent down to the nearest whole cent).

“Senior Dividend Preferred Shares” means any preferred shares of the Company ranking most senior in priority of payment as to dividends.

“Parity Securities” means any liabilities of the Company that are subject to substantially the same terms in respect of rights of interest payments as the terms of the perpetual subordinated debt securities described under “—Optional Cancellation of Interest Payments” and “—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation,” (including Series 2, 3 and 5 yen-denominated unsecured perpetual subordinated notes with write-down clauses, but excluding the perpetual subordinated debt securities and any liabilities owed to any Special Purpose Company), and any instruments qualifying as the Company’s regulatory capital issued by any Special Purpose Company that is subject to substantially the same terms in respect of rights of dividends or interest payments as the terms of the perpetual subordinated debt securities described under “—Optional Cancellation of Interest Payments” and “—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation.”

“Adjusted Distributable Amounts” means, in respect of any date, the distributable amounts (bunpai kano gaku) of the Company on such date as calculated in accordance with the Company Law, after deducting the sum of any dividend or interest (including additional amounts with respect thereto, or any amounts with respect thereto substantially similar to additional amounts, as applicable, if any) that has been paid in respect of the perpetual subordinated debt securities, any Parity Securities and any Junior Securities (as defined below) from the beginning of the fiscal year of the Company in which such date falls until the date immediately preceding such date.

“Junior Securities” means any liabilities of the Company ranking in right of interest payments effectively junior to the perpetual subordinated debt securities in respect of either of the terms as described under “—Optional Cancellation of Interest Payments” or “—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation,” (excluding any liabilities owed to any Special Purpose Company), and any instruments qualifying as the Company’s regulatory capital issued by any Special Purpose Company ranking in right of dividend or interest payments effectively junior to the perpetual subordinated debt securities in respect of either of the terms as described under “—Optional Cancellation of Interest Payments” or “—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation.”

For the purposes of the calculation of the Interest Payable Amounts or the Adjusted Distributable Amounts, any dividend or interest (including additional amounts with respect thereto, or any amounts with respect thereto substantially similar to additional amounts, as applicable, if any) shall be deemed to be paid in respect of the perpetual subordinated debt securities, any Senior Dividend Preferred Shares, any Parity Securities and any Junior Securities on the date without any adjustments resulting from the methods of determining the Business Days in relation to the perpetual subordinated debt securities and the business days in relation to any Senior Dividend Preferred Shares, Parity Securities and Junior Securities.

For the purposes of the calculation of the Interest Payable Amounts or the Adjusted Distributable Amounts, the amounts of interest or dividends (including additional amounts with respect thereto, or any amounts with respect thereto substantially similar to additional amounts, as applicable, if any) in respect of the perpetual subordinated debt securities, any Senior Dividend Preferred Shares, Parity Securities and Junior Securities that are not denominated in Japanese yen shall be calculated in Japanese yen, and the Interest Payable Amounts and the amount of interest (including additional amounts with respect thereto, if any) on the perpetual subordinated debt securities that is required to be cancelled on such interest payment date shall be initially calculated in Japanese yen and converted into U.S. dollars or any other currency in which any series of the perpetual subordinated debt securities are denominated, each in a manner that the Company deems appropriate.

Effect of Cancellation of Interest Payment

Interest payments are non-cumulative, and any interest amount (including additional amounts with respect thereto, if any), the payment of which is cancelled (in whole or in part) either in the Company’s discretion or because such cancellation is mandatory due to the Interest Payable Amount Limitation, will be deemed not to have accrued and will not be due and payable at any time thereafter, and the Company shall be discharged and released from any and all of its obligations to pay such cancelled interest (and additional amounts with respect thereto, if any) on the perpetual subordinated debt securities. Non-payment of such cancelled interest (or additional amounts with respect thereto, if any) shall not constitute a breach, a default, an event of default or an event of acceleration under the terms of the perpetual subordinated debt securities or the Perpetual Subordinated Indenture. Accordingly, holders of the perpetual subordinated debt securities will not have any claim therefor, whether or not interest is paid in respect of any other period.

Each holder of perpetual subordinated debt securities by his or her acceptance thereof shall thereby agree that if any payment of interest in respect of the perpetual subordinated debt securities all or part of which should have not been paid to such holder upon the proper application of the optional or mandatory interest payment cancellation provisions is made to such holder, such payment shall be deemed null and void, and such holder or the trustee or paying agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of the payment within ten days after receiving notice of the payment, and shall also thereby agree that any liabilities of the Company to such holder in respect of interest on the perpetual subordinated debt securities which was cancelled under the optional or mandatory interest payment cancellation provisions shall not be set off against any liabilities of such holder owed to the Company.

Notices of Cancellation of Interest Payments

If the Company determines to cancel all or part of a payment of interest on the perpetual subordinated debt securities in its sole discretion as described under “—Optional Cancellation of Interest Payments,” including pursuant to any capital distribution constraints plan, or if the Company cancels all or part of a payment of interest (including additional amounts with respect thereto, if any) on the perpetual subordinated debt securities because such cancellation is required due to the Interest Payable Amount Limitation, the Company will endeavor to provide a written notice of such cancellation to the holders of the perpetual subordinated debt securities, the trustee and the paying agent in accordance with the terms of the Perpetual Subordinated Indenture at least ten Business Days prior to the relevant interest payment date. If such notice is to be delayed, the Company will endeavor to provide such notice as soon as practicable. Such notice shall include, (i) if the Company determines to cancel all or part of a payment of interest on the perpetual subordinated debt securities in its sole discretion as described under “—Optional Cancellation of Interest Payments,” including pursuant to any capital distribution constraints plan, the amount of the interest on the perpetual subordinated debt securities to be cancelled and the amount of interest on the perpetual subordinated debt securities to be paid (if any), or (ii) if the Company cancels all or part of a payment of interest (including additional amounts with respect thereto, if any) on the perpetual subordinated debt securities because such cancellation is required due to the Interest Payable Amount Limitation, the Interest Payable Amount applicable to all of the relevant series of the perpetual subordinated debt securities, on the relevant interest payment date. Any failure or delay by the Company to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest payment, nor give holders of the perpetual subordinated debt securities any rights as a result of such failure.

Calculating Interest Payments upon the Occurrence of a Capital Ratio Event or Write-Up Date

If one or more Capital Ratio Event(s) occur during an interest period, the perpetual subordinated debt securities shall, for the entirety of such interest period, bear interest based on the Current Principal Amount of the perpetual subordinated debt securities on the immediately following interest payment date, after giving effect to the Going Concern Write-Down(s) as if the Going Concern Write-Down(s) resulting from such Capital Ratio Event(s) had occurred on the first day of such interest period.

If a Write-Up Date (as defined below) occurs during an interest period (except for the case where one or more Capital Ratio Event(s) occurs during a period beginning on, and including, the Write-Up Date and ending on, but excluding, the immediately following interest payment date, and the Current Principal Amount of the perpetual subordinated debt securities on the immediately following interest payment date, after giving effect to the Going Concern Write-Down(s) as if the Going Concern Write-Down(s) resulting from such Capital Ratio Event(s) had occurred on the first day of such period, is less than the Current Principal Amount of the perpetual subordinated debt securities on the date immediately preceding the Write-Up Date, in which case the perpetual subordinated debt securities will bear interest as described in the immediately preceding paragraph), the perpetual subordinated debt securities shall bear interest for such interest period as follows:

(i)

for the portion of the interest period beginning on, and including, the first day of such interest period and ending on, but excluding, the relevant Write-Up Date, the perpetual subordinated debt securities shall bear interest based on the Current Principal Amount of the perpetual subordinated debt securities on the date immediately preceding the Write-Up Date, without giving effect to the Write-Up; and

(ii)

for the portion of the interest period beginning on, and including, the Write-Up Date and ending on, but excluding, the immediately following interest payment date, the perpetual subordinated debt securities shall bear interest on the Current Principal Amount of the perpetual subordinated debt securities on the immediately following interest payment date, after giving effect to the Write-Up.

For subsequent interest periods, the perpetual subordinated debt securities shall continue to bear interest based on such Current Principal Amount of the perpetual subordinated debt securities on the relevant interest payment date until any subsequent interest period during which one or more Capital Ratio Event(s) or a Write-Up Date occur again in accordance with the terms of the perpetual subordinated debt securities.

Agreement to Interest Cancellation

By subscribing for, purchasing or otherwise acquiring the perpetual subordinated debt securities, holders of the perpetual subordinated debt securities acknowledge and agree (but not solely limited to the following) that:

(a)

no amount of interest (including additional amounts with respect thereto, if any) shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by the Company at its sole discretion (including pursuant to any capital distribution constraints plan) and/or (y) required to be cancelled (in whole or in part) as a result of the Interest Payable Amount Limitation, and such holders shall be bound by the interest cancellation provisions;

(b)

a cancellation of interest (including additional amounts with respect thereto, if any) (in each case, in whole or in part) in accordance with the terms of the Perpetual Subordinated Indenture shall not constitute a breach, a default in payment or otherwise under the terms of the perpetual subordinated debt securities;

(c)

interest (including additional amounts with respect thereto, if any) will only be due and payable on an interest payment date to the extent it is not cancelled in accordance with the provisions described under “—Cancellation of Interest Payments”;

(d)

any interest (or additional amounts with respect thereto, if any) cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the perpetual subordinated debt securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation;

(e)

except as otherwise described above or prohibited by applicable law or regulations, the Company has the right to use the funds from cancelled payments of interest (including additional amounts with respect thereto, if any) without restriction; and

(f)

such holder shall be deemed to have authorized, directed and requested DTC and any other intermediary and the paying agent to take any and all necessary action, if required, to implement an interest payment cancellation of the perpetual subordinated debt securities without any further action or direction on the part of such holder.

Optional Redemption and Repurchases

Notwithstanding anything to the contrary contained in the terms of the perpetual subordinated debt securities, any redemption under the perpetual subordinated debt securities shall be subject to the going concern, non-viability and bankruptcy write-down provisions, the write-up provisions, the interest cancellation provisions, the subordination provisions, each described herein.

Optional Redemption

A series of perpetual subordinated debt securities may, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), be redeemed at the option of the Company, in whole, but not in part, on the interest rate reset date occurring on or after the fifth year anniversary of the issuance of the perpetual subordinated debt securities or on the interest rate reset dates occurring on each five-year anniversary thereafter unless as otherwise described in the applicable prospectus supplement for a particular series of perpetual subordinated debt securities, on not less than 25 days nor more than 60 days’ prior notice to the holder of perpetual subordinated debt securities and the trustee, at a redemption price equal to 100% of the Original Principal Amount of the relevant series of perpetual subordinated debt securities (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if any); provided, however, that the Company shall not have such option to redeem the perpetual subordinated debt securities, as described herein, if the Current Principal Amount of the perpetual subordinated debt securities has been subject to one or more Going Concern Write-Downs and such written down amount has not be reinstated in full on the date fixed for redemption.

Optional Tax Redemption

A series of perpetual subordinated debt securities may, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), be redeemed at the option of the Company, in whole, but not in part, at any time, on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the Current Principal Amount of the relevant series of perpetual subordinated debt securities on the date fixed for redemption (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if any), if the Company determines prior to giving notice of redemption that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of the applicable prospectus supplement, (i) the Company is, or on the next interest payment date would be, required to pay any additional amounts in respect of Japanese taxes, or (ii) any interest on the perpetual subordinated debt securities ceases to be treated as being a deductible expense for the purpose of the Company’s corporate tax, and, in each case of (i) or (ii) above, such event cannot be avoided by measures reasonably available to the Company; provided, that in the case of (i) above, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment of additional amounts if a payment in respect of the relevant series of perpetual subordinated debt securities were then due. Additional amounts are payable by the Company under the circumstances described below under “—Payment of Additional Amounts.”

Prior to making any notice of redemption of a series of perpetual subordinated debt securities pursuant to the foregoing, the Perpetual Subordinated Indenture requires that the Company deliver to the trustee a certificate signed by a responsible officer of the Company stating that the conditions precedent to such redemption have been fulfilled and an opinion of an independent tax counsel or tax consultant of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant holders of perpetual subordinated debt securities.

Optional Regulatory Redemption

A series of perpetual subordinated debt securities may, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), be redeemed at the option of the Company, in whole, but not in part, at any time, on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the Current Principal Amount of the relevant series of perpetual subordinated debt securities on the date fixed for redemption (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if any), if the Company determines after consultation with the FSA that there is more than an insubstantial risk that the perpetual subordinated debt securities may not be partially or fully included in the Company’s Additional Tier 1 Capital under the applicable standards set forth in the Applicable Banking Regulations.

Prior to making any notice of redemption of a series of perpetual subordinated debt securities pursuant to the foregoing, the Perpetual Subordinated Indenture requires that the Company deliver to the trustee a certificate signed by a responsible officer of the Company stating that the conditions precedent to such redemption have been fulfilled. The trustee shall accept such certificate as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant holders of perpetual subordinated debt securities.

Notices of Redemption

Any notice of redemption of the perpetual subordinated debt securities shall conform to the requirements with respect to such notice set forth in the Perpetual Subordinated Indenture and shall be irrevocable except in limited circumstances as described in the immediately following sentence. A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, if a Capital Ratio Event, Non-Viability Event or Bankruptcy Event or a Liquidation Event occurs prior to the applicable redemption date, in which case the perpetual subordinated debt securities will be subject to a Going Concern Write-Down or a Write-Down and Cancellation as described under “—Write-Downs and Write-Ups” or the subordination provisions as described under “—Subordination,” as the case may be. If a redemption notice is rescinded for any of the reasons described in the previous sentence, the Company will endeavor to promptly deliver written notice to the holders of the perpetual subordinated debt securities and the trustee, specifying the occurrence of the relevant event.

Repurchases

The Company, or any of its subsidiaries, may, at any time, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), purchase any or all of the perpetual subordinated debt securities in the open market or otherwise at any price in accordance with any applicable law or regulation. Subject to applicable law, neither the Company nor any of its subsidiaries shall have any obligation to offer to purchase any perpetual subordinated debt securities held by any holder as a result of the Company’s or its subsidiaries’ purchase or offer to purchase perpetual subordinated debt securities held by any other holder in the open market or otherwise. perpetual subordinated debt securities so purchased by the Company or its subsidiaries may, at the discretion of the Company or its subsidiaries, as the case may be, be held or resold or surrendered to the trustee for cancellation.

Write-Downs and Write-Ups

Write-Down upon a Capital Ratio Event

Notwithstanding anything to the contrary contained in the terms of the perpetual subordinated debt securities, upon the occurrence of a Capital Ratio Event, no Current Principal Amount of, or interest on, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) (other than with respect to the Current Principal Amount, interest and any additional amounts that have become due and payable prior to the occurrence of the Capital Ratio Event and remain unpaid) shall thereafter become due to the extent related to the relevant Going Concern Write-Down Amount (as defined below), and the Company’s obligations with respect to the payment of the Current Principal Amount of, or interest on, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) and any claims therefor (other than with respect to the Current Principal Amount, interest and any additional amounts that have become due and payable prior to the occurrence of the Capital Ratio Event and remain unpaid) will be suspended to the extent related to the relevant Going Concern Write-Down Amount from the occurrence of the Capital Ratio Event until the relevant Going Concern Write-Down Date (as defined below).

On a Going Concern Write-Down Date:

(i)

the Current Principal Amount of the perpetual subordinated debt securities, except for principal that has become due and payable prior to the occurrence of the Capital Ratio Event and remain unpaid, will be written down by an amount equal to the relevant Going Concern Write-Down Amount, the interest on the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) will be written down by an amount equal to the interest on the relevant Going Concern Write-Down Amount, and the Company shall be discharged and released from any and all of its obligations to pay the Current Principal Amount of the perpetual subordinated debt securities in an amount equal to the relevant Going Concern Write-Down Amount and the interest on the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) in an amount equal to the interest on the relevant Going Concern Write-Down Amount (including additional amounts with respect thereto, if any);

(ii)

the Company’s obligations shall remain with respect to (A) any accrued and unpaid interest on or the Current Principal Amount of the perpetual subordinated debt securities and (B) any additional amounts, in each case, if and only to the extent that such interest, the Current Principal Amount, or additional amounts, as applicable, has become due and payable to the holders of such perpetual subordinated debt securities prior to the occurrence of the Capital Ratio Event and remain unpaid; and

(iii)

the holders of the perpetual subordinated debt securities will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against the Company, trustee or any agent with respect to, and cannot instruct the trustee to enforce, the payment of the Current Principal Amount of the perpetual subordinated debt securities to the extent of the relevant Going Concern Write-Down Amount or interest on the relevant Going Concern Write-Down Amount (including additional amounts with respect thereto, if any), except as described in paragraph (ii) above.

The events described in paragraphs (i) through (iii) are referred to as a “Going Concern Write-Down.”

A Capital Ratio Event may occur on any number of occasions and, accordingly, the perpetual subordinated debt securities may be written down on any number of occasions. For the avoidance of doubt, the Current Principal Amount of the perpetual subordinated debt securities may never be reduced to below one cent per $1,000 in Original Principal Amount as a result of any Going Concern Write-Down.

Except for claims with respect to payments of the Current Principal Amount of or interest on the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) that have become due and payable prior to the occurrence of a Capital Ratio Event and remain unpaid, as described above, upon the occurrence of a Capital Ratio Event, (a) the holders of the perpetual subordinated debt securities shall have no rights whatsoever under the Perpetual Subordinated Indenture or the perpetual subordinated debt securities to take any action or enforce any rights or to instruct the trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity or security provided by any holder in such instruction or related to such instruction, any instruction previously given to the trustee by any holders shall cease automatically and shall be deemed null and void and of no further effect, (c) no holder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the perpetual subordinated debt securities and each holder of perpetual subordinated debt securities shall, by virtue of its holding of any perpetual subordinated debt securities, be deemed to have irrevocably waived all such rights of set-off, compensation or retention and (d) no holder will be entitled to make any claim in any bankruptcy, insolvency, civil rehabilitation, corporate reorganization or liquidation proceedings involving the Company or have any ability to initiate or participate in any such proceedings or do so through a representative, in each case, to the extent such right, instruction, exercise, claim or pleading pertains to the Current Principal Amount of the perpetual subordinated debt securities that has been or will be subject to the relevant Going Concern Write-Down as a result of such Capital Ratio Event having occurred, or interest thereon (including additional amounts with respect thereto, if any), unless such Current Principal Amount has been reinstated, as described below under “—Write-Up upon a Return to Financial Health.”

The Company will endeavor to, as soon as practicable after the occurrence of a Capital Ratio Event, deliver a written notice (the “Going Concern Write-Down Notice”) to the holders of the perpetual subordinated debt securities, the trustee and the paying agent in accordance with the terms of the Perpetual Subordinated Indenture, confirming, among other things, the occurrence of such Capital Ratio Event, the relevant Going Concern Write-

Down Date, the relevant Going Concern Write-Down Amount and the Current Principal Amount of the perpetual subordinated debt securities on the relevant Going Concern Write-Down Date after giving effect to the relevant Going Concern Write-Down, in respect of all of the relevant series of the perpetual subordinated debt securities. Any failure or delay by the Company to deliver such Going Concern Write-Down Notice shall not change or delay the effect of the occurrence of the Capital Ratio Event on the Going Concern Write-Down taking place on the Going Concern Write-Down Date under the perpetual subordinated debt securities, nor give holders of the perpetual subordinated debt securities any rights as a result of such failure or delay.

In the case of a write-down of the perpetual subordinated debt securities to one cent per $1,000 in Original Principal Amount, following the receipt of a Going Concern Write-Down Notice by DTC, DTC will suspend all clearance and settlement of the perpetual subordinated debt securities through DTC. After such suspension has commenced, holders of beneficial interests in the perpetual subordinated debt securities will not be able to settle the transfer of any perpetual subordinated debt securities through DTC, and any sale or other transfer of the perpetual subordinated debt securities that a holder may have initiated prior to such suspension that is scheduled to settle after such suspension may be rejected by, and may not be settled within, DTC. Notwithstanding any delay in, or unavailability of procedures of, DTC reflecting the Going Concern Write-Down on its systems, the Going Concern Write-Down shall take place on the relevant Going Concern Write-Down Date. See “Risk Factors—Risks Related to the Perpetual Subordinated Debt Securities (AT1 Securities)—Following a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, clearance and settlement of AT1 Securities will be suspended and may not be completed as expected or at all.”

A “Capital Ratio Event” will be deemed to have occurred when the Company’s Consolidated Common Equity Tier 1 Capital Ratio, that the Company has reported or publicly announced, as applicable, in any of: (i) an annual financial condition report (kessan jokyo hyo) or a semi-annual financial condition report (chukan kessan jokyo hyo) submitted by the Company to the FSA or any other relevant Japanese supervisory authority (including such report under the Banking Law), (ii) an annual business report (gyomu hokokusho) or a semi-annual business report (chukan gyomu hokokusho) submitted by the Company to the FSA or any other relevant Japanese supervisory authority (including such report under the Banking Law), (iii) a public announcement made by the Company in accordance with applicable Japanese law (including an announcement under the Banking Law) or the rules of a relevant Japanese securities exchange, or (iv) a report made by the Company to the FSA or any other relevant Japanese supervisory authority after consultation with the outside auditor of the Company following the results of an inspection of the FSA or any other relevant Japanese supervisory authority (including such report under the Banking Law), has fallen below 5.125%; provided, however, that a Capital Ratio Event shall be deemed to have not occurred if prior to such report or public announcement, (a) the Company submits a plan to the FSA or any other competent regulatory authority, under which plan its Consolidated Common Equity Tier 1 Capital Ratio is expected to increase above 5.125% in the absence of a Going Concern Write-Down of the perpetual subordinated debt securities, and (b) the FSA or any other competent regulatory authority approves such plan. In such case, the Company will endeavor to, as soon as practicable after the Company reports or publicly announces, as applicable, its Consolidated Common Equity Tier 1 Capital Ratio, deliver a written notice to the holders of the perpetual subordinated debt securities, the trustee and the paying agent in accordance with the terms of the Perpetual Subordinated Indenture, confirming that a Capital Ratio Event shall be deemed to have not occurred. Any failure or delay by the Company to deliver such notice shall not change or delay the effect of the non-occurrence of the Capital Ratio Event on its payment obligations under the perpetual subordinated debt securities, nor give holders of the perpetual subordinated debt securities any rights as a result of such failure or delay.

“Consolidated Common Equity Tier 1 Capital Ratio” means, as of any date, the Common Equity Tier 1 risk-weighted capital ratio on a consolidated basis, as calculated in accordance with the applicable standards set forth in the Applicable Banking Regulations, and shall also include any successor or substitute term applicable pursuant to the Applicable Banking Regulations, as of such date.

“Going Concern Write-Down Amount” means, on any Going Concern Write-Down Date, the amount by which the Current Principal Amount outstanding of the perpetual subordinated debt securities per $1,000 in Original Principal Amount is to be reduced on such date, such amount being:

(i)

the product of the Total Going Concern Write-Down Amount (as defined below) and a ratio, the numerator of which is the Current Principal Amount outstanding of the perpetual subordinated debt securities per $1,000 in Original Principal Amount, and the denominator of which is the aggregate amount of the Current Principal Amount outstanding of all of the perpetual subordinated debt securities and the Current Principal Amount outstanding of any Going Concern Write-Down Instruments (other than any Going Concern Full Write-Down Instrument (as defined below)) (rounding any amount less than a whole cent up to the nearest whole cent); or

(ii)

if the amount set forth in (i) is equal to or greater than the Current Principal Amount of the perpetual subordinated debt securities per $1,000 in Original Principal Amount, then the amount necessary to reduce the Current Principal Amount of the perpetual subordinated debt securities to one cent per $1,000 in Original Principal Amount.

“Total Going Concern Write-Down Amount” means the amount determined by the Company after consultation with the FSA or any other relevant Japanese supervisory authority that would be sufficient in order to restore its Consolidated Common Equity Tier 1 Capital Ratio above 5.125% by the write-down of all or part of the Current Principal Amount outstanding of the perpetual subordinated debt securities and the Write-Down or Conversion (as defined below) of the Current Principal Amount outstanding of any Going Concern Write-Down Instrument (as defined below) (other than any Going Concern Full Write-Down Instrument); provided, however, that any amount subject to the Write-Down or Conversion of the Current Principal Amount outstanding of any Going Concern Write-Down Instrument (the “Going Concern Full Write-Down Instrument”) that by its terms provides for the Write Down or Conversion of such instrument in excess of the amount that would have been subject to the Write-Down or Conversion assuming such instrument contained terms substantially equivalent to the going concern write-down provisions applicable to the perpetual subordinated debt securities as described herein shall be deducted from the Total Going Concern Write-Down Amount (and if the Total Going Concern Write-Down Amount becomes less than zero, the Total Going Concern Write-Down Amount shall be zero.).

For the purposes of the calculation of the Going Concern Write-Down Amount, the Current Principal Amount outstanding of the perpetual subordinated debt securities and the Current Principal Amount outstanding of any Going Concern Write-Down Instruments that are not denominated in Japanese yen shall initially be calculated in Japanese yen, and the Going Concern Write-Down Amount shall be initially calculated in Japanese yen and converted into U.S. dollars or any other currency in which any series of the perpetual subordinated debt securities are denominated, each in a manner that the Company deems appropriate.

“Going Concern Write-Down Instrument” means at any time instruments qualifying as Additional Tier 1 Capital (other than the perpetual subordinated debt securities) of the Company and treated as liabilities under the Applicable Banking Regulations (including any such instruments issued or created by the Company through any Special Purpose Company).

“Write-Down or Conversion” means, with respect to any Going Concern Write-Down Instrument, the write-down or, if applicable, conversion to common shares of all or part of the Current Principal Amount outstanding of such Going Concern Write-Down Instrument (including an acquisition of shares of common stock in exchange for all or part of such Going Concern Write-Down Instruments by a holder of such Going Concern Write-Down Instruments pursuant to the Company Law).

“Going Concern Write-Down Date” means the date that is determined by the Company after consultation with the FSA or any other relevant Japanese supervisory authority and shall be no later than fifteen Business Days following the date of the relevant Going Concern Write-Down Notice.

Each holder of perpetual subordinated debt securities by its acceptance thereof shall thereby agree that if any payment is made to its perpetual subordinated debt securities with respect to a payment obligation that was subject to a Going Concern Write-Down as described above, then the payment of such amount shall be deemed null and void and such holder or the trustee or paying agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of such payment within ten days after receiving notice of such null and void payment, and shall also thereby agree that any liabilities of the Company to such holder in respect of the perpetual subordinated debt securities which was subject to the Going Concern Write-Down as described above shall not be set off against any liabilities of such holder owed to the Company.

Write-Up upon a Return to Financial Health

Subject to the Applicable Banking Regulations and other applicable laws and regulations, upon occurrence of a Write-Up Event, the Company may elect to cause the Current Principal Amount of the outstanding perpetual subordinated debt securities that have been subject to one or more Going Concern Write-Downs to be increased by the relevant Write-Up Amount (as defined below) on a Write-Up Date, by reinstating an amount of principal that was previously subject to a Going Concern Write-Down by the relevant Write-Up Amount on such Write-Up Date. Each such reinstatement is referred to as a “Write-Up.”

Upon a Write-Up, claims of holders of the perpetual subordinated debt securities with respect to payments of principal of the perpetual subordinated debt securities that were previously waived upon the occurrence of a Going Concern Write-Down, and the Company’s obligations to pay the principal of the perpetual subordinated debt securities that were previously discharged and released upon the occurrence of a Going Concern Write-Down, shall be reinstated, and such waiver, discharge and release previously given or granted shall be of no further effect, to the extent of the relevant Write-Up Amount, without any retroactive effect, on the relevant Write-Up Date. See “—Cancellation of Interest Payments—Calculating Interest Payments upon the Occurrence of a Capital Ratio Event or Write-Up Date.”

The perpetual subordinated debt securities may be subject to one or more Write-Ups, but in no event shall the Current Principal Amount of such perpetual subordinated debt securities, after giving effect to any Write-Up, exceed the Original Principal Amount of such perpetual subordinated debt securities.

A “Write-Up Event” shall be deemed to occur when the Company determines, in its sole discretion and in accordance with the Applicable Banking Regulations and other applicable laws and regulations, to reinstate an amount of principal that was previously subject to a Going Concern Write-Down after the Company obtains prior confirmation from the FSA or any other relevant Japanese supervisory authority that its Consolidated Common Equity Tier 1 Capital Ratio will remain at a sufficiently high level after giving effect to the relevant Write-Up of the perpetual subordinated debt securities (together with the write-up of any Write-Up Instruments (as defined below)).

“Write-Up Amount” means the product of the total amount determined by the Company after consultation with the FSA or any other relevant Japanese supervisory authority by which the Current Principal Amount outstanding of all of the perpetual subordinated debt securities and the Current Principal Amount outstanding of any Write-Up Instruments is to be increased and a ratio, the numerator of which is $1,000 in the Original Principal Amount of the perpetual subordinated debt securities minus the Current Principal Amount outstanding of the perpetual subordinated debt securities per $1,000 in Original Principal Amount, and the denominator of which is the aggregate amount of (i) the Original Principal Amount of all of the perpetual subordinated debt securities minus the Current Principal Amount outstanding of all of the perpetual subordinated debt securities and (ii) the Original Principal Amount of any Write-Up Instruments minus the Current Principal Amount outstanding of any Write-Up Instruments (rounding any amount less than a whole cent down to the nearest whole cent).

For the purposes of the calculation of the Write-Up Amount, the Original Principal Amount and the Current Principal Amount outstanding of the perpetual subordinated debt securities and the Original Principal Amount and the Current Principal Amount outstanding of any Write-Up Instruments that are not denominated in Japanese yen shall initially be calculated in Japanese yen, and the Write-Up Amount shall be initially calculated in Japanese yen and converted into U.S. dollars or any other currency in which any series of the perpetual subordinated debt securities are denominated, each in a manner that the Company deems appropriate.

“Write-Up Instrument” means any Going Concern Write-Down Instrument that includes provisions permitting the reinstatement of previously written-down principal amounts substantially similar to those applicable to the perpetual subordinated debt securities.

“Write-Up Date” means the date that is determined by the Company in its sole discretion after consultation with the FSA or any other relevant Japanese supervisory authority and shall be no later than twenty Business Days following the date of the relevant Write-Up Notice.

Notwithstanding anything to the contrary contained in the terms of the perpetual subordinated debt securities, no Write-Up Event shall occur (i) after any date fixed for the redemption, (ii) after a Liquidation Claim becomes due and payable pursuant to the subordination provisions as described under “—Subordination,” or (iii) after an occurrence of a Non-Viability Event or a Bankruptcy Event.

The Company shall endeavor, as soon as practicable after the occurrence of a Write-Up Event, to deliver a written notice (“Write-Up Notice”), to the holders of the perpetual subordinated debt securities, the trustee and the paying agent in accordance with the Perpetual Subordinated Indenture, confirming, among other things, its determination to effect a Write-Up, the relevant Write-Up Date, the relevant Write-Up Amount and the Current Principal Amount of the perpetual subordinated debt securities on the relevant Write-Up Date after giving effect to the relevant Write-Up, in respect of all of the relevant series of the perpetual subordinated debt securities.

Write-Down and Cancellation upon a Non-Viability Event or Bankruptcy Event

Notwithstanding anything to the contrary contained in the terms of the perpetual subordinated debt securities, upon the occurrence of a Non-Viability Event, no principal of, interest on, or other amount under, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) (other than with respect to principal, interest and any additional amounts that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid) shall thereafter become due, and the Company’s obligations with respect to the payment of any such amounts and any claims therefor (other than with respect to principal, interest and any additional amounts that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid) will be suspended from the occurrence of the Non-Viability Event until the Write-Down and Cancellation Date.

On the Write-Down and Cancellation Date:

(i)

principal of, or interest on, or any other amount under, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) will be permanently written down to zero, the Company shall be discharged and released from any and all of its obligations to pay principal of, interest on and any other amount under the perpetual subordinated debt securities (including additional amounts with respect thereto, if any), and the perpetual subordinated debt securities will be cancelled, in each case other than principal amount, interest and any additional amounts that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid;

(ii)

the Company’s obligations shall remain with respect to (A) any accrued and unpaid interest on or principal of the perpetual subordinated debt securities and (B) any additional amounts, in each case, if and only to the extent that such interest, principal or additional amounts, as applicable, has become due and payable to the holders of such perpetual subordinated debt securities prior to the occurrence of the Non-Viability Event and remain unpaid; and

(iii)

the holders of the perpetual subordinated debt securities will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against the Company with respect to, and cannot instruct the trustee to enforce, payment of principal of, or interest on, or any other amount under, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any), except as described in paragraph (ii) above.

Notwithstanding anything to the contrary contained in the terms of the perpetual subordinated debt securities, upon the occurrence of a Bankruptcy Event, no principal of, interest on, or other amount under, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) (other than with respect to principal, interest and any additional amounts that have become due and payable prior to the occurrence of the Bankruptcy Event and remain unpaid) shall thereafter become due, and immediately upon such occurrence:

(i)

principal of, or interest on, or any other amount under, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) will be permanently written down to zero, the Company shall be discharged and released from any and all of its obligations to pay principal of, and interest on and any other amount under the perpetual subordinated debt securities (including additional amounts with respect thereto, if any), and the perpetual subordinated debt securities will be cancelled, in each case other than principal amount, interest and any additional amounts that have become due and payable prior to the occurrence of the Bankruptcy Event and remain unpaid;

(ii)

the Company’s obligations shall remain with respect to (A) any accrued and unpaid interest on or principal of the perpetual subordinated debt securities and (B) any additional amounts, in each case, if and only to the extent that such interest, principal or additional amounts, as applicable, has become due and payable to the holders of such perpetual subordinated debt securities prior to the occurrence of the Bankruptcy Event and remain unpaid; and

(iii)

the holders of the perpetual subordinated debt securities will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against the Company with respect to, and cannot instruct the trustee to enforce, payment of principal of, or interest on, or any other amount under, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any), except as described in paragraph (ii) above.

The events described in paragraphs (i) through (iii) in the above two paragraphs are referred to as a “Write-Down and Cancellation.”

Except for claims with respect to payments of principal of or interest on the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event or Bankruptcy Event and remain unpaid, as the case may be and as described above, upon the occurrence of a Non-Viability Event or Bankruptcy Event, (a) the holders of the perpetual subordinated debt securities shall have no rights whatsoever under the Perpetual Subordinated Indenture or the perpetual subordinated debt securities to take any action or enforce any rights or to instruct the trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity or security provided by any holder in such instruction or related to such instruction, any instruction previously given to the trustee by any holders shall cease automatically and shall be deemed null and void and of no further effect, (c) no holder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the perpetual subordinated debt securities and each holder of perpetual subordinated debt securities shall, by virtue of its holding of any perpetual subordinated debt securities, be deemed to have irrevocably waived all such rights of set-off, compensation or retention and (d) no holder will be entitled to make any claim in any bankruptcy, insolvency, civil rehabilitation, corporate reorganization or liquidation proceedings involving the Company or have any ability to initiate or participate in any such proceedings or do so through a representative.

“Bankruptcy Event” means any of the following events:

(a)

a competent court in Japan shall have commenced bankruptcy proceedings with respect to the Company pursuant to the provisions of the Bankruptcy Law of Japan (Law No. 75 of 2004, as amended) or any successor legislation thereto;

(b)

a competent court in Japan shall have commenced corporate reorganization proceedings with respect to the Company pursuant to the provisions of the Corporate Reorganization Law of Japan (Law No. 154 of 2002, as amended) or any successor legislation thereto;

(c)

a competent court in Japan shall have commenced civil rehabilitation proceedings with respect to the Company pursuant to the provisions of the Civil Rehabilitation Law of Japan (Law No. 225 of 1999, as amended) or any successor legislation thereto;

(d)	a special liquidation proceeding (tokubetsu seisan) shall have commenced by or with respect to the Company under the Company Law; or

(e)

the Company shall have become subject to bankruptcy, corporation reorganization, civil rehabilitation, special liquidation or other equivalent proceeding pursuant to any applicable law of any jurisdiction other than Japan.

A “Non-Viability Event” will be deemed to have occurred at the time that the Prime Minister of Japan confirms (nintei) that any measures (tokutei dai nigo sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto) need to be applied to the Company.

“Write-Down and Cancellation Date” means, upon the occurrence of a Non-Viability Event, the date that shall be determined by the Company after consultation with the FSA or any other relevant Japanese supervisory authority and shall be no later than ten Business Days following the date of the Write-Down and Cancellation Notice.

The Company shall endeavor, as soon as practicable after the occurrence of a Non-Viability Event or Bankruptcy Event, to deliver a written notice (a “Write-Down and Cancellation Notice”) to the holders of the perpetual subordinated debt securities, the trustee and the paying agent in accordance with the Perpetual Subordinated Indenture, confirming, among other things, the occurrence of such Non-Viability Event or Bankruptcy Event and the Write-Down and Cancellation Date or the date of occurrence of the Bankruptcy Event, as applicable. Any failure or delay by the Company to provide a Write-Down and Cancellation Notice upon the occurrence of a Non-Viability Event or Bankruptcy Event shall not change or delay the effect of the occurrence of such Non-Viability Event or Bankruptcy Event on the Write-Down and Cancellation taking place on the Write-Down and Cancellation Date or upon the occurrence of the Bankruptcy Event, as applicable, under the perpetual subordinated debt securities, nor give holders of the perpetual subordinated debt securities any rights as a result of such failure or delay.

Following the receipt of a Write-Down and Cancellation Notice by DTC, DTC will suspend all clearance and settlement of the perpetual subordinated debt securities through DTC. After such suspension has commenced, holders of beneficial interests in the perpetual subordinated debt securities will not be able to settle the transfer of any perpetual subordinated debt securities through DTC, and any sale or other transfer of the perpetual subordinated debt securities that a holder may have initiated prior to such suspension that is scheduled to settle after such suspension may be rejected by, and may not be settled within, DTC. Notwithstanding any delay in, or unavailability of procedures of, DTC reflecting the Non-Viability Write-Down on its systems, the Non-Viability Write-Down shall take place on the relevant Write-Down and Cancellation Date or upon the occurrence of the Bankruptcy Event, as applicable. See “Risk Factors—Risks Related to the Perpetual Subordinated Debt Securities (AT1 Securities)—Following a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, clearance and settlement of AT1 Securities will be suspended and may not be completed as expected or at all.”

Each holder of perpetual subordinated debt securities by its acceptance thereof shall thereby agree that if any payment is made on its perpetual subordinated debt securities with respect to a payment obligation that did not become due and payable prior to the occurrence of a Non-Viability Event or Bankruptcy Event, as the case may be, then the payment of such amount shall be deemed null and void and such holder or the trustee or paying agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of such payment within ten days after receiving notice of such null and void payment and shall also thereby agree that any liabilities of the Company to such holder in respect of the perpetual subordinated debt securities which was subject to the Write-Down and Cancellation as described above shall not be set off against any liabilities of such holder owed to the Company.

Agreement to Write-Down and Cancellation

By subscribing for, purchasing or otherwise acquiring the perpetual subordinated debt securities, holders of the perpetual subordinated debt securities consent to:

(a)

upon the occurrence of a Capital Ratio Event and a Going Concern Write-Down of the perpetual subordinated debt securities, such holders being deemed to have irrevocably waived their right to claim or receive, and not to have any rights against the Company with respect to, and cannot instruct the trustee to enforce, the payment of Current Principal Amount of the perpetual subordinated debt securities to the extent of the relevant Going Concern Write-Down Amount or interest thereon (including additional amounts with respect thereto, if any), as described under “—Write-Down upon a Capital Ratio Event,” and being bound by the write-down provisions;

(b)

upon the occurrence of a Non-Viability Event or a Bankruptcy Event and a Write-Down and Cancellation of the perpetual subordinated debt securities, such holders being deemed to have irrevocably waived their right to claim or receive, and not to have any rights against the Company with respect to, and cannot instruct the trustee to enforce, the payment of principal of or interest on the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) (except for any payments of principal, interest or other amounts that have become due and payable prior to the occurrence of such Non-Viability Event or Bankruptcy Event and remain unpaid), as described under “—Write-Down and Cancellation upon a Non-Viability Event or Bankruptcy Event,” and being bound by the write-down provisions;

(c)

upon the occurrence of a Capital Ratio Event, Non-Viability Event, Bankruptcy Event or a Liquidation Event after the issuance of a redemption notice, (1) the automatic rescission of any redemption notice, (2) no redemption amount becoming due and payable, and (3) the perpetual subordinated debt securities becoming subject to a Going Concern Write-Down or a Write-Down and Cancellation or the subordination provisions, as the case may be, as described under “—Optional Redemption and Repurchases—Notices of Redemption”;

(d)

no such Going Concern Write-Down, Write-Down and Cancellation, or rescission in accordance with the terms of the Perpetual Subordinated Indenture constituting a default or breach in payment or otherwise under the terms of the perpetual subordinated debt securities; and

(e)

such holder being deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the perpetual subordinated debt securities, the trustee and the registrar to take any and all necessary action, if required, to implement a Going Concern Write-Down or Write-Down and Cancellation of the perpetual subordinated debt securities without any further action or direction on the part of such holder.

Payment of Additional Amounts

All payments of principal and interest in respect of the perpetual subordinated debt securities by the Company shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political sub-division of, or any authority in, or of, Japan having power to tax (“Japanese taxes”), unless such withholding or deduction is required by law. In that event, the Company shall pay to the holder of each perpetual subordinated debt security such additional amounts (all such amounts being referred to herein as “additional amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such perpetual subordinated debt security in the absence of such withholding or deduction.

However, no such additional amounts shall be payable in relation to any such withholding or deduction in respect of any perpetual subordinated debt security:

(i)

to or on behalf of a holder or beneficial owner of a perpetual subordinated debt security who is liable for such Japanese taxes in respect of such perpetual subordinated debt security by reason of its having some connection with Japan other than the mere holding of such perpetual subordinated debt security and the receipt of any payments in respect thereof or enforcement of rights in respect thereof; or

(ii)

to or on behalf of a holder or beneficial owner of a perpetual subordinated debt security (a) who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the Company, the trustee or a paying agent, as appropriate, or (b) whose Interest Recipient Information is not duly communicated through the Participant (as defined below) and the relevant international clearing organization to the trustee or a paying agent, as appropriate; or

(iii)

to or on behalf of a holder or beneficial owner of a perpetual subordinated debt security who is for Japanese tax purposes treated as a resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) who complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) a resident of Japan or a Japanese corporation who duly notifies (directly or through the Participant or otherwise) the trustee or a paying agent, as appropriate, of its status as not being subject to Japanese taxes to be withheld or deducted by the Company, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant perpetual subordinated debt security through a payment handling agent in Japan appointed by it); or

(iv)

to or on behalf of a holder or beneficial owner of a perpetual subordinated debt security who is a non-resident of Japan or a non-Japanese corporation that is a specially related person of the Company as described in Article 6, Paragraph 4 of the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”); or

(v)

to or on behalf of a holder or beneficial owner of a perpetual subordinated debt security who presents a perpetual subordinated debt security for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that such holder or beneficial owner of a perpetual subordinated debt security would have been entitled to such additional amounts on presenting the same on any date during such 30-day period; or

(vi)

to or on behalf of a holder of a perpetual subordinated debt security who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any perpetual subordinated debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such perpetual subordinated debt security; or

(vii)	in any case that is a combination of any of (i) through (vi) above.

In addition, no additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code of 1986 (or any amended or successor version of such Sections), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any agreement (including any intergovernmental agreement) entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

Where a perpetual subordinated debt security is held through a participant of a clearing organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese taxes, if the relevant beneficial owner of a perpetual subordinated debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of the Company or (ii) a Japanese financial institution (a “Designated Financial Institution”) falling under certain categories prescribed by Article 6, Paragraph 11 of the Special Taxation Measures Act and the cabinet order thereunder (Cabinet Order No. 43 of 1957, as amended) (together with the ministerial ordinance and other regulations thereunder, the “Act”), all in accordance with the Act, such beneficial owner of a perpetual subordinated debt security must, at the time of entrusting a Participant with the custody of the relevant perpetual subordinated debt security, provide certain information prescribed by the Act to enable the Participant to establish that such beneficial owner of a perpetual subordinated debt security is exempted from the requirement for Japanese taxes to be withheld or deducted (the “Interest Recipient Information”) and advise the Participant if such beneficial owner of a perpetual subordinated debt security ceases to be so exempted, including the case where the relevant beneficial owner of the perpetual subordinated debt security who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Company.

Where a perpetual subordinated debt security is not held by a Participant, in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese taxes, if the relevant beneficial owner of a perpetual subordinated debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of the Company or (ii) a Designated Financial Institution, all in accordance with the Act, such beneficial owner of a perpetual subordinated debt security must, prior to each date on which it receives interest, submit to the Company, the trustee or a paying agent, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Written Application for Tax Exemption”) in the form obtainable from the Company, the trustee or any paying agent, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner of a perpetual subordinated debt security, the title of the perpetual subordinated debt securities, the relevant interest payment date, the amount of interest payable and the fact that such beneficial owner of a perpetual subordinated debt security is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.

By subscribing for the perpetual subordinated debt securities, a holder of perpetual subordinated debt securities will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially related person of the Company or (ii) a Designated Financial Institution.

If (i) subsequent to making a payment on the perpetual subordinated debt securities without withholding or deduction of Japanese taxes, the Company is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the perpetual subordinated debt securities) shall be required to reimburse the Company, in Japanese yen, for the amount remitted by the Company to the Japanese taxing authority.

As used in this section, the “Relevant Date” means the date on which any payment in respect of a perpetual subordinated debt security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the holders of perpetual subordinated debt securities in accordance with the Perpetual Subordinated Indenture.

The obligation to pay additional amounts shall not apply to (i) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal or interest on the perpetual subordinated debt securities; provided that, except as otherwise set forth in the perpetual subordinated debt securities and the Perpetual Subordinated Indenture, the Company shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any respective political subdivision or any taxing authority thereof or therein, with respect to the Perpetual Subordinated Indenture or as a consequence of the issuance of the perpetual subordinated debt securities.

References to principal or interest in respect of the perpetual subordinated debt securities shall be deemed to include any additional amounts due in respect of Japanese taxes which may be payable as set forth in the perpetual subordinated debt securities and the Perpetual Subordinated Indenture.

No Events of Default or Rights of Acceleration

Non-payment of principal of or interest on the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) or breach of covenants in the Perpetual Subordinated Indenture or the perpetual subordinated debt securities or any other event shall not constitute an event of default or an event of acceleration under the Perpetual Subordinated Indenture or the perpetual subordinated debt securities or give rise to any right of the holders or the trustee to declare the principal of or interest on the perpetual subordinated debt securities to be due and payable or accelerate any payment of such principal or interest, and there are no events of default or circumstances in respect of the perpetual subordinated debt securities that entitle the holders of perpetual subordinated debt securities or the trustee to require that the perpetual subordinated debt securities become immediately due and payable. See “Risk Factors—Risks Related to the Perpetual Subordinated Debt Securities (AT1 Securities)—The remedies available to you as holders of the AT1 Securities are limited.”

Upon the occurrence and continuation of a Liquidation Event, holders of the perpetual subordinated debt securities shall have a Liquidation Claim, payment of which is subject to the subordination provisions described under “—Subordination.” The only action the trustee (acting on behalf of the holders) or the holders may practically take against the Company upon a Liquidation Event might be to file their Liquidation Claims in the liquidation proceeding of the Company pursuant to the laws of Japan, subject to the subordination provisions described under “—Subordination.”

Pursuant to the Perpetual Subordinated Indenture, the trustee shall give notice by mail to the holders of the perpetual subordinated debt securities of all events which could lead to a breach known to the trustee that has occurred with respect to the perpetual subordinated debt securities, provided that the trustee may, in certain limited circumstances, withhold such notice. The trustee shall transmit the notice within 90 days of such occurrence, unless all events which could lead to a breach have been cured before transmission of such notice.

Application of Proceeds

Any money collected from the Company by a trustee under the Perpetual Subordinated Indenture, subject to the subordination provisions, write-down provisions and interest cancellation provisions described above, shall be applied in the order described below:

(i)

first, to the payment of costs and expenses (including indemnity payments) applicable to the series of perpetual subordinated debt securities for which money was collected, including reasonable compensation to the applicable trustee and any paying agent;

(ii)

second, if payment is not due on the principal of the series of perpetual subordinated debt securities for which money was collected, to the payment of interest on such series of perpetual subordinated debt securities;

(iii)	third, if payment is due on the principal of the series of perpetual subordinated debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the series of perpetual subordinated debt securities for principal and interest, with interest on the overdue principal; and in case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the series of perpetual subordinated debt securities, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

(iv)	finally, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Indemnification of Trustee for Actions Taken on Your Behalf

The Perpetual Subordinated Indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of perpetual subordinated debt securities (including, but not limited to, instructions given to it by any holders that are deemed null and void and of no further effect following a Non-Viability Event, Bankruptcy Event or Capital Ratio Event) relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the Perpetual Subordinated Indenture contains a provision entitling the trustee to be indemnified and/or secured to its satisfaction by the holders of perpetual subordinated debt securities under the Perpetual Subordinated Indenture before proceeding to exercise any right or power at the request of holders.

Limitation on Suits by You as an Individual Holder of Perpetual Subordinated Debt Securities

The Perpetual Subordinated Indenture provides that no individual holder of perpetual subordinated debt securities may institute any action against the Company under the Perpetual Subordinated Indenture, unless the following actions have occurred:

(i)	the holder must have previously given written notice to the trustee of the continuing breach;

(ii)	the holders of not less than 25% in aggregate principal amount of the outstanding perpetual subordinated debt securities of each affected series, with each such series treated as a single class, must have:

(a)	made written request to the trustee to institute that action; and

(b)	offered the trustee indemnity and/or security to its satisfaction;

(iii)	the trustee must have failed to institute that action within 60 days after receipt of the request referred to in (ii) above; and

(iv)	the holders of a majority in principal amount of the outstanding perpetual subordinated debt securities of each affected series, voting as one class, must not have given written directions to the trustee inconsistent with those of the holders referred to above.

Notwithstanding any other provision in the Perpetual Subordinated Indenture and any provision of the perpetual subordinated debt securities, the right of any holder of any perpetual subordinated debt security to receive payment of the principal of and interest on such perpetual subordinated debt securities on or after any respective due dates expressed in such perpetual subordinated debt securities, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Notwithstanding the foregoing, by purchasing or acquiring the perpetual subordinated debt securities, you agree to the limitations, suspension and waiver of rights triggered by an event triggering any Going Concern Write-Down, Write-Down and Cancellation, interest cancellation and subordination. For the avoidance of doubt, nothing shall be construed to impair the effectiveness of the going concern, non-viability and bankruptcy write-down provisions, the interest cancellation provisions, the subordination provisions set forth in the Perpetual Subordinated Indenture or related provisions of the perpetual subordinated debt securities.

Covenants

Consolidation, Merger, Sale or Conveyance. The Perpetual Subordinated Indenture contains provisions permitting the Company, without the consent of the holders of the perpetual subordinated debt securities, to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons, provided that the successor corporation or corporations, if an entity other than the Company is a joint stock company organized and existing under the laws of Japan, assumes the Company’s obligations on the perpetual subordinated debt securities and under the Perpetual Subordinated Indenture and certain other conditions are met, including that, immediately after giving effect to such transaction, no Bankruptcy Event under the Perpetual Subordinated Indenture has occurred and is continuing.

Evidence of the Company’s Compliance. There are provisions in the Perpetual Subordinated Indenture requiring the Company to furnish to the trustee each year a brief certificate from the Company’s principal executive, financial or accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Perpetual Subordinated Indenture.

Under the Perpetual Subordinated Indenture, subject to the provisions as described under “—No Events of Default or Rights of Acceleration,” unless otherwise set forth in the applicable prospectus supplement, a “breach” with respect to the perpetual subordinated debt securities of any series means each one of the following events which shall have occurred and be continuing:

(i)	the Company’s failure to pay the principal, if, when and to the extent due, or, to pay the interest when due unless the Company determined to cancel such interest payment in respect of any series of the perpetual subordinated debt securities, and the continuance of any such failure for a period of 30 days after the date when due, unless the Company shall have cured such failure by payment within such period,

(ii)	the Company’s failure to duly perform or observe any other term, covenant or agreement contained in any of the perpetual subordinated debt securities of such series or in the Perpetual Subordinated Indenture in respect of the perpetual subordinated debt securities of such series for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given first to the Company (and to the trustee in the case of notice by the holders referred to below) by the trustee or holders of at least 25% in principal amount of the then outstanding perpetual subordinated securities of such series (such notification must specify the breach, demand that it be remedied and state that the notification is a “Notice of Breach” under the Perpetual Subordinated Indenture), or

(iii)	any other breach provided in any applicable supplemental indenture or in the perpetual subordinated debt securities of such series.

Discharge

Unless otherwise set forth in a supplemental indenture and disclosed in the applicable prospectus supplement, the Company may discharge all of its obligations, other than as to transfers and exchanges, under the Perpetual Subordinated Indenture after it has:

(i)

redeemed all perpetual subordinated debt securities outstanding under the Perpetual Subordinated Indenture in accordance with the redemption provisions described in “—Optional Redemption and Repurchases”;

(ii)	delivered to the trustee, the paying agent or register, as applicable, for cancellation all of the outstanding perpetual subordinated debt securities; or

(iii)

all securities of a series outstanding under the Perpetual Subordinated Indenture shall have been cancelled in connection with a write-down upon occurrence of a Non-Viability Event or Bankruptcy Event as provided in the Perpetual Subordinated Indenture.

Modification of the Perpetual Subordinated Indenture

Modification without Consent of Holders. The Company and the trustee may enter into supplemental indentures without the consent of the holders of perpetual subordinated debt securities issued under the Perpetual Subordinated Indenture to:

(i)	evidence the assumption by a successor corporation of the Company’s obligations;

(ii)	add covenants for the protection of the holders of perpetual subordinated debt securities;

(iii)	cure any ambiguity or correct any inconsistency or manifest error;

(iv)

add to, change or eliminate any of the provisions of the Perpetual Subordinated Indenture (provided that such addition, change or elimination shall not adversely affect the interests of the holders of any outstanding series of perpetual subordinated debt securities in any material respect);

(v)	establish the forms or terms of any series of perpetual subordinated debt securities;

(vi)	evidence the acceptance of appointment by a successor trustee;

(vii)

remove, amend or modify the going-concern, non-viability or bankruptcy write-down provisions or the cancellation of interest payment provisions; provided that such removal, amendment or modification does not adversely affect the interests of the holders of the perpetual subordinated debt securities in any material respect or the treatment of the perpetual subordinated debt securities as the Company’s Additional Tier 1 Capital; or

(viii)	effect any changes to the Perpetual Subordinated Indenture in a manner necessary to comply with the procedures of DTC, Euroclear or Clearstream or any applicable clearing system.

Modification with Consent of Holders. Each of the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding perpetual subordinated debt securities, with each such series voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the Perpetual Subordinated Indenture or modify in any manner the rights of the holders of the perpetual subordinated debt securities issued pursuant to the Perpetual Subordinated Indenture. However, the Company and the trustee may not make any of the following changes to any outstanding perpetual subordinated debt security without the consent of each holder that would be affected by the change:

(i)

reduce the principal amount thereof (other than upon the occurrence of a Capital Ratio Event, Non-Viability Event or Bankruptcy Event or Liquidation Event, as provided in the Perpetual Subordinated Indenture);

(ii)

reduce the rate or extend the time of payment of interest (other than upon the occurrence of a Capital Ratio Event, Non-Viability Event or Bankruptcy Event or Liquidation Event, or due to the cancellation of interest as provided in the Perpetual Subordinated Indenture);

(iii)

reduce any amount payable on redemption (other than upon the occurrence of a Capital Ratio Event, Non-Viability Event or Bankruptcy Event or Liquidation Event as provided in the Perpetual Subordinated Indenture);

(iv)	change the currency or other terms in or under which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

(v)	change any of the Company’s obligations to pay any additional amounts on perpetual subordinated debt securities for any tax, assessment or governmental charge withheld or deducted (if any);

(vi)

modify or amend any provisions relating to the agreement to subordinate and the terms of subordination of the perpetual subordinated debt securities of any particular series pursuant to the Perpetual Subordinated Indenture;

(vii)

remove, amend or modify the going-concern, non-viability or bankruptcy write-down provisions or the cancellation of interest payment provisions in a manner not permitted to be accomplished without obtaining consent of holders;

(viii)	impair the right of any holder to institute suit for any payment on any perpetual subordinated debt security when due; or

(ix)	reduce the percentage of perpetual subordinated debt securities the consent of whose holders is required for modification of the Perpetual Subordinated Indenture.

Further Issuances

The Company reserves the right, from time to time, without the consent of the holders of the perpetual subordinated debt securities, to issue additional perpetual subordinated debt securities on terms and conditions identical to those of the perpetual subordinated debt securities of a series offered by this prospectus and the applicable prospectus supplement, which additional perpetual subordinated debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the relevant series of the perpetual subordinated debt securities.

The Company may also issue other securities under the relevant indenture as part of a separate series that have different terms from the perpetual subordinated debt securities.

Concerning the Trustee

Any trustee appointed pursuant to the Perpetual Subordinated Indenture will have and will be subject to all of the duties and responsibilities under the Perpetual Subordinated Indenture and those with respect to an indenture trustee under the Trust Indenture Act.

The Perpetual Subordinated Indenture provides that upon the occurrence of a breach, the trustee will exercise the rights and powers vested in it by the Perpetual Subordinated Indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. In the absence of a breach , the trustee need only perform those duties that are specifically set forth in the applicable indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the Perpetual Subordinated Indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the Perpetual Subordinated Indenture or the perpetual subordinated debt securities for the benefit of the holders of the perpetual subordinated debt securities, unless the holders have offered to the trustee indemnity and/or security satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The Perpetual Subordinated Indenture and the Trust Indenture Act contain limitations on the rights of the trustee thereunder, should it become a creditor of the Company or any of its subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee under the Perpetual Subordinated Indenture and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

The Company and its subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

The trustee shall not be under any duty to determine, calculate or verify any amount payable to holders under the Perpetual Subordinated Indenture (including any write-down amounts) and with regards to the perpetual subordinated debt securities and the trustee will not be responsible to the holders or any other person for any loss or liability arising from any failure by it to do so.

Neither the trustee nor any agent will be responsible in any way whatsoever for any investment decision made by a holder.

Successor Trustee

The Perpetual Subordinated Indenture provides that the trustee with respect to a series of perpetual subordinated debt securities may resign or be removed by the Company, effective upon acceptance by a successor trustee of its appointment. The Perpetual Subordinated Indenture requires that any successor trustee shall be a corporation with a combined capital and surplus of not less than U.S.$ 50,000,000. The Perpetual Subordinated Indenture and the Trust Indenture Act require that any successor trustee shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee unless at the time of such acceptance such successor trustee is qualified and eligible under the Perpetual Subordinated Indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The Perpetual Subordinated Indenture provides that all monies paid by the Company to the trustee or paying agent for a particular series of perpetual subordinated debt securities for payment of principal or interest on any perpetual subordinated debt security which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to the Company and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such perpetual subordinated debt securities shall thereafter look only to the Company for any payment which such holder may be entitled to collect.

New York Law to Govern

The Perpetual Subordinated Indenture is, and the perpetual subordinated debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the Perpetual Subordinated Indenture, the Company irrevocably designates Mitsubishi UFJ Financial Group, Inc., Attention: General Manager, with offices currently at 1251 Avenue of the Americas, 43rd Floor, New York, NY 10020 as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the Perpetual Subordinated Indenture or the perpetual subordinated debt securities brought in any federal or state court in the County of New York, and the Company irrevocably submits to the jurisdiction of those courts. However, upon the occurrence of a Liquidation Event, holders of the perpetual subordinated debt securities may be required as a practical matter to pursue their claims with respect to the perpetual subordinated debt securities in Japan in accordance with the subordination provisions of the perpetual subordinated debt securities.

Perpetual Subordinated Debt Securities Denominated in Foreign Currencies

Whenever the Perpetual Subordinated Indenture provides for an action by, or the determination of, any of the rights of, or any distribution to, holders of perpetual subordinated debt securities, in the absence of any provision to the contrary, any amount in respect of any perpetual subordinated debt security denominated in a currency or currency unit other than U.S. dollars may be treated for purposes of taking any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non-U.S. dollar amount. This amount will be calculated as of a date that the Company specifies to the paying agent or, if the Company fails to specify a date, on a date that the paying agent may determine.

Registration, Transfer and Exchange of Perpetual Subordinated Debt Securities

The registrar will maintain at its corporate trust office a register with respect to the perpetual subordinated debt securities. The name of the registered holder of each perpetual subordinated debt security will be recorded in the register. The Company, the trustee, the registrar and the paying agent may treat the person in whose name any perpetual subordinated debt security is registered as the absolute owner of the perpetual subordinated debt security for all purposes and none of them shall be affected by any notice to the contrary.

At the option of the holder of perpetual subordinated debt securities, subject to the restrictions contained in the perpetual subordinated debt security and in the Perpetual Subordinated Indenture, the perpetual subordinated debt security may be transferred or exchanged for a like aggregate principal amount of perpetual subordinated debt securities of different authorized denominations, upon surrender for exchange or registration of transfer, at the corporate trust office of the trustee. Any perpetual subordinated debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer or other documentation in a form identified in the Perpetual Subordinated Indenture. perpetual subordinated debt securities issued upon exchange or transfer shall be registered in the name of the holder of perpetual subordinated debt securities requesting the exchange or, as the case may be, the designated transferee or transferees and delivered at the trustee’s office, or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees. No service charge, other than any cost of delivery not made by regular mail, shall be imposed for any transfer or exchange of perpetual subordinated debt securities, but the Company or the trustee may require payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in connection with any transfer or exchange of perpetual subordinated debt securities.

Upon the transfer, exchange or replacement of certificated perpetual subordinated debt securities bearing the legend, the trustee will deliver only certificated perpetual subordinated debt securities bearing such legend unless the Company otherwise consents.

Trustee, Paying Agent and Registrar

The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, will initially act as trustee, paying agent and registrar for the perpetual subordinated debt securities. The Company may change the paying agent or registrar without prior notice to the holders of the perpetual subordinated debt securities, and the Company or any of its subsidiaries may act as paying agent or registrar. The applicable prospectus supplement will name any such successor trustee, paying agent, registrar and, if applicable, calculation agent with respect to the series of perpetual subordinated debt securities being offered by such prospectus supplement.

The trustee is located at 240 Greenwich Street, New York, NY 10286.

Authenticating Agent

The Perpetual Subordinated Indenture permits the trustee to appoint an authenticating agent or agents with respect to the perpetual subordinated debt securities issued under such indenture. Such authenticating agent will be authorized to act on behalf of the trustee to authenticate the perpetual subordinated debt securities, and perpetual subordinated debt securities authenticated by such authenticating agent will be entitled to the benefits of the Perpetual Subordinated Indenture and valid and obligatory for all purposes as if authenticated by the trustee. The trustee may change the authenticating agent at any time, as more fully described in the Perpetual Subordinated Indenture.

CLEARANCE AND SETTLEMENT

Book-Entry; Delivery and Form

DTC

The debt securities will initially be issued to investors only in book-entry form. Each series of debt securities will initially be in the form of one or more fully registered Global Notes. The Global Notes will be issued and registered in the name of Cede & Co., acting as nominee for DTC, which will act as securities depositary for the debt securities. The Global Notes will initially be deposited with a custodian for DTC.

Any beneficial interest in one of the Global Notes that is transferred to an entity that takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”), or persons who hold interests through participants (including Euroclear and Clearstream). Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Unless and until debt securities in certificated form are issued, the only holder of the debt securities will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary.

DTC advises that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended, or the U.S. Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Notwithstanding anything to the contrary herein or in the Senior Indenture, the Fixed-Term Subordinated Indenture or Perpetual Subordinated Indenture, in considering the interests of holder of debt securities while the Global Note is held on behalf of, or registered in the name of any nominee for, a clearing system, the trustee may have regard to any certificate, report or any other information provided to it by the clearing systems or its operator as to the identity (either individually or by category) of its accountholders with entitlements to the Global Note and may consider such interests as if such accountholders were the holder of the debt securities represented by the Global Note. The trustee may call for any certificate or other document to be issued by the clearing systems as to the principal amount of debt securities evidenced by the Global Note standing to the account of any accountholders. Any such certificate or other document issued by the clearing systems shall be conclusive and binding for all purposes. The trustee shall not be liable to any holder of debt securities, the Company or any other person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by the relevant clearing system and subsequently found to be forged or not authentic or not to be correct.

Euroclear

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Non-participants in the Euroclear system may hold and transfer book-entry interests in the debt securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Investors electing to acquire, hold or transfer debt securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such intermediary with respect to the settlement of secondary market transactions in debt securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the debt securities. Investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such intermediary and each other intermediary, if any, standing between themselves and the individual debt securities.

Euroclear has advised that, under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit. Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in debt securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Distributions with respect to the debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear operator to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters of an offering of debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Transfers

Purchases of debt securities within the DTC system must be made by or through DTC participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of debt securities, a beneficial owner of an interest in a Global Note, is in turn to be recorded on the DTC participants’ and indirect participants’ records. Beneficial owners of interests in a Global Note will not receive written confirmation from DTC of their purchases, but they are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which they purchased the debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owners of interests in a Global Note. Beneficial owners of interests in a Global Note will not receive debt securities in certificated form representing their ownership interests in the debt securities unless use of the book-entry system for the debt securities is discontinued.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Limitations on Responsibilities

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a Global Note. DTC’s records reflect only the identity of the DTC participants to whose accounts those debt securities are credited, which may or may not be the beneficial owners of interests in a Global Note. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts those debt securities are credited, which also may or may not be the beneficial owners of interests in a Global Note. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

DTC’s Procedures for Notices, Voting and Payments

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Note for all purposes under the debt securities and the Senior Indenture, the Fixed-Term Subordinated Indenture and Perpetual Subordinated Indenture, as applicable. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under Senior Indenture, the Fixed-Term Subordinated Indenture or the Perpetual Subordinated Indenture, as applicable.

The Company expects that DTC will take any action permitted to be taken by a holder of debt securities, including the presentation of debt securities for exchange, only at the direction of one or more of its participants to whose account DTC’s interests in the Global Notes are credited and only in respect of that portion of the aggregate principal amount of debt securities as to which that participant or participants has or have given the direction.

Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of interests in a Global Note will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The trustee will send any notices in respect of the debt securities held in book-entry form in accordance with the applicable rules and procedures of DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose account the debt securities are credited on the record date.

Payment of principal of and interest on the debt securities held in book-entry form will be made to Cede & Co. or another nominee of DTC by the paying agent in immediately available funds. DTC’s practice is to credit its participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC’s participants and indirect participants to beneficial owners of interests in a Global Note will be governed by standing instructions and customary practices, and will be the responsibility of those participants and indirect participants and not of DTC or the Company, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on the debt securities or other amounts to DTC is the responsibility of the Company, disbursement of these payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owner of an interest in a Global Note is the responsibility of participants and indirect participants.

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Exchange of Global Notes for Certificated Notes

If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed within 90 days, or if there shall have occurred and be continuing an acceleration event with respect to the debt securities, the Company will issue debt securities in certificated form in exchange for the Global Notes. The certificated debt securities delivered in exchange for beneficial interests in any Global Note will be registered in the names requested by or on behalf of DTC (in accordance with its customary procedures). Any such exchange shall be made free of charge to the beneficial owners of the Global Notes, except that a person receiving certificated debt securities must bear the cost of insurance, postage, transportation and other related costs in the event that such person does not take delivery of such certificated debt securities at the offices of the trustee or the paying agent. The debt securities are not issuable in bearer form. Except in the limited circumstances described above, owners of interests in the Global Notes will not be entitled to receive physical delivery of debt securities in certificated form.

Payment of principal and interest in respect of the certificated debt securities shall be payable at the office of agency of the Company in the City of New York which shall initially be the corporate trust office of the trustee, at 240 Greenwich Street, New York, NY 10286, USA, or at the office of the paying agent (which shall initially be The Bank of New York Mellon), provided that, at the option of the Company, payment may be made by wire transfer or by mailing checks for such interest payable to or upon the written order of such holders at their last addresses as they appear on the registry books of the Company (in the case of registered securities) or at such other addresses as may be specified in the written orders of the holders; and provided further that, payments of any interest on certificated debt securities (other than at maturity) may be made by the paying agent, in the case of a registered holder of at least U.S.$10,000,000 principal amount of debt securities, by electronic funds transfer of immediately available funds to a United States dollar account maintained by the payee, provided such registered holder so elects by giving written notice to the trustee designating such account, no later than 15 days immediately preceding the relevant date for payment (or such other date as the trustee may accept in its discretion). Unless such designation is revoked, any such designation made by such holder with respect to such debt securities shall remain in effect with respect to any future payments with respect to such debt securities payable to such holder.

TAXATION

The following summaries are not intended as a complete analysis of the tax consequences under Japanese or United States federal income tax laws as a result of the purchase, ownership and sale of the debt securities by investors. Potential investors should consult with their own tax advisers on the tax consequences of the purchase, ownership, sale, and other relevant circumstances concerning the debt securities, including specifically the applicable tax consequences under Japanese or United States federal income tax laws, the law of the jurisdiction of their country of residence (if relevant) and any tax treaty between Japan and their country of residence.

Japanese Taxation

The following is a general description of certain Japanese tax aspects of the debt securities and does not purport to be a comprehensive description of the tax aspects of the debt securities. Prospective purchasers should note that, although the general tax information on Japanese taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive. Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisors in order to ascertain their particular circumstances regarding taxation.

The statements below are based on current tax laws and regulations in Japan and current tax treaties executed by Japan all as in effect on the date hereof as well as current official interpretation of the Japanese tax authority thereof, all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the debt securities or any person purchasing, selling or otherwise dealing in the debt securities or any tax implication arising from the purchase, sale or other dealings in respect of the debt securities.

The Debt Securities

The senior debt securities or the fixed-term subordinated debt securities do not fall under the concept of so-called “taxable linked notes” as described in Article 6, Paragraph 4 of the Special Taxation Measures Act, i.e., notes of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order under the Special Taxation Measures Act) relating to the Company or a specially-related person of the Company (as defined below).

The AT1 Securities, according to the ruling issued by the Japanese tax authority, should not be determined to fall under the concept of “taxable linked notes,” solely because of the feature of the AT1 Securities that, under certain prescribed conditions, interest payments may be cancelled and the principal may be written down with a potential of a future reinstatement.

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of debt securities outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by holders of debt securities in connection with the issue of the debt securities, nor will such taxes be payable by holders of debt securities in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired debt securities from another individual as legatee, heir or donee.

Representation by Investor upon Distribution of Debt Securities

BY SUBSCRIBING FOR THE DEBT SECURITIES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) BELOW. The debt securities are not, as part of the distribution under the applicable underwriting agreement by the underwriters at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Company (as defined below) or (ii) a Designated Financial Institution (as defined below), except as specifically permitted under the Special Taxation Measures Act.

Interest and Redemption Gain or Redemption Loss on Debt Securities

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the debt securities and the redemption gain or the redemption loss, meaning any positive or negative difference between the acquisition price of the interest-bearing debt securities of the holder and the amount which the holder receives upon redemption of such interest-bearing debt securities (the “Redemption Gain” or the “Redemption Loss,” as the case may be), where such debt securities are issued by the Company outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the debt securities, and no definitive bonds and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1.	Non-resident Investors

If the recipient of interest on the debt securities or of the Redemption Gain with respect to interest-bearing debt securities is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences for such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the Company (as defined below). Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the Company (as defined below), income tax at the rate of 15.315% of the amount of such interest will be withheld by the Company under Japanese tax law.

1.1.	Interest

(1)	If the recipient of interest on the debt securities is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the debt securities is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(i)

if the relevant debt securities are held through a participant in an international clearing organization such as DTC or a financial intermediary prescribed by the Special Taxation Measures Act and the relevant cabinet order thereunder (the “Cabinet Order,” together with the Special Taxation Measures Act and the ministerial ordinance and other regulations thereunder, the “Act”) (each, a “Participant”), the requirement that such recipient provide, at the time of entrusting a Participant with the custody of the relevant debt securities, certain information prescribed by the Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of the Company (as defined below)), and that the Company prepare and file a certain confirmation prescribed by the Act (an “Interest Recipient Confirmation”) with the competent local tax office in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant international clearing organization; and

(ii)

if the relevant debt securities are not held by a Participant, the requirement that such recipient submit to the relevant paying agent a written application for tax exemption (Hikazei Tekiyo Shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence, and that the Company file the Written Application for Tax Exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by the Company of income tax at the rate of 15.315% of the amount of such interest.

(2)	If the recipient of interest on the debt securities is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by the Company, if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as set out in paragraph 1.1(1) above are complied with. Failure to do so will result in the withholding by the Company of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.

(3)	Notwithstanding paragraphs 1.1(1) and (2) above, if an individual non-resident of Japan or a non- Japanese corporation mentioned above is a person who has a special relationship with the Company (that is, in general terms, a person who directly or indirectly controls, or is directly or indirectly controlled by, or is under direct or indirect common control with, the Company) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph 4 of the Special Taxation Measures Act (such person is referred to as a “specially-related person of the Company”) as of the beginning of the fiscal year of the Company in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by the Company. If such individual non- resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise than by way of withholding, could apply to such interest under Japanese tax law.

(4)

If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of the Company) is subject to Japanese withholding tax with respect to interest on the debt securities under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this document, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Canada, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal and Singapore. Under the tax treaties between Japan and Austria, Belgium, Denmark, Germany, Spain, Sweden, Switzerland, the United Kingdom or the United States, interest paid to qualified Austrian, Belgian, Danish, German, Spanish, Swedish, Swiss, United Kingdom or United States residents is generally exempt from Japanese withholding tax (for Belgium, only for a Belgian enterprise). Under the current income tax treaties between Japan and Australia, France, the Netherlands or New Zealand, certain limited categories of qualified Australian, French, Dutch or New Zealand residents receiving interest on the debt securities may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax for interest on the debt securities (provided that no exemption will apply to pension funds in the case of Australia and New Zealand). In order to avail themselves of such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by the Company are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) in advance through the Company to the relevant tax authority before payment of interest.

(5)	Under the Act, (a) if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the debt securities becomes a specially-related person of the Company, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of the Company becomes a beneficial owner of the debt securities, and (b) if such debt securities are held through a Participant, then such individual non-resident of Japan or non- Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the debt securities. As described in paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of the Company for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of the Company in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially- related person of the Company.

1.2.	Redemption Gain or Redemption Loss

(1)	If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain. If there is any Redemption Loss, such Redemption Loss will be disregarded for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(2)	If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(3)

Notwithstanding paragraphs 1.2(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of the Company as of the beginning of the fiscal year of the Company in which such individual non-resident of Japan or non-Japanese corporation acquired such debt securities, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, provided that exemption may be available under the relevant income tax treaty. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(4)	The Japanese tax treatment of the AT1 Securities in respect of the write-down of the principal and the future reinstatement of the principal is not clear, due to lack of court or tribunal precedents or official interpretation of the relevant tax authority on this point. Accordingly, different considerations may apply with respect to the treatment of the Redemption Loss explained above in relation to the AT1 Securities, including whether the Redemption Loss that would otherwise be recognized can be recognized at the time of the write-down of the principal or whether any income or gains, withholdable or otherwise, arise as a result of the future reinstatement of the principal. The holders of the AT1 Securities should consult their own legal, tax, accountancy or other professional advisors in relation to the foregoing.

2.	Resident Investors

If the recipient of interest on the debt securities is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially- related person of the Company, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph 11 of the Special Taxation Measures Act or (ii) a Public Corporation (as defined below) or a Specified Financial Institution (as defined below) to which such interest is paid through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph 6 of the Special Taxation Measures Act). In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding their regular income tax or corporate tax consequences otherwise than by way of withholding, including the treatment of the Redemption Loss, bearing in mind, especially for individual residents of Japan, the change to the taxation regime of debt securities that took effect on January 1, 2016.

2.1.	Interest

(1)	If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution (as defined below) or a Public Corporation (as defined below), who complies with the requirement as referred to in paragraph 2.1(2) below) receives payments of interest on the debt securities through certain Japanese payment handling agents as defined in Article 2-2, Paragraph 2 of the Cabinet Order (each a “Japanese Payment Handling Agent”), income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by the Company. As the Company is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform the Company through a paying agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2)	If the recipient of interest on the debt securities is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law (kokyohojin tou) (a “Public Corporation”) or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph 6 of the Special Taxation Measures Act (each, a “Specified Financial Institution”) that keeps its debt securities deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the debt securities (the “Japanese Custodian”) and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Act, no withholding tax is levied on such interest. However, since the Company is not in a position to know in advance the recipient’s tax exemption status, the recipient of interest falling within this category should inform the Company through a paying agent of its status in a timely manner. Failure to so notify the Company may result in the withholding by the Company of a 15.315% income tax.

(3)	If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution (as defined below) which complies with the requirements described in paragraph 2.1(4) below) receives interest on the debt securities not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the Company.

(4)	If a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph 11 of the Special Taxation Measures Act (each, a “Designated Financial Institution”) receives interest on the debt securities not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as referred to in paragraph 1.1(1) above are complied with, no withholding tax will be imposed.

2.2.	Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.

With respect to the AT1 Securities, for the same reason as explained in section 1.2(4) above, it is not clear whether any withholdable income or gains arise as a result of the future reinstatement of the principal following the write-down thereof. The holders of the AT1 Securities should consult their own legal, tax, accountancy or other professional advisors on this point.

3.	Special Additional Tax for Reconstruction from the Great East Japan Earthquake

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate has been effectively increased to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. On or after January 1, 2038, all references to the tax rate of 15.315% in the foregoing descriptions will read 15%. There will also be certain special additional tax imposed upon regular income tax due other than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period described above.

U.S. Taxation

The following sets forth the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our securities. For purposes of this discussion, the term “Debt Securities” refers to securities that we assume will be treated as indebtedness for U.S. federal income tax purposes (including our fixed-term subordinated debt securities, or Tier 2 Securities), and therefore does not include our perpetual subordinated debt securities, or AT1 Securities (as discussed below). For purposes of this discussion, we refer to our Debt Securities and our AT1 Securities collectively as our “securities.” Except as provided in “—Potential FATCA Withholding in the Future” below, this discussion applies only to U.S. holders, as defined below. This summary is based upon U.S. federal income tax laws, including the U.S. Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed Treasury Regulations under the Code, published rulings and court decisions, and upon the Convention between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, or the Tax Convention. All of the preceding authorities are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the Internal Revenue Service, or the IRS, with respect to any of the U.S. federal income tax consequences described below. As a result, there can be no assurance that the IRS or a court considering these issues will not disagree with or challenge any of the conclusions we have reached and describe below.

The following summary is not a complete analysis or description of all potential U.S. federal income tax consequences to a particular U.S. holder. It does not address all U.S. federal income tax considerations that might be relevant to all categories of potential purchasers, certain of which (such as banks or other financial institutions, regulated investment companies, real estate investment trusts, insurance companies, dealers or traders in securities, tax-exempt entities, non-U.S. persons, persons holding securities as part of a “straddle,” “hedge,” conversion or other integrated transaction, holders whose “functional currency” is not the U.S. dollar, partnerships or other pass-through entities for U.S. federal income tax purposes or persons holding securities through a partnership or other pass through entity, U.S. expatriates, persons that are required to report income no later than when such income is reported in an “applicable financial statement” and holders liable for alternative minimum tax) are subject to special tax treatment. This summary does not address estate and gift tax consequences or any non-U.S., state or local tax consequences of owning our securities. In addition, this summary applies only to investors that acquire any series of securities upon original issuance at their original offering price. This summary assumes that all securities will be denominated and payable in U.S. dollars and, in the case of any Debt Securities, will be issued without original issue discount (other than de minimis original issue discount) for U.S. federal income tax purposes. This summary further assumes that investors will hold our securities as capital assets within the meaning of Section 1221 of the Code. The applicable prospectus supplement may address additional U.S. federal income tax consequences related to a particular series of securities.

As used herein, a “U.S. holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or a resident alien of the United States as determined for U.S. federal income tax purposes;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a court within the United States and with respect to which one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or other pass-through entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner in or owner of the partnership or pass-through entity will generally depend upon the status of the partner or owner and the activities of the entity. A partner in or owner of a partnership or other pass-through entity that is considering an investment in our securities should consult its own tax advisor regarding the tax consequences of acquiring, owning and disposing of our securities.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our securities, and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is given.

U.S. holders should consult their own tax advisors concerning the application of the following rules to their particular situations, as well as the estate and gift tax consequences to them and the tax consequences to them under the laws of any other taxing jurisdiction.

As discussed below, the AT1 Securities should be treated as an equity interest in MUFG for U.S. federal income tax purposes. Special adverse U.S. federal income tax rules would apply to a U.S. holder that holds a security treated as an equity interest in MUFG for U.S. federal income tax purposes (including the AT1 Securities), if MUFG were to be treated as a “passive foreign investment company,” or a PFIC, for any taxable year during which the U.S. holder held the security, as discussed in more detail below with respect to the AT1 Securities. U.S. holders should consult their own tax advisors as to the potential application of the PFIC rules to their ownership and disposition of the AT1 Securities.

Taxation of Debt Securities

Notwithstanding the fact that the senior debt securities are structurally subordinated to the liabilities of MUFG’s subsidiaries and the possibility that the senior debt securities may become subject to loss absorption as described above, except to the extent otherwise discussed in any applicable prospectus supplement, we intend to take the position (to the extent that we are required to take a position) that the senior debt securities will be treated as indebtedness for U.S. federal income tax purposes, and the balance of this summary assumes that the senior debt securities will be treated as indebtedness for U.S. federal income tax purposes.

The determination of whether an obligation represents debt, equity, or some other instrument or interest for U.S. federal income tax purposes is based on all the relevant facts and circumstances at the time the obligation is issued. Although the matter is not free from doubt, except to the extent otherwise discussed in any applicable prospectus supplement, we intend to take the position (to the extent that we are required to take a position) that the Tier 2 Securities will be treated as indebtedness for U.S. federal income tax purposes. There is no direct legal authority, however, that addresses the U.S. federal income tax treatment of instruments such as the Tier 2 Securities that are denominated as debt instruments and have certain significant debt features, but that provide for a possible write-down under which investors could lose all of their investment in the instruments and any associated creditor rights upon the occurrence of an event that triggers such write-down. Therefore, there can be no assurance that the IRS or a court will not conclude that the Tier 2 Securities should be treated as equity for U.S. federal income tax purposes (or assert some other alternative tax treatment), and we have not sought a ruling from the IRS regarding the proper U.S. federal income tax treatment of the Tier 2 Securities. If the Tier 2 Securities were treated as equity for U.S. federal income tax purposes, the U.S. federal income tax consequences of the acquisition, ownership and disposition of the Tier 2 Securities would generally be the same as the consequences described below with respect to the AT1 Securities (see “—Taxation of AT1 Securities” below). Holders should consult their own tax advisors about the proper characterization of the Tier 2 Securities for U.S. federal income tax purposes. The remainder of this discussion assumes that the Tier 2 Securities will be treated as indebtedness for U.S. federal income tax purposes.

Certain Contingencies. As described above under “Description of Senior Debt Securities—Payment of Additional Amounts” and “Description of Fixed-Term Subordinated Debt Securities—Payment of Additional Amounts,” we may be obligated to pay amounts in excess of the stated interest or principal on the Debt Securities in certain circumstances. As described above under “Description of Fixed-Term Subordinated Debt Securities—Write-Down and Cancellation upon a Non-Viability Event,” upon the occurrence of a Non-Viability Event, the full principal amount of the Tier 2 Securities will be permanently written down to nil, and the Tier 2 Securities will be cancelled. These contingencies may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” According to the applicable Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. We intend to take the position (to the extent that we are required to take a position) that the possibility of the payment of additional amounts and, in the case of the Tier 2 Securities, the possibility of a write-down are each remote contingencies, and thus we do not intend to treat the Debt Securities as contingent payment debt instruments. A position by us that a contingency is remote is binding on a holder of the Debt Securities unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Any such position is not, however, binding on the IRS, and if the IRS were successfully to challenge such a position and the Debt Securities of a series were treated as contingent payment debt instruments, a holder of such Debt Securities might be required to accrue interest income at a rate higher than the stated interest rate on the Debt Securities, and to treat as ordinary interest income (rather than capital gain) any gain realized on the taxable disposition of a Debt Security. The remainder of this discussion assumes that the Debt Securities will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the Debt Securities.

Payments of Stated Interest. Qualified stated interest, or QSI, paid on our Debt Securities will generally be taxable to a U.S. holder as ordinary income at the time it is received or accrued, in accordance with such U.S.

holder’s regular method of accounting for U.S. federal income tax purposes. In general, interest on a fixed rate Debt Security is treated as QSI if it is payable at a single fixed rate and is unconditionally payable in cash or in property (other than our own debt instruments) at least annually. In general, interest on a floating rate note is treated as QSI if (1) the issue price of the floating rate note does not exceed the original stated principal amount by more than a specified de minimis amount, (2) the floating rate note does not provide for any principal payments that are contingent, (3) the interest compounds or is payable at least annually at current values of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate,” and (4) the interest is unconditionally payable in cash or in property (other than our own debt instruments) at least annually. We expect interest on each of our Debt Securities to be unconditionally payable in cash at least annually and either payable at a single fixed rate (on our fixed rate Debt Securities), payable at a single fixed rate followed by a qualified floating rate (on our fixed-to-fixed reset rate senior debt securities, which, although not free from doubt, we intend to treat as “variable rate debt instruments” for U.S. federal income tax purposes), or payable at a qualified floating rate on Debt Securities that meet the other requirements set out above, and therefore, in each case, to be treated as QSI. The remainder of this discussion assumes that all interest on the Debt Securities will be treated as QSI.

In addition to QSI on our Debt Securities, a U.S. holder will be required to include in income any tax withheld from QSI payments (and any additional amounts paid in respect thereof) notwithstanding that such withheld tax is not in fact received by such U.S. holder. With respect to any tax withheld under Japanese law, a U.S. holder may be entitled to deduct or credit such tax, subject to applicable limitations in the Code and applicable U.S. Treasury Regulations, including that the choice to deduct otherwise creditable foreign taxes must apply to all of the U.S. holder’s otherwise creditable foreign taxes for a particular year. However, any Japanese withholding taxes will not be eligible for a foreign tax credit to the extent that the taxes are refundable under Japanese law or could have been eliminated by providing the Interest Recipient Information or Written Application for Tax Exemption (as described above in “—Japanese Taxation”), or by claiming benefits under the Tax Convention. As discussed above in “—Japanese Taxation,” interest paid to qualified residents is generally exempt from Japanese withholding tax under the Tax Convention. Therefore, a U.S. holder that is eligible for the benefits of the Tax Convention generally will not be entitled to a foreign tax credit for any Japanese tax withheld from interest payments on our Debt Securities. For foreign tax credit limitation purposes, QSI (including Japanese taxes withheld therefrom, if any, and additional amounts) paid on our Debt Securities will be income from sources outside the United States. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, QSI (including Japanese taxes withheld therefrom, if any, and additional amounts) paid on our Debt Securities will constitute “passive income” or, in the case of certain U.S. holders, “financial services income.” The rules governing U.S. foreign tax credits are very complex and U.S. holders should consult their tax advisors regarding the availability of foreign tax credits under their particular circumstances.

Pre-Issuance Accrued Interest. Generally in the case of re-openings of previously-issued Debt Securities, a portion of the amount paid for Debt Securities may be allocable to interest that accrued prior to the date the Debt Securities are purchased (“pre-issuance accrued interest”). In that case, we intend to take the position (to the extent that we are required to take a position) that, on the first interest payment date for such Debt Securities, a portion of the total interest received will be treated as a return of such pre-issuance accrued interest and not as a payment of interest on such Debt Securities. In that case, amounts treated as a return of pre-issuance accrued interest would not be taxable when received by a U.S. holder. U.S. holders are urged to consult their tax advisors concerning the proper tax treatment of pre-issuance accrued interest.

Amortizable Bond Premium. If a U.S. holder acquires Debt Securities for an amount that is greater than the stated principal amount of the Debt Securities (excluding amounts attributable to pre-issuance accrued interest, if any, as described above), such holder will be considered to have amortizable bond premium equal to such excess. A U.S. holder may generally elect to amortize bond premium over the remaining term of the Debt Securities using a constant yield method and to apply this amortized bond premium to offset income from interest payments at the time such interest is includible in income under the holder’s regular method of U.S. federal income tax accounting. A holder that elects to amortize bond premium will be required to reduce its adjusted tax basis in the Debt Securities by the amount of the premium used to offset interest income. This election to amortize bond premium will apply to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held at the beginning of the first taxable year to which the election applies or which are acquired thereafter, and is irrevocable without the consent of the IRS. If a U.S. holder does not elect to amortize bond premium, the amount of the premium will represent a portion of such holder’s basis in the Debt Securities and will therefore decrease the gain or increase the loss that would otherwise be recognized on the disposition of such Debt Securities. U.S. holders acquiring Debt Securities for an amount greater than the stated principal amount of the Debt Securities (excluding amounts attributable to pre-issuance accrued interest, if any, as described above) are urged to consult their tax advisors concerning the tax treatment of bond premium and the advisability of any election to amortize such amounts.

Sale, Exchange, Retirement or Other Taxable Disposition. A U.S. holder will generally recognize capital gain or loss on the sale, exchange, retirement or other taxable disposition (including a write-down) of our Debt Securities in an amount equal to the difference between the amount realized from such sale, exchange, retirement or other taxable disposition and the U.S. holder’s adjusted tax basis in such Debt Securities. For these purposes, the amount realized will not include any amounts attributable to accrued but unpaid interest, which (except in the case of pre-issuance accrued interest, if any, as described above) will be taxed as ordinary income to the extent not previously included in income. Any capital gains or losses will be long-term capital gains or losses if the U.S. holder’s holding period for our Debt Securities exceeds one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. A U.S. holder’s adjusted tax basis in a Debt Security will, in general, be such holder’s cost for that Debt Security (excluding amounts attributable to pre-issuance accrued interest, if any, as described above), reduced by any amortized bond premium and any cash payments on the Debt Security other than QSI or payments that are treated as a return of pre-issuance accrued interest. Any such gains or losses realized by a U.S. holder upon disposal of our Debt Securities will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. Special rules apply in determining the source of other types of loss such as loss attributable to accrued but unpaid interest, and U.S. holders should consult their tax advisors regarding the treatment of such items in their particular situations. The deductibility of capital losses is subject to limitations under the Code.

Taxation of AT1 Securities

The determination of whether an obligation represents debt, equity, or some other instrument or interest for U.S. federal income tax purposes is based on all the relevant facts and circumstances at the time the obligation is issued. Despite the fact that the AT1 Securities are denominated as debt, the AT1 Securities should be treated as an equity interest for U.S. federal income tax purposes. The AT1 Securities have several equity-like features, including (1) the absence of a fixed maturity date, (2) provisions for the cancellation of interest payments and the write-down of principal, and (3) the deep subordination of the AT1 Securities to other debt of the issuer. By purchasing the AT1 Securities, the holders agree to treat the AT1 Securities as an equity interest for U.S. federal income tax purposes. Accordingly, each “interest” payment should be treated as a distribution with respect to such equity interest, and any reference in this discussion to “dividends” or “distributions” refers to the “interest” payments on the AT1 Securities. There can be no assurance, however, that the IRS or a court will not conclude that the AT1 Securities should be treated as indebtedness for U.S. federal income tax purposes (or assert some other alternative tax treatment), and we have not sought a ruling from the IRS regarding the proper U.S. federal income tax treatment of the AT1 Securities. Holders should consult their own tax advisors about the proper characterization of the AT1 Securities for U.S. federal income tax purposes. The remainder of this discussion assumes that the AT1 Securities will be characterized as equity in the issuer for U.S. federal income tax purposes.

Payments of Stated Interest. Subject to the application of the PFIC rules discussed below, U.S. holders of AT1 Securities will include the gross amount of any distribution received with respect to AT1 Securities (before reduction for Japanese withholding taxes, and including any additional amounts paid in respect thereof), to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), as ordinary dividend income in their gross income. As discussed below, for certain U.S. holders of AT1 Securities, dividends may be eligible for a reduced rate of taxation. Dividends received by a U.S. holder of AT1 Securities will not be eligible for the “dividends-received deduction” allowed to U.S. corporations in respect of dividends received from other U.S. corporations. To the extent that a distribution received by a U.S. holder of AT1 Securities exceeds such holder’s allocable share of our current and accumulated earnings and profits, such excess will be applied first to reduce such holder’s tax basis in its AT1 Securities, thereby increasing the amount of gain or decreasing the amount of loss recognized on a subsequent disposition of the AT1 Securities. Then, to the extent such distribution exceeds such U.S. holder’s tax basis, such excess will, subject to the application of the PFIC rules discussed below, be treated as capital gain. However, we do not maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles, and U.S. holders of AT1 Securities should therefore assume that any distribution by us with respect to AT1 Securities will constitute ordinary dividend income.

With respect to any tax withheld under Japanese law, a U.S. holder may be entitled to deduct or credit such tax, subject to applicable limitations in the Code and applicable U.S. Treasury Regulations, including that the choice to deduct otherwise creditable foreign taxes must apply to all of the U.S. holder’s otherwise creditable foreign taxes for a particular year. However, any Japanese withholding taxes will not be eligible for a foreign tax credit to the extent that the taxes are refundable under Japanese law or could have been eliminated by providing the Interest Recipient Information or Written Application for Tax Exemption (as described above in “—Japanese Taxation”), or by claiming benefits under the Tax Convention. As discussed above in “—Japanese Taxation,” interest paid to qualified residents is generally exempt from Japanese withholding tax under the Tax Convention (and for purposes of the application of the Tax Convention, the characterization for Japanese tax purposes of the payments as interest, rather than dividends, generally controls). Therefore, a U.S. holder that is eligible for the benefits of the Tax Convention generally will not be entitled to a foreign tax credit for any Japanese tax withheld from dividends on the AT1 Securities. For foreign tax credit limitation purposes, dividends paid on AT1 Securities will be income from sources outside the United States. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends we pay will constitute “passive income” or, in the case of certain U.S. holders of AT1 Securities, “financial services income.” The rules governing U.S. foreign tax credits are very complex and U.S. holders of AT1 Securities should consult their tax advisors regarding the availability of foreign tax credits under their particular circumstances.

Subject to applicable exceptions with respect to short-term and hedged positions, qualified dividend income received by non-corporate U.S. holders of AT1 Securities from a qualified foreign corporation may be eligible for reduced rates of taxation. Qualified foreign corporations include those foreign corporations eligible for the benefits of a comprehensive income tax treaty with the United States that the U.S. Treasury Department determines to be satisfactory for these purposes and that includes an exchange of information provision. The Tax Convention meets these requirements. Subject to the PFIC discussion below, we believe that we are a qualified foreign corporation and that dividends received by U.S. holders with respect to our AT1 Securities will be qualified dividend income. Dividends received by U.S. investors from a foreign corporation that was a PFIC in either the taxable year of the distribution or the preceding taxable year are not qualified dividend income.

Passive Foreign Investment Company Considerations. Special adverse U.S. federal income tax rules would apply to U.S. holders of our AT1 Securities if we are treated as a PFIC for any taxable year during which such holders held the AT1 Securities. A foreign corporation will generally be considered a PFIC for any taxable year in which (i) 75% or more of its gross income is passive income (the “income test”), or (ii) 50% or more of the average fair market value of its assets (determined quarterly) is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, passive income generally includes dividends, interest, royalties, rents and certain gains from the sale of stock and securities. If a foreign corporation owns at least 25% (by value) of the stock of another corporation, the foreign corporation will be treated, for purposes of the PFIC tests, as owning its proportionate share of the other corporation’s assets and receiving its proportionate share of the other corporation’s income. The determination of whether a foreign corporation is a PFIC is made annually.

Multiple sets of proposed Treasury regulations and an earlier IRS notice would convert what would otherwise be passive income into non-passive income when such income is banking income earned by an active bank. The various proposed Treasury regulations and IRS notice have different (and in some respects inconsistent) requirements for qualifying as an active bank, and for determining the banking income that may be excluded from passive income under this special rule for active banks. Moreover, the proposed Treasury regulations (some of which have been outstanding since 1995, and others of which were issued in 2021) will not be effective unless finalized, although taxpayers are currently allowed to rely upon them pending their finalization. There can be no assurance that the proposed Treasury regulations will be finalized in their current form. Moreover, the definition of banking income for purposes of the active bank exception is unclear under both the proposed Treasury regulations and the notice.

Based upon certain management estimates and assumptions, we do not believe that we were a PFIC for the year ended March 31, 2023. The determination of whether we are a PFIC must be made annually and involves a fact-intensive analysis based upon, among other things, the composition of our income and assets and the value of our assets from time to time. It is possible that we may become a PFIC in the fiscal year ending March 31, 2024 or any future taxable year due to changes in our income or asset composition or changes to applicable Treasury and IRS guidance (including as a result of final regulations addressing banking income earned by an active bank).

If we were classified as a PFIC in any year during which a U.S. holder owns AT1 Securities and the U.S. holder does not make a “mark-to-market” election, as discussed below, we generally would continue to be treated as a PFIC as to such U.S. holder in all succeeding years, regardless of whether we continue to meet the income or asset test discussed above. U.S. holders of AT1 Securities are urged to consult their own tax advisors with respect to the tax consequences to them if we were to become a PFIC for any taxable year in which they own our AT1 Securities. If we were classified as a PFIC for any taxable year during which a U.S. holder holds our AT1 Securities, the U.S. holder would generally not receive capital gains treatment upon the sale or other disposition of the AT1 Securities and would be subject to increased tax liability (generally including an interest charge) upon the sale or other disposition of the AT1 Securities or upon the receipt of certain distributions treated as “excess distributions,” unless the U.S. holder makes the mark-to-market election described below. Excess distributions generally would be any distributions to a U.S. holder with respect to AT1 Securities during a single taxable year that are greater than 125% of the average annual distributions received by the U.S. holder with respect to the AT1 Securities during the three preceding taxable years or, if shorter, during the U.S. holder’s holding period for the AT1 Securities.

If the AT1 Securities are regularly traded on a registered national securities exchange or certain other exchanges or markets, then a U.S. holder of AT1 Securities would not be subject to the foregoing PFIC rules if such holder made a mark-to-market election. After making such an election, the U.S. holder generally would include as ordinary income each year during which the election is in effect and during which we are a PFIC the excess, if any, of the fair market value of our AT1 Securities at the end of the taxable year over such holder’s adjusted basis in such AT1 Securities. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. For each year during which the mark-to-market election is in effect and during which we are a PFIC, a U.S. holder of AT1 Securities also would be allowed to take an ordinary loss in respect of the excess, if any, of the holder’s adjusted basis in our AT1 Securities over their fair market value at the end of the taxable year (but only to the extent of the net amount of income that was previously included as a result of the mark-to-market election). A U.S. holder’s tax basis in our AT1 Securities would be adjusted to reflect any income or loss amounts resulting from a mark-to-market election. In addition, upon the sale or other disposition of our AT1 Securities in a year during which the mark-to-market election is in effect and during which we are a PFIC, any gain will be treated as ordinary income and any loss will be treated as ordinary loss to the extent of the net amount of income that was previously included as a result of the mark-to-market election, and thereafter as capital loss. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the AT1 Securities cease to be regularly traded on a registered national securities exchange or certain other exchanges or markets for purposes of the PFIC rules, or the IRS consented to the revocation of the election. In the event that we are classified as a PFIC, U.S. holders of AT1 Securities are urged to consult their tax advisors regarding the availability of the mark-to-market election, and whether the election would be advisable in the holder’s particular circumstances.

The PFIC rules outlined above also would not apply to a U.S. holder of AT1 Securities if such holder alternatively elected to treat us as a “qualified electing fund” or “QEF.” An election to treat us as a QEF will not be available, however, if we do not provide the information necessary to make such an election. We will not provide U.S. holders of AT1 Securities with the information necessary to make a QEF election, and thus, the QEF election will not be available with respect to our AT1 Securities.

Notwithstanding any election made with respect to our AT1 Securities, dividends received with respect to our AT1 Securities will not constitute “qualified dividend income” if we are a PFIC in either the year of the distribution or the preceding taxable year. Dividends that do not constitute qualified dividend income are not eligible for taxation at the reduced tax rate described above in “—Payments of Stated Interest.” Instead, such dividends would be subject to tax at ordinary income rates.

If we are a PFIC for any taxable year during which a U.S. holder owns AT1 Securities and any of our non-U.S. subsidiaries is also a PFIC, such U.S. holder will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. A U.S. holder will not, however, be able to make the mark-to-market election described above in respect of any lower-tier PFIC. U.S. holders of AT1 Securities should consult their tax advisors about the application of the PFIC rules to any of our subsidiaries.

If a U.S. holder owns AT1 Securities during any year in which we are a PFIC, the U.S. holder generally must also file IRS Form 8621 regarding distributions received on the AT1 Securities, any gain realized on the AT1 Securities, and any “reportable” election (or information required in connection with a prior election ) in accordance with the instructions to such form. In addition, each U.S. holder of AT1 Securities is generally required to file IRS Form 8621 if such U.S. holder owns AT1 Securities during any year in which we are a PFIC whether or not such U.S. holder received distributions on the AT1 Securities, realized a gain on the AT1 Securities or made a “reportable” election during such year (or is required to report information in connection with a prior election). U.S. holders of AT1 Securities are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of holding AT1 Securities if we were considered a PFIC in any taxable year.

Sale, Exchange, Retirement or Other Taxable Disposition. Subject to the application of the PFIC rules discussed above, upon a sale, exchange, retirement or other taxable disposition of AT1 Securities, a U.S. holder of AT1 Securities will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized from such sale, exchange, retirement or other taxable disposition and the U.S. holder’s adjusted tax basis in such AT1 Securities. However, any amounts received upon a redemption of the AT1 Securities that are attributable to accrued and unpaid interest may be taxable as dividend income (as described above). Any capital gains or losses will be long-term capital gains or losses if the U.S. holder’s holding period for such AT1 Securities exceeds one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. Subject to the application of the PFIC rules discussed above, a U.S. holder’s adjusted tax basis in its AT1 Securities will generally be the cost to the holder of such AT1 Securities. Any such gains or losses realized by a U.S. holder upon disposal of the AT1 Securities will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations under the Code.

It is unclear how a full or partial write-down or reinstatement of principal of an AT1 Security should be treated for U.S. federal income tax purposes. For example, you likely would not be entitled to a deduction for loss at the time of a partial write-down and it is unclear whether you would be entitled to a deduction for loss at the time of a full write-down. You may, for example, be required to wait to take a deduction for a full write-down until it is certain that no reinstatement can occur, or until there is an actual or deemed sale, exchange, retirement or other taxable disposition of the AT1 Security. It is also possible that, if you take a deduction at the time of a full write-down, you may be required to recognize income or gain at the time of a future principal reinstatement. U.S. holders of AT1 Securities should consult their own tax advisors regarding the U.S. federal income tax consequences of a write-down or reinstatement.

Dividends that exceed certain thresholds in relation to a U.S. holder’s tax basis in the AT1 Securities could be characterized as “extraordinary dividends” under the Code. A non-corporate U.S. holder will be required to treat any loss on the sale, exchange, retirement or other taxable disposition of the AT1 Securities as a long-term capital loss (regardless of its holding period) to the extent of any extraordinary dividends such U.S. holder receives that are treated as qualified dividend income.

Additional Tax on Passive Income

Certain U.S. holders that are individuals, trusts, or estates will be required to pay a 3.8% tax on, among other things, interest, dividends and capital gain from the sale, exchange, retirement or other taxable disposition of our securities. U.S. holders should consult their own tax advisors regarding the application of this tax to their ownership and disposition of our securities.

Information with Respect to Specified Foreign Financial Assets

Certain U.S. holders are required to report information relating to an interest in our securities, subject to certain exceptions (including an exception for securities held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in our securities. U.S. holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of our securities.

Information Reporting and Backup Withholding

Proceeds from the sale, exchange, retirement or other taxable disposition of our securities, or payments of interest or dividends on our securities, generally will be subject to information reporting requirements and may also be subject to backup withholding unless:

•	the U.S. holder is an exempt recipient, and, when required, demonstrates this fact, or

•

in the case of backup withholding, the U.S. holder provides a correct taxpayer identification number on a properly completed IRS Form W-9 (or appropriate substitute form) certifying that the U.S. holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amount withheld under these rules will be creditable against the U.S. holder’s U.S. federal income tax liability or refundable to the extent that it exceeds such liability if the U.S. holder timely provides the required information to the IRS. If a U.S. holder is required to and does not provide a correct taxpayer identification number, the U.S. holder may be subject to penalties imposed by the IRS. All U.S. holders should consult their tax advisors as to their qualification for the exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Potential FATCA Withholding in the Future

To prevent U.S. tax evasion by U.S. taxpayers, Sections 1471 through 1474 of the Code and U.S. Treasury Regulations thereunder, or “FATCA,” encourage foreign financial institutions to report information about their

U.S. account holders (including holders of certain equity or debt interests) to the IRS. Foreign financial institutions that fail to comply with the withholding and reporting requirements of FATCA and certain account holders that do not provide sufficient information under the requirements of FATCA will be subject to a 30% withholding tax on certain payments they receive, including, possibly in the future, “foreign passthru payments.” Because we are treated as a foreign financial institution for purposes of FATCA, such withholding may be imposed in the future on payments on the securities (to the extent such payments are considered foreign passthru payments) to any foreign financial institution (including an intermediary through which a holder may hold securities) that fails to comply with FATCA or any other investor that does not provide information sufficient to establish that the investor is not subject to withholding under FATCA, unless such foreign financial institution or investor is otherwise exempt from FATCA.

The term “foreign passthru payment” is not currently defined in U.S. Treasury Regulations. Under currently proposed regulations, withholding on foreign passthru payments will not be required with respect to payments made before the date that is two years after the date of publication of final U.S. Treasury Regulations defining the term “foreign passthru payments.” In any event, no such withholding will apply to any payments made on Debt Securities that are issued before (and not materially modified after) the date that is six months after the date on which final U.S. Treasury Regulations defining the term “foreign passthru payments” are published. In addition, the United States has entered into intergovernmental agreements, or IGAs, with certain non-United States jurisdictions (including Japan) that will modify the FATCA withholding regime described above. It is not yet clear how the IGAs will address foreign passthru payments and whether such IGAs may relieve foreign financial institutions of any obligation to withhold on foreign passthru payments.

As discussed above, because the term “foreign passthru payment” is not defined in U.S. Treasury Regulations, the future application of FATCA withholding tax on foreign passthru payments to holders of securities is uncertain. If a holder of securities is subject to withholding, there will be no additional amounts payable by way of compensation to the holder of securities for the deducted and withheld amount.

Holders of securities are urged to consult their own tax advisors regarding FATCA in light of their particular situation.

We urge U.S. holders to consult their own tax advisors concerning the U.S. federal, state and local and other tax consequences to them of the purchase, ownership and disposition of our securities.

CERTAIN ERISA AND SIMILAR CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, including entities such as collective investment funds and separate accounts whose underlying assets are deemed to include the assets of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to, among other requirements, ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors” with respect to an investment in the debt securities and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the debt securities.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or Section 4975 of the Code. In addition, a fiduciary of the Plan who engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if debt securities are acquired with the assets of a Plan with respect to which the Company, the underwriters, or any of their respective affiliates is a party in interest or disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply, however, depending in part on the type of Plan fiduciary making the decision to acquire a debt security and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption, or PTCE, 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts), and PTCE 96-23 (relating to transactions effected by in-house asset managers). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for transactions with a person who is a party in interest or disqualified person with respect to a Plan investing in the debt securities for adequate consideration, provided that such person (i) is not the fiduciary with respect to the Plan’s assets used to acquire the debt securities or an affiliate of such fiduciary and (ii) such person is a party in interest or disqualified person solely by reason of (x) being a service provider to the Plan or (y) having a specified relationship to such service provider. Adequate consideration, in the case of a security for which there is not a generally recognized market, means fair market value as determined in good faith by the Plan fiduciary in accordance with regulations to be promulgated by the U.S. Department of Labor. Each of the above noted exemptions contains conditions and limitations on its application. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Therefore, fiduciaries of Plans considering acquiring and/or holding the debt securities in reliance on these or any other exemption should carefully review the exemption and consult with its counsel to confirm that it applies. There can be no assurance that any of these exemptions or any other administrative or statutory exemption will be available with respect to any particular transaction involving the debt securities.

Any insurance company proposing to invest assets of its general account in debt securities should consider the extent to which such investment would be subject to the requirements of Title I of ERISA and Section 4975 of the Code in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993) and Section 401(c) of ERISA. Such an insurance company should consider (i) the exemptive relief granted by the U.S. Department of Labor for transactions involving insurance company general accounts in PTCE 95-60 and (ii) if such exemptive relief is not available, whether its acquisition of debt securities will not require an exemption because the assets used for such acquisition are not subject to Title I of ERISA or Section 4975 of the Code. The final regulations provide guidance on which assets held by an insurance company constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

Governmental plans, certain church plans and non-U.S. plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local, other federal laws or non-U.S. laws that are substantially similar to the foregoing provisions of ERISA and the Code, or Similar Laws.

By its acquisition of the debt securities (or any interest therein), each purchaser and subsequent transferee thereof will be deemed to have represented and warranted, on each day from the date on which such purchaser or transferee, as applicable, acquires its interest in such debt securities through and including the date on which such purchaser or transferee, as applicable, disposes of its interest in such debt securities, either that (a) it is neither a Plan (including, without limitation, an entity the underlying assets of which include “plan assets” by reason of a Plan’s investment in the entity or otherwise), nor a governmental, church, non-U.S. or other plan that is subject to any Similar Law or (b) its acquisition, holding and disposition of a debt security (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church, non-U.S. or other plan, a similar violation under any applicable Similar Law). Any purported transfer of such debt security, or any interest therein to a purchaser or transferee that does not comply with the requirements specified in the applicable documents, will be of no force or effect and shall be null and void ab initio.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the debt securities on behalf of, or with the assets of, any Plan or any governmental, church, non-U.S. or other plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would apply to the purchase and holding of the debt securities.

Each purchaser and holder of a debt security will have exclusive responsibility for ensuring that its purchase and holding of the debt security does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or the provisions of any applicable Similar Law. Nothing herein shall be construed as a representation that an investment in the debt securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential purchaser that is a Plan or a governmental, church, non-U.S. or other plan, or at such purchasers generally, and such purchasers and holders of any debt security should consult and rely on their counsel and advisors as to whether an investment in the debt securities is suitable and consistent with ERISA, Section 4975 of the Code or any Similar Laws, as applicable.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We may sell the debt securities from time to time (1) to or through underwriters or dealers, (2) by ourselves directly, (3) through agents, or (4) through a combination of any of these methods of sale, to be specified in the applicable prospectus supplement.

The prospectus supplement for an offering of each series of debt securities will describe the terms of such offering, including:

•	a description of the transaction and the debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the offering price or purchase price of the debt securities and the proceeds to us from the sale;

•	any discounts and commissions to be allowed or paid to any underwriters or agents and all other items constituting underwriters’ or agents’ compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the debt securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these debt securities will be subject to conditions. The underwriters will be obligated to purchase all of these debt securities if any are purchased by them.

The debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these debt securities for whom they may act as agent. Underwriters may sell these debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with underwritten offerings of the debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered debt securities originally sold by the syndicate member are purchased in a syndicate covering transaction.

These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of debt securities offered by this prospectus, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers from institutions to purchase from us the debt securities at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell debt securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of debt securities will be a new issue and will have no established trading market prior to its original issue. Any underwriters to whom offered debt securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

Conflicts of Interest

If Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., or any other broker-dealer for which a conflict of interest exists within the meaning of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions, or Rule 5121, participates in the distribution of our debt securities, we will conduct the offering in accordance with the applicable requirements of Rule 5121.

Market-Making Transactions by Affiliates

MUFG Securities Americas Inc. or our other affiliates may use this prospectus and the applicable prospectus supplement in market-making transactions involving the securities after the initial sale. These transactions may be executed in the open market or may be privately negotiated at prevailing market prices at the time of purchase or sale or at related or negotiated prices. These affiliates may act as principal or agent in these transactions. These affiliates are not obligated to make a market in any of the securities and may discontinue any market-making activities at any time without notice.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus as well as securities issued prior to the date of this prospectus.

Information on the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. counsel, will pass for us upon certain matters under U.S. federal law and New York law. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain matters under Japanese laws. Simpson Thacher & Bartlett LLP will pass upon certain matters under U.S. federal law and New York law for the underwriters.

EXPERTS

The financial statements of MUFG as of March 31, 2023 and 2022, and for each of the three years in the period ended March 31, 2023, incorporated by reference in this prospectus by reference to MUFG’s annual report on Form 20-F for the year ended March 31, 2023, and the effectiveness of MUFG’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu LLC, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte Touche Tohmatsu LLC is Marunouchi Nijubashi Building, 3-2-3 Marunouchi, Chiyoda-ku, Tokyo 100-8360, Japan.

The financial statements of Morgan Stanley as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus by reference to MUFG’s annual report on Form 20-F for the year ended March 31, 2023, and the effectiveness of Morgan Stanley’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte & Touche LLP is 30 Rockefeller Plaza, New York, New York, 10112-0015, United States of America.

WHERE YOU CAN OBTAIN MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities that may be offered from time to time.

The rules and regulations of the SEC allow us to omit from this prospectus some of the information included in the registration statement.

In addition, as required by the U.S. securities laws, we file annual reports, special reports and other information with the SEC. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

We are currently exempt from the rules under the U.S. Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. We are not required under the U.S. Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the U.S. Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will publish unaudited interim results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus some or all information included in documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in a document that is incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the following documents or information we have filed with the SEC:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2023, filed on July 24, 2023, and

•

our current report on Form 6-K relating to our unaudited financial information under Japanese GAAP as of and for the three months ended June 30, 2023, furnished on August 1, 2023, except for the forward-looking statements which were made as of the date thereof.

In addition, we incorporate by reference in this prospectus all subsequent annual reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, which we furnish to the SEC, if they state that they are incorporated by reference in this prospectus, after the date of this prospectus until the offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge upon written or oral request a copy of any of the documents that are incorporated by reference in this prospectus. If you would like us to provide you with any of these documents, please contact us at the following address or telephone number: 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan, Attention: Public Relations Office (telephone: 81-3-3240-8111).

Except as described above, no other information is incorporated by reference in this prospectus (including, without limitation, information on our website at https://www.mufg.jp/).

LIMITATIONS ON ENFORCEMENT OF LIABILITIES

MUFG is a joint stock company incorporated in Japan. Most of our directors and corporate executives, and certain experts named in this prospectus, are residents of countries other than the United States. As a result, you should note that it may be difficult or impossible to serve legal process on us or our directors and corporate executives, or to force us or them to appear in a U.S. court. Our legal counsel in Japan, Nagashima Ohno & Tsunematsu, has advised us that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based solely on U.S. securities laws. A Japanese court may refuse to allow an original action based on U.S. securities laws. Our legal counsel has further advised that the United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, if you obtain a civil judgment by a U.S. court, you will not necessarily be able to enforce it in Japan.

OUR REGISTERED HEAD OFFICE

Mitsubishi UFJ Financial Group, Inc.

4-5, Marunouchi 1-chome

Chiyoda-ku, Tokyo 100-8330

Japan

TRUSTEE, PAYING AGENT, CALCULATION AGENT

AND REGISTRAR FOR THE NOTES

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

OUR LEGAL ADVISORS

as to U.S. law	as to Japanese law
Paul, Weiss, Rifkind, Wharton & Garrison LLP	Nagashima Ohno & Tsunematsu
Fukoku Seimei Building	JP Tower
2-2, Uchisaiwaicho 2-chome	7-2, Marunouchi 2-chome
Chiyoda-ku, Tokyo 100-0011	Chiyoda-ku, Tokyo 100-7036
Japan	Japan

LEGAL ADVISORS TO THE UNDERWRITERS

as to U.S. law

Simpson Thacher & Bartlett LLP

Ark Hills Sengokuyama Mori Tower

9-10, Roppongi 1-chome

Minato-ku, Tokyo 106-0032

Japan

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Deloitte Touche Tohmatsu LLC

Marunouchi Nijubashi Building

3-2-3 Marunouchi

Chiyoda-ku, Tokyo 100-8360

Japan

LISTING AGENT

Clifford Chance (Gaikokuho Kyodo Jigyo)

Palace Building

1-1, Marunouchi 1-chome

Chiyoda-ku, Tokyo 100-0005

Japan

Mitsubishi UFJ Financial Group, Inc.

$1,000,000,000 Senior Callable Floating Rate

Notes due September 12, 2031

$1,000,000,000 4.527% Senior Callable Fixed-to-Fixed Reset Rate

Notes due September 12, 2031

$1,000,000,000 5.188% Senior Callable Fixed-to-Fixed Reset Rate

Notes due September 12, 2036

PROSPECTUS SUPPLEMENT

MORGAN STANLEY

MUFG

Barclays

J.P. Morgan

BofA Securities

Citigroup

BNP PARIBAS

Crédit Agricole CIB

Société Générale Corporate & Investment Banking

Wells Fargo Securities

HSBC

Natixis

Nomura

TD Securities